Filed Pursuant to Rule 424(b)(5)

Registration File No.: 333-130536

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 28, 2006)

Banc of America Funding Corporation	Banc of America Funding 2006–I Trust
Depositor	Issuing Entity
Bank of America, National Association	Wells Fargo Bank, N.A.
Sponsor	Master Servicer

$1,512,236,100 (Approximate)

Mortgage Pass-Through Certificates, Series 2006-I

Principal and/or interest payable monthly, beginning in December 2006

You should carefully consider the “Risk Factors” beginning on page S-29 of this prospectus supplement.

Neither the Offered Certificates nor the mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The Offered Certificates represent interests in the Issuing Entity only and will not be obligations of the Depositor, the Sponsor or any other entity.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus. Please read both documents carefully to understand the risks associated with these investments.

The Issuing Entity will Issue —

•    Five groups consisting of twelve classes of Senior Shifting Interest Certificates.

•    Two groups consisting of thirteen classes of Class B Certificates. Each group of Class B Certificates is subordinated to, and provides credit enhancement for, certain groups of Senior Shifting Interest Certificates. Each class of Class B Certificates is also subordinated to each class of Class B Certificates within its group, if any, higher in order of payment priority.

•    Two classes of Senior Overcollateralized Certificates.

•    Seven classes of Mezzanine Certificates which are subordinated to, and provide credit enhancement for the Senior Overcollateralized Certificates. Each class of Mezzanine Certificates is also subordinated to each class of Mezzanine Certificates, if any, with a lower numerical designation.

•    The Class CE Certificates.

The classes of Offered Certificates are listed in the table beginning on page S-6.

The Assets of the Issuing Entity will Consist Primarily of —

•    Five loan groups of fully-amortizing and one loan group of fully-amortizing and negatively- amortizing adjustable-rate, one- to four-family, first lien mortgage loans, substantially all of which have original terms to maturity of approximately 30 to 40 years.

Credit Enhancement will Consist of —

•    Subordination of the Class B Certificates to certain classes of Senior Shifting Interest Certificates and to those classes of Class B Certificates within the same group higher in order of payment priority for the distributions of principal and interest and the allocation of losses.

•    Subordination of the Mezzanine Certificates to the Senior Overcollateralized Certificates and to those classes of Mezzanine Certificates higher in order of payment priority for the distributions of principal and interest and the allocation of losses.

•    Subordination of Super Senior Support Certificates to the related Super Senior Certificates for the allocation of losses if the related Class B Certificates or Mezzanine Certificates are no longer outstanding.

•    Cross-collateralization of certain loan groups and the related Certificates.

•    Shifting interest in prepayments on mortgage loans in certain loan groups to the related Senior Shifting Interest Certificates for the first eleven years.

•    Overcollateralization for the Overcollateralized Certificates. As of the cut-off date, the assets of the issuing entity related to the Overcollateralized Certificates will exceed the aggregate class balance of those Certificates, resulting in overcollateralization. Certain excess interest received from the related mortgage loans will also be applied to maintain a required level of overcollateralization.

•    Certain excess interest received from the related mortgage loans will be used to cover losses in connection with the Overcollateralized Certificates.

Interest Rate Support for Certain Classes of the Overcollateralized Certificates will Consist of —

•    An interest rate swap agreement with The Bank of New York, as swap provider, and an interest rate floor agreement with The Bank of New York, as floor provider, each for the benefit of certain classes of Overcollateralized Certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Offered Certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Offered Certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. The anticipated delivery date for the Offered Certificates is November 30, 2006. Total proceeds to the Depositor for the Offered Certificates will be approximately 99.321% of the initial class balance of the Offered Certificates, plus accrued interest, if applicable, before deducting expenses payable by the Depositor.

Banc of America Securities LLC

November 30, 2006

IMPORTANT NOTICE ABOUT		The Recording of the Mortgages in the
INFORMATION PRESENTED IN		Name of MERS May Affect the Yield
THIS PROSPECTUS SUPPLEMENT		on the Certificates	S-34
AND THE PROSPECTUS	S-4	The Sponsor, the Originators or PNC Bank,
SUMMARY OF TERMS	S-8	N.A., May Not Be Able to Repurchase
RISK FACTORS		Defective Mortgage Loans	S-34
Mortgage Loans Paying Interest Only		United States Military Operations May
During the Related Interest Only Period		Increase Risk of Relief Act Shortfalls	S-34
May Have a Higher Risk of		The Rate of Principal Payments on the
Delinquency, Default or Rates of		Shifting Interest Mortgage Loans Will
Prepayment	S-29	Affect the Yield on the Shifting Interest
Adjustable-Rate Mortgage Loan Borrowers		Offered Certificates	S-35
May Be More Likely to Prepay	S-29	Subordination of Super Senior Support and
Alternative Underwriting Standards May		Class B Certificates Increase Risk of
Increase Risk of Loss	S-30	Loss	S-36
The Rate of Default on Mortgage Loans that		Class B Certificates Provide Credit Support
Are Secured by Investor Properties May		for the Related Senior Shifting Interest
be Higher than on Other Mortgage		Certificates	S-37
Loans	S-30	The Timing of Changes in the Rate of
Delinquencies and Losses on the Mortgage		Prepayments May Significantly Affect
Loans Will Adversely Affect Your		the Actual Yield to You, Even If the
Yield	S-30	Average Rate of Principal Prepayments
There Are Risks Relating to Mortgaged		is Consistent with Your Expectations	S-37
Properties Subject to Second Lien		Tax Consequences of Residual Certificate	S-37
Mortgage Loans	S-30	There are Risks Involving Unpredictability
Mortgage Loans with Large Principal		of Prepayments and the Effect of
Balances May Increase Risk of Loss on		Prepayments on Yields	S-37
Certificates	S-31	There is a Risk that Interest Payments on the
Inclusion of Mortgage Loans that have been		Group 6 Mortgage Loans May Be
Delinquent in the Past May Increase		Insufficient to Maintain
Risk of Loss	S-31	Overcollateralization	S-38
Credit Scores May Not Accurately Predict		Effects of Mortgage Interest Rates and Other
the Likelihood of Default	S-31	Factors on the Certificate Interest Rates
Decrement and Sensitivity Tables Are Based		of the Offered Overcollateralized
Upon Assumptions and Models	S-31	Certificates	S-39
There Is a Risk that Interest Payments on the		There are Risks in Holding Mezzanine
Mortgage Loans May Be Insufficient to		Certificates	S-40
Pay Interest on Your Certificates	S-32	The Rights of the NIMS Insurer Could
The Variable Rate of Interest on the		Adversely Affect the Offered
Mortgage Loans May Affect Your		Overcollateralized Certificates	S-41
Yield	S-32	The Interest Rate Swap Agreement and the
Limited Source of Payments-No Recourse		Swap Provider	S-41
to Depositor, Sponsor, Originators,		The Interest Rate Floor Agreement is
Servicers, Master Servicer, Securities		Subject to Counterparty Risk	S-42
Administrator or Trustee	S-32	The Yield and Weighted Average Lives of
Limited Liquidity	S-33	the Offered Overcollateralized
Geographic Concentrations May Increase		Certificates Will be Subject to Any
Risk of Loss Due to Adverse Economic		Negative Amortization on the Mortgage
Conditions or Natural Disaster	S-33	Loans	S-42
Residential Real Estate Values May		Negative Amortization May Increase Losses
Fluctuate and Adversely Affect Your		Applied to Your Overcollateralized
Investment	S-33	Certificates	S-43
Rights of Beneficial Owners May Be		THE MORTGAGE POOL	S-44
Limited by Book-Entry System	S-34	THE ORIGINATORS	S-50
		Bank of America, National Association	S-50
		PHH Mortgage Corporation	S-51

MORTGAGE LOAN UNDERWRITING		Interest Rate Support for the
STANDARDS	S-53	Overcollateralized Certificates	S-110
Bank of America’s Underwriting Standards	S-53	PREPAYMENT AND YIELD
PHH Mortgage;s Underwriting Standards	S-59	CONSIDERATIONS	S-115
THE SPONSOR	S-64	Prepayment and Yield Considerations With
STATIC POOL INFORMATION	S-64	Respect to the Offered Shifting Interest
THE DEPOSITOR	S-65	Certificates	S-115
THE ISSUING ENTITY	S-65	Prepayment and Yield Considerations With
SERVICING OF MORTGAGE LOANS	S-65	Respect to the Offered
The Master Servicer	S-66	Overcollateralized Certificates	S-117
Bank of America’s Servicing Experience		General Prepayment and Yield
and Procedures	S-67	Considerations	S-119
PHH Mortgage’s Servicing Experience and		Assumptions Relating to Tables	S-119
Procedures	S-70	Weighted Average Lives of the Offered
THE POOLING AND SERVICING		Certificates	S-121
AGREEMENT AND THE		Yield on the Class 1-A-R Certificate	S-123
SERVICING AGREEMENTS	S-79	Yield on the Class 5-A-3 Certificates	S-123
Assignment of Mortgage Loans	S-80	Yield on the Class B Certificates	S-124
Repurchases of Mortgage Loans	S-80	Yield on the Mezzanine Certificates	S-124
Payments on Mortgage Loans; Accounts	S-82	Yield Considerations on the Class S-B-2,
Compensating Interest	S-83	Class S-B-3, Class S-B-4, Class N-B-2
Advances	S-83	and Class N-B-3 Certificates	S-125
Optional Termination	S-84	USE OF PROCEEDS	S-126
The Securities Administrator	S-85	FEDERAL INCOME TAX
The Trustee	S-86	CONSEQUENCES	S-126
Compensation and Payment of Expenses of		Regular Interests	S-126
the Transaction Parties	S-87	Taxation of the Notional Principal Contract
Voting Rights	S-88	Arrangements	S-127
Rights of a NIMS Insurer under the Pooling		Residual Certificate	S-129
and Servicing Agreement	S-88	Backup Withholding and Reporting
GENERAL DESCRIPTION OF		Requirements	S-129
CERTIFICATES	S-88	STATE TAXES	S-130
Denominations and Form	S-89	ERISA CONSIDERATIONS	S-130
Distributions	S-89	REPORTS TO CERTIFICATEHOLDERS	S-132
DESCRIPTION OF SHIFTING INTEREST		METHOD OF DISTRIBUTION	S-132
CERTIFICATES	S-90	LEGAL MATTERS	S-133
Pool Distribution Amount	S-90	CERTIFICATE RATINGS	S-133
Priority of Distributions on the Shifting		INDEX TO DEFINED TERMS	S-135
Interest Certificates	S-91
Interest on the Shifting Interest Certificates	S-92	Appendix A: Mortgage Loan Data	A-1
Principal on the Shifting Interest Certificates	S-93	Appendix B: Decrement Tables	B-1
Cross-Collateralization of the Shifting		Appendix C: Hypothetical Mortgage Loans	C-1
Interest Certificates	S-98	Appendix D: Sensitivity and Aggregage
Allocation of Losses to the Shifting Interest		Realized loss Tables	D-1
Certificates	S-98	Appendix E: Interest Rate Swap Schedule
Restrictions on Transfer of the Class 1-A-R		and Interest Rate Floor Schedule	E-1
Certificate	S-99	Appendix F: PPC Schedule	F-1
DESCRIPTION OF		Appendix G: Expected Balance Schedule	G-1
OVERCOLLATERALIZED
CERTIFICATES	S-102
Distributions on the Overcollateralized
Certificates	S-102
Allocation of Losses to the
Overcollateralized Certificates	S-108
Certificate Interest Rates of the
Overcollateralized Certificates	S-108

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED

IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

The Offered Certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of Certificates such as your Certificates; and (ii) this prospectus supplement, which incorporates and includes the appendices and describes the specific terms of your Certificates.

Information regarding certain entities that are not affiliates of the Depositor has been provided in this prospectus supplement. See in particular “The Originators—PHH Mortgage Corporation,” “Mortgage Loan Underwriting Standards—PHH Mortgage’s Underwriting Standards,” “Servicing of Mortgage Loans—The Master Servicer,” “—PHH Mortgage’s Servicing Experience and Procedures,” “The Pooling and Servicing Agreement and the Servicing Agreements—The Securities Administrator,” “—The Trustee,” “Description of Overcollateralized Certificates—Interest Rate Support for the Overcollateralized Certificates—The Swap Provider and the Floor Provider” and “—The Supplemental Interest Trust Trustee” in this prospectus supplement. The information contained in each of those sections of this prospectus supplement was prepared solely by the party described in that section without any input from the Depositor.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the Depositor or from the underwriter.

Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The “Table of Contents” in this prospectus supplement and the “Table of Contents” in the prospectus provide the locations of these captions.

The “Index to Defined Terms” beginning on page S-135 of this prospectus supplement and the “Index of Defined Terms” beginning on page 127 of the prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

Banc of America Funding Corporation’s principal offices are located at 214 North Tryon Street, Charlotte, North Carolina 28255, and its phone number is (704) 386-2400.

_____________________

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings “Risk Factors” and “Prepayment and Yield Considerations” and in the appendices. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the Depositor’s control. These forward-looking statements speak only as of the date of this prospectus supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the Depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Certificates to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)           in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

The underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b)          it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement and accompanying prospectus, if made by a person who is not an authorized person under the Financial Services and Markets Act, is being made only to, or directed only at persons who (1) are outside the United Kingdom or (2) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This prospectus supplement and accompanying prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement and accompanying prospectus relates, including the Offered Certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the Offered Certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

THE SERIES 2006-I CERTIFICATES

					Initial Rating of Certificate(3)
Class	Initial Class Balance(1)	Pass-Through Rate	Principal Type(2)	Interest Type(2)	S&P	Fitch	Moody’s
Offered Shifting Interest Certificates

Class 1-A-1	$411,507,000	(4)	Super Senior, Pass-Through	Variable Rate	AAA	AAA	Aaa
Class 1-A-2	$33,835,000	(4)	Super Senior Support, Pass-Through	Variable Rate	AAA	AAA	Aaa
Class 1-A-R	$100	(4)	Senior, Sequential Pay	Variable Rate	AAA	AAA	None
Class 2-A-1	$270,798,000	(5)	Super Senior, Pass-Through	Variable Rate	AAA	AAA	Aaa
Class 2-A-2	$22,265,000	(5)	Super Senior Support, Pass-Through	Variable Rate	AAA	AAA	Aaa
Class 3-A-1	$47,480,000	(6)	Super Senior, Pass-Through	Variable Rate	AAA	AAA	None
Class 3-A-2	$2,492,000	(6)	Super Senior Support, Pass-Through	Variable Rate	AAA	AAA	None
Class 4-A-1	$64,234,000	(7)	Senior, Pass-Through	Variable Rate	AAA	AAA	None
Class 5-A-1	$58,366,000	(8)	Super Senior, Sequential Pay	Variable Rate	AAA	AAA	None
Class 5-A-2	$18,485,000	(9)	Super Senior, Sequential Pay	Variable Rate	AAA	AAA	None
Class 5-A-3	(10)	(10)	Senior, Notional Amount	Fixed Rate, nterest Only	AAA	AAA	None
Class 5-A-4	$4,034,000	(8)	Super Senior Support, Pass-Through	Variable Rate	AAA	AAA	None
Class S-B-1	$8,719,000	(11)	Subordinate	Variable Rate	AA	AA	Aa2
Class S-B-2	$4,170,000	(11)	Subordinate	Variable Rate	A	A	A2
Class S-B-3	$1,137,000	(11)	Subordinate	Variable Rate	BBB+	BBB+	Baa1
Class S-B-4	$1,516,000	(11)	Subordinate	Variable Rate	None	BBB	Baa2
Class N-B-1	$5,122,000	(12)	Subordinate	Variable Rate	None	AA	None
Class N-B-2	$1,537,000	(12)	Subordinate	Variable Rate	None	A	None
Class N-B-3	$1,126,000	(12)	Subordinate	Variable Rate	None	BBB	None

Offered Overcollateralized Certificates

Class 6-A-1	$479,555,000	(13)	Super Senior, Pass-Through	Floating Rate	AAA	AAA	Aaa
Class 6-A-2	$53,283,000	(13)	Super Senior Support, Pass-Through	Floating Rate	AAA	AAA	Aaa
Class M-1	$5,852,000	(13)	Subordinate	Floating Rate	AA+	AA+	Aa1
Class M-2	$2,787,000	(13)	Subordinate	Floating Rate	AA	AA	Aa2
Class M-3	$2,787,000	(13)	Subordinate	Floating Rate	AA	AA	Aa3
Class M-4	$2,787,000	(13)	Subordinate	Floating Rate	A+	A+	A1
Class M-5	$2,787,000	(13)	Subordinate	Floating Rate	A-	A-	A2
Class M-6	$2,787,000	(13)	Subordinate	Floating Rate	BBB+	BBB+	Baa1
Class M-7	$2,788,000	(13)	Subordinate	Floating Rate	BBB-	BBB-	None

Non-Offered Shifting Interest Certificates

Class S-B-5	$1,516,000	(11)	Subordinate	Variable Rate	BB	BB	None
Class S-B-6	$1,517,000	(11)	Subordinate	Variable Rate	B	None	None
Class S-B-7	$1,137,200	(11)	Subordinate	Variable Rate	None	None	None
Class N-B-4	$819,000	(12)	Subordinate	Variable Rate	None	BB	None
Class N-B-5	$512,000	(12)	Subordinate	Variable Rate	None	B	None
Class N-B-6	$615,401	(12)	Subordinate	Variable Rate	None	None	None

Non-Offered Overcollateralized Certificates

Class CE	(14)	(14)	Subordinate	N/A	None	None	None

____________________

(1)	Approximate. The initial class balances of the Offered Certificates may vary by a total of plus or minus 5%.
(2)

See “Description of Certificates—Categories of Classes of Certificates” in the prospectus for a description of these principal and interest types and see “Description of Shifting Interest Certificates—Priority of Distributions on the Shifting Interest Certificates,” “—Allocation of Losses to the Shifting Interest Certificates,” “Description of Overcollateralized Certificates—Distributions on the Overcollateralized Certificates” and “—Allocation of Losses to the Overcollateralized Certificates” in this prospectus supplement for a description of the effects of subordination.

(3)	The Offered Certificates will not be issued unless they receive at least the ratings set forth in this table. See “Certificate Ratings” in this prospectus supplement.
(4)

Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 1 Mortgage Loans (based on the Stated Principal Balances of the Group 1 Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For the initial Distribution Date in December 2006, this rate is expected to be approximately 4.580602% per annum.

(5)

Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Mortgage Loans (based on the Stated Principal Balances of the Group 2 Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For the initial Distribution Date in December 2006, this rate is expected to be approximately 4.953845% per annum.

(6)

Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 3 Mortgage Loans (based on the Stated Principal Balances of the Group 3 Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For the initial Distribution Date in December 2006, this rate is expected to be approximately 5.960994% per annum.

(7)

Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 4 Mortgage Loans (based on the Stated Principal Balances of the Group 4 Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For the initial Distribution Date in December 2006, this rate is expected to be approximately 6.020235% per annum.

(8)

Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage Loans (based on the Stated Principal Balances of the Group 5 Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For the initial Distribution Date in December 2006, this rate is expected to be approximately 6.127543% per annum.

(9)

For each Distribution Date occurring prior to and including the Distribution Date in October 2016, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage Loans (based on the Stated Principal Balances of the Group 5 Mortgage Loans on the due date in the month preceding the month of such Distribution Date) less approximately 0.377543%. For the initial Distribution Date in December 2006, this rate is expected to be approximately 5.750000% per annum. For each Distribution Date occurring on and after the Distribution Date in November 2016, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage Loans (based on the Stated Principal Balances of the Group 5 Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

(10)

The Class 5-A-3 Certificates are interest only certificates, have no class balance and will bear interest on their notional amount (initially approximately $18,485,000). For each Distribution Date occurring prior to and including the Distribution Date in October 2016, interest will accrue on the Class 5-A-3 Certificates at a per annum rate equal to approximately 0.377543%. For each Distribution Date occurring on and after the Distribution Date in November 2016, no interest will accrue on the Class 5-A-3 Certificates.

(11)

Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group in Loan Pool S) of the Net Mortgage Interest Rates of the Pool S Mortgage Loans (based on the Stated Principal Balances of the Pool S Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For the initial Distribution Date in December 2006, this rate is expected to be approximately 4.728742% per annum.

(12)

Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group in Loan Pool N) of the Net Mortgage Interest Rates of the Pool N Mortgage Loans (based on the Stated Principal Balances of the Pool N Mortgage Loans on the due date in the month preceding the month of such Distribution Date). For the initial Distribution Date in December 2006, this rate is expected to be approximately 6.049545% per annum.

(13)

Interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the lesser of (a) the sum of Certificate One-Month LIBOR plus the margin set forth in the table below and (b) 10.500% per annum and (ii) the Net Rate Cap. During each interest accrual period relating to the Distribution Dates after the optional termination date for the Group 6 Mortgage Loans, the margins will increase to the margins set forth in the table below if this optional termination right is not exercised.

Class	Margin	Margin after the Group 6 Optional Termination Date
Class 6-A-1	0.190%	0.380%
Class 6-A-2	0.230%	0.460%
Class M-1	0.350%	0.525%
Class M-2	0.360%	0.540%
Class M-3	0.390%	0.585%
Class M-4	0.420%	0.630%
Class M-5	0.510%	0.765%
Class M-6	1.100%	1.650%
Class M-7	1.250%	1.875%

(14)	The Class CE Certificates are entitled to certain distributions as specified in the pooling and servicing agreement.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.

Title of Series:	Bank of America Funding	Swap Provider:	The Bank of New York
Corporation, Mortgage Pass-
	Through Certificates, Series 2006-I	Floor Provider:	The Bank of New York

Distribution
Depositor:	Bank of America Funding	Date:	The 20th day of each month (or, if
	Corporation		not a business day, the next
Issuing Entity:	Banc of America Funding 2006-I		business day) beginning December
	Trust		20, 2006.

Sponsor:	Bank of America, National	Closing Date:	On or about November 30, 2006.
Association
Collection
Originators:	ABN AMRO Mortgage Group,	Period:	The period from the second day of
	Inc., Bank of America, National		the calendar month preceding the
	Association, National City		month in which a Distribution Date
	Mortgage Co., PPH Mortgage		occurs through the first day of the
	Corporation and Wells Fargo		calendar month in which the
	Bank, N.A.		Distribution Date occurs.

Servicers:	ABN AMRO Mortgage Group,	Cut-Off Date:	November 1, 2006.
Inc., Bank of America, National
	Association, National City	Prepayment
	Mortgage Co., PHH Mortgage	Period:	The calendar month preceding the
	Corporation and Wells Fargo		month in which a Distribution Date
	Bank, N.A.		occurs.

Master		Record Date:	With respect to the Shifting Interest
Servicer:	Wells Fargo Bank, N.A.		Certificates, the last business day of
the month preceding the month of
Securities			such Distribution Date. With
Administrator:	Wells Fargo Bank, N.A.		respect to the Overcollateralized
Certificates, the business day
Trustee:	U.S. Bank National Association		preceding a Distribution Date or, if
any definitive certificates are
Supplemental			issued, the last business day of the
Interest Trust			month preceding the month of such
Trustee:	Wells Fargo Bank, N.A.		Distribution Date.

_____________________________

The Transaction Parties

On the Closing Date, the Sponsor will sell the Mortgage Loans to the Depositor, who will in turn deposit them into a New York common law trust, which is the Issuing Entity. The Issuing Entity will be formed by a pooling and servicing agreement, to be dated the Closing Date, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee. The Master Servicer will monitor the servicing of the Mortgage Loans by each Servicer in accordance with the pooling and servicing agreement. The Securities Administrator will calculate distributions and other information regarding the Certificates.

The transfers of the mortgage loans from the Sponsor to the Depositor to the Issuing Entity in exchange for the Certificates are illustrated below:

Offered Certificates

A summary table of the initial class balances, initial notional amounts, principal types, pass-through rates, interest types and ratings of the Offered Certificates offered by this prospectus supplement is set forth in the table beginning on page S-6.

The Certificates represent all of the beneficial ownership interest in the Issuing Entity.

Classifications of Classes of Certificates
Shifting Interest Certificates:	1-A-1, 1-A-2, 1-A-R, 2-A-1, 2-A-2, 3-A-1, 3-A-2, 4-A-1, 5-A-1, 5-A-2, 5-A-3, 5-A-4, S-B-1, S-B-2, S-B-3, S-B-4, S-B-5, S-B-6, S-B-7, N-B-1, N-B-2, N-B-3, N-B-4, N-B-5 and N-B-6
Offered Shifting Interest Certificates:	1-A-1, 1-A-2, 1-A-R, 2-A-1, 2-A-2, 3-A-1, 3-A-2, 4-A-1, 5-A-1, 5-A-2, 5-A-3, 5-A-4, S-B-1, S-B-2, S-B-3, S-B-4, N-B-1, N-B-2 and N-B-3
Overcollateralized Certificates:	6-A-1, 6-A-2, M-1, M-2, M-3, M-4, M-5, M-6, M-7 and CE
Offered Overcollateralized Certificates:	6-A-1, 6-A-2, M-1, M-2, M-3, M-4, M-5, M-6 and M-7
Offered Certificates:	1-A-1, 1-A-2, 1-A-R, 2-A-1, 2-A-2, 3-A-1, 3-A-2, 4-A-1, 5-A-1, 5-A-2, 5-A-3, 5-A-4, 6-A-1, 6-A-2, S-B-1, S-B-2, S-B-3, S-B-4, N-B-1, N-B-2, N-B-3, M-1, M-2, M-3, M-4, M-5, M-6 and M-7
Non-Offered Shifting Interest Certificates:	S-B-5, S-B-6, S-B-7, N-B-4, N-B-5 and N-B-6
Non-Offered Overcollateralized Certificates:	CE
Non-Offered Certificates:	S-B-5, S-B-6, S-B-7, N-B-4, N-B-5, N-B-6 and CE
Senior Shifting Interest Certificates:	1-A-1, 1-A-2, 1-A-R, 2-A-1, 2-A-2, 3-A-1, 3-A-2, 4-A-1, 5-A-1, 5-A-2, 5-A-3 and 5-A-4
Senior Overcollateralized Certificates:	6-A-1 and 6-A-2
Senior Certificates:	1-A-1, 1-A-2, 1-A-R, 2-A-1, 2-A-2, 3-A-1, 3-A-2, 4-A-1, 5-A-1, 5-A-2, 5-A-3, 5-A-4, 6-A-1 and 6-A-2
Group 1 Certificates:	1-A-1, 1-A-2 and 1-A-R
Group 2 Certificates:	2-A-1 and 2-A-2
Group 3 Certificates:	3-A-1 and 3-A-2
Group 4 Certificates:	4-A-1
Group 5 Certificates:	5-A-1, 5-A-2, 5-A-3 and 5-A-4
Group 6 Certificates:	6-A-1 and 6-A-2
Class B Certificates:	S-B-1, S-B-2, S-B-3, S-B-4, S-B-5, S-B-6, S-B-7, N-B-1, N-B-2, N-B-3, N-B-4, N-B-5 and N-B-6
Class S-B Certificates:	S-B-1, S-B-2, S-B-3, S-B-4, S-B-5, S-B-6 and S-B-7
Class N-B Certificates:	N-B-1, N-B-2, N-B-3, N-B-4, N-B-5 and N-B-6
Mezzanine Certificates:	M-1, M-2, M-3, M-4, M-5, M-6 and M-7
Interest Only Certificates:	5-A-3
Super Senior Shifting Interest Certificates:	1-A-1, 2-A-1, 3-A-1, 5-A-1 and 5-A-2
Super Senior Overcollateralized Certificates:	6-A-1
Super Senior Certificates:	1-A-1, 2-A-1, 3-A-1, 5-A-1, 5-A-2 and 6-A-1
Super Senior Support Shifting Interest Certificates:	1-A-2, 2-A-2, 3-A-2 and 5-A-4
Super Senior Support Overcollateralized Certificates:	6-A-2
Super Senior Support Certificates:	1-A-2, 2-A-2, 3-A-2, 5-A-4 and 6-A-2
Residual Certificate:	1-A-R

The senior certificates are divided into six groups (each, a “Group”). The Group 1 Certificates form “Group 1,” the Group 2 Certificates form “Group 2,” the Group 3 Certificates form “Group 3,” the Group 4 Certificates form “Group 4,” the Group 5 Certificates form “Group 5” and the Group 6 Certificates form “Group 6.”

Group 1, Group 2 and the Class S-B Certificates are referred to collectively as “Pool S.” Group 3, Group 4, Group 5 and the Class N-B Certificates are referred to collectively as “Pool N.” Each of Pool S and Pool N are referred to as a “Pool.” Group 1, Group 2, Group 3, Group 4 and Group 5 are referred to collectively as the “Shifting Interest Groups.”

The Class S-B Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates of Pool S. The Class N-B Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates of Pool N. The Mezzanine Certificates are subordinate to, and provide credit enhancement for, Group 6.

Except to the extent of cross-collateralization payments described under “Description of Shifting Interest Certificates—Cross-Collateralization of the Shifting Interest Certificates,” the numeric prefix for each class of Senior Certificates designates the Group of Senior Certificates to which that class belongs and represents an interest in the Loan Group with the same number (e.g. the Senior Certificates whose class designations begin with “1” correspond to the Group 1 Mortgage Loans, the Senior Certificates whose class designations begin with “2” correspond to the Group 2 Mortgage Loans and so forth).

Only the Senior Certificates, the Mezzanine Certificates and the Class S-B-1, Class S-B-2, Class S-B-3, Class S-B-4, Class N-B-1, Class N-B-2 and Class N-B-3 Certificates are offered by this prospectus supplement.

The Class S-B-5, Class S-B-6, Class S-B-7, Class N-B-4, Class N-B-5, Class N-B-6 and Class CE Certificates are not offered by this prospectus supplement.

The Class S-B Certificates are subordinated to the Senior Certificates of Pool S for distributions of principal and interest and for allocations of losses on the Pool S Mortgage Loans, and the Class S-B Certificates lower in order of payment priority are subordinated to the Class S-B Certificates higher in order of payment priority for distributions of principal and interest and for allocations of losses on the Pool S Mortgage Loans.

The Class N-B Certificates are subordinated to the Senior Certificates of Pool N for distributions of principal and interest and for allocations of losses on the Pool N Mortgage Loans, and the Class N-B Certificates lower in order of payment priority are subordinated to the Class N-B Certificates higher in order of payment priority for distributions of principal and interest and for allocations of losses on the Pool N Mortgage Loans.

The Mezzanine Certificates are subordinated to the Senior Overcollateralized Certificates for distributions of principal and interest and for allocations of losses on the Group 6 Mortgage Loans, and the Mezzanine Certificates lower in order of payment priority are subordinated to the Mezzanine Certificates higher in order of payment priority for distributions of principal and interest and for allocations of losses on the Group 6 Mortgage Loans.

Information provided about Non-Offered Certificates is included in this prospectus supplement to aid your understanding of the Offered Certificates.

Mortgage Pool

The Issuing Entity will consist of six loan groups (“Loan Group 1,” “Loan Group 2,” “Loan Group 3,” “Loan Group 4,” “Loan Group 5” and “Loan Group 6,” and each a “Loan Group”) of adjustable-rate mortgage loans (the “Group 1 Mortgage Loans,” the “Group 2 Mortgage Loans,” the “Group 3 Mortgage Loans,” the “Group 4 Mortgage Loans,” the “Group 5 Mortgage Loans” and the “Group 6 Mortgage Loans,” and collectively, the “Mortgage Loans”) secured by first liens on one- to four-family properties.

Loan Group 1 and Loan Group 2 are referred to collectively as “Loan Pool S” and the Group 1 Mortgage Loans and Group 2 Mortgage Loans are referred to collectively as the “Pool S Mortgage Loans.” Loan Group 3, Loan Group 4 and Loan Group 5 are referred to collectively as “Loan Pool N” and the Group 3 Mortgage Loans, Group 4 Mortgage Loans and Group 5 Mortgage Loans are referred to collectively as the “Pool N Mortgage Loans.” Each of Loan Pool S and Loan Pool N are referred to as a “Loan Pool.”

Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5 are referred to collectively as the “Shifting Interest Loan Groups” and the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans, Group 4 Mortgage Loans and Group 5 Mortgage Loans are referred to collectively as the “Shifting Interest Mortgage Loans.”

All of the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5 and approximately 72.52% of the Mortgage Loans in Loan Group 6 provide for a fixed interest rate during an initial period of 3, 4, 5, 7 or 10 years and thereafter provide for adjustments to the interest rate on a semi-annual or annual basis (the “Hybrid ARM Mortgage Loans”). The interest rate of each Hybrid ARM Mortgage Loan will adjust to equal the sum of an index and a gross margin. Interest rate adjustments generally will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment. In addition, interest rate adjustments will be subject to an overall maximum mortgage interest rate and a minimum mortgage interest rate generally equal to the related gross margin. The index for each Hybrid ARM Mortgage Loan will be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board and published in Federal Reserve Statistical Release H.15 (519), or the arithmetic mean of the London interbank offered rate quotations for six-month or one-year U.S. Dollar-denominated deposits, as published in The Wall Street Journal.

The Hybrid ARM Mortgage Loans in each Loan Group generally have the following characteristics:

Loan Group	Initial Fixed Rate Periods	Interest Rate Adjustment Frequency	Payment Adjustment Frequency	Index	Original Interest Only Period (if applicable)
1	5 years or 61 months	6 months or 12 months	6 months or 12 months	Six-Month LIBOR, One-Year LIBOR or One-Year CMT	5 years or 10 years
2	7 years	6 months or 12 months	6 months or 12 months	Six-Month LIBOR, One-Year LIBOR or One-Year CMT	7 years or 10 years
3	5 years	12 months	12 months	One-Year LIBOR	5 years
4	7 years	12 months	12 months	One-Year LIBOR	7 years
5	10 years	12 months	12 months	One-Year LIBOR	10 years
6	3 years, 53 months or 5 years	12 months	12 months	One-Year LIBOR	3 years or 5 years

Approximately 27.48% of the Group 6 Mortgage Loans are adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties with original terms to maturity of not more than 30 years and flexible payment options (the “Option ARM Mortgage Loans”). The initial required monthly payment is fully amortizing based on the initial mortgage interest rate (which may be a rate that is less than the sum of the applicable index at origination and the gross margin specified in the related mortgage note). After an introductory period of either one or three months, the borrower may select from up to four payment options each month: (i) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan based on the remaining scheduled term of the loan, (ii) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan over the remaining term based on a term of 15 years from the date of the first scheduled payment on the mortgage loan (this option ceases to be available when the mortgage loan has been paid to its 16th year), (iii) an interest only payment that would cover solely the amount of interest that accrued during the previous month (this option is only available if it would exceed the minimum payment option for the month), or (iv) a minimum payment equal to either (a) the initial monthly payment, (b) the monthly payment as of the most recent annual adjustment date, or (c) the monthly payment as of the most recent automatic adjustment, whichever is most recent. The minimum payment adjusts annually after the first payment date but is subject to a payment cap which limits any increase or decrease to no more than 7.5% of the previous year’s minimum payment amount. In addition, the minimum payment is subject to an automatic adjustment every five years or if the ratio of the outstanding principal balance of the mortgage loan as of the date of determination to the principal balance of such mortgage loan at origination exceeds a certain percentage, in each case without regard to the 7.5% limitation. On each annual adjustment date and in the event of an automatic adjustment, the minimum monthly payment is adjusted to an amount sufficient to fully amortize the mortgage loan based on the then-current mortgage interest rate and remaining scheduled term of the loan, unless, in the case of an annual adjustment, the monthly payment is restricted by the 7.5% limitation, in which case the monthly payment is adjusted by 7.5%. A minimum payment may not cover the amount of interest accrued during a month and may not pay down any principal. Any interest not covered by a monthly payment will be added to the principal balance of the mortgage loan. This is called “negative amortization” and results in an increase in the amount of principal the borrower owes. Interest will then accrue on this new larger principal balance. The index for each Option ARM Mortgage Loan is the annual average of the arithmetic mean of the London interbank offered rate quotations for one-month U.S. Dollar-denominated deposits, as made available by Fannie Mae. Mortgagors are permitted to prepay the Option ARM Mortgage Loans, in whole or in part, at any time without penalty.

The Mortgage Loans were originated or acquired by ABN AMRO Mortgage Group, Inc., Bank of America, National Association, National City Mortgage Co., PHH Mortgage Corporation and Wells Fargo Bank, N.A. (collectively, the “Originators”). The percentage of the Mortgage Loans in each Loan Group and in each Loan Pool that were originated by each of the Originators is set forth in the applicable table under “The Mortgage Pool” in this prospectus supplement.

The Depositor expects the Mortgage Loans to have the following approximate characteristics:

Selected Group 1 Mortgage Loan Data as of November 1, 2006

	Range, Total or Percentage	Weighted Average
Number of Mortgage Loans	781	—
Aggregate Unpaid Principal Balance	$457,230,552	—
Unpaid Principal Balance	$136,812 to $3,000,000	$585,442(1)
Mortgage Interest Rates	2.970% to 6.000%	4.897%
Gross Margin	2.000% to 3.000%	2.200%
Rate Ceiling	7.970% to 13.000%	9.915%
Months to Next Adjustment Date	11 to 54 months	35 months
Servicing Fee Rate	0.250% to 0.750%	0.316%
Remaining Terms to Stated Maturity	264 to 354 months	335 months
Original Term	300 to 360 months	360 months
Loan Age	6 to 49 months	25 months
Original Loan-to-Value Ratio	17.54% to 100.00%	71.36%
Debt-to-Income Ratio(2)	4.10% to 107.00%	35.43%
Credit Scores	626 to 823	754
Latest Maturity Date	May 1, 2036	—
Percentage of Interest Only Mortgage Loans(3)	79.21%	—
Percentage of Mortgage Loans Secured by Investor Properties(3)	1.15%	—
Percentage of Buy-Down Loans(3)	0.00%	—
Percentage of Mortgage Loans with BPP(3)	0.00%	—
Percentage of Leasehold Mortgages(3)	0.00%	—
Percentage of Pledged Asset Loans(3)	4.49%	—
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance:
California	27.88%	—
New Jersey	19.94%	—
Virginia	5.27%	—
Florida	5.26%	—
Maximum Single Zip Code Concentration(3)	0.93%	—

(1)	The balance shown is the average unpaid principal balance of the Group 1 Mortgage Loans.

(2)	Excluding the Group 1 Mortgage Loans for which no Debt-to-Income Ratio was calculated.

(3)	As a percentage of the unpaid principal balance of the Group 1 Mortgage Loans.

Selected Group 2 Mortgage Loan Data as of November 1, 2006

	Range, Total or Percentage	Weighted Average
Number of Mortgage Loans	519	—
Aggregate Unpaid Principal Balance	$300,886,749	—
Unpaid Principal Balance	$50,000 to $1,500,000	$579,743(1)
Mortgage Interest Rates	4.208% to 5.920%	5.314%
Gross Margin	2.000% to 2.750%	2.129%
Rate Ceiling	9.208% to 13.000%	10.343%
Months to Next Adjustment Date	36 to 75 months	62 months
Servicing Fee Rate	0.250% to 0.750%	0.360%
Remaining Terms to Stated Maturity	312 to 351 months	338 months
Original Term	360 months	—
Loan Age	9 to 48 months	22 months
Original Loan-to-Value Ratio	16.67% to 100.00%	69.42%
Debt-to-Income Ratio(2)	6.80% to 66.10%	35.32%
Credit Scores	622 to 826	759
Latest Maturity Date	February 1, 2036	—
Percentage of Interest Only Mortgage Loans(3)	82.73%	—
Percentage of Mortgage Loans Secured by Investor Properties(3)	1.05%	—
Percentage of Buy-Down Loans(3)	0.00%	—
Percentage of Mortgage Loans with BPP(3)	0.00%	—
Percentage of Leasehold Mortgages(3)	0.00%	—
Percentage of Pledged Asset Loans(3)	6.05%	—
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance:
New Jersey	23.47%	—
California	20.45%	—
Florida	7.97%	—
New York	7.49%	—
Illinois	5.94%	—
Maximum Single Zip Code Concentration(3)	1.22%	—

(1)	The balance shown is the average unpaid principal balance of the Group 2 Mortgage Loans.

(2)	Excluding the Group 2 Mortgage Loans for which no Debt-to-Income Ratio was calculated.

(3)	As a percentage of the unpaid principal balance of the Group 2 Mortgage Loans.

Selected Group 3 Mortgage Loan Data as of November 1, 2006

	Range, Total or Percentage	Weighted Average
Number of Mortgage Loans	77	—
Aggregate Unpaid Principal Balance	$52,464,871	—
Unpaid Principal Balance	$189,639 to $2,000,000	$681,362(1)
Mortgage Interest Rates	5.375% to 7.125%	6.211%
Gross Margin	2.250%	—
Rate Ceiling	10.375% to 12.125%	11.211%
Months to Next Adjustment Date	54 to 60 months	59 months
Servicing Fee Rate	0.250%	—
Remaining Terms to Stated Maturity	358 to 479 months	363 months
Original Term	360 to 480 months	364 months
Loan Age	0 to 6 months	1 month
Original Loan-to-Value Ratio	36.73% to 80.00%	72.47%
Debt-to-Income Ratio	18.50% to 56.20%	38.09%
Credit Scores	750 to 813	780
Latest Maturity Date	October 1, 2046	—
Percentage of Interest Only Mortgage Loans(2)	93.73%	—
Percentage of Mortgage Loans Secured by Investor Properties(2)	10.70%	—
Percentage of Buy-Down Loans(2)	0.00%	—
Percentage of Mortgage Loans with BPP(2)	0.00%	—
Percentage of Leasehold Mortgages(2)	0.00%	—
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance:
California	82.54%	—
Maximum Single Zip Code Concentration(2)	3.90%	—

(1)	The balance shown is the average unpaid principal balance of the Group 3 Mortgage Loans.

(2)	As a percentage of the unpaid principal balance of the Group 3 Mortgage Loans.

Selected Group 4 Mortgage Loan Data as of November 1, 2006

	Range, Total or Percentage	Weighted Average
Number of Mortgage Loans	108	—
Aggregate Unpaid Principal Balance	$67,438,238	—
Unpaid Principal Balance	$48,450 to $2,000,000	$624,428(1)
Mortgage Interest Rates	5.125% to 6.875%	6.270%
Gross Margin	2.250%	—
Rate Ceiling	10.125% to 11.875%	11.270%
Months to Next Adjustment Date	77 to 84 months	84 months
Servicing Fee Rate	0.250%	—
Remaining Terms to Stated Maturity	358 to 480 months	369 months
Original Term	360 to 480 months	369 months
Loan Age	0 to 7 months	0 months
Original Loan-to-Value Ratio	35.36% to 95.00%	73.82%
Debt-to-Income Ratio	7.10% to 58.80%	36.55%
Credit Scores	624 to 813	716
Latest Maturity Date	November 1, 2046	—
Percentage of Interest Only Mortgage Loans(2)	64.68%	—
Percentage of Mortgage Loans Secured by Investor Properties(2)	3.55%	—
Percentage of Buy-Down Loans(2)	0.00%	—
Percentage of Mortgage Loans with BPP(2)	2.03%	—
Percentage of Leasehold Mortgages(2)	0.28%	—
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance:
California	53.53%	—
Illinois	7.16%	—
South Carolina	7.01%	—
Maximum Single Zip Code Concentration(2)	3.35%	—

(1)	The balance shown is the average unpaid principal balance of the Group 4 Mortgage Loans.

(2)	As a percentage of the unpaid principal balance of the Group 4 Mortgage Loans.

Selected Group 5 Mortgage Loan Data as of November 1, 2006

	Range, Total or Percentage	Weighted Average
Number of Mortgage Loans	128	—
Aggregate Unpaid Principal Balance	$84,919,292	—
Unpaid Principal Balance	$99,566 to $1,762,000	$663,432(1)
Mortgage Interest Rates	5.250% to 7.250%	6.378%
Gross Margin	2.250%	—
Rate Ceiling	10.250% to 12.250%	11.394%
Months to Next Adjustment Date	108 to 120 months	119 months
Servicing Fee Rate	0.250%	—
Remaining Terms to Stated Maturity	348 to 479 months	362 months
Original Term	360 to 480 months	363 months
Loan Age	0 to 12 months	1 month
Original Loan-to-Value Ratio	20.73% to 85.00%	72.88%
Debt-to-Income Ratio	7.57% to 54.50%	34.25%
Credit Scores	632 to 803	728
Latest Maturity Date	October 1, 2046	—
Percentage of Interest Only Mortgage Loans(2)	83.74%	—
Percentage of Mortgage Loans Secured by Investor Properties(2)	1.55%	—
Percentage of Buy-Down Loans(2)	0.00%	—
Percentage of Mortgage Loans with BPP(2)	0.35%	—
Percentage of Leasehold Mortgages(2)	0.00%	—
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance:
California	55.57%	—
Florida	7.55%	—
Maximum Single Zip Code Concentration(2)	2.95%	—

(1)	The balance shown is the average unpaid principal balance of the Group 5 Mortgage Loans.

(2)	As a percentage of the unpaid principal balance of the Group 5 Mortgage Loans.

Selected Group 6 Mortgage Loan Data as of November 1, 2006

	Range, Total or Percentage	Weighted Average
Number of Mortgage Loans	978	—
Aggregate Unpaid Principal Balance	$557,362,230	—
Unpaid Principal Balance	$23,179 to $2,520,000	$569,900(1)
Mortgage Interest Rates	2.000% to 8.625%	5.939%
Gross Margin	2.125% to 3.750%	2.352%
Rate Ceiling	9.625% to 13.625%	10.971%
Months to Next Adjustment Date	1 to 60 months	43 months
Servicing Fee Rate	0.250% to 0.375%	0.286%
Remaining Terms to Stated Maturity	344 to 480 months	363 months
Original Term	360 to 480 months	364 months
Loan Age	0 to 16 months	2 months
Original Loan-to-Value Ratio	13.00% to 100.00%	73.44%
Maximum Negative Amortization(2)	110.00% to 115.00%	115.00%
Debt-to-Income Ratio(3)	3.53% to 69.90%	37.70%
Credit Scores	603 to 817	723
Latest Maturity Date	November 1, 2046	—
Percentage of Interest Only Mortgage Loans(4)	66.20%	—
Percentage of Mortgage Loans Secured by Investor Properties(4)	4.50%	—
Percentage of Buy-Down Loans(4)	0.26%	—
Percentage of Mortgage Loans with BPP(4)	3.32%	—
Percentage of Leasehold Mortgages(4)	0.44%	—
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance:
California	60.42%	—
Illinois	7.21%	—
Florida	6.44%	—
Maximum Single Zip Code Concentration(4)	1.01%	—

(1)	The balance shown is the average unpaid principal balance of the Group 6 Mortgage Loans.

(2)	Only applicable to the Option ARM Mortgage Loans.

(3)	Excluding the Group 6 Mortgage Loans for which no Debt-to-Income Ratio was calculated.

(4)	As a percentage of the unpaid principal balance of the Group 6 Mortgage Loans.

Selected Pool S Mortgage Loan Data as of November 1, 2006

	Range, Total or Percentage	Weighted Average
Number of Mortgage Loans	1,300	—
Aggregate Unpaid Principal Balance	$758,117,300	—
Unpaid Principal Balance	$50,000 to $3,000,000	$583,167(1)
Mortgage Interest Rates	2.970% to 6.000%	5.063%
Gross Margin	2.000% to 3.000%	2.172%
Rate Ceiling	7.970% to 13.000%	10.085%
Months to Next Adjustment Date	11 to 75 months	46 months
Servicing Fee Rate	0.250% to 0.750%	0.334%
Remaining Terms to Stated Maturity	264 to 354 months	336 months
Original Term	300 to 360 months	360 months
Loan Age	6 to 49 months	24 months
Original Loan-to-Value Ratio	16.67% to 100.00%	70.59%
Debt-to-Income Ratio(2)	4.10% to 107.00%	35.38%
Credit Scores	622 to 826	756
Latest Maturity Date	May 1, 2036	—
Percentage of Interest Only Mortgage Loans(3)	80.61%	—
Percentage of Mortgage Loans Secured by Investor Properties(3)	1.11%	—
Percentage of Buy-Down Loans(3)	0.00%	—
Percentage of Mortgage Loans with BPP(3)	0.00%	—
Percentage of Leasehold Mortgages(3)	0.00%	—
Percentage of Pledged Asset Loans(3)	5.11%	—
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance:
California	24.93%	—
New Jersey	21.34%	—
Florida	6.33%	—
New York	5.32%	—
Illinois	5.01%	—
Maximum Single Zip Code Concentration(3)	0.88%	—

(1)	The balance shown is the average unpaid principal balance of the Pool S Mortgage Loans.

(2)	Excluding the Pool S Mortgage Loans for which no Debt-to-Income Ratio was calculated.

(3)	As a percentage of the unpaid principal balance of the Pool S Mortgage Loans.

Selected Pool N Mortgage Loan Data as of November 1, 2006

	Range, Total or Percentage	Weighted Average
Number of Mortgage Loans	313	—
Aggregate Unpaid Principal Balance	$204,822,402	—
Unpaid Principal Balance	$48,450 to $2,000,000	$654,385(1)
Mortgage Interest Rates	5.125% to 7.250%	6.300%
Gross Margin	2.250%	—
Rate Ceiling	10.125% to 12.250%	11.306%
Months to Next Adjustment Date	54 to 120 months	92 months
Servicing Fee Rate	0.250%	—
Remaining Terms to Stated Maturity	348 to 480 months	365 months
Original Term	360 to 480 months	365 months
Loan Age	0 to 12 months	1 month
Original Loan-to-Value Ratio	20.73% to 95.00%	73.08%
Debt-to-Income Ratio	7.10% to 58.80%	35.99%
Credit Scores	624 to 813	737
Latest Maturity Date	November 1, 2046	—
Percentage of Interest Only Mortgage Loans(2)	80.02%	—
Percentage of Mortgage Loans Secured by Investor Properties(2)	4.55%	—
Percentage of Buy-Down Loans(2)	0.00%	—
Percentage of Mortgage Loans with BPP(2)	0.81%	—
Percentage of Leasehold Mortgages(2)	0.09%	—
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance:
California	61.81%	—
Illinois	5.44%	—
Maximum Single Zip Code Concentration(2)	1.22%	—

(1)	The balance shown is the average unpaid principal balance of the Pool N Mortgage Loans.

(2)	As a percentage of the unpaid principal balance of the Pool N Mortgage Loans.

The characteristics of any Loan Group may change because:

•

Prior to the issuance of the Certificates, the Depositor may remove Mortgage Loans from a Loan Group. The Depositor also may substitute new Mortgage Loans for Mortgage Loans in a Loan Group prior to the Closing Date.

•

After the issuance of the Certificates, Mortgage Loans in a Loan Group may be removed from the Issuing Entity because of repurchases by the Depositor, the Sponsor, an Originator or PNC Bank, N.A., as applicable, for breaches of representations or failure to deliver required documents. Under certain circumstances and generally only during the two-year period following the Closing Date, the Depositor, the Sponsor or an Originator may make substitutions for these Mortgage Loans.

See “The Pooling and Servicing Agreement and the Servicing Agreements—Repurchases of Mortgage Loans” in this prospectus supplement for a discussion of the circumstances under which the Depositor, the Sponsor, an Originator or PNC Bank, N.A. may be required to repurchase or substitute for Mortgage Loans. These removals and/or substitutions may result in changes in the Loan Group characteristics. These changes may affect the weighted average lives and yields to maturity of the Offered Certificates.

Additional information on each Loan Group and each Loan Pool appears under “The Mortgage Pool” in this prospectus supplement and in the tables in Appendix A to this prospectus supplement, and information regarding repurchases and substitutions of the Mortgage Loans after the Closing Date will be available on the Issuing Entity’s monthly distribution reports on Form 10-D. See “Reports to Certificateholders” in this prospectus supplement.

Servicing Fees; Securities Administrator and Master Servicer Compensation; Swap Payments

The servicing fees for the Mortgage Loans are payable out of the interest payments on the Mortgage Loans, prior to any distributions to certificateholders. The servicing fees accrue on the Mortgage Loans at the rates set forth in the table below. In addition to the servicing fees, each Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges, (ii) net income from investment of funds in the related servicer custodial account and (iii) any profits from the liquidation of Mortgage Loans serviced by such Servicer.

Servicing Fee Rates

Fee	Rate (per annum)
Servicing Fee Rate for Loan Group 1 and Loan Group 2	0.2500% to 0.7500%
Servicing Fee Rate for Loan Group 3, Loan Group 4 and Loan Group 5	0.2500%
Servicing Fee Rate for Loan Group 6	0.2500% to 0.3750%

The Securities Administrator will receive as its compensation net income from the investment of funds in the certificate account. The Master Servicer will receive as its compensation net income from the investment of funds in the master servicer custodial account.

See “The Pooling and Servicing Agreement and the Servicing Agreements—Compensation and Payment of Expenses of the Transaction Parties” in this prospectus supplement for more information about fees and expenses of the Servicers, the Securities Administrator and the Master Servicer.

The Swap Provider is entitled to a fixed-rate payment (calculated on a 30/360 basis) equal to the product of (x) an annual rate of 5.0150% and (y) the swap notional amount set forth in Appendix E to this prospectus supplement for such Distribution Date, as set forth in the Interest Rate Swap Agreement. The supplemental interest trust is entitled to a floating-rate payment (calculated on an actual/360 basis) equal to the product of (x) one-month LIBOR (calculated as described in the Interest Rate Swap Agreement) and (y) the swap notional amount set forth in Appendix E to this prospectus supplement for such Distribution Date. Only the net amount of the two obligations will be paid by the appropriate party. See “Description of Overcollateralized Certificates—Interest Rate Support for the Overcollateralized Certificates” in this prospectus supplement.

Optional Termination

The Master Servicer will have the option to purchase all the Pool S Mortgage Loans and any properties that the Issuing Entity acquired in satisfaction of any of the Pool S Mortgage Loans, subject to certain conditions described under “The Pooling and Servicing Agreement and the Servicing Agreements—Optional Termination” in this prospectus supplement. This option can be exercised when the aggregate Stated Principal Balance of the Pool S Mortgage Loans is less than 1% of the aggregate unpaid principal balance of the Pool S Mortgage Loans as of the Cut-off Date; provided, however, any such optional termination will be permitted only pursuant to a “qualified liquidation” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

The Master Servicer will have the option to purchase all the Pool N Mortgage Loans and any properties that the Issuing Entity acquired in satisfaction of any of the Pool N Mortgage Loans, subject to certain conditions described under “The Pooling and Servicing Agreement and the Servicing Agreements—Optional Termination” in this prospectus supplement. This option can be exercised when the aggregate Stated Principal Balance of the Pool N Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Pool N Mortgage Loans as of the Cut-off Date; provided, however, any such optional termination will be permitted only pursuant to a “qualified liquidation” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

The applicable NIMS Insurer, if any, will have the option to purchase all the Group 6 Mortgage Loans and any properties that the Issuing Entity acquired in satisfaction of any of the Group 6 Mortgage Loans, subject to certain conditions described under “The Pooling and Servicing Agreement and the Servicing Agreements—Optional Termination” in this prospectus supplement. If there is no NIMS Insurer, the majority holder of the Class CE Certificates will have the option. If the majority holder of the Class CE Certificates fails to exercise the option on the first possible date or is an affiliate of the Sponsor, the Master Servicer will have the option. This option can be exercised when the aggregate Stated Principal Balance of the Group 6 Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Group 6 Mortgage Loans as of the Cut-off Date; provided, however, any such optional termination will be permitted only pursuant to a “qualified liquidation” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

If one of these options is exercised, the related Certificates outstanding at that time will be retired earlier than would otherwise be the case.

See “Payment and Yield Considerations” in this prospectus supplement and “The Pooling and Servicing Agreement—Termination; Repurchase of Mortgage Loans and Mortgage Certificates” in the prospectus.

Final Scheduled Distribution Date

The final scheduled distribution date for the Offered Certificates of Pool S will be the Distribution Date in June 2036. The final scheduled distribution date for the Offered Certificates of Pool N and for the Offered Overcollateralized Certificates will be the Distribution Date in December 2046. The final scheduled distribution date represents the Distribution Date in the month following the latest maturity date of any related Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the applicable final scheduled distribution date.

Denominations and Form

The Offered Certificates (other than the Class 1-A-R Certificate) will be issuable in book-entry form only. The Class 1-A-R Certificate will be issued in definitive, fully-registered form. The following table sets forth the original certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

Form and Denominations of Offered Certificates

Class	Original Certificate Form	Minimum Denomination	Incremental Denomination
Senior Certificates (other than as indicated below)	Book-Entry	$1,000	$1
Class 1-A-R Certificate	Definitive	$100	N/A
Class 5-A-3 Certificates(1)	Book-Entry	$1,000,000	$1
Class S-B-1, S-B-2, S-B-3, S-B-4, N-B-1, N-B-2 and N-B-3 Certificates and Mezzanine Certificates	Book-Entry	$25,000	$1

_____________________

(1) Denomination expressed in initial notional amount.

Priority of Distributions on the Shifting Interest Certificates

On each Distribution Date, (a) distributions on each Group of Senior Shifting Interest Certificates will be made from the Pool Distribution Amount for the related Loan Group and (b) distributions on the Class B Certificates of each Pool will be made from the Pool Distribution Amounts for all Loan Groups in the related Loan Pool, in the following order of priority:

first, to the Senior Shifting Interest Certificates of the related Group to pay interest;

second, to the Senior Shifting Interest Certificates of the related Group entitled to receive distributions of principal, as set forth in this prospectus supplement under “Description of Shifting Interest Certificates—Principal on the Shifting Interest Certificates,” to pay principal;

third, to each class of Class B Certificates of such Pool, first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class S-B-1 or Class N-B-1 Certificates; and

fourth, to the Class 1-A-R Certificate, any remaining amounts.

All of the distributions described above are subject to the limitations set forth in this prospectus supplement under “Description of Shifting Interest Certificates—Interest on the Shifting Interest Certificates” and “—Principal on the Shifting Interest Certificates.”

Under certain circumstances described in this prospectus supplement, certain principal payments that would otherwise be made on the Class B Certificates of a Pool may be made instead on the Senior Certificates of one or more Groups in such Pool. See “Description of Shifting Interest Certificates—Cross-Collateralization of the Shifting Interest Certificates” in this prospectus supplement.

The source of the distributions to certificateholders is more fully described under “Description of Shifting Interest Certificates—Pool Distribution Amount” in this prospectus supplement. The amount of interest and principal distributions on each class of Shifting Interest Certificates is more fully described under “Description of Shifting Interest Certificates—Interest on the Shifting Interest Certificates” and “—Principal on the Shifting Interest Certificates” in this prospectus supplement.

Interest Distributions on the Shifting Interest Certificates

The amount of interest that will accrue on each class of Offered Shifting Interest Certificates during each interest accrual period is equal to:

•             interest accrued at the applicable pass-through rate on your certificate during the related interest accrual period, minus

•             the amount allocated to your certificate of certain interest shortfalls arising from the timing of prepayments on the Mortgage Loans and interest rate limitations applicable to certain military or similar personnel, as described under “The Pooling and Servicing Agreement and the Servicing Agreements—Compensating Interest” and “Description of Shifting Interest Certificates—Interest on the Shifting Interest Certificates” in this prospectus supplement.

See “General Description of Certificates—Distributions” and “Description of Shifting Interest Certificates—Interest on the Shifting Interest Certificates” in this prospectus supplement.

Principal Distributions on the Shifting Interest Certificates

On each Distribution Date, principal distributions in respect of the Shifting Interest Certificates will be made in the order and priority described under “Description of Shifting Interest Certificates—Priority of Distributions on the Shifting Interest Certificates” in this prospectus supplement.

The Class 5-A-3 Certificates are Interest Only Certificates and are not entitled to distributions of principal.

Credit Support for the Shifting Interest Certificates

Credit support for the Shifting Interest Certificates is provided by the following forms of credit enhancement:

Subordination

Credit support for the Shifting Interest Certificates is provided by subordination as follows:

Subordination of Class S-B Certificates(1)

Priority of Payment	Senior Certificates of Pool S (Credit Support 2.60%)
Class S-B-1 (Credit Support 1.45%)
Class S-B-2 (Credit Support 0.90%)
Class S-B-3 (Credit Support 0.75%)
Class S-B-4 (Credit Support 0.55%)
Class S-B-5 (Credit Support 0.35%)
Class S-B-6 (Credit Support 0.15%)
	Class S-B-7 (Credit Support 0.00%)	Order of Loss Allocation

———————

(1)

The credit support percentage set forth in this chart shows the initial class balance of the classes of Shifting Interest Certificates of Pool S subordinate to a class or classes as a percentage of the aggregate unpaid principal balance of the Pool S Mortgage Loans as of the Cut-off Date.

Subordination of Class N-B Certificates(1)

Priority of Payment	Senior Certificates of Pool N (Credit Support 4.75%)
Class N-B-1 (Credit Support 2.25%)
Class N-B-2 (Credit Support 1.50%)
Class N-B-3 (Credit Support 0.95%)
Class N-B-4 (Credit Support 0.55%)
Class N-B-5 (Credit Support 0.30%)
	Class N-B-6 (Credit Support 0.00%)	Order of Loss Allocation

———————

(1)

The credit support percentage set forth in this chart shows the initial class balance of the classes of Shifting Interest Certificates of Pool N subordinate to a class or classes as a percentage of the aggregate unpaid principal balance of the Pool N Mortgage Loans as of the Cut-off Date.

See “Description of Shifting Interest Certificates—Priority of Distributions on the Shifting Interest Certificates” and “—Allocation of Losses to the Shifting Interest Certificates” in this prospectus supplement.

Super Senior Support Shifting Interest Certificates

After the related Class B Certificates are no longer outstanding, any principal losses allocated to a class or classes of Super Senior Shifting Interest Certificates will be borne by the related class of Super Senior Support Shifting Interest Certificates, for so long as such class of Super Senior Support Shifting Interest Certificates is outstanding.

Cross-Collateralization

Under certain circumstances, certain principal payments on the Mortgage Loans in a Shifting Interest Loan Group otherwise distributable to the Class B Certificates of the related Pool may be allocated to the Senior Certificates of an unrelated Group or Groups within the same Pool as discussed in “Description of Shifting Interest Certificates—Cross-Collateralization of the Shifting Interest Certificates” in this prospectus supplement.

Shifting Interest in Prepayments

Additional credit enhancement for the Senior Shifting Interest Certificates is provided by the allocation, subject to certain exceptions, of principal prepayments and certain liquidation proceeds on the Mortgage Loans in a Shifting Interest Loan Group to the Senior Shifting Interest Certificates of the related Group for the first seven years after the closing date and the disproportionately greater allocation of these principal collections to such Senior Shifting Interest Certificates over the following four years. This disproportionate allocation of prepayments and certain liquidation proceeds will accelerate the amortization of those Senior Shifting Interest Certificates relative to the amortization of the related Class B Certificates. As a result, the credit support percentage for the Senior Shifting Interest Certificates of a Group should be maintained and may be increased during the first eleven years.

See “Description of Shifting Interest Certificates—Principal on the Shifting Interest Certificates” in this prospectus supplement.

Priority of Distributions on the Overcollateralized Certificates

Distributions on the Overcollateralized Certificates will be made on each Distribution Date from the collections on or related to the Group 6 Mortgage Loans, less certain expenses related to the Group 6 Mortgage Loans (such as Servicing Fees, reimbursements for advances made by the related Servicer or the Master Servicer and payment of other expenses and indemnities described in this prospectus supplement) and amounts payable to the Supplemental Interest Trust for the benefit of the Swap Provider, in the following order of priority:

first, concurrently, to the Senior Overcollateralized Certificates, pro rata, to pay current interest;
second, concurrently, to the Senior Overcollateralized Certificates, pro rata, to pay accrued and unpaid interest;
third, sequentially, to each class of Mezzanine Certificates in numerical order, beginning with the Class M-1 Certificates, to pay current interest;
fourth, concurrently, to the Senior Overcollateralized Certificates, pro rata, to pay principal up to the senior principal distribution amount with respect to Group 6;

fifth, either:

(i)        before the stepdown date or when a trigger event is in effect, sequentially, to each class of Mezzanine Certificates in numerical order, beginning with the Class M-1 Certificates, to pay principal; or

(ii)       on or after the stepdown date and as long as a trigger event is not in effect, to each class of Mezzanine Certificates in numerical order, beginning with the Class M-1 Certificates, up to their respective principal distribution amounts, to pay principal;

sixth, to each class of Mezzanine Certificates in numerical order, beginning with the Class M-1 Certificates, to pay accrued and unpaid interest;

seventh, sequentially, first to the Class 6-A-1 and Class 6-A-2 Certificates, in that order, and then to each class of Mezzanine Certificates in numerical order, beginning with the Class M-1 Certificates, to reimburse for realized losses applied to each such class;

eighth, to the Senior Overcollateralized Certificates, pro rata, and then to the Mezzanine Certificates, in numerical order, to pay the difference between interest accrued based on the net rate cap and their respective pass-through rates;

ninth, to the Supplemental Interest Trust, to fund any defaulted swap termination payment; and
tenth, to the Class CE and Class 1-A-R Certificates, in the amounts specified in the pooling and servicing agreement.

The amount of interest and principal distributions on each class of Overcollateralized Certificates is more fully described under “Description of Overcollateralized Certificates—Distributions on the Overcollateralized Certificates” in this prospectus supplement.

Interest Distributions on the Overcollateralized Certificates

The amount of interest that will accrue on each class of Offered Overcollateralized Certificates during each interest accrual period is equal to:

•	interest accrued at the applicable certificate interest rate on your certificate during the related interest accrual period, plus
•	any interest accrued during previous interest accrual periods which remains unpaid, minus
•

the amount allocated to your certificate of certain interest shortfalls arising from interest rate limitations applicable to certain military or similar personnel, as described under “Description of Overcollateralized Certificates—Distributions on the Overcollateralized Certificates” in this prospectus supplement.

The interest accrual period for the Offered Overcollateralized Certificates is the period from the Distribution Date in the prior month (or the Closing Date, in the case of the first Distribution Date) through the day prior to the current Distribution Date. Interest will be calculated for the Offered Overcollateralized Certificates on the basis of the actual number of days in the interest accrual period, based on a 360-day year.

The amount of interest distributable on a Distribution Date with respect to any class of Overcollateralized Certificates will be reduced by the amount by which the deferred interest on the Group 6 Mortgage Loans exceeds the principal payments on the Group 6 Mortgage Loans for that Distribution Date, as described under “Description of Overcollateralized Certificates—Distributions on the Overcollateralized Certificates” in this prospectus supplement

There are certain circumstances which could reduce the amount of interest paid to you. See “Description of Overcollateralized Certificates—Distributions on the Overcollateralized Certificates” in this prospectus supplement.

Principal Distributions on the Overcollateralized Certificates

On each Distribution Date you will receive a distribution of principal if there are funds available on that date for your class of Overcollateralized Certificates. As described above under “Distributions on the Overcollateralized Certificates,” prior to the stepdown date with respect to the Overcollateralized Certificates or in the event (i) a three-month rolling average of Group 6 Mortgage Loans two months or more past due or (ii) cumulative realized losses on the Group 6 Mortgage Loans exceed certain thresholds described under “Description of Overcollateralized Certificates—Distributions on the Overcollateralized Certificates—Distribution of Available Funds,” principal distributions will be made to the Senior Overcollateralized Certificates and no principal will be distributed on the Mezzanine Certificates or distributed as part of excess cashflow until the aggregate class balance of the Senior Overcollateralized Certificates is reduced to zero. You should review the priority of payments described under “Description of Overcollateralized Certificates—Distributions on the Overcollateralized Certificates—Distribution of Available Funds” in this prospectus supplement.

Credit Support for the Offered Overcollateralized Certificates

Credit support for the Offered Overcollateralized Certificates is provided by the following forms of credit enhancement:

Monthly Excess Interest

Because more interest is expected to be paid by the mortgagors on the Group 6 Mortgage Loans than is necessary to pay the interest earned on the Overcollateralized Certificates and because the aggregate class balance of the Overcollateralized Certificates is expected to be less than the aggregate Stated Principal Balance of the Group 6 Mortgage Loans, it is expected there will be excess interest each month. Any such excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the Overcollateralized Certificates and to reimburse the Overcollateralized Certificates for losses and certain shortfalls that they experienced previously. See “Description of Overcollateralized Certificates—Distributions on the Overcollateralized Certificates—Application of Monthly Excess Cashflow Amounts to the Overcollateralized Certificates” in this prospectus supplement.

Overcollateralization

If the aggregate Stated Principal Balance of the Group 6 Mortgage Loans exceeds the aggregate class balance of the Overcollateralized Certificates, there is overcollateralization available to absorb losses on the Group 6 Mortgage Loans before such losses affect the Overcollateralized Certificates. On the Closing Date, the aggregate Stated Principal Balance of the Group 6 Mortgage Loans is expected to exceed the aggregate class balance of the Overcollateralized Certificates by approximately $1,949,230. This will result in overcollateralization equal to approximately 0.35% of the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the Cut-off Date. If the level of overcollateralization falls below the targeted overcollateralization amount for a Distribution Date, the excess interest described in the previous section will be paid to the Overcollateralized Certificates as principal. This will have the effect of reducing the aggregate class balance of the Overcollateralized Certificates faster than the aggregate Stated Principal Balance of the Group 6 Mortgage Loans until the required level of overcollateralization is reached.

Subordination

On each Distribution Date, classes of Overcollateralized Certificates that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a Distribution Date to pay all classes of Offered Overcollateralized Certificates, the Mezzanine Certificates will be the first to forego payment. The chart below summarizes the relative seniority of the various classes of Offered Overcollateralized Certificates and indicates the initial and expected post-stepdown level of credit support provided to the various classes of Offered Overcollateralized Certificates. The initial credit support percentage shown below is the sum of the aggregate initial class balance of the class or classes of Overcollateralized Certificates subordinate to a class or classes plus the initial overcollateralization amount as a percentage of the initial aggregate Stated Principal Balance of the Group 6 Mortgage Loans and the expected credit support percentage after stepdown is the sum of the expected aggregate class balance of the class or classes of Overcollateralized Certificates subordinate to a class or classes plus the overcollateralization amount on the stepdown date with respect to the Overcollateralized Certificates as a percentage of the expected aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the end of the related collection period.

Subordination of the Offered Overcollateralized Certificates

	Class or Classes	Initial Credit Support Percentage	Expected Credit Support Percentage After Stepdown
Priority of Payment	Senior Overcollateralized Certificates	4.40%	8.80%
	Class M-1	3.35%	6.70%
	Class M-2	2.85%	5.70%
	Class M-3	2.35%	4.70%
	Class M-4	1.85%	3.70%
	Class M-5	1.35%	2.70%
	Class M-6	0.85%	1.70%	Order of
	Class M-7	0.35%	0.70%	Loss Allocation

See “Description of Overcollateralized Certificates—Distributions on the Overcollateralized Certificates” and “—Allocation of Losses to the Overcollateralized Certificates” in this prospectus supplement.

Application of Realized Losses

If, on any Distribution Date after the aggregate class balance of the Overcollateralized Certificates has been reduced by the amount of cash paid on that date, the aggregate class balance of the Overcollateralized Certificates is greater than the aggregate Stated Principal Balance of the Group 6 Mortgage Loans, the class balance of the class of Mezzanine Certificates then outstanding with the highest numerical designation will be reduced by the amount of such excess. In addition, after the aggregate class balance of the Mezzanine Certificates has been reduced to zero and so long as there is no overcollateralization, any principal losses on the Group 6 Mortgage Loans will be applied first to reduce the class balance of the Class 6-A-2 Certificates and then to reduce the class balance of the Class 6-A-1 Certificates, in each case until their class balance has been reduced to zero. Once the class balance of a class is reduced by realized losses allocated to it, such balance will not be reinstated (except in the case of recoveries). See “Description of Overcollateralized Certificates—Allocation of Losses to the Overcollateralized Certificates” in this prospectus supplement.

Interest Rate Support for the Overcollateralized Certificates

Interest Rate Swap Agreement

The Securities Administrator (in its capacity as trustee of the supplemental interest trust, the “Supplemental Interest Trust Trustee”), will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with The Bank of New York as swap provider (in such capacity, the “Swap Provider”). Under the Interest Rate Swap Agreement, on or before each Distribution Date, the supplemental interest trust will be obligated to make fixed-rate payments (calculated on a 30/360 basis) equal to the product of (x) an annual rate of 5.0150% and (y) the swap notional amount set forth in Appendix E to this prospectus supplement for such Distribution Date (the “Swap Notional Amount”) and the Swap Provider will be obligated to make floating-rate payments (calculated on an actual/360 basis) equal to the product of (x) one-month LIBOR (calculated as described in the Interest Rate Swap Agreement) and (y) the swap notional amount set forth in Appendix E to this prospectus supplement for such Distribution Date. To the extent that the fixed-rate payment exceeds the floating-rate payment on any Distribution Date, amounts otherwise available to holders of the Overcollateralized Certificates will be applied to make a net swap payment to the supplemental interest trust for payment to the Swap Provider, and to the extent that the floating-rate payment exceeds the fixed-rate payment on any Distribution Date, the Swap Provider will make a net swap payment for deposit into the supplemental interest trust and into the swap account.

Upon early termination of the Interest Rate Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid to the supplemental interest trust and into the swap account for payment to the Swap Provider on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to holders of the Offered Overcollateralized Certificates. See “Description of Overcollateralized Certificates—Interest Rate Support for the Overcollateralized Certificates” in this prospectus supplement.

Net swap payments and swap termination payments (other than defaulted swap termination payments) payable by the supplemental interest trust will be deducted from collections received on the Group 6 Mortgage Loans before distributions to holders of the Overcollateralized Certificates and will first be deposited into the supplemental interest trust and then to the swap account before payment to the Swap Provider.

Interest Rate Floor Agreement

On the Closing Date, the Supplemental Interest Trust Trustee will enter into an interest rate floor agreement (the “Interest Rate Floor Agreement”) with The Bank of New York as floor provider (the “Floor Provider”).

Under the Interest Rate Floor Agreement, prior to each Distribution Date from and including the Distribution Date in May 2008 through and including the Distribution Date in November 2011, the Floor Provider will be obligated to pay to the Supplemental Interest Trust Trustee an amount equal to the product of (a) the amount by which the high strike rate for such Distribution Date set forth on the interest rate floor schedule set forth in Appendix E to this prospectus supplement exceeds the greater of (i) one-month LIBOR (calculated as described in the Interest Rate Floor Agreement) and (ii) the low strike rate for such Distribution Date set forth on the interest rate floor schedule set forth in Appendix E to this prospectus supplement and (b) the then-current notional amount set forth on the interest rate floor schedule set forth in Appendix E to this prospectus supplement, based on an “actual/360” basis until such Interest Rate Floor Agreement is terminated. These interest rate floor payments will be deposited into the supplemental interest trust and into the floor account by the Supplemental Interest Trust Trustee and will be distributed in accordance with the priorities set forth under “Description of Overcollateralized Certificates—Interest Rate Support for the Overcollateralized Certificates—The Floor Account.”

NIMS Insurer

After the Closing Date, one or more separate entities may be established to issue net interest margin securities secured by all or a portion of the Class CE Certificates. Such net interest margin securities may or may not have the benefit of a financial guaranty insurance policy that guarantees payments on those securities. The insurer that would issue any financial guaranty insurance policy, if any, is referred to in this prospectus supplement as the “NIMS Insurer.” The references to the NIMS Insurer in this prospectus supplement are applicable only if there is a NIMS Insurer for any net interest margin securities. If any net interest margin securities are so insured, the NIMS Insurer will have a number of rights under the pooling and servicing agreement, the exercise of which could adversely affect holders of certain Offered Overcollateralized Certificates. Any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, the Offered Certificates. See “Risk Factors—The Rights of the NIMS Insurer Could Adversely Affect the Offered Certificates” in this prospectus supplement for additional information.

Prepayment and Yield Considerations

The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the applicable Mortgage Loans, the allocation of interest and principal collections to various classes of Offered Certificates, the amount and timing of mortgagor delinquencies and defaults on the applicable Mortgage Loans, the rate of liquidations and Realized Losses, the allocation of Realized Losses to various classes of Offered Certificates and, with respect to the Offered Overcollateralized Certificates, the amount of deferred interest on the Group 6 Mortgage Loans that are Option ARM Mortgage Loans and the relationship between payments made by the supplemental interest trust and payments, if any, made by the Swap Provider to the supplemental interest trust.

Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the Offered Certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Offered Certificates.

See “Prepayment and Yield Considerations” in this prospectus supplement and in the prospectus.

Weighted Average Lives (in years)(1)

	CPR(2)
Class	0%	10%	20%	25%	30%	40%	50%
1-A-1	18.99	7.65	4.18	3.30	2.69	1.89	1.40
1-A-2	18.99	7.65	4.18	3.30	2.69	1.89	1.40
1-A-R	0.06	0.06	0.06	0.06	0.06	0.06	0.06
2-A-1	19.55	7.79	4.22	3.33	2.71	1.90	1.40
2-A-2	19.55	7.79	4.22	3.33	2.71	1.90	1.40
3-A-1	21.39	7.91	4.21	3.30	2.67	1.86	1.37
3-A-2	21.39	7.91	4.21	3.30	2.67	1.86	1.37
4-A-1	21.70	7.90	4.19	3.28	2.66	1.85	1.36
5-A-1	19.96	4.82	2.32	1.80	1.45	1.02	0.75
5-A-2	29.00	18.30	10.30	8.10	6.54	4.53	3.29
5-A-3	9.89	9.89	8.65	7.40	6.25	4.48	3.29
5-A-4	22.14	8.06	4.24	3.32	2.68	1.86	1.36
S-B-1	19.21	12.78	7.22	5.96	5.14	3.99	3.16
S-B-2	19.21	12.78	7.22	5.96	5.14	3.99	3.16
S-B-3	19.21	12.78	7.22	5.96	5.14	3.99	3.16
S-B-4	19.21	12.78	7.22	5.96	5.14	3.99	3.16
N-B-1	21.80	13.56	7.40	6.07	5.21	4.02	3.24
N-B-2	21.80	13.56	7.40	6.07	5.21	4.02	3.24
N-B-3	21.80	13.56	7.40	6.07	5.21	4.02	3.24

	PPC(2)
Class	0%		50%	100%		150%	200%
6-A-1	21.65		5.93	3.22		2.20	1.65
6-A-2	21.65		5.93	3.22		2.20	1.65
M-1	26.88		9.41	5.16		3.91	3.55
M-2	26.87		9.30	5.10		3.89	3.49
M-3	26.85		9.20	5.05		3.85	3.43
M-4	26.83		9.04	4.96		3.81	3.39
M-5	26.76		8.77	4.82		3.76	3.28
M-6	26.59		8.25	4.59		3.55	3.12
M-7	25.50		6.73	3.90		3.14	3.06

_________________

(1)

Determined as described under “Prepayment and Yield Considerations—Weighted Average Lives of the Offered Certificates” in this prospectus supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

(2)

“CPR” is the Constant Prepayment Rate and “PPC” is the Prepayment Curve, each of which is described under “Prepayment and Yield Considerations—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, elections will be made to treat certain portions of the Issuing Entity (exclusive of the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Interest Rate Floor Agreement, the Swap Account, the Floor Account, the Rate Cap Carryover Reserve Account and certain other assets specified in the pooling and servicing agreement) as multiple separate “real estate mortgage investment conduits” (each, a “REMIC”).

•

Each class of Offered Shifting Interest Certificates (other than the Class 1-A-R Certificate) will constitute a “regular interest” in a REMIC that will be treated as a debt instrument for federal income tax purposes.

•

Each class of Offered Overcollateralized Certificates will constitute (i) a “regular interest” in a REMIC that will be treated as a debt instrument for federal income tax purposes and (ii) the right to receive Rate Cap Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust. The right to receive payments in respect of Rate Cap Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust will be treated as notional principal contracts for federal income tax purposes.

•	The Class 1-A-R Certificate will constitute the sole “residual interest” in each REMIC.

Interest on the Offered Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

The Interest Only Certificates will, and certain other classes of Offered Certificates may, depending on their respective issue prices, be issued with original issue discount for federal income tax purposes. If you hold such a Certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

The holder of the Class 1-A-R Certificate will be required to report as ordinary income or loss the net income or the net loss of each REMIC and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class 1-A-R Certificate other than the distribution of its class balance and interest on that balance.

See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Legal Investment

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Certificates. You are encouraged to consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of Offered Certificates.

•

The Senior Certificates and the Class S-B-1, Class N-B-1, Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or “SMMEA,” so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

•	The Class S-B-2, Class S-B-3, Class S-B-4, Class N-B-2, Class N-B-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will not constitute “mortgage related securities” under SMMEA.

See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” the Internal Revenue Code of 1986, as amended (the “Code”), or any federal, state or local law which is similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

Subject to the considerations and conditions described under “ERISA Considerations” in this prospectus supplement, it is expected that the Offered Certificates (other than the Class 1-A-R Certificate) may be purchased by benefit plans if certain conditions are met. Prior to the termination of the supplemental interest trust, benefit plans or persons purchasing on behalf of, or using assets of, a benefit plan may only purchase the Offered Overcollateralized Certificates if the purchase and holding of such certificates also meets the requirements of an investor-based class exemption or a statutory exemption issued by the Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a prohibited transaction under applicable law.

The Class 1-A-R Certificate may not be purchased by, on behalf of or with the assets of a benefit plan.

See “ERISA Considerations” in this prospectus supplement and “Benefit Plan Considerations” in the prospectus.

Affiliations

Bank of America, National Association, which is the Sponsor, an Originator and a Servicer, is the direct parent of the Depositor and is an affiliate of Banc of America Securities LLC. Further, Wells Fargo Bank, N.A., which is the Securities Administrator, Master Servicer and Supplemental Interest Trust Trustee, is also an Originator and a Servicer. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

Wells Fargo Bank, N.A. serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank, N.A. are customary for the residential mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

RISK FACTORS

•

The risk factors discussed below and under the heading “Risk Factors” in the prospectus describe the material risks of an investment in the Offered Certificates and should be carefully considered by all potential investors.

•	The Offered Certificates are not suitable investments for all investors.
•

The Offered Certificates are complex financial instruments, so you should not purchase any Offered Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

•	You should not purchase any Offered Certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those Offered Certificates.

General Risk Factors

Mortgage Loans Paying Interest Only During the Related Interest Only Period May Have a Higher Risk of Delinquency, Default or Rates of Prepayment

Certain of the Mortgage Loans in each Loan Group have an initial interest only period of up to ten years after the date of origination. During this interest only period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of the Mortgage Loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related Certificates from these Mortgage Loans during their interest only period except in the case of a prepayment.

After the initial interest only period, payments on a Mortgage Loan with an interest only period will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of delinquency, default or prepayment under the related Mortgage Loan. In underwriting Mortgage Loans with interest only periods, originators generally do not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these Mortgage Loans because they do not amortize during the related interest only period. Losses, to the extent not covered by credit enhancement, will be allocated to the related Certificates.

Mortgage loans with an initial interest only period are relatively new in the secondary mortgage market. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

Adjustable-Rate Mortgage Loan Borrowers May Be More Likely to Prepay

Mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors’ adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

Alternative Underwriting Standards May Increase Risk of Loss

Certain of the Mortgage Loans may have been originated using an Originator’s “alternative” or “modified” underwriting standards.

These underwriting standards are different from and, in certain respects, less stringent than the general underwriting standards employed by the applicable Originator. For example, certain of the mortgage loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. Accordingly, the mortgage loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the applicable Originator’s general underwriting standards. See “Prepayment and Yield Considerations” in this prospectus supplement.

The Rate of Default on Mortgage Loans that Are Secured by Investor Properties May be Higher than on Other Mortgage Loans

The tables under the heading “Summary of Terms—The Mortgage Pool” list the expected approximate percentage of Mortgage Loans in each Loan Group and in each Loan Pool (in each case, by aggregate Stated Principal Balance as of the Cut-off Date) secured by investor properties.

An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor’s primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the related Servicer (because that Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. A Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds or other recoveries in respect of the Mortgage Loan. Because of the priorities of distributions, shortfalls resulting from delinquencies that are not covered by advances or available credit enhancement will be borne first by the related Class B Certificates or Mezzanine Certificates (in reverse numerical order), then by the related Super Senior Support Certificates, if any, and finally by the related Senior Certificates.

There Are Risks Relating to Mortgaged Properties Subject to Second Lien Mortgage Loans

At the time of origination of certain of the Mortgage Loans, a lender other than the applicable Originator may have originated a second lien mortgage loan. Mortgage loans that have second lien mortgage loans encumbering the same mortgaged property may have higher rates of delinquency and foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them. This may be due to changes in the mortgagor’s debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors. You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any lender.

Mortgage Loans with Large Principal Balances May Increase Risk of Loss on Certificates

Mortgage Loans with large principal balances relative to the class balances of the more subordinated classes of Mezzanine Certificates and Class B Certificates may, in the event of liquidation, result in realized losses large enough to significantly reduce or eliminate the class balance of one or more of such classes.

In addition, any realized loss that reduces the class balance of a class of Mezzanine Certificates or Class B Certificates decreases the subordination provided to the related Senior Certificates.

The current principal balances of the Mortgage Loans and the percentages they represent of each Loan Group and each Loan Pool are specified in Appendix A to this prospectus supplement.

Inclusion of Mortgage Loans that have been Delinquent in the Past May Increase Risk of Loss

Although all of the Mortgage Loans were current as of the Cut-off Date, certain of the Mortgage Loans have been delinquent in the past. Historical delinquency information with respect to the Mortgage Loans in each Loan Group and each Loan Pool is set forth in Appendix A to this prospectus supplement. A mortgage loan that has been delinquent more than once in the recent past may be more likely than other mortgage loans to become delinquent in the future.

Credit Scores May Not Accurately Predict the Likelihood of Default

The Originators generally use credit scores as part of their underwriting processes. The tables in Appendix A to this prospectus supplement show credit scores for the mortgagors obtained at the time of origination of their Mortgage Loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the Depositor, the Sponsor or the Originators makes any representations or warranties as to any borrower’s current credit score or the actual performance of any Mortgage Loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models

The decrement tables set forth in Appendix B to this prospectus supplement and the sensitivity tables set forth in Appendix D to this prospectus supplement have been prepared on the basis of the modeling assumptions described under “Prepayment and Yield Considerations—Assumptions Relating to Tables.” There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the assumed mortgage loans used in preparing the related decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives on the Offered Certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the related decrement tables and the sensitivity tables, the class balance or notional amount of a related class of Offered Certificates could be reduced to zero earlier or later than indicated by the related decrement tables and the yield to maturity may be higher or lower than indicated in the related sensitivity tables.

The models used in this prospectus supplement for prepayments and defaults also do not purport to be an historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the Mortgage Loans contained in the Issuing Entity. It is highly unlikely that the Mortgage Loans will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of CPR and PPC and the loss severity percentages are for illustrative purposes only. For a description of CPR and PPC, see “Prepayment and Yield Considerations” in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the Offered Certificates may differ from the weighted average lives shown in the tables on page S-26 of this prospectus supplement and in Appendix B to this prospectus supplement.

There Is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Pay Interest on Your Certificates

When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a Mortgage Loan, the mortgagor is not charged interest on the prepayment for the month in which the principal prepayment was received. This may result in a shortfall in interest collections available for payment on the next Distribution Date. Each Servicer is required to cover a portion of the shortfall in interest collections that is attributable to prepayments in full and partial prepayments on the Mortgage Loans it services during the related prepayment period, but in each case only up to the amount of compensating interest for such Distribution Date as described herein under “The Pooling and Servicing Agreement and the Servicing Agreements—Compensating Interest.”

The Variable Rate of Interest on the Mortgage Loans May Affect Your Yield

The mortgage interest rate on each Hybrid ARM Mortgage Loan will be fixed for an initial period ranging from approximately three to ten years from its date of origination. After the applicable fixed-rate period, the mortgage interest rate on each Hybrid ARM Mortgage Loan will adjust semi-annually or annually to equal the sum of the applicable index and a gross margin. Mortgage interest rate adjustments will be subject to the limitations stated in the mortgage note on increases and decreases for any adjustment (i.e., a “periodic cap”). In addition, the mortgage interest rate for each Mortgage Loan will be subject to an overall maximum mortgage interest rate and a minimum mortgage interest rate generally equal to the applicable gross margin. Because the interest rates on the Shifting Interest Certificates are equal to or based upon the mortgage interest rates of the applicable Shifting Interest Mortgage Loans and because the certificate interest rates on the Overcollateralized Certificates are subject to a net rate cap based on the mortgage interest rates of the Group 6 Mortgage Loans, the interest rate on each class of Certificate may decrease, and may decrease significantly, after the mortgage interest rates on the applicable Hybrid ARM Mortgage Loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the applicable index. In addition, even if the applicable index increases, a rate ceiling or a periodic cap may limit the mortgage interest rate, which could adversely affect the yield on the related Certificates.

See “—The Yield and Weighted Average Lives of the Offered Overcollateralized Certificates Will be Subject to Any Negative Amortization on the Mortgage Loans” below for information on how the variable rate of interest on Option ARM Mortgage Loans may affect your yield.

Limited Source of Payments – No Recourse to Depositor, Sponsor, Originators, Servicers, Master Servicer, Securities Administrator or Trustee

Proceeds of the Mortgage Loans (and, with respect to the Overcollateralized Certificates, the Interest Rate Swap Agreement and the Interest Rate Floor Agreement) will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsor, the Originators, the Servicers, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor, the Sponsor, the Originators and PNC Bank, N.A. with respect to certain breaches of representations and warranties, and limited obligations of the Servicers with respect to their servicing obligations.

Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Sponsor, the Originators, PNC Bank, N.A., the Servicers, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. Consequently, if payments on the Mortgage Loans (and, with respect to the Overcollateralized Certificates, the Interest Rate Swap Agreement and the Interest Rate Floor Agreement) are insufficient or otherwise unavailable to make all payments required on the

Certificates, there will be no recourse to the Depositor, the Sponsor, the Originators, PNC Bank, N.A., the Servicers, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates.

Limited Liquidity

The Underwriter intends to make a market for purchase and sale of the Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates. Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Super Senior Support Certificates, the Class 5-A-3 Certificates, the Class B Certificates and the Mezzanine Certificates) will experience illiquidity.

Geographic Concentrations May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disaster

At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. Any concentration of mortgaged properties in a state or region may present unique risk considerations. The tables in Appendix A to this prospectus supplement list the expected concentrations of mortgaged properties in each Loan Group and in each Loan Pool (in each case, by aggregate Stated Principal Balance as of the Cut-off Date).

Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans, may result in losses on the Mortgage Loans. Any losses may adversely affect the yield to maturity of the related Offered Certificates.

Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment

There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the tables in Appendix A to this prospectus supplement might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the Mortgage Loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the Sponsor’s prior securitizations involving the Depositor.

In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

Rights of Beneficial Owners May Be Limited by Book-Entry System

All of the Offered Certificates, other than the Class 1-A-R Certificate, are Book-Entry Certificates and will be held through the book-entry system of The Depository Trust Company.

Transactions in the Book-Entry Certificates generally can be effected only through DTC and Participants. As a result:

•

your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your Certificates; and

•	under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the Securities Administrator to DTC, and not directly to you.

For a more detailed discussion of the Book-Entry Certificates, see “Description of Certificates—Book-entry Form” in the prospectus.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates

The mortgages or assignments of mortgage for some of the Mortgage Loans may have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the related Originator and its successors and assigns, including the Issuing Entity. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the Trustee, any related expenses will be paid by the Issuing Entity and will reduce the amount available to make distributions on the related Certificates.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the Mortgage Loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

The Sponsor, the Originators or PNC Bank, N.A. May Not Be Able to Repurchase Defective Mortgage Loans

The Sponsor, the Originators and PNC Bank, N.A. will make various representations and warranties related to the Mortgage Loans. If the Sponsor, an Originator or PNC Bank, N.A., as applicable, fails to cure a material breach of its representations and warranties with respect to any Mortgage Loan sold by it in a timely manner, then the Sponsor, that Originator or PNC Bank, N.A., as applicable, would be required to repurchase, or in certain circumstances and other than in the case of PHH Mortgage Corporation or PNC Bank, N.A., substitute for, the defective Mortgage Loan. It is possible that the Sponsor, an Originator or PNC Bank, N.A. may not be capable of repurchasing or substituting for any defective Mortgage Loans, for financial or other reasons. The inability of the Sponsor, an Originator or PNC Bank, N.A. to repurchase or substitute for defective Mortgage Loans would likely cause the Mortgage Loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the related Certificates could occur.

United States Military Operations May Increase Risk of Relief Act Shortfalls

As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National

Guard who is called to active duty, is a mortgagor of a Mortgage Loan, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the Mortgage Loans which will be borne by all classes of Certificates. Neither the Sponsor nor the Depositor has taken any action to determine whether any of the Mortgage Loans would be affected by these interest rate limitations. See “Description of Shifting Interest Certificates—Interest on the Shifting Interest Certificates” and “Description of Overcollateralized Certificates—Distributions on the Overcollateralized Certificates” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and Similar Laws” in the prospectus.

Risk Factors Applicable to the Offered Shifting Interest Certificates

The Rate of Principal Payments on the Shifting Interest Mortgage Loans Will Affect the Yield on the Shifting Interest Offered Certificates

Because principal prepayments on the Shifting Interest Mortgage Loans will be distributed currently on the related Senior Shifting Interest Certificates and the related Class B Certificates, the rate of distributions of principal and the yield to maturity on your Shifting Interest Certificates will be directly related to (i) the rate of payments of principal on the related Shifting Interest Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in losses on the related Shifting Interest Mortgage Loans. Borrowers are permitted to prepay their Shifting Interest Mortgage Loans, in whole or in part, at any time without penalty. The principal payments on the Shifting Interest Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “principal prepayment” includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the related Shifting Interest Mortgage Loans.

The rate of principal payments on the Shifting Interest Mortgage Loans will be affected by the following:

•	the amortization schedules of the Shifting Interest Mortgage Loans;
•	the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;
•	liquidations of the properties that secure defaulted Shifting Interest Mortgage Loans;
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repurchases of Shifting Interest Mortgage Loans by the Depositor, the Sponsor, the Originators or PNC Bank, N.A., as applicable, as a result of defective documentation or breaches of representations or warranties;

•	the exercise of due-on-sale clauses by the Servicers in connection with transfers of mortgaged properties;
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the optional repurchase of all the Pool S Mortgage Loans or Pool N Mortgage Loans by the Master Servicer under the circumstances set forth under “The Pooling and Servicing Agreement and the Servicing Agreements—Optional Termination”; and

•	general and targeted solicitations for refinancing by mortgage originators.

The rate of principal payments on the Shifting Interest Mortgage Loans will depend greatly on the level of mortgage interest rates:

•	If prevailing interest rates for similar mortgage loans fall below the interest rates on the Shifting Interest Mortgage Loans in the Issuing Entity, the rate of prepayment is likely to increase.
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Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Shifting Interest Mortgage Loans in the Issuing Entity, the rate of prepayment is likely to decrease.

If you are purchasing Shifting Interest Offered Certificates at a discount, you should consider the risk that if principal payments on the related Shifting Interest Mortgage Loans occur at a rate slower than you expected, your yield will be lower than you expected.

If you are purchasing Shifting Interest Offered Certificates at a premium or you are purchasing Class 5-A-3 Certificates, you should consider the risk that if principal payments on the related Shifting Interest Mortgage Loans, occur at a rate faster than you expected, your yield may be lower than you expected.

In addition, the multiple class structure of the Class B Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the related Shifting Interest Mortgage Loans. Because distributions of principal will be made to the holders of such Certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of Certificates will be sensitive to the rates of prepayment on the related Shifting Interest Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of Certificates will also be extremely sensitive to losses due to defaults on the related Shifting Interest Mortgage Loans (and the timing of those losses), to the extent such losses are not covered by a class of Class B Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class B Certificates may be adversely affected by losses even if such classes of Certificates do not ultimately bear such loss.

See “Summary of Terms—Prepayment and Yield Considerations” and “Prepayment and Yield Considerations” in this prospectus supplement.

Subordination of Super Senior Support and Class B Certificates Increases Risk of Loss

If you purchase Class B Certificates, you are more likely to suffer losses as a result of losses or delinquencies on the related Shifting Interest Mortgage Loans than are holders of the related Senior Shifting Interest Certificates.

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The rights of each class of Class B Certificates to receive distributions of interest and principal are subordinated to the rights of the related Senior Shifting Interest Certificates and each class of Class B Certificates within the same Pool with a lower numerical designation. For example, the Class S-B-2 Certificates will not receive principal or interest on a Distribution Date until the related Senior Shifting Interest Certificates and the Class S-B-1 Certificates have received the amounts to which they are entitled on that Distribution Date.

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Losses that are realized on the Pool S Mortgage Loans will be allocated first to the Class S-B-7 Certificates, then to the Class S-B-6 Certificates, and so on, in reverse numerical order of the Class S-B Certificates, until the outstanding class balances of those classes have been reduced to zero. Losses that are realized on the Pool N Mortgage Loans will be allocated first to the Class N-B-6 Certificates, then to the Class N-B-5 Certificates, and so on, in reverse numerical order of the Class N-B Certificates, until the outstanding class balances of those classes have been reduced to zero.

If you purchase a class of Super Senior Support Shifting Interest Certificates, you should consider the risk that after the Class B Certificates of the same Pool are no longer outstanding, the principal portion of losses realized on the Shifting Interest Mortgage Loans in the related Shifting Interest Loan Group that is allocated to the related class or classes of Super Senior Shifting Interest Certificates will be borne by your class of Super Senior Support Shifting Interest Certificates, rather than the related class or classes of Super Senior Shifting Interest Certificates, for so long as your class of Super Senior Support Shifting Interest Certificates is outstanding. See “Description of Shifting Interest Certificates—Allocation of Losses to the Shifting Interest Certificates” in this prospectus supplement.

For a more detailed description of the subordination feature of the Class B Certificates, see “Description of Shifting Interest Certificates—Allocation of Losses to the Shifting Interest Certificates” and “—Cross-Collateralization of the Shifting Interest Certificates” in this prospectus supplement.

Class B Certificates Provide Credit Support for the Related Senior Shifting Interest Certificates

Because the Class B Certificates of a Pool provide credit support for all of the Senior Shifting Interest Certificates of such Pool, the outstanding class balances of the Class B Certificates of a Pool could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Shifting Interest Mortgage Loans in one or more of the Shifting Interest Loan Groups in the related Loan Pool. Therefore, Realized Losses on the Shifting Interest Mortgage Loans in any of the Shifting Interest Loan Groups in a Loan Pool will reduce the subordination provided by the Class B Certificates of the related Pool to all of the Senior Shifting Interest Certificates of such Pool and increase the likelihood that Realized Losses may be allocated to those Senior Shifting Interest Certificates. See “Description of Shifting Interest Certificates—Allocation of Losses to the Shifting Interest Certificates” herein.

Under certain circumstances principal payments on the Shifting Interest Mortgage Loans in a Shifting Interest Loan Group otherwise distributable to the Class B Certificates of the related Pool will be paid to the Senior Shifting Interest Certificates of such Pool, as described under “Description of Shifting Interest Certificates—Cross-Collateralization of the Shifting Interest Certificates” in this prospectus supplement.

The Timing of Changes in the Rate of Prepayments May Significantly Affect the Actual Yield to You, Even If the Average Rate of Principal Prepayments is Consistent with Your Expectations

In general, the earlier the payment of principal of the Shifting Interest Mortgage Loans, the greater the effect on the yield to maturity of the related Certificates. As a result, the effect on yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipated during the period immediately following the issuance of the Shifting Interest Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

Tax Consequences of Residual Certificate

•	The Class 1-A-R Certificate will be the sole “residual interest” in each REMIC for federal income tax purposes.
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The holder of the Class 1-A-R Certificate must report as ordinary income or loss the net income or the net loss of each REMIC, including the REMICs relating to the Overcollateralized Certificates, whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class 1-A-R Certificate other than the distribution of its class balance and interest on that balance.

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Treasury regulations require a seller of the Class 1-A-R Certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for “safe harbor” protection from possible disregard of such a transfer.

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Due to its tax consequences, the Class 1-A-R Certificate will be subject to restrictions on transfer that may affect its liquidity. In addition, the Class 1-A-R Certificate may not be acquired by benefit plans.

See “Description of the Shifting Interest Certificates—Restrictions on Transfer of the Class 1-A-R Certificate,” “Prepayment and Yield Considerations—Yield on the Class 1-A-R Certificate,” “ERISA Considerations” and “Federal Income Tax Consequences” in this prospectus supplement.

Risk Factors Relating to the Offered Overcollateralized Certificates

There are Risks Involving Unpredictability of Prepayments and the Effect of Prepayments on Yields

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Overcollateralized Certificates will be related to the rate and timing of payments of principal on the Group 6 Mortgage Loans. The rate of principal payments on the Group 6 Mortgage Loans will in turn be affected by the amortization schedules of the Group 6 Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the Sponsor or the Depositor). Mortgagors may prepay their Group 6 Mortgage Loans in whole or in part at any time without penalty. We cannot predict the rate at which mortgagors will repay their Group 6 Mortgage Loans. A prepayment of a Mortgage Loan generally will result in a prepayment of the related Overcollateralized Certificates.

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If you purchase your Offered Overcollateralized Certificates at a discount and principal of the Group 6 Mortgage Loans is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

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If you purchase your Offered Overcollateralized Certificates at a premium and principal of the Group 6 Mortgage Loans is repaid faster than you anticipate, then your yield may be lower than you anticipate.

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The rate of prepayments on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, servicing decisions, amortization schedules and general and targeted solicitations for refinancing by mortgage originators (including the Originators).

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If the mortgage interest rates on the Option ARM Mortgage Loans decrease prior to an adjustment in their monthly payments, a larger portion of such monthly payments will be applied to the unpaid principal balance of those mortgage loans, which may cause the Offered Overcollateralized Certificates to amortize more quickly. Conversely, if the mortgage interest rates on the Option ARM Mortgage Loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of those mortgage loans, which may cause the Offered Overcollateralized Certificates to amortize more slowly.

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The Sponsor and the Depositor may be required to repurchase Group 6 Mortgage Loans in the event certain breaches of representations and warranties have not been cured. Certain parties have the right to purchase all of the Group 6 Mortgage Loans and related REO Properties and thereby effect the early retirement of the Offered Overcollateralized Certificates under the circumstances set forth under “The Pooling and Servicing Agreement and the Servicing Agreements—Optional Termination” in this prospectus supplement. These purchases will have the same effect on the holders of the Offered Overcollateralized Certificates as a prepayment of such Mortgage Loans.

•	The applicable Servicer will generally enforce due-on-sale clauses contained in the mortgage notes in connection with transfers of mortgaged properties.
•	If the rate of default and the amount of losses on the Group 6 Mortgage Loans are higher than you expect, then your yield may be lower than you expect.
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If the level of overcollateralization for the Overcollateralized Certificates falls below the applicable targeted overcollateralization amount for a Distribution Date, excess interest, and in certain circumstances, Net Swap Payments and/or interest rate floor payments received by the Supplemental Interest Trust Trustee, will be paid to the related Overcollateralized Certificates as principal. This will have the effect of reducing the total class balance of the Overcollateralized Certificates faster than the aggregate Stated Principal Balance of the Group 6 Mortgage Loans until the required level of overcollateralization is reached.

There is a Risk that Interest Payments on the Group 6 Mortgage Loans May Be Insufficient to Maintain Overcollateralization

Because the weighted average of the interest rates on the Group 6 Mortgage Loans is expected to be higher than the weighted average of the certificate interest rates on the Overcollateralized Certificates, the Group 6 Mortgage Loans are expected to generate more interest than is needed to pay interest owed on such

Overcollateralized Certificates as well as certain fees and expenses of the Issuing Entity allocable to such Overcollateralized Certificates (including any payments to the supplemental interest trust in respect of any Net Swap Payment owed to the Swap Provider and any swap termination payment, other than a defaulted swap termination payment). After these financial obligations of the Issuing Entity are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest from the Group 6 Mortgage Loans will then be used to compensate for losses that occur on the Group 6 Mortgage Loans. We cannot assure you, however, that enough excess interest will be generated to maintain the applicable overcollateralization levels required by the rating agencies. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the Group 6 Mortgage Loans will generate:

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When a Group 6 Mortgage Loan is prepaid in full or repurchased, excess interest will generally be reduced because that Group 6 Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a Group 6 Mortgage Loan is liquidated or written off, excess interest will be reduced because that Group 6 Mortgage Loan will no longer be outstanding and generating interest.
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If the rates of delinquencies, defaults or losses on the Group 6 Mortgage Loans are higher than expected, excess interest from the Group 6 Mortgage Loans will be reduced by the amount necessary to compensate for any shortfalls in cash available on a Distribution Date to pay the related certificateholders.

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The negative amortization feature of the Option ARM Mortgage Loans may result in monthly payments on the Option ARM Mortgage Loans that are less than the amount of interest accruing on their Stated Principal Balances.

Effects of Mortgage Interest Rates and Other Factors on the Certificate Interest Rates of the Offered Overcollateralized Certificates

The yields to maturity on the Offered Overcollateralized Certificates may be affected by the resetting of the mortgage interest rates on the Group 6 Mortgage Loans on their related adjustment dates and the mismatch between the monthly mortgage interest rate adjustments and the annual monthly payment adjustments on the Option ARM Mortgage Loans due to the factors set forth below. The mortgage interest rates on the Group 6 Mortgage Loans are based on one-year LIBOR or LAMA and do not adjust for periods ranging from 1 month to 60 months after the dates of their origination, while the certificate interest rates on the Offered Overcollateralized Certificates are based on certificate one-month LIBOR, are subject to the net rate cap and are adjusted monthly. The mortgage interest rates and monthly payments on the Group 6 Mortgage Loans that are Hybrid ARM Mortgage Loans adjust annually and the mortgage interest rates on the Option ARM Mortgage Loans adjust monthly while their monthly payments adjust annually. This mismatch of indices and adjustment frequency may cause the certificate interest rates on the Offered Overcollateralized Certificates to increase relative to the mortgage interest rates on the Group 6 Mortgage Loans that are Hybrid ARM Mortgage Loans and relative to the mortgage interest rates and monthly payments on the Option ARM Mortgage Loans, which would require a greater portion of the interest generated by the Group 6 Mortgage Loans to be applied to cover interest accrued on the Offered Overcollateralized Certificates, and could result in the limitation of the certificate interest rates on some or all of the Offered Overcollateralized Certificates by the net rate cap and could therefore adversely affect the yield to maturity on such Certificates. For a description of the net rate cap, see “Description of Overcollateralized Certificates—Certificate Interest Rates of the Overcollateralized Certificates.” In addition, you should note that the net rate cap will decrease if the Group 6 Mortgage Loans with relatively high mortgage interest rates prepay at a faster rate than the other Group 6 Mortgage Loans with relatively low mortgage interest rates, which will increase the likelihood that the net rate cap will apply to limit the certificate interest rates on one or more classes of the Offered Overcollateralized Certificates.

See “—The Yield and Weighted Average Lives of the Offered Overcollateralized Certificates Will be Subject to Any Negative Amortization on the Mortgage Loans” below for more information about the impact on your yield due to the inclusion of the Option ARM Mortgage Loans in Loan Group 6.

If the certificate interest rate on any class of Offered Overcollateralized Certificates is limited by the net rate cap for any Distribution Date, the resulting rate cap carryover amounts may be recovered by the holders of such classes of Certificates on that same Distribution Date or on future Distribution Dates, to the extent that on that Distribution Date or future Distribution Dates there are any funds available remaining after certain other distributions on the Offered Overcollateralized Certificates and the payment of certain fees and expenses of the Issuing Entity allocable to the such Certificates (including any payments to the supplemental interest trust in respect of any Net Swap Payment owed to the Swap Provider and any swap termination payment, other than a defaulted swap termination payment). These rate cap carryover amounts for the Overcollateralized Certificates may also be covered by amounts payable under the interest rate swap agreement or interest rate floor agreement. See “Description of Overcollateralized Certificates—Interest Rate Support for the Overcollateralized Certificates” in this prospectus supplement. The ratings on the Offered Overcollateralized Certificates will not address the likelihood of any such recovery of rate cap carryover amounts by holders of such Certificates.

There are Risks in Holding Mezzanine Certificates

The protections afforded the Senior Overcollateralized Certificates in this transaction create risks for the Mezzanine Certificates. Prior to any purchase of any Mezzanine Certificates, consider the following factors that may adversely impact your yield:

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Because the Mezzanine Certificates receive interest and principal distributions after the Senior Overcollateralized Certificates receive such distributions, there is a greater likelihood that the Mezzanine Certificates will not receive the distributions to which they are entitled on any Distribution Date.

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If the applicable Servicer determines not to advance a delinquent payment on a Group 6 Mortgage Loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the Overcollateralized Certificates which will impact the Mezzanine Certificates.

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The portion of the shortfalls in the amount of interest collections on the Group 6 Mortgage Loans that are attributable to prepayments and are not covered by the applicable Servicer may result in a shortfall in distributions on the Overcollateralized Certificates, which will disproportionately impact the Mezzanine Certificates.

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The Mezzanine Certificates are not expected to receive principal distributions until, at the earliest, December 2009 (unless the Senior Overcollateralized Certificates are reduced to zero prior to such date).

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Losses resulting from the liquidation of defaulted Group 6 Mortgage Loans will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the Overcollateralized Certificates. Realized losses on the Group 6 Mortgage Loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related Distribution Date, will be allocated to the Mezzanine Certificates in reverse order of payment priority. No principal or interest will be distributable on the amount by which the class balance of a class has been reduced by a realized loss (except where a class balance has been increased by a recovery). A loss allocation results in a reduction in a class balance without a corresponding distribution of cash to the holder. A lower class balance will result in less interest accruing on the Certificate.

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The earlier in the transaction that a loss on a Group 6 Mortgage Loan occurs, the greater the impact on yield. See “Description of Overcollateralized Certificates” and “Prepayment and Yield Considerations” in this prospectus supplement for more detail.

For a more detailed description of the subordination feature of the Mezzanine Certificates, see “Description of Overcollateralized Certificates—Allocation of Losses to the Overcollateralized Certificates” in this prospectus supplement.

The Rights of the NIMS Insurer Could Adversely Affect the Offered Overcollateralized Certificates

After the Closing Date, one or more separate entities may be established to issue net interest margin securities secured by all or a portion of the Class CE Certificates. A NIMS Insurer may issue a financial guaranty insurance policy that guarantees payments on those securities. If any of these net interest margin securities are so insured, a NIMS Insurer will have a number of rights under the pooling and servicing agreement that could adversely affect holders of the Offered Overcollateralized Certificates. Pursuant to the pooling and servicing agreement, unless the NIMS Insurer fails to make a required payment under the policy insuring net interest margin securities or the NIMS Insurer is the subject of a bankruptcy proceeding, the NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Offered Overcollateralized Certificates without their consent, and the holders of the Offered Overcollateralized Certificates will be able to exercise such rights only with the prior written consent of the NIMS Insurer. Rights of a NIMS Insurer under the pooling and servicing agreement may include, but are not limited to, the following:

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the right to control the voting rights of the Overcollateralized Certificates in directing the removal of the Trustee or any co-trustee, the Securities Administrator or custodian pursuant to the pooling and servicing agreement for failure of such party to perform its obligations thereunder;

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the right to control the voting rights of the Overcollateralized Certificates in directing the Trustee or the Securities Administrator to make investigations and take actions pursuant to the pooling and servicing agreement; and

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the right to purchase all of the Group 6 Mortgage Loans and related REO Properties and thereby effect the early retirement of the Overcollateralized Certificates under the circumstances set forth under “The Pooling and Servicing Agreement and the Servicing Agreements—Optional Termination” in this prospectus supplement.

In addition, unless a NIMS Insurer fails to make a required payment under the policy insuring net interest margin securities or a NIMS Insurer is the subject of a bankruptcy proceeding, such NIMS Insurer’s consent will be required before, among other things, any amendment to the pooling and servicing agreement affecting the Overcollateralized Certificates.

Investors in the Offered Overcollateralized Certificates should note that:

•	any insurance policy issued by a NIMS Insurer will not cover, and will not benefit in any manner whatsoever the Offered Overcollateralized Certificates;
•	the rights granted to a NIMS Insurer are extensive;
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the interests of a NIMS Insurer may be inconsistent with, and adverse to the interests of the holders of the related Offered Overcollateralized Certificates and the NIMS Insurer has no obligation or duty to consider the interests of the Offered Overcollateralized Certificates in connection with the exercise or nonexercise of such NIMS Insurer’s rights; and

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a NIMS Insurer’s exercise of its rights and consents may negatively affect the Offered Overcollateralized Certificates and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the Offered Overcollateralized Certificates, relative to other mortgage pass-through certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received by the Supplemental Interest Trust Trustee from the Swap Provider under the Interest Rate Swap Agreement will be applied with respect to the Overcollateralized Certificates as described in this prospectus supplement to pay interest shortfalls and rate cap carryover amounts, maintain overcollateralization and pay unpaid realized loss amounts. No assurance can be made that any amounts will be received by the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, rate cap carryover amounts and unpaid realized loss amounts with respect to the Overcollateralized Certificates. Any Net Swap Payment payable to the supplemental interest trust for the benefit of the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to holders of the Offered Overcollateralized Certificates and may reduce the certificate interest rates of such Offered Overcollateralized Certificates. If the rate of prepayments on the Group 6 Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate Stated Principal Balance of the Group 6 Mortgage Loans, thereby increasing the relative proportion of collections on the Group 6 Mortgage Loans that must be applied to make Net Swap Payments to the supplemental interest trust for the benefit of the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Overcollateralized Certificates. In addition, any termination payment payable by the Supplemental Interest Trust Trustee to the Swap Provider (other than a termination payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to holders of the Offered Overcollateralized Certificates.

Upon early termination of the Interest Rate Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that a Swap Termination Payment to the Swap Provider is required, that payment will be paid to the supplemental interest trust and then to the swap account for payment to the Swap Provider on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to holders of the Offered Overcollateralized Certificates. This feature may result in losses on the Offered Overcollateralized Certificates. Due to the priority of the applications of the interest and principal remittance amounts, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the supplemental interest trust before such effects are borne by the Senior Overcollateralized Certificates and one or more classes of the Mezzanine Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Overcollateralized Certificates depend in part on payments to be received by the supplemental interest trust under the Interest Rate Swap Agreement from the Swap Provider, the ability of the Supplemental Interest Trust Trustee to make such distributions on such Certificates will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement. In addition, no assurance can be made that in the event of an early termination of the Interest Rate Swap Agreement, the Supplemental Interest Trust Trustee, at the direction of the Depositor, will be able to obtain a replacement interest rate swap agreement. See “Description of Overcollateralized Certificates—Interest Rate Support for the Overcollateralized Certificates” in this prospectus supplement.

The Interest Rate Floor Agreement is Subject to Counterparty Risk

The assets of the Issuing Entity include an Interest Rate Floor Agreement that will require the Floor Provider to make certain payments for the benefit of the holders of the Offered Overcollateralized Certificates. To the extent that payments on the Offered Overcollateralized Certificates depend in part on payments to be received by the supplemental interest trust under the Interest Rate Floor Agreement, the ability of the Issuing Entity to make such payments on such classes of Offered Overcollateralized Certificates will be subject to the credit risk of the Floor Provider.

The Yield and Weighted Average Lives of the Offered Overcollateralized Certificates Will be Subject to Any Negative Amortization on the Mortgage Loans

Certain of the Group 6 Mortgage Loans are Option ARM Mortgage Loans. After one or three months following their origination, the mortgage interest rates on Option ARM Mortgage Loans adjust monthly but their monthly payments and amortization schedule adjust annually and are subject to maximum mortgage interest rates and payments caps (with the exception of adjustment on each fifth anniversary of the first payment date, adjustment upon reaching maximum negative amortization or the final payment adjustment prior to maturity). The initial mortgage interest rates used in determining the minimum monthly payments on the Option ARM Mortgage Loans is generally lower than the sum of the index applicable at origination and the related gross margin. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the mortgagor, the amount of interest accruing on the Stated Principal Balance of an Option ARM Mortgage Loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on these Option ARM Mortgage Loans may become deferred interest that will be added to their respective Stated Principal Balances and will also bear interest at the applicable mortgage interest rates.

In addition, the amount by which a monthly payment on an Option ARM Mortgage Loan may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully its Stated Principal Balance over its remaining term to maturity. If the mortgage interest rates on the Option ARM Mortgage Loans decrease prior to their adjustment in monthly payments, a larger portion of their monthly payments will be applied to their Stated Principal Balances, which may cause the Overcollateralized Certificates to amortize more quickly. Conversely, if the mortgage interest rates on the Option ARM Mortgage Loans increase prior to their adjustment in monthly payments, a smaller portion of their monthly payments will be applied to their Stated Principal Balances, which may cause the Overcollateralized Certificates to amortize more slowly. If the unpaid principal balance of an Option ARM Mortgage Loan exceeds its original principal balance by the percentage specified in the related mortgage note, the monthly payment due on that Mortgage Loan will be recast without regard to the related payment cap in order to provide for the payment of the outstanding balance of the mortgage loan at its maturity by the payment of equal monthly installments. In addition, on the fifth anniversary of the first payment date of an Option ARM Mortgage Loan, every fifth payment adjustment date thereafter and the last payment adjustment date prior to such Mortgage Loan’s maturity, the monthly payment due will be recast without regard to the related payment cap in order to provide for the payment of the outstanding balance of the mortgage loan at its maturity by the payment of equal monthly installments. This may result in a minimum monthly payment that is significantly higher than the monthly payments previously due. These features may affect the rate at which principal on the mortgage loans is paid and may create a greater risk of default if the borrower is unable to pay the monthly payments on the related increased principal balance. See “—Negative Amortization May Increase Losses Applied to Your Overcollateralized Certificates” below

Negative Amortization May Increase Losses Applied to Your Overcollateralized Certificates

In certain cases, payments by mortgagors on Option ARM Mortgage Loans may result in negative amortization. See “—The Yield and Weighted Average Lives of the Offered Overcollateralized Certificates Will be Subject to Any Negative Amortization on the Mortgage Loans” above. When interest due on an Option ARM Mortgage Loan is added to the Stated Principal Balance of the Mortgage Loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the Mortgage Loan. Therefore, if the mortgagor defaults on such a Mortgage Loan there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been recognized in the absence of negative amortization. Holders of the Overcollateralized Certificates will bear these losses as described in “Description of Overcollateralized Certificates—Allocation of Losses to the Overcollateralized Certificates” in this prospectus supplement.

THE MORTGAGE POOL

The following descriptions of the Mortgage Loans and the mortgaged properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from the Loan Groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Loan Groups as they will be constituted on the Closing Date. Unless the context requires otherwise, references below and in Appendix A to this prospectus supplement to percentages of the Mortgage Loans in a Loan Group or Loan Pool are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group or Loan Pool as of the Cut-off Date.

The “Stated Principal Balance” of a Mortgage Loan means, as to any due date, (i) the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation plus (ii) in the case of an Option ARM Mortgage Loan, any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to the applicable due date.

As used in this prospectus supplement, a “Deficient Valuation” occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the applicable Servicer without giving effect to any Debt Service Reduction.

The Mortgage Loans in each Loan Group and in each Loan Pool have the characteristics set forth in the tables under “Summary of Terms—Mortgage Pool.”

The Mortgage Pool consists of Mortgage Loans either originated by the Sponsor or purchased by the Sponsor directly or indirectly from the other Originators and either (i) originated by those Originators or (ii) purchased by those Originators from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities.

The table below sets forth the percentage of Mortgage Loans in each Loan Group and in each Loan Pool that were originated or acquired by each of the Originators:

	ABN AMRO Mortgage Group, Inc.	Bank of America	National City Mortgage Co.	PHH Mortgage	Wells Fargo Bank
Loan Group 1	1.46%	0.00%	10.92%	82.80%	4.82%
Loan Group 2	0.00%	0.00%	0.60%	99.40%	0.00%
Loan Group 3	0.00%	100.00%	0.00%	0.00%	0.00%
Loan Group 4	0.00%	100.00%	0.00%	0.00%	0.00%
Loan Group 5	0.00%	100.00%	0.00%	0.00%	0.00%
Loan Group 6	0.00%	100.00%	0.00%	0.00%	0.00%
Loan Pool S	0.88%	0.00%	6.83%	89.39%	2.91%
Loan Pool N	0.00%	100.00%	0.00%	0.00%	0.00%

For a description of the origination programs of Bank America and PHH Mortgage, see “The Originators—Bank of America, National Association” and “—PHH Mortgage Corporation” in this prospectus supplement.

For a description of the underwriting standards of Bank America and PHH Mortgage, see “Mortgage Loan Underwriting Standards—Bank of America’s Underwriting Standards” and “—PHH Mortgage’s Underwriting Standards” in this prospectus supplement.

Certain of the Mortgage Loans were originated using underwriting standards that are different from, and in certain respects, less stringent than the general underwriting standards of the applicable Originators. See “Risk Factors—Alternative Underwriting Standards May Increase Risk of Loss,” “Mortgage Loan Underwriting Standards—Bank of America’s Underwriting Standards” and “—PHH Mortgage’s Underwriting Standards” in this prospectus supplement.

The Mortgage Loans will be sold by the Sponsor to the Depositor on the Closing Date pursuant to a mortgage loan purchase agreement between the Sponsor and the Depositor (the “Mortgage Loan Purchase Agreement”). See “The Pooling and Servicing Agreement and the Servicing Agreements—Repurchases of Mortgage Loans” in this prospectus supplement.

The Mortgage Loans will have scheduled monthly payments of interest and, except for those with initial interest only periods (which Mortgage Loans will have no scheduled payments of principal during such initial interest only period) principal due on the first day of each month. Each Mortgage Loan bears interest initially at a fixed rate (which may be for a period as short as one month with respect to certain Option ARM Mortgage Loans) and then at a variable rate of interest, based upon the applicable Index.

The Mortgage Loans were selected by the Sponsor, with advice from Banc of America Securities LLC as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from the Sponsor’s originated and acquired portfolio of first lien, closed-end, adjustable-rate mortgage loans, and were chosen to meet the requirements imposed by the rating agencies to achieve the credit support percentages listed under “Summary of Terms—Credit Support for the Offered Shifting Interest Certificates—Subordination” and “—Credit Support for the Offered Overcollateralized Certificates—Subordination.”

As of the Cut-off Date, no Mortgage Loan was delinquent. See the applicable tables in Appendix A to this prospectus supplement for statistical information regarding historical delinquencies with respect to the Mortgage Loans in each Loan Group and in each Loan Pool.

As of the Cut-off Date, certain of the Mortgage Loans will be subject to buydown agreements. See “Summary of Terms—Mortgage Pool” for the percentages of these Mortgage Loans in each Loan Group and in each Loan Pool. See “The Trust Funds—The Mortgage Loans—Payment Provisions of the Mortgage Loans” in the prospectus for a description of mortgage loans with buydown agreements.

As of the Cut-off Date, certain of the Mortgage Loans will be secured by leases on real property meeting the requirements of the prospectus and the Pooling and Servicing Agreement. See “Summary of Terms—Mortgage Pool” for the percentages of these Mortgage Loans in each Loan Group and each Loan Pool. See “The Trust Estates—The Mortgage Loans—Single Family and Cooperative Loans” in the prospectus.

Approximately 4.49% of the Group 1 Mortgage Loans and approximately 6.05% of the Group 2 Mortgage Loans are Pledged Asset Loans originated and serviced by PHH Mortgage. See “Mortgage Loan Underwriting Standards—PHH Mortgage’s Underwriting Standards” in this prospectus supplement and “The Trust Estates—The Mortgage Loans—Payment Provisions of the Mortgage Loans” in the prospectus. The pledge agreement and the security interest in such Pledged Assets, if any, will be assigned to the Trustee. The Pledged Assets will not be part of any REMIC. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Pledged Assets. Proceeds from the liquidation of any such Pledged Assets will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement. Certain Pledged Asset Loans may have the benefit of a limited purpose surety bond (the “Limited Purpose Surety Bond”) provided by Ambac Assurance Corporation, as surety bond provider, for the benefit of certain beneficiaries, including the

Trustee for the benefit of the certificateholders. The Limited Purpose Surety Bond is intended to guarantee the receipt by the trust fund of certain shortfalls in the net proceeds realized from the liquidation of any required Pledged Assets, other than residential real estate or the right to draw on a home equity line of credit (such amount of Pledged Assets not to exceed 30% of the original principal amount of the related Pledged Asset Loan), to the extent any such shortfall results in a loss of principal on such Pledged Asset Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond. The Limited Purpose Surety Bond will not cover any payments on the Pledged Asset Loans that are recoverable or sought to be recovered as a voidable preference under applicable law.

The “Loan-to-Value Ratio” of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal balance of the Mortgage Loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property, as established by an appraisal (or in certain cases, an automated valuation model or tax assessed value) obtained by the applicable Originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such mortgaged property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the applicable Originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any mortgage loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal (or automated valuation model or tax assessed value) obtained in connection with the origination of the replacement loan. For purposes of this prospectus supplement, the Loan-to-Value Ratio of a Pledged Asset Loan is calculated without regard to the value of the related Pledged Assets. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the “Original Loan-to-Value Ratios” tables in Appendix A to this prospectus supplement. Certain of the Mortgage Loans (other than the Pledged Asset Loans) with Loan-to-Value Ratios at origination in excess of 80% may be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or Freddie Mac. No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80% or if the Mortgage Loan is a Pledged Asset Loan. Notwithstanding the foregoing, a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

The Originators may have used Credit Scores as part of their origination processes. “Credit Scores” are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit-worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. A Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Appendix A to this prospectus supplement were obtained at either the time of origination of the Mortgage Loan or more recently. None of the Depositor, the Sponsor or the Originators makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

All of the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5 and approximately 72.52% of the Mortgage Loans in Loan Group 6 are Hybrid ARM Mortgage Loans. The mortgage note for each Hybrid ARM Mortgage Loan provides for adjustments to the mortgage interest rate thereon at the end of the initial fixed-rate period set forth on the table on page S-12 and adjusts semi-annually or annually thereafter (each, an “Adjustment Date”). Each Hybrid ARM Mortgage Loan will be fully-amortized by the maturity of such Mortgage Loan.

On each Adjustment Date, the mortgage interest rate of each Hybrid ARM Mortgage Loan will adjust to the sum of the applicable Index (as defined below) and the number of basis points specified in the applicable mortgage note (the “Gross Margin”), rounded up as specified in the related note, generally subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the amount specified in the mortgage note (the “Periodic Cap”). The Periodic Caps for the Group 1 Mortgage Loans range from 2.00% to 6.00% for the first Adjustment Date and are 2.00% thereafter. The Periodic Caps for the Group 2 Mortgage Loans range from 1.00% to 5.00% for the first Adjustment Date and range from 1.00% to 2.00% thereafter. The Periodic Caps for the Group 3 Mortgage Loans, Group 4 Mortgage Loans and Group 5 Mortgage Loans are 5.00% for the first Adjustment Date and are 2.00% thereafter. The Periodic Caps for the Group 6 Mortgage Loans that are Hybrid ARM Mortgage Loans range from 2.00% to 5.00% for the first Adjustment Date and are 2.00% thereafter. On the first due date following each Adjustment Date for each Hybrid ARM Mortgage Loan (other than with respect to certain of the Mortgage Loans), the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity. In addition, adjustments to the interest rate for each Hybrid ARM Mortgage Loan are subject to a lifetime maximum mortgage interest rate (a “Rate Ceiling”). See the tables in Appendix A to this prospectus supplement for certain statistical information on Rate Ceilings applicable to the Mortgage Loans in each Loan Group. The minimum mortgage interest rate for each Hybrid Mortgage Loan will be the applicable Gross Margin. Approximately 3.41% of the Group 1 Mortgage Loans and approximately 1.09% of the Group 2 Mortgage Loans have interest only periods in excess of their initial fixed rate period. The monthly payment on these Hybrid ARM Mortgage Loans will adjust on each Adjustment Date until the end of the interest only period to fully pay the interest accrued at the applicable mortgage interest rate and then the monthly payment will adjust to an amount to fully amortize each such Hybrid ARM Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

Approximately 27.48% of the Group 6 Mortgage Loans are Option ARM Mortgage Loans. The initial required monthly payment is fully amortizing based on the initial mortgage interest rate (which may be a rate that is less than the sum of the applicable Index at origination and the Gross Margin specified in the related mortgage). After an introductory period of either one or three months, the borrower may select from up to four payment options each month: (i) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan based on the remaining scheduled term of the loan, (ii) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan over the remaining term based on a term of 15 years from the date of the first scheduled payment on the mortgage loan (this option ceases to be available when the mortgage loan has been paid to its 16th year), (iii) an interest only payment that would cover solely the amount of interest that accrued during the previous month (this option is only available if it would exceed the minimum payment option for the month) or (iv) a minimum payment (a “Minimum Payment”) equal to (a) the initial monthly payment, (b) the monthly payment as of the most recent annual adjustment date or (c) the monthly payment as of the most recent automatic adjustment, whichever is most recent. The Minimum Payment adjusts annually after the first payment date but is subject to a payment cap which limits any increase or decrease to no more than 7.5% of the previous year’s Minimum Payment amount. In addition, the Minimum Payment is subject to an automatic adjustment without regard to the 7.5% limitation every five years or if the ratio (the “Maximum Negative Amortization”), expressed as a percentage, of the outstanding principal balance of the Option ARM Mortgage Loan as of the date of determination divided by the principal balance of such Option ARM Mortgage Loan at origination exceeds 115% with respect to approximately 99.30% of the Option ARM Mortgage Loans or 110% with respect to approximately 0.70% of the Option ARM Mortgage Loans. On each annual adjustment date and in the event of an automatic adjustment (each, a “Payment Adjustment Date”), the Minimum Payment is adjusted to an amount sufficient to fully amortize the mortgage loan based on the then-current mortgage interest rate and remaining scheduled term of the loan, unless, in the case of an annual adjustment, the Minimum Payment is restricted by the 7.5% limitation, in which case the Minimum Payment is adjusted by 7.5%. A monthly payment may not cover the amount of interest accrued during a month and may not pay down any principal. Any interest not covered by a monthly payment (“Deferred Interest”) will be added to the Stated Principal Balance of the Option ARM Mortgage Loan. This is called “negative amortization” and results in an increase in the amount of principal the borrower owes. Interest will then accrue on this new larger principal balance. As of the Cut-off Date, 175 of the Option ARM Mortgage Loans had Stated Principal Balances greater than their Stated Principal Balances at origination as a result of Deferred Interest. The aggregate amount of such excess is approximately $252,842. Mortgagors are permitted to prepay the Option ARM Mortgage Loans, in whole or in part, at any time without penalty.

The mortgage note for each Option ARM Mortgage Loan provides for adjustments to the mortgage interest rate thereon at the end of the initial introductory period of one or three months and adjusts monthly thereafter (each, an “Rate Adjustment Date”). On each Rate Adjustment Date, the mortgage interest rate of each Option ARM Mortgage Loan will adjust to the sum of the applicable Index (as defined below) and the Gross Margin, rounded up as specified in the related note. Adjustments to the mortgage interest rate for each Option ARM Mortgage Loan are subject to a Rate Ceiling. See the tables in Appendix A to this prospectus supplement for certain statistical information on Rate Ceilings applicable to the Mortgage Loans in each Loan Group. The minimum mortgage interest rate for each Option ARM Mortgage Loan will be the applicable Gross Margin.

The index for approximately 48.00% of the Group 1 Mortgage Loans, approximately 34.69% of the Group 2 Mortgage Loans, all of the Group 3 Mortgage Loans, all of the Group 4 Mortgage Loans, all of the Group 5 Mortgage Loans and approximately 72.52% of the Group 6 Mortgage Loans will be the arithmetic mean of the London interbank offered rate quotations for one-year U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date (“One-Year LIBOR”). In the event One-Year LIBOR is no longer available, the applicable Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of One-Year LIBOR and may not be indicative of future rates. The source of the values shown below is British Bankers’ Association.

	Year
Month	2006	2005	2004	2003	2002	2001
January	4.85%	3.11%	1.48%	1.46%	2.40%	5.94%
February	4.95	3.27	1.47	1.46	2.57	5.11
March	5.12	3.57	1.37	1.38	2.48	4.91
April	5.29	3.81	1.34	1.27	3.06	4.58
May	5.38	3.71	1.82	1.29	2.64	4.44
June	5.51	3.76	2.11	1.25	2.60	4.17
July	5.68	3.90	2.39	1.16	2.27	4.19
August	5.54	4.22	2.35	1.44	1.97	3.80
September	5.39	4.13	2.26	1.45	1.92	3.59
October	5.32	4.48	2.49	1.24	1.66	2.68
November	—	4.72	2.54	1.48	1.62	2.29
December	—	4.82	2.96	1.60	1.73	2.34

The index for approximately 41.31% of the Group 1 Mortgage Loans and approximately 59.72% of the Group 2 Mortgage Loans will be the arithmetic mean of the London interbank offered rate quotations for six-month U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date (“Six-Month LIBOR”). In the event Six-Month LIBOR is no longer available, the applicable Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

Listed below are historical values of Six-Month LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of Six-Month LIBOR and may not be indicative of future rates. The source of the values shown below is British Bankers’ Association.

	Year
Month	2006	2005	2004	2003	2002	2001
January	4.71%	2.79%	1.22%	1.38%	1.96%	6.16%
February	4.82	2.97	1.21	1.35	2.08	5.22
March	4.98	3.19	1.17	1.34	2.04	4.95
April	5.14	3.39	1.16	1.23	2.36	4.64
May	5.25	3.43	1.38	1.26	2.12	4.30
June	5.39	3.54	1.61	1.24	2.08	3.93
July	5.58	3.73	1.90	1.12	1.95	3.90
August	5.51	3.95	1.94	1.21	1.83	3.67
September	5.42	4.00	1.98	1.20	1.80	3.47
October	5.38	4.27	2.20	1.16	1.66	2.54
November	—	4.47	2.32	1.23	1.57	2.17
December	—	4.63	2.63	1.27	1.47	2.00

The index for approximately 10.69% of the Group 1 Mortgage Loans and approximately 5.58% of the Group 2 Mortgage Loans will be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15 (519) (“One-Year CMT”) and most recently available as of the date 45 days before the applicable Adjustment Date. In the event One-Year CMT is no longer available, the applicable Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

Listed below are historical average values of One-Year CMT for the months and years shown below. The monthly averages shown are intended only to provide an historical summary of the movements of One-Year CMT and may not be indicative of future rates. The source of the values of One-Year CMT used in determining the monthly averages shown below is Bloomberg Professional Services®.

	Year
Month	2006	2005	2004	2003	2002	2001
January	4.45%	2.86%	1.24%	1.36%	2.16%	4.81%
February	4.68	3.03	1.24	1.30	2.23	4.68
March	4.77	3.30	1.19	1.24	2.57	4.30
April	4.90	3.32	1.43	1.27	2.48	3.98
May	5.00	3.33	1.78	1.18	2.35	3.78
June	5.16	3.36	2.12	1.01	2.20	3.58
July	5.22	3.64	2.10	1.12	1.96	3.62
August	5.08	3.87	2.02	1.31	1.76	3.47
September	4.97	3.85	2.12	1.24	1.72	2.82
October	5.01	4.18	2.23	1.25	1.65	2.33
November	—	4.33	2.50	1.34	1.49	2.18
December	—	4.35	2.67	1.31	1.45	2.22

The index for all of the Option ARM Mortgage Loans (which are approximately 27.48% of the Group 6 Mortgage Loans) will be an annual average of the arithmetic mean of the London interbank offered rate quotations for one-month U.S. Dollar-denominated deposits, as published in Fannie Mae and most recently available either (i) as of the first business day in the month preceding the month of the applicable Rate Adjustment Date or (ii) up to forty-five days before the applicable Rate Adjustment Date (“LAMA” and together with One-Year LIBOR, Six-Month LIBOR and One-Year CMT, an “Index”). In the event LAMA is no longer available, the applicable Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

Listed below are historical values of LAMA available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of LAMA and may not be indicative of future rates. The source of the values shown below is British Bankers’ Association.

	Year
Month	2006	2005	2004	2003	2002	2001
January	3.624%	1.668%	1.183%	1.716%	3.403%	6.420%
February	3.786	1.801	1.164	1.670	3.121	6.368
March	3.950	1.948	1.146	1.622	2.854	6.280
April	4.112	2.113	1.128	1.578	2.638	6.133
May	4.278	2.280	1.110	1.535	2.453	5.918
June	4.445	2.445	1.130	1.475	2.287	5.683
July	4.603	2.614	1.162	1.416	2.125	5.444
August	4.740	2.784	1.207	1.357	1.978	5.191
September	4.862	2.952	1.266	1.299	1.910	4.859
October	4.964	3.127	1.339	1.247	1.861	4.500
November	—	3.295	1.436	1.225	1.798	4.110
December	—	3.459	1.544	1.203	1.757	3.720

The tables in Appendix A to this prospectus supplement set forth certain statistical information with respect to the Mortgage Loans in each Loan Group and in each Loan Pool. Due to rounding, the percentages shown may not total 100.00%.

THE ORIGINATORS

Bank of America, National Association

Bank of America, National Association (“Bank of America”) has been originating mortgage loans in excess of 25 years.

Bank of America originates mortgage loans (i) directly to consumers; (ii) indirectly through brokers; and (iii) through other loan originators. Bank of America’s direct-to-consumer originations include mortgage loans made to:

•	customers applying for a mortgage at one of Bank of America’s banking center locations;
•	customers applying for a Bank of America mortgage via telephone;
•	customers applying for a mortgage utilizing Bank of America’s internet site; and
•	customers applying for a mortgage with one of Bank of America’s retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

Bank of America also originates loans indirectly through its wholesale channel where:

•	the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or
•	applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

The table below sets forth the number and aggregate principal balance of mortgage loans of the type which may be included in trusts similar to the Issuing Entity, which were originated by Bank of America during the periods indicated:

	Twelve-Months Ended December 31,				Nine- Months Ended September 30,
	2002	2003	2004	2005	2006
By Number	522,891	792,496	454,683	394,942	272,076
By Aggregate Principal Balance (in billions)	$88.0	$131.1	$87.5	$86.8	$61.8

PHH Mortgage Corporation

PHH Mortgage Corporation (“PHH Mortgage”), a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation. PHH Mortgage is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the District of Columbia and the United States Virgin Islands. PHH Mortgage’s business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans. PHH Mortgage is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one-to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one-to four-family seller/servicer; Freddie Mac first and second mortgage one-to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation. Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began “regular way” trading on the New York Stock Exchange on February 1, 2005. In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

PHH Mortgage maintains its executive offices at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

PHH Mortgage purchases, originates, sells and services residential mortgages in the United States via the following channels:

Financial Institutions Channel: PHH Mortgage is a leading provider of “private label” mortgage origination and servicing for financial institutions and other entities. Through this channel, PHH Mortgage offers a complete outsourcing solution, from processing applications through funding to secondary market sales of loans and ongoing servicing, for clients that want to offer mortgage services to customers, but are not equipped to handle all aspects of the process cost-effectively.

Real Estate Brokers Channel: PHH Mortgage works with real estate brokers to provide their customers mortgage loans. As a result of these affiliations with real estate brokers, PHH Mortgage has access to home buyers at the time of purchase. Through this channel, mortgage products are marketed to customers of Cendant Corporation’s real estate brokerage and relocation businesses through a joint venture between certain subsidiaries of Cendant Corporation and PHH Corporation and certain of its mortgage subsidiaries. Additionally, PHH Mortgage works with brokers that are not affiliated with Cendant Corporation.

Substantially all of the origination and acquisition activities are conducted by PHH Mortgage from centralized facilities located in Mt. Laurel, New Jersey, Jacksonville, Florida and in East Providence, Rhode Island. PHH Mortgage offers mortgages through the following platforms:

Teleservices. Mortgages are offered to consumers through a toll-free number teleservices operation based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island under programs for real estate organizations (Phone In, Move In®), private label programs for financial institutions, and for relocation clients in conjunction with the operations of Cendant MobilitySM, a relocation business, and a leading provider of employee relocation services.

In its teleservices operations, PHH Mortgage and certain subsidiaries employ “mortgage consultants” that receive applications over the telephone, and thereafter refer the origination of the loan to “loan processors” for processing. Mortgage consultants are not involved in the process once the loan is referred to a loan processor. The mortgage consultant has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function. Loan processors are compensated with a base salary plus incentive bonus, and are evaluated in large part based on customer feedback.

Internet. Mortgage information is offered to consumers through a web interface that is owned by PHH Mortgage. The web interface contains educational materials, rate quotes and a full mortgage application. This content is made available to the customers of partner organizations, including Century 21®, Coldwell Banker®, ERA® and Cendant MobilitySM. In addition, PHH Mortgage developed and launched its own online brand—InstaMortgage.comSM in 1999. Applications from online customers are processed via PHH Mortgage’s teleservices platform.

Field Sales Professionals. Mortgages are offered to consumers through field sales professionals with all processing, underwriting and other origination activities based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island. These field sales professionals generally are located in real estate offices or financial institutions around the United States and are equipped with software to obtain product information, quote interest rates and prepare a mortgage application with the consumer. Once the field sales professional forwards the application for processing, the loan package is assigned to a loan processor. The professional is kept informed of the process, but is generally uninvolved in the processing of the loan. The field sales professional generally has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.

Closed Loan Purchases. This platform is also known as the wholesale/correspondent platform. PHH Mortgage generally underwrites and (i) partially processes and closes and/or (ii) purchases closed loans from financial institutions and mortgage banks. These include banks, credit unions and other mortgage companies that are affiliated with real estate brokerage organizations. PHH Mortgage approves all of its wholesalers/correspondents after a thorough review of the entity’s corporate, financial and licensing information.

Wholesale. PHH Mortgage underwrites, closes and funds the processed loans after submission by the broker/wholesaler.

Correspondent. PHH Mortgage purchases closed loans. One platform requires that PHH Mortgage underwrite loans prior to purchasing and the other platform delegates the underwriting authority to the correspondent.

PHH Mortgage has been an originator of mortgage loans since 1978 and has originated first lien prime adjustable-rate residential mortgage loans since 1994. The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan production as of the periods ended indicated below.

	December 31, 2003		December 31, 2004		December 31, 2005
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	406,237	$ 77,370	219,460	$ 46,545	187,421	$ 42,642
Government(2)	23,048	3,032	11,105	1,494	6,286	901
Home Equity Lines of Credit	38,339	3,299	47,337	4,514	40,103	4,642
Total Residential Mortgage Loans	467,624	$ 83,701	277,902	$ 52,553	233,810	$ 48,185

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(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that are material to holders of the Certificates.

MORTGAGE LOAN UNDERWRITING STANDARDS

The Depositor will purchase the Mortgage Loans from Bank of America, as the Sponsor. The Mortgage Loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America directly or indirectly from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. The Mortgage Loans originated by Bank of America and originated or acquired by PHH Mortgage will have been underwritten materially in accordance with the applicable underwriting standards set forth below under “—Bank of America’s Underwriting Standards” and “—PHH Mortgage’s Underwriting Standards.”

The underwriting standards used by the Originators are intended to evaluate the Mortgagor’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

Bank of America’s Underwriting Standards

General Underwriting Standards

The Application and Use of Credit Scoring. Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the mortgagor’s credit standing, capacity to repay the loan and adequacy of the mortgaged property as collateral for the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history with merchants and lenders and any record of bankruptcy or prior foreclosure. This credit information may be obtained from either a single credit repository or from up to three credit repositories. The credit bureau inquiry also includes a request for the applicant’s Credit Score. If the credit bureaus cannot generate a Credit Score due to insufficient information about an applicant, Bank of America will consider proof of an applicant’s alternative credit history, such as a history of consistent rent and utility payments.

In addition to a Credit Score, Bank of America may obtain a Custom Mortgage Score. In order to generate a Custom Mortgage Score, the applicant must have at least one trade line on his or her credit report and also have a Credit Score. The “Custom Mortgage Score” was developed on a population of mortgage loans serviced by Bank of America and is designed to assess the likelihood that a mortgage loan will become 60 days or more delinquent within two years of application. The Custom Mortgage Score used by Bank of America will either have been developed by Bank of America individually or with the assistance of a third party. The Custom Mortgage Score requires a Credit Score and utilizes information obtained from one of the three major credit bureaus. The credit bureau used depends on the geographic location of the applicant’s residence at the time of application. Bank of America may evaluate a prospective borrower’s creditworthiness with either (i) a Credit Score, (ii) a Custom Mortgage Score or (iii) a combination of a Credit Score and a Custom Mortgage Score.

Underwriting Evaluation by Automated Underwriting Decision Engine or Manual Underwriter. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established in Bank of America’s Product and Policy Guides (the “Product Guides”). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants’ repayment ability, credit standing, and the adequacy of the mortgage property as collateral for the mortgage loan. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

Each mortgage application is evaluated by either an automated underwriting decision engine and/or a human underwriter to determine the appropriate credit decision and documentation requirements for the loan transaction. The automated underwriting decision engine may be an engine developed by an outside company and updated by Bank of America risk management personnel to facilitate automated decisions on Bank of America loan transactions. Alternatively, it may be an external decision engine such as Fannie Mae’s Desktop Underwriter® or Freddie Mac’s Loan Prospector® decision engines. If the loan is not automatically approved or declined by the automated underwriting decision engine, it is directed to an underwriter who evaluates the application against a set of specific criteria. The underwriter may be an employee of the lender or may be an individual performing underwriting on a contract basis through a third party firm such as a mortgage insurance company.

Desktop Underwriter® is an automated underwriting system developed by Fannie Mae for conventional conforming loans. Desktop Underwriter® indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each loan file. Bank of America utilizes Fannie Mae’s Custom Desktop Underwriter® which allows Bank of America's conditions and policies to display on a customized findings report specific to it.

Loan Prospector® is an automated underwriting system developed by Freddie Mac for conventional conforming loans. Loan Prospector® indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each mortgage application.

Either the automated underwriting decision engine or the underwriter evaluates the application information to the guidelines for the product type under which the applicant has applied. As part of the underwriting evaluation, the loan-to-value ratio is calculated. The “loan-to-value ratio” is the percentage equal to (i) the principal balance of the mortgage loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable product type) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property. In addition to evaluating the loan-to-value ratio, the automated underwriting decision engine or human underwriter will also evaluate the applicant’s credit history and/or Credit Score and/or Custom Mortgage Score, the amount of the applicant’s debts (including proposed housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income, the intended occupancy of the subject property, the property type, and the purpose of the loan transaction to determine whether the mortgage loan generally meets the guidelines established for the program under which the applicant is applying. If there are multiple applicants on a loan transaction, Bank of America generally utilizes the Credit Score and/or Custom Mortgage Score associated with the highest wage-earner on the transaction as the representative score(s) for the transaction. The automated underwriting decision engine and/or the underwriter may utilize compensating factors to offset one or more features of the loan transaction that may not specifically comply with the product guidelines. Therefore, the application of the underwriting guidelines for a product type by either an underwriter or an automated decision engine does not imply that each specific standard was satisfied individually. A loan is considered to be underwritten in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines.

As part of the underwriting evaluation, the applicant’s “Debt-to-Income Ratio” is calculated as the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income. Bank of America’s Debt-to-Income Ratio guidelines are based on the loan instrument, loan term, Credit Score, loan-to-value ratio, property type, and occupancy characteristics of the subject loan transaction. Bank of America permits ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

For certain mortgage loans, underwriting may be based on data obtained by third parties that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Bank of America to underwrite loans on its behalf, or independent contractors hired by these parties to perform underwriting services on Bank of America’s behalf, make initial determinations as to the consistency of loans with established underwriting guidelines. The underwriting of mortgage loans acquired from another lender generally relies on the representations from the originating lender that the mortgage loans were underwritten in accordance with agreed upon underwriting standards that are materially similar to Bank of America’s. Generally, Bank of America conducts a post-purchase review of a sampling of all mortgage loans acquired from another lender to determine whether agreed upon requirements were met. In order to be eligible to sell mortgage loans under a delegated underwriting arrangement, the lender must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

Certain of the mortgage loans may have been purchased by Bank of America in negotiated transactions, and these negotiated transactions may be governed by contractual agreements. The contractual agreements may provide the commitment by Bank of America to accept the delivery of a certain dollar amount of mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the seller. Many of the contractual agreements allow the delegation of all underwriting functions to the seller, who will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Bank of America.

Loans with Secondary Financing. First lien purchase money mortgage loans may have secondary financing to the borrower contemporaneously with the origination of the first lien mortgage loan. First lien refinance transactions may have existing secondary financing with the applicant that is resubordinated to the new first lien transaction or may have new secondary financing originated simultaneously with the first lien mortgage. The secondary financing may or may not be provided by Bank of America. The Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio are evaluated on each loan with subordinate financing. The “Total Loan-to-Value Ratio” is the principal balance of the first lien mortgage loan at origination plus any secondary financing that was drawn upon at that time divided by the value of the mortgaged property. The “Combined Loan-to-Value Ratio” is the principal balance of the first lien mortgage loan at origination plus the total amount of available secondary financing (including any unused amount on a home equity line of credit) divided by the value of the mortgaged property. A mortgage loan with secondary financing is evaluated to determine if the Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio meet the requirements for the program under which the application is submitted or if the application contains compensating factors to warrant an exception to the applicable guidelines. Some applicants request a first lien mortgage loan with a loan-to-value ratio of 80% with a simultaneously funded second lien transaction in order to avoid the cost of primary mortgage insurance associated with first lien mortgage loans with loan-to-value ratios exceeding 80%.

Documentation. In assessing an applicant, Bank of America requires supporting documentation (or other verification) for all material data provided by the applicant, such as income and source of down payment, unless the applicant qualifies for one of the Accelerated Processing Programs discussed below.

Under Bank of America’s standard documentation process (the “Standard Documentation Process”) the following verifications are required: a salaried applicant’s income is verified by either having the applicant provide copies of the previous year’s federal withholding form (IRS W-2) and a current payroll earnings statement or by sending a verification of employment form to the applicant’s employer. A verification of employment form asks the employer to report the applicant’s length of employment with the employer, the current salary and an indication as to whether it is expected that the applicant will continue to be employed in the future. A self-employed applicant is required to provide copies of tax returns for the prior two years. Bank of America verifies down payment funds by (i) obtaining bank or other financial statements covering the most recent 60-day period confirming the existence of these funds, (ii) determining electronically that these funds are on deposit with Bank of America, (iii) obtaining documentation that these funds are to be obtained from a gift or sale of assets or (iv) asking the applicant’s financial institution to complete a verification of deposit form detailing asset information. Asset verifications are not required on refinance transactions.

If the applicant lacks a traditional credit history, then the loan approval may be conditioned upon the documentation of an acceptable alternative credit history consisting of at least four references showing timely payment of utilities, insurance premiums or rent, or other alternative credit references in the prior twelve months.

In order to qualify for Bank of America’s general underwriting standards, applicants must be willing to have the income and assets stated on their application verified. Applicants who have indicated that they do not wish to have their income and/or assets verified are directed to other Bank of America programs outlined in “—Alternative Underwriting Standards” below. While the applicants under Bank of America’s general underwriting standards are willing to have income and asset information stated in the application verified, the level of verifications required (if any) are based on the applicant’s credit profile, requested loan terms, and whether the applicant has an existing loan serviced by Bank of America that is being refinanced with the new loan transaction. Bank of America matches documentation requirements on mortgage loans to the overall risk parameters of the loan file under various “Accelerated Processing Programs” such as: (i) Rapid; (ii) PaperSaver® (also known as Threshold); (iii) Stated Income, Stated Asset; (iv) All-Ready Home; (v) Mortgage Rewards; (vi) No Ratio or (vii) Stated Income.

Under Bank of America’s “Rapid” documentation program, only the most recent pay stub (if salaried) or first two pages of the most recent tax return (if self-employed) of an applicant is required for income verification and only the most recent bank statement of an applicant is required for asset verification on purchase transactions if the applicant meets the Total Loan-to-Value Ratio and Credit Score requirements for that program.

Under Bank of America’s “PaperSaver®” documentation program, verification of the applicant's stated income and stated assets is not requested (with the exception of self-employed applicants who are required to sign the IRS form 4506-T (Request for Transcript of Tax Returns)) if the applicant meets the designated Credit Score, Custom Mortgage Score, Loan-to-Value Ratios and other eligibility requirements. An applicant with a designated higher Credit Score and designated higher Custom Mortgage Score which together indicate a favorable credit history is eligible for PaperSaver® documentation. The PaperSaver® documentation program has certain limitations relating to occupancy, property type, purpose and principal balance.

Under Bank of America’s “Stated Income, Stated Asset” documentation program, which is only available through the wholesale channel, income or asset verifications are not requested from applicants if they meet the Total Loan-to-Value Ratio, Credit Score and other eligibility requirements for the program. Although the Stated Income, Stated Asset program permits applicants to simply state their income and assets without verification, all applicants are required to sign an IRS form 4506 permitting income verification from tax return data if the file is selected as part of Bank of America’s quality assurance audit.

Bank of America may originate new mortgage loans under its “All-Ready Home” mortgage refinance program or its “Mortgage Rewards” refinance program. Under each of these programs, Bank of America will pay certain closing costs normally paid by the customer. Under these programs, a borrower whose current mortgage loan is serviced by Bank of America does not need to provide income or asset verification documentation if the current mortgage loan has had no 30 day or more delinquent payments in the previous twelve months (or since origination if less than 12 months). In addition, Bank of America typically requires a drive-by appraisal rather than an interior inspection appraisal. Because these programs involve the refinancing of mortgage loans that Bank of America originally underwrote, Bank of America will not apply any significant borrower credit or property underwriting standards (other than a minimum Credit Score). Mortgage Loans initially included in the Issuing Entity may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for the All-Ready Home or Mortgage Rewards program after his or her Mortgage Loan has been included in the Issuing Entity, his or her Mortgage Loan could be more easily refinanced, resulting in a prepayment of the Mortgage Loan. See “Prepayment and Yield Considerations—Weighed Average Life of the Offered Certificates.”

For a description of the No Ratio and Stated Income programs, see “—Alternative Underwriting Standards” below.

In addition, mortgage applications evaluated by Desktop Underwriter® or Loan Prospector® follow the Standard Documentation Process unless the applicant’s credit profile indicates a more favorable credit history, in which case the mortgage loan may be originated with the applicant furnishing only a recent pay stub showing year-to-date earnings (if salaried) or the first two pages of the most recent tax return (if self-employed) for income verification and only the most recent bank statement for asset verification.

Collateral Valuation. Bank of America conducts a valuation of the mortgaged property as collateral for each mortgage loan. This collateral valuation may be determined by (i) an interior inspection appraisal, (ii) a tax assessed value, (iii) a desktop appraisal, (iv) a drive-by appraisal, (v) an automated valuation model, or (vi) reference to the collateral valuation obtained in connection with the origination of the previous loan if the loan is a refinance of a mortgage loan that was previously serviced by Bank of America. An interior inspection appraisal is an appraisal report based on an interior inspection of the subject property. A tax assessed value is a factor applied to the tax value recorded for the subject property that reflects the general relationship between the assessed value and the market value of the property. These factors are established for each county by a third party vendor. A tax assessed value also does not entail any physical inspection of the subject property. A desktop appraisal is a report completed by a certified/licensed appraiser utilizing a sales comparison analysis from a local multiple listing service without conducting a physical inspection of the property. A drive-by appraisal report is a limited, summary appraisal report based on an exterior inspection of the property and comparable sales by a certified/licensed appraiser. An automated valuation model is an electronically generated valuation that utilizes real estate information such as property characteristics, market demographics, sales price data, and regional trends to calculate a value for a specific property. Bank of America utilizes the automated valuation models of several vendors. An automated valuation model does not entail any physical inspection of the subject property. In addition, no updated appraisal valuation may be performed if the loan is a refinance of a loan that was previously serviced by Bank of America and the valuation from the time of origination of the loan being refinanced reflects adequate value for the mortgaged property.

In certain instances, the interior, desktop or drive-by appraisal reports may be conducted by an employee of Bank of America or an affiliate. The appraisal report, however, may be performed by an independent appraiser contracted by Bank of America or an affiliate of Bank of America on direct channel originations. Appraisal reports on indirect channel originations are generally performed by an appraiser selected by the originating lender but indirect channel appraisers cannot be performed by appraisers that have been deemed to be ineligible to perform appraisals by Bank of America.

Appraisers may note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a “hold harmless” letter to the lender. Environmental hazards are not noted on collateral valuations where no physical inspection of the property takes place, such as on loans where the collateral valuation is conducted by an automated valuation model or tax assessed value. Appraisers only note environmental hazards on a desktop appraisal if they generally are known in the area.

Certain states have “anti-deficiency” laws which, in general, require lenders providing credit on one to four family properties to look solely to the property for repayment in the event of foreclosure. See “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” in the prospectus. The underwriting guidelines in all states (including anti deficiency states) require that the value of the property being financed, as indicated by the collateral valuation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that the value will support the outstanding loan balance in the future.

Flood Determinations and Hazard Insurance. Each mortgage loan is evaluated to determine if the subject property is located in a federal flood zone. If the property is located in a flood zone, then flood insurance is required on the loan transaction with an amount of coverage that meets or exceeds federal law requirements. Generally, evidence of acceptable hazard insurance coverage on the subject property is a requirement for loan approval. This documentation, however, is not required if the mortgage loan is a refinance of an existing Bank of America serviced loan transaction and hazard insurance was documented for the previous loan transaction or the mortgage loan is originated under a program that does not require the review of evidence of hazard insurance.

Mortgage Insurance and Title. Mortgage loans originated with loan-to-value ratios in excess of 80% may be covered by primary mortgage insurance. Except as noted below in connection with certain refinance transactions, mortgage loans will generally be covered by an appropriate standard form American Land Title Association (“ALTA”) title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac, or if the related mortgaged property is located in a jurisdiction where these policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdiction in lieu of title insurance will be obtained instead. If required, the title insurance policy may include environmental protection lien endorsement coverage (ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made. See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

Mortgage loans on refinance transactions generally do not contain title insurance policies. Title searches are often performed on these refinance transactions in lieu of obtaining a title insurance policy. A title search is a limited search of a specified parcel of land summarizing information concerning current owner(s) and all judgments, mortgages, and tax obligations filed.

Borrowers Protection Plan®. Bank of America’s Borrowers Protection Plan® (“BPP”) is a debt-cancellation contract between the borrower and Bank of America. This optional plan can cancel a borrower’s monthly principal and interest payment for up to a total of twelve months if the borrower loses his or her job or becomes disabled. Additionally, the outstanding principal balance of a mortgage loan with BPP will be cancelled if the borrower dies as a result of an accident. While Bank of America will cancel payment of the principal, interest and BPP fees, the borrower will still be responsible for the payment of taxes and insurance. Bank of America will be obligated to pay to the Issuing Entity any amounts cancelled due to BPP on a Mortgage Loan.

The following three protection options are available in a BPP contract: (i) disability, involuntary unemployment and accidental death; (ii) involuntary unemployment and accidental death or (iii) disability and accidental death.

The benefit period ranges from six to twelve months. A borrower may elect single (i.e., one borrower who is named in the mortgage note) or joint coverage (i.e., any two of the borrowers named in the mortgage note).

BPP is only available on certain first-lien fixed-rate and adjustable-rate mortgage loan products and programs. The term of protection is the lesser of the loan term and ten years. Upon expiration, BPP is discontinued and the monthly BPP fee is no longer assessed. If the borrower has an active BPP claim prior to the expiration date, however, loan protection can extend beyond the expiration date. BPP is optional and the borrower’s choice regarding BPP is not considered when evaluating the loan request. The borrower must select the BPP plan prior to loan closing.

Alternative Underwriting Standards

In addition to the general underwriting standards described above under “—General Underwriting Standards,” Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which enable the applicant to request reductions in the verification documentation required for the mortgage loan.

Bank of America’s “Stated Income Program” provides applicants the ability to request that income stated on the loan application not be verified. The Debt-to-Income Ratio calculation used by the underwriter to evaluate the applicant’s capacity for the loan is based on income the applicant discloses on the application. Under the Stated Income Program, applicants who have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income Program is designed to meet the needs of applicants with a traditional credit history who meet the minimum Credit Score requirement of the program. A verbal verification of employment confirming the applicant’s date of employment, job status and title is required. While income information is not provided, the applicant must continue to provide documentation of assets used for down payment, closing costs, and reserves on purchase transactions.

Bank of America’s “No Ratio Loan Program” provides applicants with a minimum Credit Score and a sufficient asset base the ability to obtain mortgage loans with no income verification or Debt-to-Income Ratio calculation. Under this program, the applicant does not state his or her income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the applicant must continue to provide documentation of his or her assets used for down payment, closing costs, and reserves on purchase transactions.

Bank of America’s “100% LTV Program” provides applicants the ability to obtain a mortgage loan with no down payment. The 100% LTV Program is only available if the primary borrower has a minimum Credit Score. The 100% LTV Program also permits loan-to-value ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property). Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “97% LTV Program” provides applicants with the opportunity to obtain low down payment mortgage loans. This program allows an applicant to obtain financing for a mortgage loan by requiring only a 3% cash down payment from the applicant’s own funds. The 97% LTV Program is only available if the primary borrower has a minimum Credit Score. The 97% LTV Program is a fully amortizing 30-year fixed-rate mortgage that is available on owner-occupied principal residences only. This program is available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “Condominium Hotel Loan Program” provides applicants the ability to purchase a unit in a condominium hotel. The Condominium Hotel Loan Program offers a fully amortizing 15-year or 30-year fixed-rate mortgage loan that is available on a primary residence or second home. The Condominium Hotel Loan Program is only available if the primary borrower has a minimum Credit Score. Condominium Hotel Mortgage Loans are available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “Non-Resident Alien Loan Program” provides financing to non-resident aliens to purchase or refinance second home properties within the United States. Applicants without a United States credit history must document an acceptable credit history within their primary country of origin. Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “80/20 Program” provides applicants with an 80% Loan-to-Value Ratio first lien mortgage that is funded simultaneously with a 20% Loan-to-Value Ratio second lien mortgage so that the Total Loan-to-Value Ratio is 100%. By structuring loans in such a manner, the applicant is able to avoid the cost of primary mortgage insurance on the transaction. The 80/20 Program is only available if the primary borrower has a minimum Credit Score. Bank of America may originate both the first and second lien transactions under an 80/20 transaction or the second lien may be originated by another lender. Under this program, Bank of America uses the Standard Documentation Process.

PHH Mortgage’s Underwriting Standards

PHH Mortgage’s products currently consist of:

•

first-lien conventional loans (both conforming loans and non-conforming loans), government insured Federal Housing Administration (“FHA”) and government guaranteed Veterans Administration (“VA”) loans; and

•	first and junior lien home equity loans and lines of credit.

The underwriting standards used by PHH Mortgage for mortgage loans vary based on the type of mortgage product. Set forth below is a summary of underwriting standards used in approving various products:

Mortgage Product	Underwriting Standards Used
First Lien FHA/VA	Ginnie Mae
First Lien Conventional/Conforming	Fannie Mae or Freddie Mac
First Lien Conventional/Non-Conforming	PHH Mortgage
Home Equity Loans and Home Equity Lines of Credit	PHH Mortgage

PHH Mortgage’s underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets. They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market. They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various “private-label” programs. The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. PHH Mortgage may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

General Underwriting Procedure

The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten by PHH Mortgage. From time to time, exceptions to PHH Mortgage’s underwriting policies may be made. Such exceptions are made on a loan-by-loan basis only at the discretion of PHH Mortgage’s underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, equity, employment and residential stability.

PHH Mortgage’s underwriting guidelines are applied to evaluate an applicant’s credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant’s credit history. Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to PHH Mortgage.

PHH Mortgage makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines. These systems are used in conjunction with PHH Mortgage’s underwriting staff and control the loan approval process to ensure consistent loan decisioning and conditioning.

In evaluating the applicant’s ability and willingness to repay the proposed loan, PHH Mortgage reviews the applicant’s credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, PHH Mortgage may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

Except as described below, PHH Mortgage verifies the applicant’s liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage. Additional liquid assets may not be verified.

Except as described below, PHH Mortgage also evaluates the applicant’s income to determine its stability, probability of continuation, and adequacy to service the proposed PHH Mortgage debt payment.

In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH Mortgage, except as noted in this prospectus supplement. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. In lieu of an appraisal, alternative collateral assessment products which comply with Fannie Mae/Freddie Mac criteria may be used.

In many cases, the appraisal is obtained through a network of appraisers managed by STARSSM (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as PHH Mortgage that was originally established to support the Cendant Mobility relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction). In certain cases, PHH Mortgage may employ the use of a third party statistical valuation in lieu of an appraisal.

Credit scores are obtained by PHH Mortgage in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. On an exception basis, credit scores may be obtained by PHH Mortgage after the purchase of a mortgage loan if the related seller does not provide a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s credit score would not be lower if obtained as of the date of the prospectus supplement.

For all first lien mortgage loans, a title report generally must be obtained. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant’s income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. PHH Mortgage also reviews the level of an applicant’s liquid assets as an indication of creditworthiness.

PHH Mortgage encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

PHH Mortgage Corporation’s Underwriting Standards

The following underwriting guidelines are used by PHH Mortgage in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs. Loan applicants may be eligible for a loan approval process permitting less documentation. These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. See “Other Documentation Standards” below.

PHH Mortgage originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by PHH Mortgage. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have pledged assets securing such loans. See “—Pledged Asset Loans.”

Full Documentation Standards

The underwriting standards of PHH Mortgage for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans. However, certain programs allow mortgage loans that had loan-to-value ratios at origination of up to 100%.

In determining whether a prospective borrower has sufficient monthly income available

•	to meet the borrower’s monthly obligation on the proposed mortgage loan and
•	to meet monthly housing expenses and other financial obligations including the borrower’s monthly obligations on the proposed mortgage loan,

PHH Mortgage generally applies debt service-to-income ratios of up to 50% of the proposed borrower’s acceptable stable monthly gross income. Under certain programs, however, PHH Mortgage makes loans where these ratios are up to 60%.

PHH Mortgage’s guidelines for verifying an applicant’s income and employment are generally as follows:

•

for salaried applicants, PHH Mortgage typically requires a written verification of employment from the applicant’s employer, or a copy of the applicant’s two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant’s employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. Verifications of income may be waived under certain programs offered by PHH Mortgage, but PHH Mortgage’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained; and

•

for non-salaried applicants, including self-employed applicants, PHH Mortgage requires copies of the applicant’s two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary, along with all supporting schedules. In some cases, PHH Mortgage may waive submission of such supporting schedules if this income is insignificant in relation to the applicant’s overall income, or does not affect the applicant’s ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant’s income shows significant variations from year to year.

Other Documentation Standards

PHH Mortgage also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program (“Reduced Documentation Program”), stated income, stated asset program (“Stated Income, Stated Asset Program”), stated income, full asset program (“Stated Income Full Asset Program”), no income, stated asset program (“No Income Stated Asset Program”) and rate and term refinance limited documentation program (“Streamlined Documentation Program”). Under the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Each of these programs is designed to facilitate the loan approval process.

Under the Streamlined Documentation Program, which is generally available only to the loans in PHH Mortgage’s portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a “drive-by” appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

Another program (the “Liquidity Program”) provides for expedited processing on certain loans based on the risk profile of the loan. During the origination process, PHH Mortgage conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for PHH Mortgage to process the loan. The liquidity ratio used in this program is defined as the total amount of a borrower’s liquid assets, as verified by PHH Mortgage, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower’s liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, annuities, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock. PHH Mortgage believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income. The level of income documentation required by the Liquidity Program is determined by the combination of the borrower’s credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, PHH Mortgage may require the following different levels of income disclosure and verification:

•	no income disclosure with no verification of income required;
•	debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required; or
•	income disclosure and verification using streamlined/alternate documentation.

The mortgage loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals. These loans are generally structured as follows:

•	the loan is made to the individual applicant, secured by a mortgage or deed of trust from the entity; or
•	the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant; or
•	the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

In these cases, PHH Mortgage applies its standard underwriting criteria to the property and the individual applicant. These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

The mortgage loans may include loans to borrowers who are non-resident aliens in the United States. In general, PHH Mortgage applies the same underwriting guidelines to these borrowers as under its standard mortgage programs. PHH Mortgage may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

In addition, PHH Mortgage originates certain mortgage loans (“Relocation Mortgage Loans”) made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer. Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions. Relocation Mortgage Loans are otherwise originated pursuant to PHH Mortgage’s underwriting policies as described herein.

Pledged Asset Loans

Certain mortgage loans that have a loan-to-value ratio in excess of 80% and are not covered by a primary mortgage insurance policy may be also either (i) secured by a security interest in pledged assets (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in pledged assets (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor. The amount of such pledged assets securing such pledged asset loan generally equals the down payment or equity required by PHH Mortgage. The requirement to maintain pledged assets generally terminates when the principal balance of such pledged asset loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such pledged asset loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

THE SPONSOR

The Sponsor, Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See “The Sponsor,” “Mortgage Purchase Program” and “The Pooling and Servicing Agreement” in the prospectus for more information about the Sponsor, its securitization programs and its material roles and duties in this securitization.

STATIC POOL INFORMATION

Information concerning the Sponsor’s prior residential mortgage loan securitizations related to the Depositor involving fixed- and adjustable-rate first lien mortgage loans and information regarding PHH Mortgage’s prior loan originations of adjustable-rate mortgage loans with initial fixed periods equal to or greater than three years is available on the internet at www.bofa.com/bafc. On this website, you can view, as applicable, summary pool information as of the applicable securitization cut-off date or for the applicable origination year and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement, or for each origination year for the past five years. Each of the mortgage loan securitizations or origination years identified on this website is unique, and the characteristics of each securitized mortgage loan pool or origination year varies from each other as well as from the Mortgage Loans to be included in the Issuing Entity that will issue the Certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations or origination years described above may have been influenced by factors beyond the Sponsor’s or PHH Mortgage’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations or origination years is likely not to be indicative of the future performance of the mortgage loans to be included in the Issuing Entity. PHH Mortgage’s information referred to above was prepared solely by PHH Mortgage.

The static pool data referred to above relating to securitized pools issued prior to January 1, 2006 or to origination years prior to 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the Depositor’s registration statement.

The performance of prior residential mortgage loan pools may not be indicative of the future performance of the Mortgage Loans.

THE DEPOSITOR

The Depositor, Banc of America Funding Corporation, is an indirect subsidiary of Bank of America Corporation.

See “The Depositor,” “Mortgage Purchase Program” and “The Pooling and Servicing Agreement” in the prospectus for more information about the Depositor and its material roles and duties in this securitization.

THE ISSUING ENTITY

The issuing entity will be a New York common law trust (the “Issuing Entity”), formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the Issuing Entity under the Pooling and Servicing Agreement as described below under “The Pooling and Servicing Agreement and the Servicing Agreements—Assignment of Mortgage Loans” and in the prospectus under “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee.” The Issuing Entity will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will be administered by the Trustee pursuant to the terms of the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement and the Servicing Agreements” in this prospectus supplement. The Trustee, on behalf of the Issuing Entity, is, prior to an event of default under the Pooling and Servicing Agreement, only permitted to take the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a “business trust.” In addition, in the event of bankruptcy of the Sponsor, the Depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy of a third party. See “Risk Factors—Special Power of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates” and “—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans” in the prospectus.

SERVICING OF MORTGAGE LOANS

The table below sets forth the percentage of Mortgage Loans in each Loan Group and in each Loan Pool that are serviced by each Servicer:

	ABN AMRO Mortgage Group, Inc.	Bank of America	National City Mortgage Co.	PHH Mortgage	Wells Fargo Bank
Loan Group 1	1.46%	0.00%	10.92%	82.80%	4.82%
Loan Group 2	0.00%	0.00%	0.60%	99.40%	0.00%
Loan Group 3	0.00%	100.00%	0.00%	0.00%	0.00%
Loan Group 4	0.00%	100.00%	0.00%	0.00%	0.00%
Loan Group 5	0.00%	100.00%	0.00%	0.00%	0.00%
Loan Group 6	0.00%	100.00%	0.00%	0.00%	0.00%
Loan Pool S	0.88%	0.00%	6.83%	89.39%	2.91%
Loan Pool N	0.00%	100.00%	0.00%	0.00%	0.00%

For a description of the servicing experience and procedures of Bank of America and PHH Mortgage, see “—Bank of America’s Servicing Experience and Procedures” and “—PHH Mortgage’s Servicing Experience and Procedures” in this prospectus supplement.

Bank of America (in its capacity as servicer, a “Servicer”) will service the applicable Mortgage Loans pursuant to a servicing agreement, to be dated the Closing Date (the “Bank of America Servicing Agreement”). PHH Mortgage (in its capacity as servicer, a “Servicer”) will service the applicable Mortgage Loans pursuant to a mortgage loan flow purchase, sale and servicing agreement, dated as of August 1, 2005, and, with respect to the Pledged Asset Loans, an additional collateral assignment and servicing agreement, dated as of April 30, 2003 (collectively, as amended from time to time, the “PHH Mortgage Servicing Agreement”). The remaining Mortgage Loans that are not serviced by Bank of America or PHH Mortgage will be serviced by the applicable Originator (in such capacity and collectively with Bank of America and PHH Mortgage, the “Servicers”), none of which serviced 20% or more of the aggregate Stated Principal Balance of the Mortgage Loans in any particular Loan Group as of the Cut-off Date, pursuant to the terms of related servicing agreements (collectively with the Bank of America Servicing Agreement and the PHH Mortgage Servicing Agreement, the “Servicing Agreements”).

The Servicers may perform any of their obligations under the Servicing Agreements through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the related Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans.

All of the Mortgage Loans will be master serviced by Wells Fargo Bank, N.A. (in such capacity, the “Master Servicer”) in accordance with the terms of the Pooling and Servicing Agreement. The Master Servicer will be required to supervise, monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans. In the event of a default by a Servicer (other than Wells Fargo Bank) under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against such Servicer and will be required to either find a successor servicer or assume the primary servicing obligations of the related Mortgage Loans. In the event the default is by Wells Fargo Bank in its capacity as a Servicer, the Trustee will be required to enforce any remedies against Wells Fargo Bank and either appoint a successor servicer or assume the primary servicing obligations of the related Mortgage Loans.

The Master Servicer

Wells Fargo Bank, N.A., (“Wells Fargo Bank”) a national banking association, will be the Master Servicer under the Pooling and Servicing Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The Master Servicer will be responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer will independently calculate monthly loan balances based on servicer data, compare its results to servicer loan-level reports and reconcile any discrepancies with the Servicers. The Master Servicer also will review the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Bank of America’s Servicing Experience and Procedures

General

Bank of America has been servicing consumer mortgage loans in excess of 25 years. The table below sets forth information about Bank of America’s portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:

First Lien Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of September 30, 2006
By Number	2,215,425	2,258,581	2,227,378	2,262,083
By Aggregate Unpaid Principal Balance (in billions)	$246.5	$273.1	$296.8	$323.3

Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, Ginnie Mae, Fannie Mae and Freddie Mac. In addition to servicing certain mortgages securitized by the Depositor and its affiliates, Bank of America also services loans that are held in its portfolio and whole loans that are sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the residential mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking consumer communications; (iii) facilitating communication between Bank of America’s different internal business units, and between Bank of America and its third-party vendors; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility are automatically transferred to a different undisrupted facility. The facility receiving the transfer of functionality will have access to all data and tools necessary to continue servicing all mortgage loans. Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.

Bank of America may perform any of its obligations under the Bank of America Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions related to customer bankruptcy, certain foreclosure-related activities, hazard insurance, lockbox and document printing.

Delinquencies, Losses, Bankruptcies and Recoveries

Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to the Issuer. Those situations include, without limitation, situations where a mortgagor has sold or transferred the mortgaged property, where there has been damage to the mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a description of Bank of America’s policies and procedures to respond to each of these situations.

Property Damage

Bank of America has retained a vendor to address most of the work related to recovery of proceeds of hazard insurance. This vendor generally performs the following tasks: (i) insurance customer service, (ii) flood processing and tracking, (iii) renewal, (iv) lender-placed hazard insurance tracking and placement and (v) claims processing. The vendor tracks and reports its activities by directly accessing Bank of America’s servicing system which reports Bank of America employees actively monitor.

Collections and Loss Mitigation

Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

Initial phone contact is pursued by Bank of America’s collections department, which utilizes a predictive dialer and manual efforts to perform strategic call campaigns based on selected criteria including stage of delinquency and industry credit/behavioral risk scoring. Call attempts may begin within several days of the payment due date and continue throughout the delinquency in accordance with investor, mortgage insurance and government agency guidelines. The collection activities of Bank of America are consistent with fair debt collection practices, including, but not limited to placing calls to the mortgagor after 8:00 a.m. or before 9:00 p.m. local time at the customer’s location. Each caller in the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor’s current financial situation; (iii) verify occupancy; (iv) refer the mortgagor to counseling agencies if appropriate; and (v) determine the best possible loss mitigation option. Systemic stops may be used to prevent accounts from being subject to notices, letters, calls and inspections in certain situations. Some examples of situations subject to a stop of collection activity may include the initial period following the transfer of servicing to Bank of America, certain bankruptcy accounts, and customers who are the victim of fraud or identity theft.

Bank of America grants a grace period of fifteen days after the due date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the due date. For example, a mortgage loan with a due date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

Late charges are generally assessed after the due date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived. Also certain systemic stops may prevent the assessment of late fees, such as during the initial period following the transfer of servicing to Bank of America.

Direct mail contact efforts occur during the various stages of delinquency. Generally a courtesy notice is sent to customers after the due date and expiration of any grace period. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries, and foreclosure notices, if appropriate. More specifically, customer contact is generally made as follows: (i) during the first 30 days of delinquency, Bank of America generally assesses a late fee, sends a late notice and generally calls the customer during the last week of the 30-day period, (ii) during the next 30 days of delinquency, Bank of America again calls the customer, sends a loss mitigation letter (setting forth appropriate options to bring the loan current) within the first 15 days of this period and then, in the third week of this period, sends a formal notice, known as a “breach letter,” that is legally required prior to commencing formal foreclosure proceedings, (iii) during the next 15 days of delinquency, Bank of America calls the customer, sends another loss mitigation letter and performs an inspection of the property, and (iv) during the next 15 days of delinquency, Bank of America sends a final loss mitigation solicitation letter before referring the matter to its foreclosure vendor.

In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

Bank of America has a dedicated loss mitigation unit that receives case referrals from its collection, foreclosure, and bankruptcy departments as well as from the loss mitigation unit’s own contact efforts. Delinquent mortgage loans are reviewed for investor eligible loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, short sale, special forbearance, deed-in-lieu of foreclosure, borrower assistance, partial claim, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrowers financial situation or unwillingness to remain in the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Payment plans are monitored according to the plan due dates.

During the default process, if Bank of America becomes aware that the borrower cannot continue to make regular scheduled payments and escrow contributions, the loan will be deemed uncollectible. This may occur due to the borrower’s inability to bear the payment plan or failure to adhere to the payment plan. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected Servicing Fees, property maintenance fees, attorney fees, and other necessary fees).

Bankruptcy

When a mortgagor files for bankruptcy, Bank of America’s options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America utilizes a vendor to receive automated notices on all new bankruptcy filings. The vendor is either a law firm or retains a law firm from a pre-approved list of law firms. After validation of the bankruptcy, the loan is automatically added to the mortgage servicing system’s bankruptcy workstation and the loan is flagged or coded to prevent collection calls and notices. Bank of America’s bankruptcy staff is responsible for the daily monitoring of the bankruptcy cases, including all customer inquiries, debtor and trustee payment application, escrow analysis, strict compliance orders, reaffirmation agreements and compliance with all investor and agency servicing and reporting requirements.

The vendor is responsible for filing all proof of claims, reviewing plans, making objections and filing motions for relief. Bank of America aggressively monitors the performance of the vendor daily, weekly and monthly via control reports to ensure that investor/agency requirements are met and that service levels are maintained.

Foreclosure

Bank of America delegates to a vendor initial responsibility for activities related to foreclosure. Once Bank of America’s collections department approves a foreclosure, it places a stop on the mortgage loan and refers the matter to the foreclosure vendor. The foreclosure vendor performs the following services: (a) conducting pre-foreclosure monitoring; (b) retaining and managing counsel to pursue the foreclosure; (c) conducting property inspections and taking appropriate actions to preserve the value of the mortgaged property; (d) obtaining broker price opinions; and (e) if applicable, filing damaged property claims with insurance carriers on foreclosure mortgage loans. Bank of America obtains an inspection of the property for loans that are delinquent sixty days or more.

Bank of America manages the foreclosure vendor by reviewing monthly automated performance reports that measure the timeliness and efficiency of the foreclosure vendor’s processing of loans in the foreclosure process.

PHH Mortgage’s Servicing Experience and Procedures

PHH Mortgage has been servicing residential mortgage loans since 1978. The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan servicing portfolio as of the periods ended indicated below.

	December 31, 2003		December 31, 2004		December 31, 2005
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	783,434	$ 126,996	793,813	$ 133,816	896,745	$ 146,236
Government(2)	87,420	8,908	77,591	7,978	66,501	6,851
Home Equity Lines of Credit	68,219	2,715	90,568	3,922	97,849	4,215
Total Residential Mortgage Loans	939,073	$ 138,619	961,972	$ 145,716	1,061,095	$ 157,302

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(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

PHH Mortgage has a collections department that it uses to determine the root cause or causes (“hardships”), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date. Hardships are categorized as either “short-term” or “long-term”, and based on the length of the hardship, the collections department’s representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible. All mortgage loans are scored using one of the two standard industry behavioral scoring models. These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan. PHH Mortgage initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer. In addition, inbound calls handled by PHH Mortgage’s Voice Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent. Once contact with the mortgagor is made, details of the conversation are documented in PHH Mortgage’s collections department’s system. PHH Mortgage has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency. The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted. Once all mortgage loans have had an attempt, they are recycled for additional attempts. Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date. While on any call, the collector determines the borrower’s attitude toward the delinquency and gains an understanding of the mortgagor’s hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower’s income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.

Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon. In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action. On July 15, 2004, PHH Mortgage entered into an agreement with First American Default Management Solutions LLC (“First American”). Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH Mortgage. Employees of First American are located at PHH Mortgage’s premises and First American’s premises. First American’s operations are located in Dallas, Texas.

On January 6, 2004, PHH Mortgage entered into an agreement with ICT Group, Inc. (“ICT”). Pursuant to that agreement, ICT provides inbound customer service telephone response services. On December 26, 2004, PHH Mortgage entered into an agreement with West Corporation (“WEST”). Pursuant to that agreement, WEST provides inbound customer service telephone response services. Combined, ICT and WEST handle an average of 80,000 monthly inbound calls. This represents approximately 60% of PHH Mortgage’s total monthly inbound customer service calls. ICT’s operations are located in Amherst, New York. WEST’s operations are located in Spokane, Washington.

In September 2004, PHH Mortgage adopted the Account Receivable Check Conversion (ARC) check clearing methodology. This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame. As of December 2005, approximately 55% of PHH Mortgage’s first lien mortgage loan portfolio and approximately 82% of PHH Mortgage’s home equity portfolio payments are processed via the ARC method on a monthly basis.

Except as described above, there have been no other material changes to PHH Mortgage’s servicing policies or procedures.

PHH Mortgage is not aware of any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates. PHH Mortgage has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.

The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2004 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage undertook remediation activities to address this material instance of noncompliance as of December 31, 2004.

The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2005 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage completed the implementation of an automated reconciliation system that allowed it to reduce the time required to complete custodial bank account reconciliations from within 60 calendar days after the cutoff date to within 30 calendar days after the cutoff date, and as of December 31, 2005, all of these reconciliations were completed within 45 calendar days after the cutoff date.

Except as described in the preceding two paragraphs, PHH Mortgage is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.

Recent Developments

PHH Corporation (“PHH”) filed its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) on November 22, 2006. In a press release (the “Press Release”) that was attached as an exhibit to a Current Report on Form 8-K that PHH filed on November 22, 2006, PHH reported that the 2005 Form 10-K filing concluded the two remaining accounting issues disclosed in its previous Form 8-K filings of March 1, 2006, March 17, 2006, May 11, 2006, June 12, 2006, July 21, 2006, August 16, 2006, September 26, 2006, September 28, 2006, and October 30, 2006 (collectively, the “Form 8-Ks”).

In the Press Release, PHH reported that the 2005 Form 10-K reflected an additional $9 million of net operating loss carryforwards (“NOLs”) initially allocated to PHH as of the date of its spin-off (“Spin-Off”) from Cendant Corporation (“Cendant”) that, as a result of new information received from its former parent company, was written off through a reduction in shareholders’ equity in the fourth quarter of 2005. In addition, PHH reported in the Press Release that it had determined that the amount of goodwill allocated to it as part of the 2001 acquisition of

Avis Group Holdings, Inc. was improper and needed to be reduced by $251 million. PHH reported that it recorded goodwill impairment charges of $100 million and $102 million in 2002 and 2003, respectively, for the Fleet Management Services segment, resulting in a full write-off of the Fleet Management Services business’ restated goodwill balance at December 31, 2003. PHH reported that the goodwill impairment charge previously recorded in the first quarter of 2005 of $239 million had been reversed. PHH reported, as previously announced in the October 30, 2006 Form 8-K, that its shareholders’ equity was approximately $1.5 billion as of December 31, 2005.

In the Press Release, PHH reported that its independent registered public accounting firm’s audit report, with respect to its 2005 audited annual financial statements, contained an explanatory paragraph stating that the uncertainty about its ability to comply with certain of its financial agreement covenants relating to the timely filing of its financial statements raised substantial doubt about its ability to continue as a going concern. PHH reported that it believed that its previous success in obtaining necessary waivers from its lenders will continue.

In the Press Release, PHH reported, as previously disclosed, that it is required under many of its financing, servicing, hedging and related agreements and instruments (collectively, the “Financing Agreements”) to provide annual and quarterly financial statements to certain of its lenders and trustees. PHH reported that it had obtained waivers to extend the deadline for delivery of financial statements for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 to December 29, 2006. PHH reported that it was negotiating with the lenders and trustees under the Financing Agreements to extend the existing waivers for these and other financial statements as needed. PHH reported that it anticipated continued cooperation from its lenders and that it expected to receive any necessary waivers well in advance of December 29, 2006.

In the October 30, 2006 Form 8-K, PHH reported that it was unable to provide an expected date for the filing of its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (collectively, the “2006 Form 10-Qs”).

PHH previously disclosed in the Form 8-Ks, that it was evaluating accounting matters regarding transactions surrounding the Spin-Off from Cendant and certain other matters not related to the Spin-Off.

In the October 30, 2006 Form 8-K, PHH reported, as previously disclosed in its Form 8-K filing of July 21, 2006, that on July 17, 2006, the Audit Committee of its Board of Directors concluded that PHH’s audited financial statements for the years ended December 31, 2001, 2002, 2003 and 2004 and its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 (collectively, the “Prior Financial Statements”) and the related reports of its independent registered public accounting firm should not be relied upon because of errors in the Prior Financial Statements. PHH reported that it had determined that the correction of these errors was material and would require the restatement of certain of its Prior Financial Statements. PHH reported on October 30, 2006 that the restatement adjustments would correct certain historical accounting policies to conform those policies to accounting principles generally accepted in the U.S. (“GAAP”) and correct errors made in the application of GAAP, including but not limited to errors described in the Form 8-Ks.

PHH reported that it had determined that it will restate its audited financial statements and related disclosures for the years ended December 31, 2003 and 2004 in its 2005 Form 10-K. PHH reported that certain restatement adjustments affecting its audited annual financial statements for periods prior to December 31, 2003 will also be reflected in the Selected Consolidated Financial Data appearing in the 2005 Form 10-K and that certain restatement adjustments also affect its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, previously filed in its Quarterly Reports on Form 10-Q. PHH reported that these restatement adjustments will similarly be reflected in the Selected Unaudited Quarterly Financial Data appearing in the 2005 Form 10-K and, with respect to the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, will be reflected in the 2006 Form 10-Qs, which PHH plans to file subsequent to the filing of the 2005 Form 10-K.

PHH reported that as part of this determination, it had concluded that it will not amend its previously-filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q for periods affected by the restatement adjustments, and accordingly the financial statements, related financial information and the reports of its independent registered public accounting firm contained in such reports should not be relied upon even after it files the 2005 Form 10-K and the 2006 Form 10-Qs. PHH reported that all restatement adjustments impacting its previously-filed Quarterly Reports on Form 10-Q for fiscal quarters in 2005 would be reflected in its 2006 Form 10-Qs. PHH reported that it had discussed the aforementioned restatement matters with the Audit Committee of its Board of Directors and Deloitte & Touche LLP, its independent registered public accounting firm.

PHH reported on September 26, 2006 that it continued to make the completion of its financial statements for fiscal year 2005 and the related SEC periodic report filings a top priority and that it had devoted substantial internal and external resources to the completion of its 2005 financial statements and related matters. PHH reported that it expected that as a result of these efforts, along with efforts to complete its assessment of internal controls over financial reporting as of December 31, 2005, as required by Section 404 of the Sarbanes-Oxley Act of 2002, it will incur incremental fees and expenses for additional auditor services, financial and other consulting services, legal services and liquidity waivers of approximately $30 million to $35 million. PHH reported that through September 25, 2006, it had been invoiced for incremental fees and expenses of approximately $27 million, of which it expects $7 million will be recorded in 2005. PHH reported that while it did not expect fees and expenses relating to the preparation of its financial results for future periods to remain at this level, it expected that these fees and expenses would remain relatively higher than historical fees and expenses in this category for the next several quarters.

On September 28, 2006, PHH reported that it concluded its evaluation of the following accounting matters:

•

PHH reported that it had reevaluated the appropriateness of including a portion of mortgage reinsurance premiums as a component of the cash flows of its mortgage servicing rights (“MSRs”). PHH reported that prior to the second quarter of 2003, it capitalized the estimated future cash flows related to mortgage reinsurance premiums as part of its MSRs. PHH reported that it ceased capitalizing new mortgage reinsurance premiums in the second quarter of 2003 and the balance of previously capitalized mortgage reinsurance premiums was fully amortized as of the end of the first quarter of 2005. PHH reported that it will change this accounting treatment, which it expects will impact only the timing of revenue recognition. PHH reported that it expected this change will result in decreases in pre-tax income of approximately $108 million in years prior to 2001 and $5 million in 2001, and offsetting increases in pre-tax income of approximately $13 million in 2002, $71 million in 2003, $27 million in 2004 and $2 million in the nine months ended September 30, 2005.

•

PHH reported that it had concluded the reevaluation of available documentation required to employ Statement on Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”) hedge accounting for certain derivative financial instruments used to hedge interest rate risk for the years 2001 through 2005. PHH reported that this reevaluation and errors in applying other requirements of SFAS 133 will result in the disallowance of hedge accounting previously used for these hedging arrangements. PHH reported that it expects the net impact will result in increases in pre-tax income of approximately $8 million in 2001 and $3 million in 2002, and decreases in pre-tax income of approximately $4 million in 2003 and $1 million in 2004, and an increase in pre-tax income of approximately $2 million in the nine months ended September 30, 2005.

•

PHH reported that it had concluded the reevaluation of the timing of recognition of motor company monies that impact the basis in its leased vehicles and depreciation methodologies applied to certain of its leased vehicles, which PHH expects will result in changes to its depreciation expense. PHH reported that it expects the aggregate impact of this reevaluation will result in net decreases to pre-tax income of approximately $10 million in years prior to 2001, $2 million in 2001 and $1 million in 2002, partially offset by net increases to pre-tax income of approximately $1 million in 2003, $6 million in 2004, and $2 million in the nine months ended September 30, 2005.

•

PHH reported that it had concluded the evaluation of the appropriateness of recording a tax expense in the first quarter of 2005 associated with the Spin-Off relating to a tax liability it incurred associated with its distribution of Speedy Title & Appraisal Review Services, LLC

(“STARS”) to Cendant in 2002. PHH reported that it believes this liability should have been recorded in 2002 as an equity adjustment associated with the distribution of STARS to Cendant. PHH reported that it expects that this adjustment will reduce tax expense in the first quarter of 2005 by approximately $24 million, but have no net impact on equity.

•

PHH reported that it had concluded the evaluation of the appropriateness of not recording certain amounts relating to an audit by the Canadian tax authorities of the goods and service tax, which was resolved resulting in additional taxes, interest and penalties of approximately $2 million to be recorded in the fourth quarter of 2005.

•

PHH reported that it had concluded the reevaluation of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation recorded at the time of the Spin-Off and the resulting goodwill impairment previously recorded in the first quarter of 2005. PHH reported that of the total $21 million amount, it believes that there will be no change to $16 million previously recorded as trademarks, however, it believes that the $5 million previously recorded as customer lists should have been reallocated to goodwill as part of an acquisition in 2001 and will be resolved with the $239 million goodwill impairment matter.

•

PHH reported that it had determined that depreciation expense of its Fleet Management Services segment will not be deducted from its reported gross revenues when reporting net revenues. PHH reported that this reclassification has no impact on its net income for any period and relates to financial statement presentation only. PHH reported that it expects that the correction of this error will increase its reported net revenues by approximately $0.8 billion in 2001, $1.0 billion in 2002, $1.1 billion in 2003, $1.1 billion in 2004 and $0.9 billion in the nine months ended September 30, 2005, with a corresponding increase in expenses by the same amount in each period.

•

PHH reported that it had historically reported its business operations and financial statements in two operating segments, a Mortgage Services segment and Fleet Management Services segment. PHH reported that in conjunction with the preparation of its fourth quarter 2005 financial statements, it had determined that its business operations and financial statements will be reported in three operating segments: a Mortgage Production segment, a Mortgage Servicing segment and a Fleet Management Services segment. PHH reported that as a result of this change in segments, the financial information as previously-reported in its Mortgage Services segment and appearing in the 2005 Form 10-K and subsequent SEC filings will reflect the separation of its Mortgage Services segment into a Mortgage Production segment and a Mortgage Servicing segment.

On October 30, 2006, PHH reported that it concluded its evaluation of the following accounting matters:

•

PHH reported that it had reevaluated its conclusion regarding the appropriateness of certain Spin-Off deferred tax assets relating to NOLs initially allocated to it as of the date of the Spin-Off. PHH reported that on October 27, 2006, the Audit Committee of its Board of Directors, after consultation with and review of the conclusions of management, determined that $15 million of NOLs was no longer allocable to PHH and will be written-off through a reduction in shareholder’s equity in the fourth quarter of 2005.

•

PHH reported that it had determined that it will need to correct the timing of revenue recognition prior to the adoption of FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”) related to loan sales from PHH Mortgage to Bishops Gate Residential Mortgage Trust (“Bishop’s Gate”). PHH reported that prior to the date of adoption of FIN 46 on July 1, 2003 and the related consolidation of Bishop’s Gate, it recorded loan sales to Bishop’s Gate at the time of the sale; however, it deferred the gain on sale until Bishop’s Gate sold the loans to third party investors. PHH reported that the restatement will recognize the gain on sale at the time of sale to Bishop’s Gate for the periods prior to Bishop’s Gate’s consolidation in 2003. PHH reported that the impact of the restatement will be an increase in pre-tax income of $17 million in years prior to 2001, a decrease in pre-tax income of $1 million in 2001, and increases in pre-tax income of

$28 million in 2002 and $16 million in 2003. PHH reported that the restatement also reduces pre-tax income by $60 million in 2003 through the adjustment for the cumulative effect of adoption of FIN 46 and that there is no impact to its shareholder’s equity for periods after December 31, 2003 as a result of this restatement.

•

PHH reported that it had completed its evaluation of the need for reserves and valuation allowances for tax contingencies for 2005 and has established a provision of $15 million, which will be reflected as a charge to net income in the fourth quarter of 2005.

PHH reported that because the preparation of its financial statements continues, certain of the accounting matters identified as well as the potential impact of certain of these matters on its financial statements have not yet been finalized and are subject to change. PHH reported that, as it continues the process of evaluating the accounting issues identified in the Form 8-Ks and completing the preparation of its financial statements, additional material accounting issues may be identified which, individually or in the aggregate, may result in material impairments to assets and/or material adjustments to or restatements of its financial statements for prior periods or prior fiscal years beyond those that it has already disclosed.

PHH also reported on September 28, 2006 that it had not completed its assessment of internal controls over financial reporting as of December 31, 2005, as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”). PHH reported that it had, however, identified a number of internal control deficiencies, some of which, alone or in the aggregate with other internal control deficiencies, have been classified as material weaknesses. PHH reported that this will result in a determination by management that its internal control over financial reporting was not effective as of December 31, 2005.

PHH reported that while it was continuing the completion of its assessment of internal controls over financial reporting, it had identified the following broad areas where material weaknesses existed as of December 31, 2005: (1) insufficient leadership and accounting control expertise leading to an ineffective control environment; (2) ineffective controls over financial closing and reporting processes; (3) ineffective controls, including policies and procedures, over accounting for certain derivative financial instruments; (4) ineffective controls over accounting for income taxes; and (5) ineffective controls relative to contract administration. PHH reported that as it completed its assessment, additional material weaknesses may be identified.

PHH reported that its disclosure controls and procedures (as defined under the Exchange Act) as of the year ended December 31, 2005 and the quarters ended March 31, 2005, June 30, 2005, September 30, 2005, March 31, 2006 and June 30, 2006 were not effective. PHH reported that it anticipated that its disclosure controls and procedures as of September 30, 2006 would also be determined to be not effective.

PHH reported that it had engaged in, and continued to engage in, substantial efforts to address the identified material weaknesses in its internal control over financial reporting and the ineffectiveness of its disclosure controls and procedures. PHH reported that it is management’s goal to remediate as many material weaknesses as feasible in 2006. PHH reported the following on-going changes to its internal control over financial reporting subsequent to December 31, 2005 that materially affected, or are reasonably likely to materially affect, its internal control over financial reporting:

•

PHH reported that it significantly strengthened its executive management ranks during the first quarter of 2006, including the appointment of a new Chief Financial Officer. PHH reported that it had added resources to its finance, tax and accounting staff and is actively recruiting other staff with financial reporting and internal control expertise. PHH reported that it has also engaged outside consultants to augment these areas and provide internal control expertise. PHH reported that it expects to add an adequate number of experienced finance and accounting personnel to eliminate the delays in financial statement preparation and other issues that have occurred in the past. In addition, PHH reported that training of the finance and accounting staff will be formalized and enhanced during the remainder of 2006. PHH reported that it had engaged a firm to serve as its internal audit co-source provider for 2006.

•

PHH reported that in the third quarter of 2006, it engaged a firm to lead its SOX readiness efforts for 2006 and assist it with its assessment of the effectiveness of internal control over financial reporting for 2005. PHH reported that its management also formed a SOX Steering Committee to oversee the remainder of its 2005 SOX assessment and to implement and oversee the 2006 SOX assessment process. PHH reported that the committee meets regularly to review significant findings and resolve issues and that its SOX team also reports progress and summary results to the Audit Committee on a regular basis. PHH reported that in the third quarter it also initiated periodic communications from executive management regarding the importance of adherence to internal controls and company policies and is implementing a series of internal control training programs to reach all employees beginning in the fourth quarter of 2006.

•	PHH reported that throughout 2006 it focused resources on financial restatement items and related journal entries and it is enhancing its accounting policies and procedures for each of its businesses.
•

PHH reported that it will begin the process of revising and implementing other policies and procedures in the fourth quarter of 2006. PHH reported that its management will also begin designing controls to ensure compliance with these enhanced policies and procedures in key areas, including taxes, contract administration and accounting for derivatives.

PHH reported that its continuing remediation efforts noted above are subject to its internal control assessment, testing and evaluation processes. PHH reported that while these efforts continue, it would rely on additional substantive procedures and other measures as needed to assist it with meeting the objectives otherwise fulfilled by an effective control environment. PHH reported that as a result, it expected that once it commences the review of first and second quarter 2006 financial statements, its internal control over financial reporting will not be effective as of March 31, 2006 and June 30, 2006, respectively. PHH reported that additional discussion regarding its controls and procedures would be included in the 2005 Form 10-K and the 2006 Form 10-Qs when filed.

PHH reported that it continued to believe it had adequate liquidity to fund its operating cash needs. PHH reported that it had previously obtained certain waivers and continues to seek additional waivers extending the date for delivery of its audited financial statements, or the audited financial statements of its subsidiaries, and other documents related to such financial statements to certain lenders, trustees and other third parties in connection with the Financing Agreements.

On July 21, 2006, PHH reported that it has obtained certain waivers and continues to seek additional waivers extending the date for delivery of the audited financial statements of its subsidiaries and other documents related to such financial statements to certain regulators, investors in mortgage loans and other third parties in order to satisfy state mortgage licensing regulations and certain contractual requirements. PHH reported that it would continue to seek similar waivers as a result of the aforementioned accounting matters as may be necessary, however there could be no assurance that it could obtain any such waivers, or that any waivers obtained, including the waivers it has already obtained, would extend for a sufficient period of time to avoid restrictions on its business operations.

In a Current Report on Form 8-K that PHH filed on July 24, 2006, it reported that it entered into an unsecured $750 million Credit Agreement (the “Credit Agreement”), dated as of July 21, 2006, among PHH, Citicorp North America, Inc. and Wachovia Bank, National Association, as syndication agents; J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners; the lenders referred to therein (the “Lenders”); and JPMorgan Chase Bank, N.A., as a Lender and as administrative agent for the Lenders. The Credit Agreement provides $750 million of capacity solely for the repayment of the unsecured medium term notes (the “MTNs”) issued under PHH’s public notes indenture. PHH reported that the capacity under the Credit Agreement together with the excess capacity available under its existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of its MTNs. PHH reported that because it has failed to deliver the financial statements required under the public notes indenture related to the MTNs, it intended to launch a tender offer and consent solicitation in order either to retire the outstanding MTNs or obtain the requisite consents from the holders of the MTNs to waive compliance with the covenant requiring delivery of its financial statements. PHH reported that there were no borrowings outstanding under the Credit Agreement as of July 21, 2006.

In a Current Report on Form 8-K that PHH filed on August 16, 2006, it reported that on August 16, 2006 it commenced a cash tender offer and consent solicitation (the “Offer”) to the holders (the “Noteholders”) of the MTNs. PHH reported that if the Offer is successful, it would do one or a combination of the following: (i) retire the outstanding MTNs from tendering Noteholders, or (ii) obtain consent (the “Consent”) from the holders of at least a majority in principal amount of the outstanding MTNs to (a) amend certain provisions of the Indenture governing the MTNs, dated as of November 6, 2000 by and between PHH and J.P. Morgan Trust Company, N.A. (as successor trustee for Bank One Trust Company, N.A.) (as amended and supplemented to August 16, 2006, the “2000 Indenture”) regarding, among other things, the requirement to file with the SEC and the trustee the annual reports, quarterly reports and other documents (the “SEC Reports”) required under the Exchange Act, and (b) waive certain defaults and potential events of default under the 2000 Indenture. Noteholders who tender their MTNs will be deemed to have provided their Consent. PHH reported that it had not received a notice of default, from the Noteholders or the trustee under the 2000 Indenture, but if it receives such a notice and the default or defaults are not cured within 90 days of the notice, the Noteholders would be entitled to cause the principal amount and accrued and unpaid interest on the MTNs to become immediately due and payable.

PHH reported that the capacity under the Credit Agreement together with the excess capacity available under its existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of the MTNs, and it continues to believe it has adequate liquidity to fund its operating cash needs.

PHH reported that its revolving credit facilities and various other Financing Agreements require, among other things that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time), its financial statements or the financial statements of its mortgage services segment. PHH reported that it has discussed the accounting matters disclosed in its previously-filed Forms 8-K with its principal lenders.

PHH reported on September 26, 2006 that it had obtained waivers under its $1.3 billion Five Year Competitive Advance and Revolving Credit Agreement, $500 million Revolving Credit Agreement, the Credit Agreement and the Liquidity Agreement on September 19, 2006 which waive certain potential breaches of covenants under those instruments and extend the deadlines (the “Extended Deadlines”) for the delivery of its financial statements and other documents to the various lenders under those instruments. PHH reported that the Extended Deadline for the 2005 Form 10-K was November 30, 2006 and the Extended Deadline for the 2006 Form 10-Qs is now December 29, 2006. PHH reported that it did not obtain a waiver for the delivery date for the Chesapeake Funding, LLC, annual servicing report because it expected to provide this report to the lenders on or before the existing September 30, 2006 deadline.

Under certain of PHH’s Financing Agreements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default. If PHH receives notice and is unable to cure the events of default or obtain necessary waivers within the required time periods or certain extended time periods, the maturity of some debt could be accelerated, and PHH’s ability to incur additional indebtedness could be restricted. Moreover, defaults under certain of PHH’s Financing Agreements would trigger cross-default provisions under certain of PHH’s other Financing Agreements. PHH reported on September 26, 2006 that it had not received any notices of default accelerating its payment of its currently outstanding indebtedness.

PHH reported that there can be no assurance that any additional waivers under any of its Financing Agreements would be received on a timely basis, if at all, or that any waivers obtained, including the waivers it had already obtained as described above, would extend for a sufficient period of time to avoid an acceleration event, an event of default or other restrictions on its business operations. Moreover, PHH reported, failure to obtain waivers could be material and adverse to its business, liquidity and financial condition.

PHH reported that it had obtained certain waivers and continues to seek additional waivers extending the date for delivery of the audited financial statements of its subsidiaries and other documents related to such financial statements to certain regulators, investors in mortgage loans and other third parties in order to satisfy state mortgage licensing regulations and certain contractual requirements. PHH reported that certain of its waivers with state mortgage licensing regulators expire on September 30, 2006 and that it expected to complete the preparation of the consolidated financial statements of PHH Mortgage and its subsidiaries by September 30, 2006 in connection with these regulatory and contractual requirements. PHH reported that it would continue to seek similar waivers as a result of the aforementioned accounting matters as may be necessary but that there can be no assurance that any required waivers will be received on a timely basis, if at all, or that any waivers obtained, including the waivers it had already obtained, would extend for a sufficient period of time to avoid restrictions on its business operations. PHH reported that the failure to obtain waivers from investors in mortgage loans and other parties or the loss of licenses to do mortgage business in one or more states could be material and adverse to its business, liquidity and financial condition.

PHH reported that Bishop’s Gate, a consolidated special purpose entity, is a party to a Base Indenture dated December 11, 1998 (the “Bishop’s Gate Indenture”) between The Bank of New York, as indenture trustee (the “BG Trustee”), and Bishop’s Gate, under which Bishop’s Gate Residential Mortgage Loan Medium Term Notes, Variable Rate Notes, Series 1999-1, Due 2006 and Variable Rate Notes, Series 2001-2, Due 2008 (collectively, the “Notes”) in the aggregate outstanding principal amount of $800 million were issued. PHH reported that Bishop's Gate had received all of the required approvals and executed a Supplemental Indenture waiving any event of default arising as a result of the failure to provide the BG Trustee with its and certain other audited annual and unaudited quarterly financial statements as required. PHH reported that this waiver will be effective provided that such financial statements are delivered to the BG Trustee and the rating agencies by the Extended Deadlines. PHH also reported that a waiver of any default under Bishop's Gate's Amended and Restated Liquidity Agreement (the “Liquidity Agreement”), dated as of December 11, 1998, as further amended and restated as of December 2, 2003, among Bishop’s Gate, certain banks listed therein and JPMorgan Chase Bank, as Agent for failure to deliver the required financial statements by the Extended Deadline was also executed. PHH reported that Bishop’s Gate maintains committed capacity of approximately $2.3 billion to fund eligible mortgage loans.

PHH reported on October 30, 2006 that PHH Mortgage amended its committed mortgage repurchase facility (the “Facility”) by executing the Fifth Amended and Restated Master Repurchase Agreement (the “Repurchase Agreement”) and the Servicing Agreement (together with the Repurchase Agreement, the “Amended Agreements”), each dated as of October 30, 2006 and among Sheffield Receivables Corporation, as conduit principal, Barclays Bank PLC, as administrative agent, PHH Mortgage, as seller and servicer, and PHH, as guarantor. PHH reported that the Facility is used to finance mortgage loans held for sale by PHH Mortgage.

PHH reported that the Amended Agreements increase the capacity of the Facility from $500 million to $750 million, expand the eligibility of underlying mortgage loan collateral, and modify certain other covenants and terms. In addition, PHH reported that the Facility has been modified to conform to the revised bankruptcy remoteness rules with regard to repurchase facilities adopted by the Internal Revenue Service in October 2005. PHH reported that the Facility has a one-year term expiring on October 29, 2007 that is renewable on an annual basis, subject to agreement by the parties. PHH reported that the assets collateralizing this Facility are not available to pay PHH’s general obligations.

PHH reported on August 16, 2006 that in March and April, 2006, several class actions were filed against it, its Chief Executive Officer and its former Chief Financial Officer in the U.S. District Court for the District of New Jersey. PHH reported that the plaintiffs purport to represent a class consisting of persons who purchased PHH’s common stock between May 12, 2005 and March 1, 2006 (the “Class Period”). PHH reported that the plaintiffs alleged among other things, that the defendants violated the Exchange Act by failing to make complete and accurate disclosures concerning reported deferred tax assets and net income during the Class Period.

PHH reported that also in March and April, 2006, two derivative actions were filed in the U.S. District Court for the District of New Jersey against it, its former Chief Financial Officer and each member of its Board of Directors. PHH reported that one of these derivative actions has since been voluntarily dismissed by the plaintiff. PHH reported that the remaining derivative action alleges breaches of fiduciary duty and related claims based on substantially the same factual allegations as to reported deferred tax assets and net income as the class actions described above as well as based on an alleged overstatement of goodwill. PHH reported that it intends to vigorously defend against these actions, but, due to the inherent uncertainties of litigation and because these actions are at a preliminary stage, it cannot predict the outcome of these matters at this time.

In a Current Report on Form 8-K that PHH filed on August 30, 2006, it reported that it had received the requisite consents related to the Offer and extended the deadline for Noteholders to deliver their consent to 5:00 p.m., New York City time, on September 13, 2006.

In a Current Report on Form 8-K that PHH filed on September 1, 2006, it reported that on August 31, 2006, PHH and J.P. Morgan Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A.), as Trustee (the “PHH Trustee”), entered into Supplemental Indenture No. 4 (the “Supplement”) to the 2000 Indenture, as amended or supplemented to August 31, 2006 (the “Amended 2000 Indenture”).

The Supplement provides that during the period beginning August 31, 2006 and ending on the Covenant Reversion Date (as defined below), a failure to comply with the requirements to (i) file with the SEC, and deliver to the PHH Trustee, the SEC Reports and (ii) deliver to the PHH Trustee a written statement regarding compliance with PHH’s obligations under the Amended 2000 Indenture and a description of any known defaults under the Amended 2000 Indenture (clauses (i) and (ii) together, the “Requirements”) will not constitute a default or event of default under the Amended 2000 Indenture. Failure to comply with the Requirements as of the Covenant Reversion Date will constitute a default under the Amended 2000 Indenture. The Supplement also provides that all defaults that shall have occurred prior to August 31, 2006 relating to PHH’s failure to comply with the Requirements are waived. The “Covenant Reversion Date” means the earliest of 5:30 p.m., New York City time, on (i) the business day following PHH’s failure to pay the initial consent fee and consideration for tendered securities, if due, in accordance with the Offer, and the related Letter of Transmittal, each as may be amended and supplemented from time to time (the “Offer Documents”), (ii) the business day following PHH’s failure to pay the additional consent fee, if due, in accordance with the Offer Documents and (iii) December 31, 2006.

PHH reported on September 26, 2006 that on September 14, 2006 it concluded the Offer and that it had announced that it received consents on behalf of approximately $585 million and tenders on behalf of approximately $416 million of the aggregate principal amount of the $1.081 billion of the MTNs (together representing approximately 93% of the outstanding principal amount thereof).

In a Current Report on Form 8-K that PHH filed on September 29, 2006, PHH reported that it received an extension of the deadline to file its 2005 Form 10-K from the New York Stock Exchange LLC (the “NYSE”). PHH reported that this extension allows for the continued listing of its Common Stock through January 2, 2007, subject to review by the NYSE on an ongoing basis. PHH reported that during the extension period, trading of shares of its Common Stock on the NYSE will remain unaffected. PHH also reported that in the event that it does not file the 2005 Form 10-K with the SEC by January 2, 2007, it may request an additional extension from the NYSE. PHH reported that if an additional extension were granted, it could have until April 2, 2007 to file the 2005 Form 10-K with the SEC, after which NYSE Rule 802.01E would require the NYSE to move forward with the initiation of suspension and delisting procedures.

PHH disclosed the developments discussed above in Form 8-K reports that it filed with the SEC on March 1, March 13, March 17, April 6, April 27, May 11, June 12, July 21, July 24, August 16, August 30, September 1, September 26, September 28, September 29, October 30, and November 22, 2006, respectively. You can find these reports, as well as the 2005 Form 10-K, on the SEC website at www.sec.gov. The developments described in this section and in these SEC filings could have a material adverse effect on the business, liquidity and financial condition of PHH and on the ability of PHH Mortgage to service the mortgage loans and perform its duties under the PHH Mortgage Servicing Agreement. The inability of PHH Mortgage to perform these functions could have a material adverse effect on the value of the Certificates. These Form 8-K reports and the 2005 Form 10-K shall not be deemed to be incorporated by reference into this prospectus supplement or the Depositor’s registration statement.

THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS

The certificates (the “Certificates”) will be issued pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”) to be dated the Closing Date among the Depositor, the Master Servicer, the Securities Administrator and the Trustee. The prospectus contains important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. See “The Pooling and Servicing Agreement” in the prospectus.

The following summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement which are incorporated by reference. The Depositor plans to file a final copy of the Pooling and Servicing Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K after the Closing Date.

Assignment of Mortgage Loans

In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the “Mortgage File”):

•

the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or a certificate signed by an officer of the Depositor certifying that the related original Mortgage Note has been lost;

•

the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee or a custodian of the Trustee as soon as the same is available to the Depositor);

•	except as described below, an assignment in recordable form of the Mortgage (or a copy, if such assignment has been submitted for recording); and
•	if applicable, any riders or modifications to such Mortgage Note and Mortgage;

provided, however, that Wells Fargo Bank will retain possession of certain items in the Mortgage File, including, but not limited to the original or certified copy of the Mortgage and any intervening assignments, for each of the Mortgage Loans originated by Wells Fargo Bank. In the event that Wells Fargo Bank is no longer the Servicer of these Mortgage Loans or the senior, unsecured long-term debt of Wells Fargo & Company is rated less than BBB- by Fitch Ratings, Wells Fargo Bank will deliver to the Trustee, or a custodian for the Trustee, original or certified copies of the Mortgages with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee or a custodian as soon as the same is available to Wells Fargo Bank) and any intervening assignments.

Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded except in states where recordation is required by the rating agencies to obtain the initial ratings of the Certificates set forth in the table beginning on page S-6 in this prospectus supplement. In addition to the foregoing, assignments of the Mortgage Loans will not be recorded (i) in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Sponsor, PNC Bank, N.A. or the originator of such Mortgage Loan, or (ii) with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee. With respect to any Mortgage that has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, each Servicer will be required to take all actions as are necessary to cause the Issuing Entity to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee, or a custodian on behalf of the Trustee, will promptly review each Mortgage File after the Closing Date (or promptly after the receipt by the Trustee, or a custodian on behalf of the Trustee, of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents is missing. If any portion of the Mortgage File is not delivered to the Trustee, or a custodian on behalf of the Trustee, and the Depositor does not cure such omission or defect within 90 days, the Depositor will be required to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price described below to the extent such omission or defect materially and adversely affects the value of such Mortgage Loan.

Repurchases of Mortgage Loans

The Sponsor acquired the Mortgage Loans originated by Wells Fargo Bank from Wells Fargo Bank on a servicing-retained basis pursuant to the related Servicing Agreement. The Sponsor acquired the remaining

Mortgage Loans not originated by it from PNC Bank, N.A. (“PNC Bank”) pursuant to various assignment, assumption and recognition agreements (the “PNC Assignment Agreements”) among the Sponsor, PNC Bank and the applicable Originator. Wells Fargo Bank, in its capacity as an Originator, made certain representations and warranties in the related Servicing Agreement with respect to the related Mortgage Loans, as of the date of transfer of those Mortgage Loans to the Sponsor, which will be assigned by the Sponsor to the Depositor, and by the Depositor to the Trustee for the benefit of the certificateholders. In addition, under each PNC Assignment Agreement, PNC Bank assigned representations and warranties it received from the applicable Originator pursuant to an underlying sale agreement when it purchased such Mortgage Loans and PNC Bank made certain limited representations and warranties to the Sponsor (generally intended to address the status of the Mortgage Loans during the period PNC Bank owned such Mortgage Loans) as of the date of the transfer of such Mortgage Loans to the Sponsor. The representations and warranties of both PNC Bank and the Originators for these Mortgage Loans will be assigned by the Sponsor to the Depositor, and by the Depositor to the Trustee for the benefit of the certificateholders. Also, under the Mortgage Loan Purchase Agreement, the Sponsor will make certain representations and warranties with respect to the Mortgage Loans serviced by it under the Bank of America Servicing Agreement, which will be assigned by it to the Depositor, and by the Depositor to the Trustee for the benefit of the certificateholders. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of any of these representations made by the Sponsor, an Originator or PNC Bank with respect thereto and such breach materially and adversely affects the value of a Mortgage Loan or the interest of the purchaser therein, that Originator, PNC Bank or the Sponsor, as applicable, will be obligated to cure such breach. If the related Originator, PNC Bank or the Sponsor, as applicable, does not cure such breach in accordance with the applicable Servicing Agreement, the applicable PNC Assignment Agreement, the applicable underlying sale agreement or the Mortgage Loan Purchase Agreement, as the case may be, that Originator, PNC Bank or the Sponsor, as applicable, will be required to either (i) repurchase such Mortgage Loan (or any property acquired in respect thereof) at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate minus, so long as the entity repurchasing such Mortgage Loan is the servicer of such Mortgage Loan, the related Servicing Fee Rate or (ii) other than in the case of PHH Mortgage and PNC Bank, substitute an Eligible Substitute Mortgage Loan; however such substitution is permitted only within two years of the Closing Date. In addition, in the case of the breach of the representation made by an Originator or the Sponsor that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, that Originator or the Sponsor, as applicable, will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws.

Under the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of the certificateholders) certain limited representations and warranties as of the Closing Date generally intended to address the accuracy of the mortgage loan schedule and the payment and delinquency status of each Mortgage Loan acquired by the Sponsor from Wells Fargo Bank pursuant to the applicable Servicing Agreement or from PNC Bank pursuant to the PNC Assignment Agreements. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by Wells Fargo Bank under the applicable Servicing Agreement, made by other Originators and assigned to the Sponsor pursuant to the PNC Assignment Agreements or made by PNC Bank under the PNC Assignment Agreements as described above, the Sponsor will be required to either (i) to repurchase such Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price or (ii) substitute an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this section is referred to as a “Deleted Mortgage Loan.” In addition, in the case of the breach of the representation made by the Sponsor that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, the Sponsor will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws (to the extent not paid by the related Originator or PNC Bank).

An “Eligible Substitute Mortgage Loan” generally will:

•

have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the substituting party to be held for distribution to the certificateholders on the related Distribution Date (a “Substitution Adjustment Amount”));

•	have a mortgage interest rate less the applicable Servicing Fee Rate (the “Net Mortgage Interest Rate”) not less than, and not more than 2% greater than, that of the Deleted Mortgage Loan;
•	be of the same type as the Deleted Mortgage Loan;
•	have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;
•	have a Credit Score not less than that of the Deleted Mortgage Loan;
•	have a credit grade not lower in quality than that of the Deleted Mortgage Loan;
•	have the same lien priority as the Deleted Mortgage Loan;
•	have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and
•

comply with all of the applicable representations and warranties in the applicable Servicing Agreement, the PNC Assignment Agreements, the underlying sale agreements, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement as of the date of substitution.

To the extent that any fact, condition or event with respect to a Mortgage Loan not originated by the Sponsor constitutes both a breach of a representation and warranty of the Sponsor under the Mortgage Loan Purchase Agreement and a breach of a representation and warranty of Wells Fargo Bank under the applicable Servicing Agreement, of another Originator pursuant to an underlying sale agreement or of PNC Bank under the PNC Assignment Agreements, the only right or remedy of the Trustee or any certificateholder will be the Trustee’s right to enforce the obligations of that Originator or PNC Bank pursuant to the applicable Servicing Agreement, the underlying sale agreement or the PNC Assignment Agreement, as the case may be, and there will be no remedy against the Sponsor for such breach (other than the Sponsor’s obligation to pay any costs or damages incurred by the Issuing Entity as a result of violation of any applicable federal, state or local predatory or abusive lending laws, to the extent not paid by the applicable Originator).

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document or for a material breach of a representation or warranty of the Sponsor under the Mortgage Loan Purchase Agreement, PNC Bank under the PNC Assignment Agreements or an Originator under the applicable Servicing Agreement or underlying sale agreement.

Payments on Mortgage Loans; Accounts

Each Servicing Agreement requires the related Servicer to establish a trust account, which account may contain funds relating to other mortgage loans serviced by such Servicer (each, a “Servicer Custodial Account”). Funds credited to a Servicer Custodial Account may be invested for the benefit of and at the risk of the related Servicer in certain eligible investments, as described in the applicable Servicing Agreements. On the 18th day of each month or (or if such day is not a business day, the immediately preceding business day) (the “Remittance Date”), each Servicer will withdraw from the applicable Servicer Custodial Account all amounts required to be remitted by such Servicer for such month pursuant to the applicable Servicing Agreement and will remit such amount to the Master Servicer for deposit in an account established by the Master Servicer on or prior to the Closing Date (the “Master Servicer Custodial Account”). The Master Servicer Custodial Account will be maintained as a separate trust account by the Master Servicer in trust for the benefit of the certificateholders. Funds credited to the Master Servicer Custodial Account may be invested at the direction of the Master Servicer and for the benefit and at the risk of the Master Servicer in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date.

Not later than the business day prior to each Distribution Date (subject to the immediately following sentence), the Master Servicer will cause all amounts required to be remitted for such month pursuant to the Pooling and Servicing Agreement to be deposited into an account established by the Securities Administrator on or prior to the Closing Date (the “Certificate Account”). For as long as the Securities Administrator is the same as, or an affiliate of, the Master Servicer, the Master Servicer has until each Distribution Date (instead of the business day prior to each Distribution Date, as described in the immediately preceding sentence) to remit funds to the Securities Administrator. The Certificate Account will be maintained as a separate trust account by the Securities Administrator in trust for the benefit of certificateholders. Funds credited to the Certificate Account may be invested at the direction of the Securities Administrator and for the benefit and risk of the Securities Administrator in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date.

Compensating Interest

When a mortgagor prepays its Mortgage Loan in part or in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of prepayments on a Mortgage Loan, the Servicers will pass through Compensating Interest to the certificateholders to the limited extent and in the manner described below.

Pursuant to the applicable Servicing Agreement, the aggregate Servicing Fee payable to a Servicer for any Distribution Date will be reduced (but not below zero) by an amount equal to the lesser of (i) the aggregate Prepayment Interest Shortfall for the Mortgage Loans serviced by such Servicer for such Distribution Date and (ii) one-twelfth of the product of the applicable Servicing Fee Rate (or, with respect to Bank of America, 0.2500%) and the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month preceding the month of the related Distribution Date (such amount, “Compensating Interest”).

A “Prepayment Interest Shortfall” is an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (net of the Servicing Fee Rate) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the calendar month in which applied.

Any Prepayment Interest Shortfalls on the Mortgage Loans in excess of the amount of Compensating Interest paid by the Servicers will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such Prepayment Interest Shortfalls. See “Description of Shifting Interest Certificates—Interest on the Shifting Interest Certificates” and “Description of Overcollateralized Certificates—Distributions on the Overcollateralized Certificates—Distribution of Available Funds” in this prospectus supplement.

Advances

Subject to the following limitations, each Servicer will be required pursuant to the related Servicing Agreement to advance (any such advance, an “Advance”) on or prior to each Remittance Date an amount equal to (a) with respect to the Hybrid ARM Mortgage Loans, the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Hybrid ARM Mortgage Loans serviced by such Servicer and which were delinquent on the related Determination Date or (b) with respect to the Option ARM Mortgage Loans, the aggregate of the Minimum Payments (net of the related Servicing Fee) which were due on the related due date on the Option ARM Mortgage Loans serviced by such Servicer and which were delinquent on the related Determination Date. Advances made by each Servicer will be made from its own funds or funds in the related Servicer Custodial Account that are not required to be remitted by such Servicer to the Master Servicer for deposit to Master Servicer Custodial Account for the related Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or mortgaged property relating to such Mortgage Loan. An “REO Property” is a mortgaged property that has been acquired by the Issuing Entity through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the “Determination Date”) will be as set forth in the applicable Servicing Agreement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If a Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. In the event that a Servicer determines that an Advance previously made is not recoverable from future payments and collections, it is entitled to reimbursement from funds in the related Servicer Custodial Account relating to any Mortgage Loan serviced by such Servicer. In the event a Servicer fails to make a required Advance, such failure will constitute an event of default under the applicable Servicing Agreement and the Master Servicer will be obligated to make the Advance, in accordance with the terms of the Pooling and Servicing Agreement.

Optional Termination

On any Distribution Date on which the aggregate Stated Principal Balance of the Pool S Mortgage Loans is less than 1% of the aggregate unpaid principal balance of the Pool S Mortgage Loans as of the Cut-off Date, the Master Servicer may, at its option, subject to certain conditions, purchase the Pool S Mortgage Loans and any related property of the Issuing Entity; provided, however, any optional termination will be permitted only pursuant to a “qualified liquidation” as defined under Section 860F of the Internal Revenue Code of 1986, as amended. The purchase price will generally be equal to the sum of the unpaid principal balances of the applicable Mortgage Loans and the fair market value of any related REO Properties held by the Issuing Entity together with the amount of any accrued and unpaid interest on such Mortgage Loans at the applicable mortgage interest rate. However, for so long as the Master Servicer is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, it may exercise its purchase option only if the aggregate fair market value of the Pool S Mortgage Loans and related REO Properties is greater than or equal to the purchase price described in the preceding sentence. If this option is exercised, the Shifting Interest Certificates of Pool S outstanding at that time will be retired earlier than would otherwise be the case.

On any Distribution Date on which the aggregate Stated Principal Balance of the Pool N Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Pool N Mortgage Loans as of the Cut-off Date, the Master Servicer may, at its option, subject to certain conditions, purchase the Pool N Mortgage Loans and any related property of the Issuing Entity; provided, however, any optional termination will be permitted only pursuant to a “qualified liquidation” as defined under Section 860F of the Internal Revenue Code of 1986, as amended. The purchase price will generally be equal to the sum of the unpaid principal balances of the applicable Mortgage Loans and the fair market value of any related REO Properties held by the Issuing Entity together with the amount of any accrued and unpaid interest on such Mortgage Loans at the applicable mortgage interest rate. However, for so long as the Master Servicer is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, it may exercise its purchase option only if the aggregate fair market value of the Pool N Mortgage Loans and related REO Properties is greater than or equal to the purchase price described in the preceding sentence. If this option is exercised, the Shifting Interest Certificates of Pool N outstanding at that time will be retired earlier than would otherwise be the case.

The NIMS Insurer, if any, will have the option to purchase all the Group 6 Mortgage Loans and any properties that the Issuing Entity acquired in satisfaction of any of the Group 6 Mortgage Loans, subject to certain conditions described below. If there is no NIMS Insurer, the majority holder of the Class CE Certificates will have the option. If the majority holder of the Class CE Certificates fails to exercise the option on the first possible date or is an affiliate of the Sponsor, the Master Servicer will have the option. This option can be exercised when the aggregate Stated Principal Balance of the Group 6 Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Group 6 Mortgage Loans as of the Cut-off Date; provided, however, any optional termination will be permitted only pursuant to a “qualified liquidation” as defined under Section 860F of the Internal Revenue Code of 1986, as amended. The first Distribution Date on which such option could be exercised is referred to herein as the “Group 6 Optional Termination Date.” The purchase price will generally be equal to the sum of (i) the unpaid principal balances of the applicable Mortgage Loans and the fair market value of any related REO Properties held by the Issuing Entity plus (ii) the amount of any accrued and unpaid interest on such Mortgage Loans at the applicable mortgage interest rate plus (iii) any Swap Termination Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. However, for so long as the Master Servicer is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, it may exercise its purchase option only if the aggregate fair market value of the applicable Mortgage Loans and REO Properties is greater than or equal to the sum of clauses (i) and (ii) of the purchase price described in the preceding sentence. If this option is exercised, the Overcollateralized Certificates outstanding at that time will be retired earlier than would otherwise be the case. In addition, the margin added to each Offered Overcollateralized Certificate will increase and remain at such higher level on each Distribution Date following the Group 6 Optional Termination Date until the applicable party purchases the Group 6 Mortgage Loans and related property of the Issuing Entity.

See “Payment and Yield Considerations” in this prospectus supplement and “The Pooling and Servicing Agreement—Termination; Repurchase of Mortgage Loans and Mortgage Certificates” in the prospectus.

Distributions in respect of an optional termination will be paid to certificateholders in order of their priority of distributions as described below under “Description of Shifting Interest Certificates—Priority of Distributions on the Shifting Interest Certificates” and “Description of Overcollateralized Certificates—Distributions on the Overcollateralized Certificates.” The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of any REO Properties and such fair market value is less than the unpaid principal balances of the related Mortgage Loans.

In no event will the Issuing Entity created by the Pooling and Servicing Agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling and Servicing Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Issuing Entity. The termination of the Issuing Entity will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Issuing Entity.

The Securities Administrator

Wells Fargo Bank will be the securities administrator (in such capacity, the “Securities Administrator”) under the Pooling and Servicing Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank will be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank will be responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and the preparation and filing of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Trustee

U.S. Bank National Association, a national banking association, will act as the trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $217 billion as of September 30, 2006. As of September 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,462 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

U.S. Bank has provided corporate trust services since 1924. As of September 30, 2006, U.S. Bank was acting as trustee with respect to over 69,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

On November 10, 2006, U.S. Bank announced that it has entered into a definitive agreement to purchase the municipal bond trustee business of LaSalle Bank National Association, the U.S. subsidiary of ABN AMRO Bank N.V. The transaction is subject to certain regulatory approvals and is expected to close by the end of the fourth quarter 2006 with conversion occurring early in 2007.

As of September 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 1,027 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $466,527,900,000.

The Trustee will perform administrative functions on behalf of the Issuing Entity and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee’s duties are limited solely to its express obligations under the Pooling and Servicing Agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the applicable Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by the applicable Servicer); (iv) terminating any custodian; (v) providing any notifications of default; (vi) waiving any permitted defaults; and (vii) all other administrative functions as set forth under the Pooling and Servicing Agreement.

In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Issuing Entity or any portion of the Issuing Entity in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

The Trustee will act as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. The Trustee will hold the Mortgage Files in one of its custodial vaults, which is located in Frederick, Maryland. The

Mortgage Files are tracked electronically to identify that they are held by the Trustee pursuant to the Pooling and Servicing Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Files held as Trustee. As of September 30, 2006, U.S. Bank holds approximately 6,632,000 document files for approximately 980 entities and has been acting as a custodian for approximately 20 years.

In its capacity as custodian, the Trustee will be responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Files on behalf of the certificateholders.

See “The Pooling and Servicing Agreement—The Trustee” in the prospectus for more information about the Trustee and its obligations under the Pooling and Servicing Agreement.

Compensation and Payment of Expenses of the Transaction Parties

The “Servicing Fees” payable to the Servicers in respect of their respective servicing activities are payable out of the interest payments received on each Mortgage Loan. The Servicing Fees will accrue on the Stated Principal Balance of each Mortgage Loan as of the due date in the month preceding the month of the related Distribution Date at a per annum rate for each Mortgage Loan (the “Servicing Fee Rate”) as set forth in the table below:

Servicing Fee Rates

Fee	Rate (per annum)
Servicing Fee Rate for Loan Group 1 and Loan Group 2	0.2500% to 0.7500%
Servicing Fee Rate for Loan Group 3, Loan Group 4 and Loan Group 5	0.2500%
Servicing Fee Rate for Loan Group 6	0.2500% to 0.3750%

Each Servicer is obligated to pay certain ongoing expenses incurred by such Servicer in connection with its responsibilities under the related Servicing Agreement. Those amounts, including the fees of any subservicer hired by a Servicer, will be paid by each Servicer out of its Servicing Fee. For each Mortgage Loan, the amount of the Servicing Fee for each Servicer is subject to adjustment with respect to certain prepayments, as described above under “—Compensating Interest.” In the event the Master Servicer succeeds to the role of a Servicer, it will be entitled to the same Servicing Fee as the related predecessor servicer, and if the Master Servicer appoints a successor servicer under the Pooling and Servicing Agreement, the Master Servicer may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the related predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate. Each Servicer is also entitled to receive (i) all late payment fees, assumption fees and other similar charges, (ii) all investment income earned on amounts on deposit in the related Servicer Custodial Account and (iii) the excess of the amount by which Liquidation Proceeds on a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable Liquidation Proceeds have been received (a “Liquidated Mortgage Loan”) exceeds the unpaid principal balance thereof plus accrued interest thereon at the mortgage interest rate (such excess, “Foreclosure Profits”). Each Servicer is entitled to be reimbursed from collections on the Mortgage Loans for any Advances previously made by it, as described under “The Pooling and Servicing Agreement—Periodic Advances and Servicing Advances” in the prospectus.

The Securities Administrator will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investment of amounts on deposit in the Certificate Account. The Securities Administrator is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Securities Administrator in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Securities Administrator, without reimbursement from the Issuing Entity.

The Master Servicer will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investment of amounts on deposit in the Master Servicer Custodial Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the

Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement without reimbursement from the Issuing Entity.

Compensation payable to the Trustee for its responsibilities under the Pooling and Servicing Agreement will be payable by the Securities Administrator, without reimbursement from the Issuing Entity. Any co-trustee, if applicable, will be paid pursuant to the Pooling and Servicing Agreement, without reimbursement from the Issuing Entity. The Securities Administrator, the Master Servicer and the Trustee are entitled to be reimbursed from and indemnified by the Issuing Entity prior to distributions for certificateholders for certain expenses incurred by such parties, in connection with their respective responsibilities under the Pooling and Servicing Agreement.

The Depositor, the Master Servicer, each Servicer and the Sponsor are entitled to indemnification and reimbursement of certain expenses from the Issuing Entity under the Pooling and Servicing Agreement as discussed in the prospectus under the headings “The Depositor,” “Servicing of the Mortgage Loans—The Servicers,” and “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Sponsor and the Master Servicer.”

Voting Rights

Voting rights for certain actions specified in the Pooling and Servicing Agreement will be allocated as follows:

•

97% of all voting rights will be allocated among the holders of the Offered Certificates (other than the Class 1-A-R and Class 5-A-3 Certificates) based on the outstanding balances of their Certificates.

•	1% of all voting rights will be allocated to the holders of the Class 1-A-R Certificate.
•	1% of all voting rights will be allocated to the holders of the Class 5-A-3 Certificates.
•	1% of all voting rights will be allocated to the holders of the Class CE Certificates.

The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage Interests.

The “Percentage Interest” of a Certificate of a class is the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial class balance or notional amount of such class.

Rights of a NIMS Insurer under the Pooling and Servicing Agreement

After the Closing Date, one or more separate entities may be established to issue net interest margin securities secured by all or a portion of the Class CE Certificates. Such net interest margin securities may or may not have the benefit of a financial guaranty insurance policy that guarantees payments on those securities. If a policy is obtained, the NIMS Insurer that issues that policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, including each of the rights described under “Risk Factors—The Rights of the NIMS Insurer Could Adversely Affect the Offered Certificates.”

GENERAL DESCRIPTION OF CERTIFICATES

The Certificates will consist of (i) the nineteen classes of Offered Shifting Interest Certificates listed in the table beginning on page S-6 of this prospectus supplement, (ii) the nine classes of Offered Overcollateralized Certificates listed in the table beginning on page S-6 of this prospectus supplement and (iii) the Class S-B-5, Class S-B-6, Class S-B-7, Class N-B-4, Class N-B-5, Class N-B-6 and Class CE Certificates, which are not offered by this prospectus supplement.

Denominations and Form

The Offered Certificates (other than the Class 1-A-R Certificate) will be issuable in book-entry form only (the “Book-Entry Certificates”). The Class 1-A-R Certificate will be issued in definitive, fully-registered form (such form, the “Definitive Certificates”). The following table sets forth the original certificate form, the minimum denomination and the incremental denomination of each class of Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

Form and Denominations of Offered Certificates

Class	Original Certificate Form	Minimum Denomination	Incremental Denomination
Senior Certificates (other than as indicated below)	Book-Entry	$1,000	$1
Class 1-A-R Certificate	Definitive	$100	N/A
Class 5-A-3 Certificates(1)	Book-Entry	$1,000,000	$1
Class S-B-1, S-B-2, S-B-3, S-B-4, N-B-1, N-B-2 and N-B-3 Certificates and Mezzanine Certificates	Book-Entry	$25,000	$1

_________________

(1) Denomination expressed in initial notional amount.

Distributions

Distributions on the Certificates will be made by the Securities Administrator on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the Record Date.

Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Securities Administrator in Minnesota. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under “Description of Certificates—Book-entry Form” in the prospectus.

Interest will accrue on each class of Offered Overcollateralized Certificates during the period commencing on the Distribution Date in the prior month (or the Closing Date, in the case of the first period) and ending on the day prior to the current Distribution Date (each a “No Delay Interest Accrual Period”). Calculations of interest for each No Delay Interest Accrual Period will be made on the basis of the actual number of days in the No Delay Interest Accrual Period and on a 360-day year. Interest will accrue on each class of Shifting Interest Certificates during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a “Prior Month Interest Accrual Period” and, together with a No Delay Interest Accrual Period, an “Interest Accrual Period”). The initial Prior Month Interest Accrual Period will be deemed to have commenced on November 1, 2006. Interest which accrues on each class of Shifting Interest Certificates during a Prior Month Interest Accrual Period will be calculated on the assumption that distributions in reduction of the class balances thereof on the Distribution Date in that Prior Month Interest Accrual Period are made on the first day of that Prior Month Interest Accrual Period. Calculations of interest for each Prior Month Interest Accrual Period will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

The “class balance” of a class of Certificates (other than the Class 5-A-3 and Class CE Certificates) at any time will equal its initial class balance less (i) all distributions of principal made to such class and (ii) losses allocated to such class as described under “Description of Shifting Interest Certificates—Allocation of Losses to the Shifting Interest Certificates” or “Description of Overcollateralized Certificates—Allocation of Losses to the Overcollateralized Certificates,” as applicable, plus any Recoveries allocated to such class for previous Distribution Dates. The Class 5-A-3 and Class CE Certificates have no class balance.

The “Class 5-A-3 Notional Amount” with respect to each Distribution Date (through the Distribution Date in October 2016) will be equal to the class balance of the Class 5-A-2 Certificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class 5-A-2 Certificates will result in a corresponding reduction in the notional amount of the Class 5-A-3 Certificates. See “Description of Shifting Interest Certificates—Principal on the Shifting Interest Certificates” and “—Allocation of Losses to the Shifting Interest Certificates” in this prospectus supplement. The Class 5-A-3 Notional Amount on and after the Distribution Date in November 2016 will be zero. The Class 5-A-3 Notional Amount with respect to the first Distribution Date will be approximately $18,485,000.

The Class 5-A-3 Notional Amount is sometimes referred to in this prospectus supplement as a “notional amount.”

The “Final Scheduled Distribution Date” for the Offered Certificates of Pool S will be the Distribution Date in June 2036 and for the Offered Certificates of Pool N and the Offered Overcollateralized Certificates will be the Distribution Date in December 2046. The Final Scheduled Distribution Date represents the Distribution Date in the month following the latest maturity date of any related Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the applicable Final Scheduled Distribution Date.

A “Recovery” is an amount received with respect to a Mortgage Loan in a Loan Group as to which a Realized Loss had previously been allocated to a class of Certificates.

In general, a “Realized Loss” means, (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a Bankruptcy Loss.

“Bankruptcy Losses” are losses that are incurred as a result of Debt Service Reductions or Deficient Valuations.

DESCRIPTION OF SHIFTING INTEREST CERTIFICATES

The Shifting Interest Certificates will consist of (i) the nineteen classes of Offered Shifting Interest Certificates listed in the table beginning on page S-6 of this prospectus supplement and (ii) the Class S-B-5, Class S-B-6, Class S-B-7, Class N-B-4, Class N-B-5 and Class N-B-6 Certificates, which are not offered by this prospectus supplement.

The Group 1 Certificates and Group 2 Certificates will each evidence an initial beneficial ownership interest of approximately 97.40% in Loan Group 1 and Loan Group 2, respectively. The Group 3 Certificates, Group 4 Certificates and Group 5 Certificates will each evidence an initial beneficial ownership interest of approximately 95.25% in Loan Group 3, Loan Group 4 and Loan Group 5, respectively. The Class S-B Certificates will evidence the remaining initial beneficial ownership interest in Loan Pool S. The Class N-B Certificates will evidence the remaining initial beneficial ownership interest in Loan Pool N.

The Class 5-A-3 Certificates are interest only certificates and are not entitled to distributions in respect of principal.

Pool Distribution Amount

The “Pool Distribution Amount” for each Shifting Interest Loan Group with respect to any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will be determined by reference to amounts received in connection with the Mortgage Loans in such Shifting Interest Loan Group, less certain reimbursable expenses and indemnity payments pursuant to the Pooling and Servicing Agreement, and will generally be equal to the sum of:

(a)           all scheduled installments of interest (net of the related Servicing Fees) and principal due on the Mortgage Loans in such Shifting Interest Loan Group on the due date in the calendar month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating Interest allocable to the Mortgage Loans in such Shifting Interest Loan Group;

(b)          all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in such Shifting Interest Loan Group, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the applicable Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Shifting Interest Loan Group, by foreclosure or otherwise (collectively, “Liquidation Proceeds”), during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

(c)           all partial or full prepayments received on the Mortgage Loans in such Shifting Interest Loan Group during the related Prepayment Period;

(d)          amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan in such Shifting Interest Loan Group or amounts received relating to such Shifting Interest Loan Group in connection with the optional repurchase of the related Loan Pool by the Master Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the applicable Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement; and

(e)           any amounts required to be paid by the Originators or the Sponsor to the Issuing Entity during the related Prepayment Period with respect to the Mortgage Loans in such Shifting Interest Loan Group as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws (the “Reimbursement Amount”), net of any portion thereof used to reimburse any class of Shifting Interest Certificates that previously bore a loss as a result of such breach.

Priority of Distributions on the Shifting Interest Certificates

The aggregate amount available for distribution to the Group 1 Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan Group 1. The aggregate amount available for distribution to the Group 2 Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan Group 2. The Class S-B Certificates will be entitled to distributions from the Pool Distribution Amounts for Loan Group 1 and Loan Group 2.

The aggregate amount available for distribution to the Group 3 Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan Group 3. The aggregate amount available for distribution to the Group 4 Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan Group 4. The aggregate amount available for distribution to the Group 5 Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Pool Distribution Amount for Loan Group 5. The Class N-B Certificates will be entitled to distributions from the Pool Distribution Amounts for Loan Group 3, Loan Group 4 and Loan Group 5.

On each Distribution Date, the Pool Distribution Amount for each Shifting Interest Loan Group will be allocated in the following order of priority (the “Pool Distribution Amount Allocation”):

(a)	to the Senior Certificates of the related Group to pay interest;

(b)          to the classes of Senior Certificates of the related Group, based on the applicable Shifting Interest Senior Principal Distribution Amount, as described below under “—Principal on the Shifting Interest Certificates,” to pay principal;

(c)           subject to any payments described under “—Cross-Collateralization of the Shifting Interest Certificates,” to each class of related Class B Certificates, first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class S-B-1 or Class N-B-1 Certificates; and

(d)          to the Class 1-A-R Certificate any remaining amounts, subject to the limitations set forth below under “—Interest on the Shifting Interest Certificates” and “—Principal on the Shifting Interest Certificates.”

Interest on the Shifting Interest Certificates

The pass-through rate for each class of Offered Shifting Interest Certificates for each Distribution Date is as set forth or described in the table beginning on page S-6 of this prospectus supplement.

On each Distribution Date, to the extent of the applicable Pool Distribution Amount or Amounts, each class of Certificates will be entitled to receive interest (as to each such class, the “Interest Distribution Amount”) with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of Shifting Interest Certificates will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related class balance or notional amount, reduced by the applicable portion of any Net Interest Shortfall as described below, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed.

The interest entitlement described in clause (i) of the above description of the Interest Distribution Amount for each class of Shifting Interest Certificates in a Pool will be reduced by the amount of Net Interest Shortfalls for the related Loan Pool (regardless of which Loan Group the shortfall is attributable to) for such Distribution Date allocated to such class as described below.

With respect to any Distribution Date and Loan Pool, the “Net Interest Shortfall” is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan in such Loan Pool as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls for such Loan Pool. Net Interest Shortfalls for a Loan Pool on any Distribution Date will be allocated pro rata among all classes Shifting Interest Certificates of the related Pool based on the amount of interest accrued on each such class of Shifting Interest Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation. With respect to any Distribution Date and Loan Pool, the “Non-Supported Interest Shortfall” is the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans in such Loan Pool for such Distribution Date exceeds the Compensating Interest with respect to such Mortgage Loans for such Distribution Date. See “The Pooling and Servicing Agreement and the Servicing Agreements—Compensating Interest” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and Similar Laws” in the prospectus.

Allocations of the interest portion of Realized Losses on the Mortgage Loans in a Shifting Interest Loan Group first to the Class B Certificates of the related Pool in reverse numerical order will result from the priority of distributions first to the Senior Certificates of the related Group and then to the classes of Class B Certificates of the related Pool in numerical order, of the applicable Pool Distribution Amount as described above under “—Priority of Distributions on the Shifting Interest Certificates.”

After the Senior Credit Support Depletion Date for a Pool, the Senior Certificates of each Group in such Pool will bear the risk of loss for the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group pro rata based on the interest entitlement described in clause (i) of the above description of the applicable Interest Distribution Amount.

Accrued interest to be distributed on any Distribution Date will be calculated for each class of Shifting Interest Certificates on the basis of the related class balance or notional amount immediately prior to such Distribution Date.

If on a particular Distribution Date, the applicable Pool Distribution Amount or Amounts applied in the order described above under “—Priority of Distributions on the Shifting Interest Certificates” is not sufficient to make a full distribution of the Interest Distribution Amount for each class entitled to distributions therefrom, interest will be distributed on each class of equal priority pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class on the next Distribution Date. No amounts will be payable on any class that is no longer outstanding. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans in a Shifting Interest Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

Under certain circumstances, the unpaid interest amounts for a Group of Senior Shifting Interest Certificates will be payable from amounts otherwise distributable as principal on the Class B Certificates of the related Pool in reverse order of numerical designation. See “—Cross-Collateralization of the Shifting Interest Certificates” in this prospectus supplement.

The “Group Subordinate Amount” for any Distribution Date and any Shifting Interest Loan Group is equal to the excess of the Pool Principal Balance for such Shifting Interest Loan Group over the aggregate class balance of the Senior Shifting Interest Certificates of the related Group immediately prior to such date.

Principal on the Shifting Interest Certificates

On each Distribution Date, the Principal Amount for a Shifting Interest Loan Group will be distributed (i) as principal of the Senior Certificates of the related Group in an amount up to the Shifting Interest Senior Principal Distribution Amount for such Loan Group and (ii) as principal of the Class B Certificates of the related Pool in an amount up to the Subordinate Principal Distribution Amount for such Loan Group. The Class 5-A-3 Certificates are interest only certificates and are not entitled to distributions in respect of principal.

The “Principal Amount” for any Distribution Date and any Shifting Interest Loan Group will equal the sum of:

(a)           all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related due date;

(b)          the principal portion of the Purchase Price (net of unreimbursed Advances and other amounts as to which the related Servicer will be entitled to be reimbursed pursuant to the applicable Servicing Agreement) of each Mortgage Loan in such Loan Group that was purchased by the Depositor, the Sponsor, an Originator or PNC Bank as of that Distribution Date and the principal portion of any amount allocated to such Loan Group in connection with the optional repurchase of the related Loan Pool by the Master Servicer as described under “The Pooling and Servicing Agreement and the Servicing Agreements—Optional Termination”;

(c)           any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) in connection with a Deleted Mortgage Loan in such Loan Group received in the related Prepayment Period;

(d)          any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the related Prepayment Period;

(e)          with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than Foreclosure Profits) allocable to principal received with respect to that Mortgage Loan during the related Prepayment Period; and

(f)           all full and partial principal prepayments by mortgagors on the Mortgage Loans in such Loan Group received during the related Prepayment Period.

The amounts described in clauses (a) through (d) are referred to as “Scheduled Principal Payments.” The amounts described in clauses (e) and (f) are referred to as “Unscheduled Principal Payments.”

Shifting Interest Senior Principal Distribution Amount

With respect to the Group 1 Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Shifting Interest Senior Principal Distribution Amount for Loan Group 1 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 1 remaining after distributions of interest on the Group 1 Certificates will be distributed as principal to the following classes of Group 1 Certificates, sequentially, as follows:

first, to the Class 1-A-R Certificate, until its class balance has been reduced to zero; and

second, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their class balances have been reduced to zero.

With respect to the Group 2 Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Shifting Interest Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 2 remaining after distributions of interest on the Group 2 Certificates will be distributed as principal, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their class balances have been reduced to zero.

With respect to the Group 3 Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Shifting Interest Senior Principal Distribution Amount for Loan Group 3 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 3 remaining after distributions of interest on the Group 3 Certificates will be distributed as principal, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their class balances have been reduced to zero.

With respect to the Group 4 Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Shifting Interest Senior Principal Distribution Amount for Loan Group 4 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 4 remaining after distributions of interest on the Group 4 Certificates will be distributed as principal to the Class 4-A-1 Certificates, until their class balance has been reduced to zero.

With respect to the Group 5 Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Shifting Interest Senior Principal Distribution Amount for Loan Group 5 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 5 remaining after distributions of interest on the Group 5 Certificates will be distributed as principal to the following classes of Group 5 Certificates, concurrently, as follows:

(a)           approximately 95.0126723125%, sequentially, to the Class 5-A-1 and Class 5-A-2 Certificates, in that order, until their class balances have been reduced to zero; and

(b)          approximately 4.9873276875% to the Class 5-A-4 Certificates, until their class balance has been reduced to zero.

The preceding distribution priorities for a Group will not apply on any Distribution Date on or after the Senior Credit Support Depletion Date for the related Pool. On each of those Distribution Dates, the amount to be distributed as principal to the Senior Shifting Interest Certificates of a Group will be distributed, concurrently, as principal of the classes of Senior Shifting Interest Certificates of that Group pro rata.

The “Pool Principal Balance” for a Shifting Interest Loan Group with respect to any Distribution Date equals the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

The “Senior Credit Support Depletion Date” with respect to a Pool is the date on which the aggregate class balance of the Class B Certificates of such Pool has been reduced to zero.

The “Senior Percentage” for a Shifting Interest Loan Group for any Distribution Date will equal (i) the aggregate class balance of the Senior Certificates of the related Group immediately prior to such date, divided by (ii) the Pool Principal Balance of such Loan Group for such date.

The “Shifting Interest Senior Principal Distribution Amount” for a Shifting Interest Loan Group for any Distribution Date will equal the sum of:

(a)           the Senior Percentage for such Loan Group of the Scheduled Principal Payments for that Distribution Date; and

(b)          the Senior Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for that Distribution Date.

The “Subordinate Percentage” for a Shifting Interest Loan Group for any Distribution Date will equal 100% minus the Senior Percentage for such Loan Group for such date.

As of the Cut-off Date, the approximate Senior Percentage and Subordinate Percentage for each Shifting Interest Loan Group are expected to be as follows:

Loan Group	Senior Percentage	Subordinate Percentage
Loan Group 1	97.3999%	2.6001%
Loan Group 2	97.3998%	2.6002%
Loan Group 3	95.2485%	4.7515%
Loan Group 4	95.2486%	4.7514%
Loan Group 5	95.2493%	4.7507%

The “Senior Prepayment Percentage” for a Shifting Interest Loan Group will be for any Distribution Date occurring during the periods set forth below will be as follows:

Distribution Date Occurring In	Senior Prepayment Percentage
December 2006 through November 2013	100%;
December 2013 through November 2014	the applicable Senior Percentage, plus 70% of the applicable Subordinate Percentage;
December 2014 through November 2015	the applicable Senior Percentage, plus 60% of the applicable Subordinate Percentage;
December 2015 through November 2016	the applicable Senior Percentage, plus 40% of the applicable Subordinate Percentage;
December 2016 through November 2017	the applicable Senior Percentage, plus 20% of the applicable Subordinate Percentage; and
December 2017 and thereafter	the applicable Senior Percentage;

provided, however, (i) if on any Distribution Date the percentage equal to (x) the aggregate class balance of the Senior Shifting Interest Certificates of a Pool divided by (y) the aggregate Pool Principal Balance of the Loan Groups in the related Loan Pool (with respect to each Loan Pool, such percentage the “Total Senior Percentage”) exceeds such percentage as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group in the related Loan Pool for such Distribution Date will equal 100%, (ii) if on any Distribution Date prior to the December 2009 Distribution Date, prior to giving effect to any distributions, the percentage equal to (x) the aggregate class balance of the Class B Certificates of a Pool divided (y) by the aggregate Pool Principal Balance of the Loan Groups in the related Loan Pool (with respect to each Loan Pool, such percentage the “Total Subordinate Percentage”) is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Shifting Interest Loan Group in such Loan Pool for such Distribution Date will equal the Senior Percentage for such Loan Group plus 50% of the Subordinate Percentage for such Loan Group and (iii) if on any Distribution Date on or after the December 2009 Distribution Date, prior to giving effect to any distributions, the Total Subordinate Percentage for a Loan Pool is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group in such Loan Pool for such Distribution Date will equal the Senior Percentage for such Loan Group.

No decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment Percentage) will occur, and the Senior Prepayment Percentages for such prior period will be calculated without regard to clause (ii) or (iii) of the paragraph above, if as of any Distribution Date as to which any such decrease applies, (i) the outstanding principal balance of all Mortgage Loans in the related Loan Pool (including, for this purpose, any such Mortgage Loans in foreclosure, any related REO Property and any such Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the Class B Certificates of the related Pool, is equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the related Loan Pool exceed the percentages of the aggregate class balance of the Class B Certificates of the related Pool as of the Closing Date (with respect to each Pool, the “Original Subordinate Principal Balance”), indicated below:

Distribution Date Occurring In	Percentage of Original Subordinate Principal Balance
December 2006 through November 2009	20%
December 2009 through November 2014	30%
December 2014 through November 2015	35%
December 2015 through November 2016	40%
December 2016 through November 2017	45%
December 2017 and thereafter	50%

This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates of a Shifting Interest Group while, in the absence of Realized Losses on the Mortgage Loans in the related Shifting Interest Loan Group, increasing the relative interest in the Pool Principal Balance of such Loan Group evidenced by the Class B Certificates of the related Pool. Increasing the interest of the Class B Certificates of a Pool relative to that of the applicable Senior Certificates of such Shifting Interest Group is intended to preserve the availability of the subordination provided by such Class B Certificates.

The “Subordinate Prepayment Percentage” for a Shifting Interest Loan Group as of any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such Loan Group for such date.

If on any Distribution Date the allocation to any class of Senior Shifting Interest Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding class balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related class balance to zero.

Subordinate Principal Distribution Amount

On each Distribution Date, each class of Class B Certificates of a Pool that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of all the Class B Certificates of such Pool, in respect of clause (a) of the Subordinate Principal Distribution Amounts for all of the Loan Groups in the related Loan Pool, and on the class balances of all the Class B Certificates of such Pool that are entitled to receive a principal distribution, in respect of clause (b) of the Subordinate Principal Distribution Amounts) of the Subordinate Principal Distribution Amounts for all of the Loan Groups in the related Loan Pool, to the extent that the remaining Pool Distribution Amounts from all of the Loan Groups in such Loan Pool are sufficient therefor. With respect to each class of Class B Certificates of a Pool, if on any Distribution Date the Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes of Class B Certificates of such Pool with higher numerical designations than such class will be entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amounts for all the Loan Groups in the related Loan Pool.

Distributions of principal on each class of Class B Certificates of a Pool that is entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Class B Certificates of such Pool in the order of their numerical class designations, beginning with the Class S-B-1 or Class N-B-1 Certificates, as the case may be, until each such class has received its respective pro rata share for the Distribution Date.

The “Fractional Interest” with respect to any Distribution Date and each class of Class B Certificates of a Pool will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of Class B Certificates of such Pool that have higher numerical class designations than such class, divided by (ii) the aggregate Pool Principal Balance for the Loan Groups in the related Loan Pool for such Distribution Date.

The approximate Fractional Interests for the Class B Certificates on the Closing Date are expected to be as follows:

Class S-B-1	1.45%
Class S-B-2	0.90%
Class S-B-3	0.75%
Class S-B-4	0.55%
Class S-B-5	0.35%
Class S-B-6	0.15%
Class S-B-7	0.00%

Class N-B-1	2.25%
Class N-B-2	1.50%
Class N-B-3	0.95%
Class N-B-4	0.55%
Class N-B-5	0.30%
Class N-B-6	0.00%

The “Subordinate Principal Distribution Amount” for a Shifting Interest Loan Group for any Distribution Date will equal the sum of:

(a)           the Subordinate Percentage for such Loan Group of the Scheduled Principal Payments for such Distribution Date; and

(b)          the Subordinate Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for such Distribution Date.

Class 1-A-R Certificate

The Class 1-A-R Certificate will remain outstanding for so long as the Issuing Entity exists, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 1-A-R Certificate will be entitled to receive any Pool Distribution Amount for a Shifting Interest Loan Group remaining after the payment of (i) interest and principal on the Senior Certificates of the related Shifting Interest Group and (ii) interest and principal on the Class B Certificates of the related Pool, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Cross-Collateralization of the Shifting Interest Certificates

On each Distribution Date prior to the Senior Credit Support Depletion Date for a Pool but on or after the date on which the class balances of the Senior Certificates of a Group in such Pool have been reduced to zero, amounts otherwise distributable as Unscheduled Principal Payments with respect to the related Loan Group on the Class B Certificates of such Pool will be paid as principal to the remaining classes of Senior Certificates of the other Group or Groups in such Pool together with the applicable Shifting Interest Senior Principal Distribution Amount or Amounts in accordance with the priorities set forth for the applicable Group under “—Principal on the Shifting Interest Certificates—Shifting Interest Senior Principal Distribution Amount,” provided that on such Distribution Date (a) the Total Subordinate Percentage for such Pool for such Distribution Date is less than twice the initial Total Subordinate Percentage for such Pool or (b) the average outstanding principal balance of the Mortgage Loans in such Loan Pool (including, for this purpose, any such Mortgage Loan in foreclosure, any related REO Property and any such Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate class balance of the Class B Certificates of such Pool is greater than or equal to 50%. If the Senior Certificates of two Groups in Pool N remain outstanding, the distributions described above will be made to the Senior Certificates of such Groups, pro rata, in proportion to the aggregate class balance of the Senior Certificates of each such Group.

In addition, if on any Distribution Date, after giving effect to the preceding paragraph, the aggregate class balance of the Senior Certificates of a Shifting Interest Group (after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted Pool Amount of the related Shifting Interest Loan Group (any such Group, an “Undercollateralized Group” and any such excess, an “Undercollateralized Amount”), all amounts otherwise distributable as principal on the Class B Certificates of the related Pool, in reverse order of their numerical designations, will be paid as principal to the Senior Certificates of such Undercollateralized Group together with the applicable Shifting Interest Senior Principal Distribution Amount in accordance with the priorities set forth under “—Principal on the Shifting Interest Certificates—Shifting Interest Senior Principal Distribution Amount,” until the aggregate class balance of the Senior Certificates of such Undercollateralized Group equals the Adjusted Pool Amount of the related Loan Group.

Also, the amount of any unpaid interest shortfall amounts described in clause (ii) of the definition of “Interest Distribution Amount” with respect to an Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to such Undercollateralized Group in accordance with clause (a) in the definition of “Pool Distribution Amount Allocation” prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Class B Certificates of the related Pool, in reverse order of their numerical designations.

If two Shifting Interest Groups in Pool N are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to their Undercollateralized Amounts.

Allocation of Losses to the Shifting Interest Certificates

On each Distribution Date, any Realized Loss on a Mortgage Loan in a Shifting Interest Loan Group will be allocated first to the Class B Certificates of the related Pool, in the reverse order of their numerical class designations (beginning with the class of Class B Certificates of such Pool then outstanding with the highest numerical class designation), in each case until the class balances of the Class B Certificates of such Pool have been reduced to zero, and then to the Senior Certificates of the related Shifting Interest Group pro rata based on their respective class balances.

Such allocation will be effected on each such Distribution Date by reducing the class balance of the class of Class B Certificates of a Pool then outstanding with the highest numerical class designation if and to the extent that the sum of the class balances of all classes of Certificates of such Pool (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the Adjusted Pool Amounts for such Distribution Date for all Loan Groups in the related Loan Pool.

After the Senior Credit Support Depletion Date for a Pool, on each Distribution Date, the aggregate of the class balances of all classes of Senior Certificates of each related Shifting Interest Group then outstanding will be reduced if and to the extent that such aggregate class balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount for the related Shifting Interest Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Senior Certificates of such Shifting Interest Group pro rata based on their respective class balances. Realized Losses allocated to the Class 5-A-2 Certificates will reduce the Class 5-A-3 Notional Amount.

After the Senior Credit Support Depletion Date for a Pool, the class balance of a class of Super Senior Support Shifting Interest Certificates of such Pool will be reduced not only by the principal portion of Realized Losses allocated to such class as provided in the preceding paragraph but also by the principal portion of Realized Losses allocated to the related class or classes of Super Senior Shifting Interest Certificates that are indicated in the following table.

The related classes of Super Senior and Super Senior Support Shifting Interest Certificates are as follows:

Super Senior Classes	Super Senior Support Classes
1-A-1	1-A-2
2-A-1	2-A-2
3-A-1	3-A-2
5-A-1 and 5-A-2	5-A-4

With respect to any Distribution Date, the “Adjusted Pool Amount” for a Shifting Interest Loan Group will equal the aggregate unpaid principal balance of the Mortgage Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Shifting Interest Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

In the event of a Recovery with respect to a Mortgage Loan in a Shifting Interest Loan Group, such Recovery will be distributed to the Senior Certificates of the related Shifting Interest Group and the then-outstanding Class B Certificates of the related Pool in the same manner as Liquidation Proceeds are distributed.

Restrictions on Transfer of the Class 1-A-R Certificate

The Class 1-A-R Certificate will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the prospectus) and (ii) certain Pass-Through Entities (as defined in the prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an “electing large partnership” (as defined in the prospectus)) with respect to the Class 1-A-R Certificate to the extent it has received an affidavit from each ultimate beneficial owner thereof that each such beneficial owner is (i) not a Disqualified Organization or a nominee for a Disqualified Organization and (ii) a U.S. Person (other than another Pass-Through Entity).

The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class 1-A-R Certificate may be transferred to or registered in the name of any person unless:

•

the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class 1-A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

•	the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit is false.

Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 1-A-R Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Class 1-A-R Certificate as such taxes become due and (d) will not transfer the Class 1-A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Securities Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

Treasury regulations applicable to REMICs (the “REMIC Regulations”) disregard certain transfers of residual interests, in which case the transferor would continue to be treated as the owner of a residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the residual interest is, in fact, not transferred to such a permanent establishment or fixed base of the transferee or any other person. The Pooling and Servicing Agreement will require a transferee of the Class 1-A-R Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

(a)           the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)	the present value of any consideration given to the transferee to acquire the interest;
(ii)	the present value of the expected future distributions on the interest; and

(iii)         the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or

(b)          (i)           the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

(ii)          the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirements for a safe harbor transfer; and

(iii)         the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

For purposes of the computations in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The Pooling and Servicing Agreement will not require that transfers of the Class 1-A-R Certificate meet the fourth requirement above, and therefore such transfers may not meet the safe harbor. The holder of the Class 1-A-R Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

In addition, the Class 1-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

•

such person holds the Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI; or

•

the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 1-A-R Certificate will not be disregarded for federal income tax purposes.

Under newly issued temporary Treasury regulations, excess inclusions allocated to non-U.S. Persons owning an interest in certain Pass-Through Entities may be subject to accelerated timing on the inclusion of excess inclusion in income. Prospective purchasers of the Class 1-A-R Certificate should consult with their own tax advisors concerning these Treasury regulations.

The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus.

The Class 1-A-R Certificate may not be purchased by or transferred to any Benefit Plan or any person acting on behalf of or investing the assets of such Benefit Plan.

See “ERISA Considerations” in this prospectus supplement and “Benefit Plan Considerations” in the prospectus.

DESCRIPTION OF OVERCOLLATERALIZED CERTIFICATES

The Overcollateralized Certificates will consist of (i) the nine classes of Offered Overcollateralized Certificates listed in the table beginning on page S-6 of this prospectus supplement and (ii) the Class CE Certificates, which are not offered by this prospectus supplement.

Distributions on the Overcollateralized Certificates

Distribution of Available Funds

On each Distribution Date, the Securities Administrator will distribute the Available Funds in the following order of priority (the “Available Funds Allocation”) to the extent available:

first, concurrently, to the Class 6-A-1 and Class 6-A-2 Certificates, pro rata, the Accrued Certificate Interest thereon for such Distribution Date;

second, concurrently, to the Class 6-A-1 and Class 6-A-2 Certificates, pro rata, the Interest Carryforward Amount thereon for such Distribution Date;

third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Accrued Certificate Interest thereon for such Distribution Date;

fourth, concurrently, to the Class 6-A-1 and Class 6-A-2 Certificates, pro rata, the Group 6 Senior Principal Distribution Amount until the class balances thereof have been reduced to zero;

fifth, either:

(i)           with respect to each Distribution Date (a) before the Stepdown Date or (b) as to which a Trigger Event is in effect, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until the class balances thereof have been reduced to zero; or

(ii)          with respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, up to the respective Mezzanine Principal Distribution Amount for each such class, until the class balances thereof have been reduced to zero;

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Interest Carryforward Amount thereon for such Distribution Date;

seventh, sequentially, to the Class 6-A-1, Class 6-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any Realized Loss Amortization Amounts for such classes for such Distribution Date;

eighth, from amounts otherwise distributable to the Class CE Certificates, to the Rate Cap Carryover Reserve Account to pay Rate Cap Carryover Amounts first, concurrently, to the Class 6-A-1 and Class 6-A-2 Certificates, pro rata, based on Rate Cap Carryover Amounts for each such class, and then sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any Rate Cap Carryover Amounts for such classes;

ninth, from amounts otherwise distributable to the Class CE Certificates, to the Supplemental Interest Trust to fund any Defaulted Swap Termination Payments; and

tenth, to the Class CE and Class 1-A-R Certificates, in the amounts specified in the Pooling and Servicing Agreement.

For purposes of the foregoing, the following terms will have the respective meanings set forth below.

“60+ Day Delinquent Loan” means each Group 6 Mortgage Loan (including each Group 6 Mortgage Loan in foreclosure and each Group 6 Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the due date in the month prior to such Distribution Date, two months or more past due and each Group 6 Mortgage Loan relating to an REO Property.

“Accrued Certificate Interest” for each class of Overcollateralized Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period on the class balance of such class of Overcollateralized Certificates at the applicable Certificate Interest Rate, minus each class’s Interest Percentage of Relief Act Reductions related to any Group 6 Mortgage Loans for such Distribution Date.

“Available Funds” means as of any Distribution Date, the sum of (i) the Interest Remittance Amount and (ii) the Principal Remittance Amount.

“Class M-1 Principal Distribution Amount” means the excess of (x) the sum of (i) the aggregate class balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Group 6 Senior Principal Distribution Amount on such Distribution Date) and (ii) the class balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 93.30% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans on the Cut-off Date.

“Class M-2 Principal Distribution Amount” means the excess of (x) the sum of (i) the aggregate class balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Group 6 Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the class balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 94.30% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans on the Cut-off Date.

“Class M-3 Principal Distribution Amount” means the excess of (x) the sum of (i) the aggregate class balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Group 6 Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the class balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 95.30% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans on the Cut-off Date.

“Class M-4 Principal Distribution Amount” means the excess of (x) the sum of (i) the aggregate class balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Group 6 Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the class balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the class balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 96.30% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans on the Cut-off Date.

“Class M-5 Principal Distribution Amount” means the excess of (x) the sum of (i) the aggregate class balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Group 6 Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the class balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the class balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 97.30% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans on the Cut-off Date.

“Class M-6 Principal Distribution Amount” means the excess of (x) the sum of (i) the aggregate class balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Group 6 Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the class balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the class balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the class balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 98.30% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans on the Cut-off Date.

“Class M-7 Principal Distribution Amount” means the excess of (x) the sum of (i) the aggregate class balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Group 6 Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the class balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the class balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the class balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the class balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 99.30% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans on the Cut-off Date.

“Cumulative Realized Loss Multiple” for each Distribution Date from and including the Distribution Date in December 2009 through and including the Distribution Date in November 2012 will be the lesser of (i) 1 and (ii) a fraction, the numerator of which is the “Expected Balance” for such Distribution Date as set forth in Appendix G to this prospectus supplement and the denominator of which is the aggregated Stated Principal Balance of the Group 6 Mortgage Loans as of the first day of the related Collection Period.

“Extra Principal Distribution Amount” means as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

“Group 6 Senior Principal Distribution Amount” means as of any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate class balance of the Senior Overcollateralized Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 91.20% and (2) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period and (y) the amount by which the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (1) 0.35% and (2) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans on the Cut-off Date.

“Interest Percentage” is, with respect to any class of Offered Overcollateralized Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes of Senior Overcollateralized Certificates and Mezzanine Certificates with respect to such Distribution Date and without regard to Relief Act Reductions.

“Interest Carryforward Amount” means (i) for any class of Offered Overcollateralized Certificates and the first Distribution Date, zero, and (ii) for any class of Offered Overcollateralized Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) Accrued Certificate Interest for such class for the immediately preceding Distribution Date and (2) the outstanding Interest Carryforward Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related accrual period.

“Interest Remittance Amount” means as of any Distribution Date, (A) the sum, without duplication, of (i) all interest collected or advanced with respect to the related Collection Period on the Group 6 Mortgage Loans received by the related Servicer on or prior to the Determination Date for such Distribution Date (less the Servicing Fees for such Mortgage Loans, certain amounts available for reimbursement of Advances and servicing advances with respect to such Mortgage Loans as described above under “The Pooling and Servicing Agreement and the Servicing Agreements—Advances” and certain other reimbursable expenses and indemnities pursuant to the Pooling and Servicing Agreement and the Servicing Agreements), (ii) all Compensating Interest paid by the related Servicer for such Distribution Date with respect to the Group 6 Mortgage Loans, (iii) the portion of any payment in connection with any principal prepayment, substitution, Purchase Price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the Group 6 Mortgage Loans received during the related Prepayment Period, (iv) any Reimbursement Amounts received with respect to the Group 6 Mortgage Loans during the related Prepayment Period and (v) on the Distribution Date on which the optional clean-up call for the Group 6 Mortgage Loans and related property of the Issuing Entity is exercised, the interest portion of the termination price less (B) any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider, other than a Defaulted Swap Termination Payment).

“Mezzanine Principal Distribution Amount” means with respect to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount; with respect to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount; with respect to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount; with respect to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount; with respect to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount; with respect to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount; and with respect to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount.

“Overcollateralization Amount” means as of any Distribution Date the excess, if any, of (x) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period over (y) the aggregate class balance of all classes of Overcollateralized Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any class balance as a result of Recoveries related to the Group 6 Mortgage Loans).

“Overcollateralization Deficiency” means as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount over (y) the Overcollateralization Amount for that Distribution Date, calculated for this purpose after taking into account the reduction on that Distribution Date of the class balances of all classes of Overcollateralized Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on that Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on that Distribution Date.

“Overcollateralization Release Amount” means with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Overcollateralized Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

“Principal Distribution Amount” means as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

“Principal Remittance Amount” means with respect to any Distribution Date, the amount equal to (A) the sum (less certain amounts (without duplication) available for reimbursement of Advances and servicing advances relating to Group 6 Mortgage Loans as described above under “The Pooling and Servicing Agreement and the Servicing Agreements—Advances” and certain other reimbursable expenses and indemnities relating to Group 6 Mortgage Loans pursuant to the Pooling and Servicing Agreement and the Servicing Agreements) of the following amounts (without duplication) with respect to the Group 6 Mortgage Loans: (i) each payment of principal on a Group 6 Mortgage Loan due during the related Collection Period and received by the related Servicer on or prior to the Determination Date for such Distribution Date, including any Advances made by such Servicer with respect thereto, (ii) all full and partial principal prepayments on the Group 6 Mortgage Loans received by the related Servicer during the related Prepayment Period, (iii) the insurance proceeds, Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the related Servicer with respect to the Group 6 Mortgage Loans during the related Prepayment Period, (iv) the portion of the Purchase Price allocable to principal of all repurchased defective Group 6 Mortgage Loans with respect to the related Prepayment Period, (v) any Substitution Adjustment Amounts with respect to the Group 6 Mortgage Loans received during the related Prepayment Period and (vi) the principal portion of amounts received in connection with the optional clean-up call of the Group 6 Mortgage Loans and related property of the Issuing Entity as of such Distribution Date less (B) to the extent any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider, other than a Defaulted Swap Termination Payment) exceed the Interest Remittance Amount for such Distribution Date (without giving effect to clause (B) of the definition thereof), the amount of such excess.

“Realized Loss Amortization Amount” means as to each class of Offered Overcollateralized Certificates and any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for such class and (y) the remaining Available Funds available for distribution to such class in priority seventh of the Available Funds Allocation.

“Senior Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate class balance of the Mezzanine Certificates before taking into account the distributions on such Distribution Date and (ii) the Overcollateralization Amount as of the prior Distribution Date by (y) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period.

“Senior Specified Enhancement Percentage” means approximately 8.80%.

“Stepdown Date” means the earlier to occur of (i) the Distribution Date on which the aggregate class balance of the Senior Overcollateralized Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in December 2009 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

“Targeted Overcollateralization Amount” means as of any Distribution Date, (x) prior to the Stepdown Date, approximately 0.35% of the aggregate Stated Principal Balance of the Group 6 Mortgage Loans on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) approximately 0.70% of the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period and (b) 0.35% of the aggregate Stated Principal Balance of the Group 6 Mortgage Loans on the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

A “Trigger Event” has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 40.00% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the Group 6 Mortgage Loans incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Recoveries related to the Group 6 Mortgage Loans received since the Cut-off Date through the last day of the related Collection Period) divided by the aggregate Stated Principal Balance of the Group 6 Mortgage Loans on the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
December 2008 through November 2009	0.20% for the first month, plus an additional 1/12th of 0.35% for each month thereafter
December 2009 through November 2010

the lesser of (a) the product of (i) 0.55% for the first month, plus an additional 1/12th of 0.35% for each month thereafter and (ii) the Cumulative Realized Loss Multiple for such Distribution Date and (b) 0.75% for the first month, plus an additional 1/12th of 0.25% for each month thereafter

December 2010 through November 2011

the lesser of (a) the product of (i) 0.90% for the first month, plus an additional 1/12th of 0.40% for each month thereafter and (ii) the Cumulative Realized Loss Multiple for such Distribution Date and (b) 1.00% for the first month, plus an additional 1/12th of 0.25% for each month thereafter

December 2011 through November 2012

the lesser of (a) the product of (i) 1.30% for the first month, plus an additional 1/12th of 0.30% for each month thereafter and (ii) the Cumulative Realized Loss Multiple for such Distribution Date and (b) 1.25% for the first month, plus an additional 1/12th of 0.10% for each month thereafter

December 2012 and thereafter	1.35%

“Unpaid Realized Loss Amount” means for any class of Offered Overcollateralized Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts allocated to such class for all prior Distribution Dates, as described below under “—Allocation of Losses to the Overcollateralized Certificates,” over (y) the sum of (a) the cumulative amount of any Recoveries allocated to such class, (b) the cumulative amount of related Realized Loss Amortization Amounts with respect to such class for all prior Distribution Dates and (c) the cumulative amount of Unpaid Realized Loss Amounts reimbursed to such class for all prior Distribution Dates from the Supplemental Interest Trust.

Application of Monthly Excess Cashflow Amounts to the Overcollateralized Certificates

The weighted average Net Mortgage Interest Rate for the Group 6 Mortgage Loans is generally expected to be higher than the weighted average of the Certificate Interest Rates on the Overcollateralized Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Overcollateralized Certificates. The “Monthly Excess Interest Amount” for any Distribution Date will be the amount by which the Interest Remittance Amount exceeds the aggregate amount distributed on such Distribution Date to the Overcollateralized Certificates in respect of Accrued Certificate Interest and Interest Carryforward Amounts pursuant to priorities first through third of the Available Funds Allocation.

If Realized Losses on the Group 6 Mortgage Loans occur that are not covered by the Monthly Excess Cashflow Amount, such Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the aggregate Stated Principal Balance of the Group 6 Mortgage Loans without giving rise to a corresponding reduction of the aggregate class balance of the Overcollateralized Certificates). The cashflow priorities for the Overcollateralized Certificates in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

On any Distribution Date, any portion of the Available Funds remaining after distribution pursuant to priority fifth of the Available Funds Allocation principal distributions on the Overcollateralized Certificates is the “Monthly Excess Cashflow Amount,” which will be applied in the order of priority (the “Monthly Excess Cashflow Allocation”) set forth in priorities sixth through tenth of the Available Funds Allocation.

Allocation of Losses to the Overcollateralized Certificates

Realized Losses on the Group 6 Mortgage Loans will, in effect, be absorbed first by the Class CE Certificates, through the application of the Monthly Excess Interest Amount, any Net Swap Payment received from the Swap Provider and any payments received from the Floor Provider to fund such deficiency, as well as through a reduction in the Overcollateralization Amount.

If, after giving effect to the distribution of the Available Funds on any Distribution Date and the increase of any class balances of any Overcollateralized Certificates as a result of Recoveries, the aggregate class balance of the Overcollateralized Certificates exceeds the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related Collection Period, such excess (a “Applied Realized Loss Amount”) will be allocated sequentially to the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2, Class M-1, Class 6-A-2 and Class 6-A-1 Certificates, until their respective class balances are reduced to zero. Any such reduction of a class balance of an Overcollateralized Certificate will not be reversed or reinstated (except in the case of Recoveries). However, on future Distribution Dates, certificateholders of the related class may receive amounts in respect of prior reductions in the related class balances as described above from the Monthly Excess Cashflow Allocation or from the Supplemental Interest Trust, according to the priorities set forth under “—Interest Rate Support for the Overcollateralized Certificates” below; provided, however, once the class balance of a class of Overcollateralized Certificates has been reduced to zero, such class will not be entitled to any distributions or reimbursements on subsequent Distribution Dates.

If Recoveries are received on the Group 6 Mortgage Loans in a Prepayment Period, they will be included as part of the Principal Remittance Amount for the related Distribution Date and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, the Unpaid Realized Loss Amounts for the class then outstanding with the highest distribution priority will be decreased by the amount of such Recoveries until reduced to zero (with any remaining Recoveries applied to reduce the Unpaid Realized Loss Amount of the class with the next highest distribution priority), and the class balance of such class will be increased by the same amount.

Certificate Interest Rates of the Overcollateralized Certificates

Interest for each Distribution Date will accrue on each class of Offered Overcollateralized Certificates during the related Interest Accrual Period at a per annum rate (a “Certificate Interest Rate”) equal to the lesser of (i) the Pass-Through Rate for such class for such Distribution Date and (ii) the Net Rate Cap for such Distribution Date. The “Pass-Through Rate” for each class of Offered Overcollateralized Certificates for each Distribution Date will be the lesser of (i) Certificate One-Month LIBOR plus the applicable certificate margin set forth in the related table on page S-7 and (ii) 10.500% per annum. During each Interest Accrual Period relating to the Distribution Dates after the Group 6 Optional Termination Date, each of the certificate margins will be “stepped-up”

to the applicable margin set forth in the related table on page S-7 if the optional termination right with respect to the Group 6 Mortgage Loans is not exercised.

The “Available Funds Rate Cap” for any Distribution Date will be a per annum rate equal to the product of (a) the Available Funds for such Distribution Date and (b) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the first day of the related Collection Period.

The “Net Rate Cap” for any Distribution Date will be a per annum rate (expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related Interest Accrual Period) equal to the lesser of (a) (i) the average of the Net Mortgage Interest Rates for the Group 6 Mortgage Loans, weighted on the basis of the Stated Principal Balances of such Mortgage Loans as of the first day of the related Collection Period, less (ii) 12 times the quotient of (x) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Interest Rate Swap Agreement)) and (y) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the first day of the related Collection Period and (b) the Available Funds Rate Cap.

If on any Distribution Date, the Accrued Certificate Interest for any class of Offered Overcollateralized Certificate is based on the Net Rate Cap, the excess of (i) the amount of interest such class would have been entitled to receive on such Distribution Date based on its Pass-Through Rate over (ii) the amount of interest such class received on such Distribution Date based on the Net Rate Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then-applicable Pass-Through Rate) will be the “Rate Cap Carryover Amount.”

On the Closing Date, the Securities Administrator will establish the Rate Cap Carryover Reserve Account (“Rate Cap Carryover Reserve Account”) pursuant to the Pooling and Servicing Agreement from which distributions in respect of Rate Cap Carryover Amounts on the Offered Overcollateralized Certificates will be made. Distributions in respect of Rate Cap Carryover Amounts may also be made from the Supplemental Interest Trust. The Rate Cap Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC.

Calculation of Certificate One-Month LIBOR

The Certificate Interest Rates for the Offered Overcollateralized Certificates are based on Certificate One-Month LIBOR, which is determined by the Securities Administrator as described below. The Securities Administrator will determine Certificate One-Month LIBOR and the respective Certificate Interest Rates for the Offered Overcollateralized Certificates for each Interest Accrual Period (after the first Interest Accrual Period) on the second London business day prior to the day on which such Interest Accrual Period commences (each, a “LIBOR Determination Date”).

On each LIBOR Determination Date, the Securities Administrator will determine Certificate One-Month LIBOR for the succeeding Interest Accrual Period on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time (“Certificate One-Month LIBOR”) on such LIBOR Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein “Telerate page 3750” means the display designated as page 3750 on the Reuters Telerate Service.

If on any LIBOR Determination Date the Securities Administrator is unable to determine Certificate One-Month LIBOR on the basis of the method set forth in the preceding paragraph, Certificate One-Month LIBOR for the next Interest Accrual Period will be the higher of (i) Certificate One-Month LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate.

The “Reserve Interest Rate” will be the rate per annum which the Securities Administrator determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rate that New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the New York City banks selected by the Securities Administrator are quoting on such LIBOR Determination Date to leading European banks.

If on any LIBOR Determination Date the Securities Administrator is required, but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, Certificate One-Month LIBOR for the next Interest Accrual Period will be Certificate One-Month LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date for which the Securities Administrator is required to determine Certificate One-Month LIBOR, 5.320000%.

The establishment of Certificate One-Month LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Offered Overcollateralized Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Securities Administrator at (301) 815-6600.

Interest Rate Support for the Overcollateralized Certificates

The Interest Rate Swap Agreement

The Supplemental Interest Trust Trustee will enter into the Interest Rate Swap Agreement with the Swap Provider on or before the Closing Date. The Interest Rate Swap Agreement will be administered by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement. The Interest Rate Swap Agreement and the Swap Account will be assets of the Supplemental Interest Trust but not of any REMIC.

Under the Interest Rate Swap Agreement, on or before each Distribution Date (beginning with the first Distribution Date), the Supplemental Interest Trust will be obligated to pay to the Swap Provider a fixed-rate amount equal to the product of (x) an annual rate of 5.0150%, (y) the Swap Notional Amount for that Distribution Date and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Supplemental Interest Trust Trustee a floating-rate amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. A net payment will be required to be made on or before each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Supplemental Interest Trust to the Swap Provider, to the extent that the fixed-rate amount exceeds the corresponding floating-rate amount, or (b) by the Swap Provider to the Supplemental Interest Trust to the extent that the floating-rate amount exceeds the corresponding fixed-rate amount.

The Interest Rate Swap Agreement will terminate immediately after the December 2011 Distribution Date unless terminated earlier upon the occurrence of a Swap Default or a Termination Event.

The respective obligations of the Swap Provider and the Supplemental Interest Trust Trustee to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one or both of the parties, all as set forth in the Interest Rate Swap Agreement.

Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement determined as provided in the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust until paid in full, generally prior to distributions to the holders of the Overcollateralized Certificates.

Upon a Swap Early Termination, the Supplemental Interest Trust Trustee, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Supplemental Interest Trust receives a Swap Termination Payment from the Swap Provider, the Supplemental Interest Trust will apply, as set forth in the Pooling and Servicing Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, the Supplemental Interest Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

Upon the triggering of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain an eligible replacement Swap Provider, or (3) obtain a qualified guaranty of its obligations from an eligible third party, in each case within the time periods and otherwise as required by the Interest Rate Swap Agreement (collectively, the “Downgrade Requirements”).

For purposes of the foregoing, the following terms will have the respective meanings set forth below.

A “Defaulted Swap Termination Payment” means, any payment required to be made by the Supplemental Interest Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of a Swap Provider Trigger Event.

The “Downgrade Provision” of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

“Downgrade Termination Event” means, an event whereby the Downgrade Provisions are triggered and the Swap Provider does not comply with the Downgrade Requirements.

“Events of Default” under the Interest Rate Swap Agreement include the following standard events of default under the 1992 Master Agreement (Multicurrency-Cross Border) as published by the International Swaps and Derivative Association, Inc. (the “ISDA Master Agreement”), as modified by the Interest Rate Swap Agreement:

•	“Failure to Pay or Deliver,”
•	“Bankruptcy” and
•	“Merger without Assumption,”

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement and modified by the Interest Rate Swap Agreement.

The “Swap Account” means a segregated trust account for the benefit of the holders of the Certificates in which payments owed to or received from the Swap Provider will be deposited.

A “Swap Default” means an Event of Default under the Interest Rate Swap Agreement.

A “Swap Early Termination” means the occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

A “Swap Provider Trigger Event” means an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is the defaulting party or a termination event (including a Downgrade Termination Event) under that agreement (other than illegality or a tax event) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

The “Swap Termination Payment” means the amount, if any, owed by the Supplemental Interest Trust or the Swap Provider upon a Swap Early Termination.

A “Termination Event” under the Interest Rate Swap Agreement consists of the following standard events under the ISDA Master Agreement and the Additional Termination Events described below:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),
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“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement, as a result of changes in law, receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or making an additional payment of any such amount) and

•

“Tax Event Upon Merger” (which generally relates to either party to the Interest Rate Swap Agreement, as a result of a merger or similar transaction, receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or making an additional payment of any such amount), as described in the ISDA Master Agreement and modified in the Interest Rate Swap Agreement.

In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement), including if the trust should terminate, if the Pooling and Servicing Agreement is amended or modified without the prior written consent of the Swap Provider where written consent is required or, solely with respect to the Swap Provider, any failure to comply with the Downgrade Provisions. It may also be an “Additional Termination Event” under the Interest Rate Swap Agreement if it is determined at any time that there is a requirement for purpose of compliance with Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 CFR §§229 (“Regulation AB”), to disclose any financial data relating to the Swap Provider. If such determination is made, the Swap Provider will be required, at its own expense, to (a) provide the required financial data or (b) select an eligible successor swap provider who will provide the required financial data. If the Swap Provider does not comply with the immediately preceding sentence, then it will be an Additional Termination Event and the Swap Provider or the Supplemental Interest Trust may be required to make a termination payment under the Interest Rate Swap Agreement.

The Supplemental Interest Trust will not be required to make any gross-up payments to the Swap Provider on account of any tax withholding.

The Swap Account

On or before the Closing Date, the Securities Administrator, in its capacity as Supplemental Interest Trust Trustee of the Supplemental Interest Trust, a separate trust created under the Pooling and Servicing Agreement (the “Supplemental Interest Trust”), will enter into an Interest Rate Swap Agreement with the Swap Provider for the benefit of the holders of the Overcollateralized Certificates only. The Supplemental Interest Trust Trustee will be required to deposit into the Swap Account an amount equal to the Net Swap Payment, if any, payable by the Supplemental Interest Trust Trustee to the Swap Provider on such Distribution Date. Also, on each Distribution Date, the Supplemental Trust Trustee shall deposit into the Swap Account the Net Swap Payment, if any, received by the Supplemental Interest Trust Trustee from the Swap Provider on such Distribution Date.

On each Distribution Date, to the extent required, following the distribution of the Available Funds as described in “Description of Overcollateralized Certificates—Distributions on the Overcollateralized Certificates” in this prospectus supplement, the Supplemental Interest Trust Trustee will withdraw from amounts in the Swap Account to distribute to the Overcollateralized Certificates in the following order of priority:

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

second, to the Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, pursuant to the Interest Rate Swap Agreement;

third, concurrently, to the Class 6-A-1 and Class 6-A-2 Certificates, the related Accrued Certificate Interest and Interest Carryforward Amount remaining undistributed after the distribution of the Available Funds, on a pro rata basis based on remaining Interest Carryforward Amounts and unpaid Accrued Certificate Interest;

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the related Accrued Certificate Interest and Interest Carryforward Amount, to the extent remaining undistributed after the distribution of the Available Funds;

fifth, to the holders of the class or classes of Overcollateralized Certificates then entitled to receive distributions in respect of principal, in accordance with priorities fourth and fifth of the Available Funds Allocation, in an amount necessary to maintain the applicable Targeted Overcollateralization Amount;

sixth, sequentially, to the Class 6-A-1, Class 6-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, to the extent of any remaining related Unpaid Realized Loss Amount for each such class;

seventh, concurrently, to the Class 6-A-1 and Class 6-A-2 Certificates, the related Rate Cap Carryover Amount, to the extent remaining undistributed after distribution of the Available Funds, on a pro rata basis based on remaining Rate Cap Carryover Amounts;

eighth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the related remaining Rate Cap Carryover Amounts, to the extent remaining undistributed after distribution of the Available Funds;

ninth, to the Swap Provider, any Defaulted Swap Termination Payment, to the extent not already paid; and

tenth, to the Class CE Certificates, any remaining amounts.

The aggregate of the amounts paid pursuant to priorities fifth and sixth above shall not exceed the cumulative unreimbursed Applied Realized Loss Amounts (reduced by cumulative subsequent Recoveries).

The Interest Rate Floor Agreement

On the Closing Date, the Supplemental Interest Trust Trustee will enter into the Interest Rate Floor Agreement with the Floor Provider. The Interest Rate Floor Agreement and the Floor Account will be assets of the Supplemental Interest Trust but not of any REMIC.

Under the Interest Rate Floor Agreement, prior to each Distribution Date from and including the Distribution Date in May 2008 through and including the Distribution Date in November 2011, the Floor Provider

will be obligated to pay to the Supplemental Interest Trust Trustee an amount equal to the product of (a) the amount by which the high strike rate for such Distribution Date set forth on the interest rate floor schedule set forth in Appendix E to this prospectus supplement exceeds the greater of (i) one-month LIBOR (calculated as described in the Interest Rate Floor Agreement) and (ii) the low strike rate for such Distribution Date set forth on the interest rate floor schedule set forth in Appendix E to this prospectus supplement and (b) the then-current notional amount set forth on the interest rate floor schedule set forth in Appendix E to this prospectus supplement, based on an “actual/360” basis until such Interest Rate Floor Agreement is terminated. Payments received from the Floor Provider will be deposited into the Floor Account.

The Floor Account

The “Floor Account” is a segregated trust account established by the Supplemental Interest Trust Trustee for the benefit of the holders of the Overcollateralized Certificates in which payments received from the Floor Provider will be deposited.

On each Distribution Date, to the extent required, following the distribution of funds from the Swap Account as described in “—The Swap Account” above, the Supplemental Interest Trust Trustee will withdraw from amounts in the Floor Account to distribute to the Overcollateralized Certificates in the following order of priority:

first, concurrently, to the Class 6-A-1 and Class 6-A-2 Certificates, the related Accrued Certificate Interest and Interest Carryforward Amount remaining undistributed after the distribution of the Available Funds and following the distribution of funds from the Swap Account, on a pro rata basis based on remaining Interest Carryforward Amounts and unpaid Accrued Certificate Interest;

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the related Accrued Certificate Interest and Interest Carryforward Amount, to the extent remaining undistributed after the distribution of the Available Funds and following the distribution of funds from the Swap Account;

third, to the holders of the class or classes of Overcollateralized Certificates then entitled to receive distributions in respect of principal, in accordance with priorities fourth and fifth of the Available Funds Allocation, in an amount necessary to maintain the applicable Targeted Overcollateralization Amount;

fourth, sequentially, to the Class 6-A-1, Class 6-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, to the extent of any remaining related Unpaid Realized Loss Amount for each such class;

fifth, concurrently, to the Class 6-A-1 and Class 6-A-2 Certificates, the related Rate Cap Carryover Amount, to the extent remaining undistributed after distribution of the Available Funds and following the distribution of funds from the Swap Account, on a pro rata basis based on remaining Rate Cap Carryover Amounts;

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the related remaining Rate Cap Carryover Amounts, to the extent remaining undistributed after distribution of the Available Funds and distribution of funds from the Swap Account; and

seventh, to the Class CE Certificates, any remaining amounts.

The aggregate of the amounts paid pursuant to priorities third and fourth above shall not exceed the cumulative unreimbursed Applied Realized Loss Amounts (reduced by cumulative subsequent Recoveries).

The Swap Provider and the Floor Provider

The Bank of New York, a New York banking organization, is headquartered in New York, NY and is the principal subsidiary of The Bank of New York Company, Inc. The Bank of New York, founded in 1784, is the oldest bank in the United States. The senior unsecured debt of The Bank of New York is rated “Aa2” by Moody’s and “AA-” by both S&P and Fitch.

The Bank of New York Company, Inc. provides a complete range of banking and other financial services to corporations and individuals worldwide through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking services. The Bank of New York’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations.

The Sponsor believes that the maximum probable exposure to the Swap Provider and the Floor Provider under the Interest Rate Swap Agreement and Interest Rate Floor Agreement, in the aggregate, is less than 10% of the initial aggregate class balance of the Overcollateralized Certificates.

The Supplemental Interest Trust Trustee

Wells Fargo Bank, N.A. will be the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee will perform all of the obligations of the trustee of the Supplemental Interest Trust under the Interest Rate Swap Agreement. With regard to the Supplemental Interest Trust, the Supplemental Interest Trust Trustee will only be obligated to make payments to the Issuing Entity under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the Issuing Entity. The Supplemental Interest Trust Trustee will be entitled to reimbursement or indemnification by the Issuing Entity for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trust as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its bad faith, willful misconduct or negligence.

Any resignation or removal of Wells Fargo Bank, N.A. as Securities Administrator will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A. as the Supplemental Interest Trust Trustee of the Supplemental Interest Trust.

PREPAYMENT AND YIELD CONSIDERATIONS

Prepayment and Yield Considerations With Respect to the Offered Shifting Interest Certificates

Delinquencies on the Mortgage Loans in a Shifting Interest Loan Group which are not advanced by or on behalf of a Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Shifting Interest Certificates of the related Group and the Class B Certificates of the related Pool. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans of a Shifting Interest Loan Group not so advanced will be borne first by the Class B Certificates of the related Pool in the reverse order of their numerical designations and then by the Senior Shifting Interest Certificates of the related Group.

Net Interest Shortfalls on the Shifting Interest Mortgage Loans will adversely affect the yields on the Senior Shifting Interest Certificates and the Class B Certificates of the related Pool. In addition, losses generally will be borne first by the Class B Certificates of the related Pool, as described in this prospectus supplement under “Description of Shifting Interest Certificates—Allocation of Losses.” The yields on the Offered Shifting Interest Certificates will depend on the rate and timing of Realized Losses on the applicable Mortgage Loans in the related Shifting Interest Loan Group or Loan Pool.

The effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Shifting Interest Certificates because monthly distributions will not be payable to investors until the 20th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Because principal payments on the Mortgage Loans in a Shifting Interest Loan Group will be distributed currently on the Senior Shifting Interest Certificates of the related Group and the Class B Certificates of the related Pool, the rate of principal payments on the Offered Shifting Interest Certificates, the aggregate amount of each interest payment on the Offered Shifting Interest Certificates, and the yield to maturity of Offered Shifting Interest Certificates purchased at a price other than par are directly related to the rate of payments of principal on the applicable Mortgage Loans in the related Shifting Interest Loan Group or Loan Pool. The principal payments on the Shifting Interest Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “principal prepayment” includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Shifting Interest Mortgage Loans. See “Prepayment and Yield Considerations” in the prospectus.

The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

•

In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Shifting Interest Mortgage Loans, the Shifting Interest Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Shifting Interest Mortgage Loans.

•	Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Shifting Interest Mortgage Loans, the rate of prepayment would be expected to decrease.
•

Certain of the Shifting Interest Mortgage Loans are Interest Only Mortgage Loans. At the end of the interest only period, the payments on such Shifting Interest Mortgage Loans will be recalculated to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Shifting Interest Mortgage Loan.

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the related Shifting Interest Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Shifting Interest Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Shifting Interest Certificate purchased at a discount, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Shifting Interest Loan Group or Loan Pool will have a negative effect on the yield to maturity of such Offered Shifting Interest Certificate. You should also consider the risk, in the case of an Offered Shifting Interest Certificate purchased at a premium, and particularly the Class 5-A-3 Certificates (which have no class balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Shifting Interest Loan Group or Loan Pool will have a negative effect on the yield to maturity of such Offered Shifting Interest Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Shifting Interest Certificates.

Mortgagors are permitted to prepay the Shifting Interest Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of Shifting Interest Mortgage Loans permitted or required by the Pooling and Servicing Agreement, including any termination. See “The Pooling and Servicing Agreement and the Servicing Agreements—Optional Termination” in this prospectus supplement for a description of the Master Servicer’s option to purchase the Pool S Mortgage Loans and related property when the Stated Principal Balance of the Pool S Mortgage Loans is less than 1% of the unpaid principal balance of the Pool S Mortgage Loans as of the Cut-off Date and option to purchase the Pool N Mortgage Loans and related property when the Stated Principal Balance of the Pool N Mortgage Loans is less than 10% of the unpaid principal balance of the Pool N Mortgage Loans as of the Cut-off Date. The Depositor, the Sponsor, the Originators

or PNC Bank may be required to repurchase Shifting Interest Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Shifting Interest Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Shifting Interest Certificates.

As described in this prospectus supplement under “Description of Shifting Interest Certificates—Principal on the Shifting Interest Certificates,” the Senior Prepayment Percentage for a Shifting Interest Loan Group of all principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of related Senior Shifting Interest Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the related Senior Shifting Interest Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the related Class B Certificates during the periods of time described in the definition of “Senior Prepayment Percentage.”

Prepayment and Yield Considerations With Respect to the Offered Overcollateralized Certificates

The yields to maturity and weighted average lives of the Offered Overcollateralized Certificates will depend upon, among other things, the price at which such Offered Overcollateralized Certificates are purchased, the amount and timing of principal payments on the Group 6 Mortgage Loans, the allocation of interest and principal collections to various classes of Overcollateralized Certificates, the amount and timing of mortgagor delinquencies and defaults on the Group 6 Mortgage Loans, the rate of liquidations and Realized Losses with respect to the Group 6 Mortgage Loans and the allocation of such Realized Losses to various classes of Overcollateralized Certificates.

The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Offered Overcollateralized Certificates will be affected by the rate of defaults on the Group 6 Mortgage Loans resulting in Realized Losses and by the severity and timing of these losses. If a purchaser of an Offered Overcollateralized Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses on the Group 6 Mortgage Loans that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than the yield calculated. The timing of Realized Losses on the Group 6 Mortgage Loans will also affect an investor’s actual yield to maturity, even if the average rate of defaults and severity of losses on the Group 6 Mortgage Loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience of the Group 6 Mortgage Loans.

Mortgagors are permitted to prepay the Group 6 Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Group 6 Mortgage Loans permitted or required by the Pooling and Servicing Agreement or a Servicing Agreement, including any termination. See “The Pooling and Servicing Agreement and the Servicing Agreements—Optional Termination” in this prospectus supplement for a description of certain parties’ option to purchase all of the Group 6 Mortgage Loans under certain circumstances. The Depositor or the Sponsor or may be required to repurchase Group 6 Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Overcollateralized Certificates.

Unscheduled payments of principal (whether resulting from prepayments, liquidations, casualties, condemnations, repurchases due to breaches of representations and warranties, or purchase in connection with optional termination) will result in distributions on the related Overcollateralized Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Group 6 Mortgage Loans. Since the rate of payment of principal on the Group 6 Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Overcollateralized Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Overcollateralized Certificates is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Group 6 Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Overcollateralized Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Group 6 Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Overcollateralized Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Group 6 Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The weighted average life and yield to maturity of each class of Overcollateralized Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the Group 6 Mortgage Loans and applied in reduction of the class balances of such Overcollateralized Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the class balances of the Overcollateralized Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Group 6 Mortgage Loans at such time (i.e., the extent to which interest on the Group 6 Mortgage Loans is accruing on a higher Stated Principal Balance than the aggregate class balance of the Overcollateralized Certificates); (ii) the delinquency and default experience of the Group 6 Mortgage Loans; (iii) the level of the applicable Index for the Group 6 Mortgage Loans and (iv) the extent of any negative amortization on the Option ARM Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the class balance of a class of Overcollateralized Certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

The negative amortization feature of the Option ARM Mortgage Loans may affect the yields on the Offered Overcollateralized Certificates. As a result of any negative amortization on these Mortgage Loans, the Certificate Interest Rates on the Offered Overcollateralized Certificates may be limited by the Net Rate Cap as described in this prospectus supplement under “—Certificate Interest Rates of the Overcollateralized Certificates.” During periods in which the Stated Principal Balance of an Option ARM Mortgage Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of that Mortgage Loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such Mortgage Loan that is required to be liquidated. Furthermore, each Option ARM Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of Deferred Interest, if any, to the principal balance of such Mortgage Loan) in a single payment at the maturity of the Mortgage Loan. Because the borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the Option ARM Mortgage Loans is greater than that associated with fully amortizing mortgage loans.

In addition, because the mortgage interest rates on the Option ARM Mortgage Loans adjust at a different time than the monthly payments thereon, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the Stated Principal Balances of an Option ARM Mortgage Loan over its then remaining term at the applicable mortgage interest rate. Accordingly, the Option ARM Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the applicable mortgage interest rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable mortgage interest rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, Deferred Interest is added to the Stated Principal Balance of such Option ARM Mortgage Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

The Mezzanine Certificates are not expected to receive any principal distributions until at least the Distribution Date in December 2009 (unless the aggregate class balance of the Senior Overcollateralized Certificates is reduced to zero prior thereto). As a result, the weighted average lives of the Mezzanine Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an Applied Realized Loss Amount will be allocated to one or more classes of Mezzanine Certificates.

General Prepayment and Yield Considerations

All of the Mortgage Loans will include “due-on-sale” clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. To the extent that a Servicer has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property, such Servicer generally will be required to enforce “due-on-sale” clauses to the extent permitted by applicable law. However, a Servicer will not take any action in relation to the enforcement of any “due-on-sale” provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See “Prepayment and Yield Considerations” in the prospectus. Acceleration of Mortgage Loans as a result of enforcement of such “due-on-sale” provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the related classes of Offered Certificates.

The interest-only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage interest rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loans, even if market interest rates are only slightly less than the mortgage interest rate in order to avoid the increase in the monthly payments needed to amortize the Mortgage Loan over its remaining life.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage interest Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage interest rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed-rate loan to “lock in” a lower interest rate. The existence of the applicable Periodic Rate Cap or payment cap and Rate Ceiling also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Mortgage Loans may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on such Mortgage Loans are subject to adjustment on each Adjustment Date, in the case of the Hybrid ARM Mortgage Loans, or each Rate Adjustment Date, in the case of the Option ARM Mortgage Loans. Further, the Hybrid ARM Mortgage Loans will not have their initial Adjustment Date for three to ten years after their origination. These Mortgage Loans may be subject to greater rates of prepayment they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage interest rates on such Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

Assumptions Relating to Tables

The tables set forth in Appendix B to this prospectus supplement (the “Decrement Tables”) have been prepared on the basis of the assumptions set forth below under “—Assumptions Relating to Shifting Interest Certificates” and “—Assumptions Relating to Overcollateralized Certificates” (the “Modeling Assumptions”).

Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the related Loan Group or Loan Groups, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the applicable Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

Assumptions Relating to the Shifting Interest Certificates

The Decrement Tables with respect to the Shifting Interest Certificates have been prepared on the basis of the following Modeling Assumptions:

(a)           each Shifting Interest Loan Group consists of the applicable hypothetical mortgage loans presented in Appendix C to this prospectus supplement;

(b)          the initial class balances, initial notional amount and pass-through rates for the Offered Shifting Interest Certificates are as set forth or described in the table beginning on page S-6 of this prospectus supplement;

(c)           there are no Net Interest Shortfalls, Relief Act Reductions, delinquencies or Realized Losses with respect to the Shifting Interest Mortgage Loans;

(d)          scheduled payments of principal and interest with respect to the Shifting Interest Mortgage Loans are received on the applicable due date beginning on December 1, 2006;

(e)           prepayments are received, together with a 30 days’ interest thereon, on the last day of each month beginning in November 2006;

(f)	the Shifting Interest Mortgage Loans prepay at the indicated percentages of CPR;

(g)          optional termination with respect to the Pool S Mortgage Loans or Pool N Mortgage Loans does not occur;

(h)          no Shifting Interest Mortgage Loans are required to be repurchased from the Issuing Entity and no Shifting Interest Mortgage Loans are substituted for the Shifting Interest Mortgage Loans included in the Issuing Entity on the Closing Date;

(i)	the Shifting Interest Certificates are issued on November 30, 2006;

(j)           cash payments on the Shifting Interest Certificates are received on the 20th day of each month beginning in December 2006 in accordance with the priorities and amounts described in this prospectus supplement under “Description of Shifting Interest Certificates”;

(k)	Six-Month LIBOR remains constant at 5.380% per annum;
(l)	One-Year LIBOR remains constant at 5.310% per annum; and
(m)	One-Year CMT remains constant at 5.010% per annum.

Assumptions Relating to the Overcollateralized Certificates

The Decrement Tables with respect to the Overcollateralized Certificates have been prepared on the basis of the following Modeling Assumptions:

(a)           the Group 6 Mortgage Loans have the characteristics set forth in the applicable tables in Appendix C to this prospectus supplement;

(b)          the Closing Date for the Offered Overcollateralized Certificates occurs on November 30, 2006 and the Offered Overcollateralized Certificates are sold to investors on such date;

(c)           distributions on the Overcollateralized Certificates are made on the 20th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in December 2006;

(d)	the Group 6 Mortgage Loans prepay in accordance with the indicated percentage of PPC;

(e)           neither the Sponsor nor the Depositor is required to substitute or repurchase any of the Group 6 Mortgage Loans and no optional termination with respect to the Group 6 Mortgage Loans is exercised;

(f)           the Targeted Overcollateralization Amount is set initially as specified herein and decreases thereafter in accordance with the definition thereof;

(g)          scheduled payments for all Group 6 Mortgage Loans are received on the due date commencing in December 2006, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Group 6 Mortgage Loans;

(h)          all prepayments with respect to the Group 6 Mortgage Loans are treated as prepayments in full of individual Group 6 Mortgage Loans, with no Prepayment Interest Shortfalls;

(i)           such prepayments are received on the last day of each month commencing in November 2006;

(j)	Certificate One-Month LIBOR is at all times equal to 5.320%;

(k)          the Certificate Interest Rates for the Offered Overcollateralized Certificates are as set forth in the table beginning on page S-6;

(l)           the mortgage interest rate for each Group 6 Mortgage Loan that is a Hybrid ARM Mortgage Loan adjusts on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (i) the assumed level of the applicable Index and (ii) the respective Gross Margin (this sum subject to the applicable Periodic Rate Caps, minimum mortgage interest rates and Rate Ceilings)

(m)         the scheduled monthly payment for each Option ARM Mortgage Loan (i) prior to its next Payment Adjustment Date, is the original monthly scheduled principal and interest payment for such Mortgage Loan and (ii) on each Payment Adjustment Date, is calculated based on its Stated Principal Balance, mortgage interest rate and remaining term to maturity so that such Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, subject to, except that (a) the amount of the monthly payment (with the exception of the initial recast period, each fifth Payment Adjustment Date after the initial recast period or the final Payment Adjustment Date) will not increase by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (b) on the fifth Payment Adjustment Date and on the same day every fifth year thereafter and on the last Payment Adjustment Date, the monthly payment will be recast without regard to the limitation in clause (a) above and (c) if the Stated Principal Balance exceeds the Maximum Negative Amortization percentage of the original principal balance due to Deferred Interest, the monthly payment will be recast without regard to the limitation in clause (a) to amortize fully the Stated Principal Balance of the Option ARM Mortgage Loan over its remaining term to maturity;

(n)	One-Year LIBOR is equal to 5.336% and LAMA is equal to 4.964%;

(o)          the Net Swap Payment is calculated as described under “Description of Overcollateralized Certificates—Interest Rate Support for the Overcollateralized Certificates” and no Swap Termination Payment is made.

Weighted Average Lives of the Offered Certificates

Weighted average life of a class of Offered Certificates (other than the Class 5-A-3 Certificates) refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. With respect to the Class 5-A-3 Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until the date on which the Class 5-A-3 Notional Amount has been reduced to zero. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the related Loan Group or Loan Groups is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “prepayments” includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of CPR and PPC, see the Decrement Tables set forth in Appendix B to this prospectus supplement.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The two prepayment models used in this prospectus supplement are the Constant Prepayment Rate (“CPR”) and the Prepayment Curve (“PPC”). CPR and PPC each represent an assumed rate of principal prepayment each year relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

A prepayment assumption of 0% CPR assumes constant prepayment rates of 0% per annum, a prepayment assumption of 5% CPR assumes constant prepayment rates of 5% per annum, a prepayment rate of 25% CPR assumes constant prepayment rates of 25% per annum and so forth, each of the then-outstanding principal balance of such mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

A prepayment assumption of 100% PPC represents the percentage of CPR for the applicable period set forth in Appendix F to this prospectus supplement (i) under the heading “Group 6A” for the Option ARM Mortgage Loans, (ii) under the heading “Group 6B” for the Group 6 Mortgage Loans with initial fixed interest rate periods of 3 years after origination or (iii) under the heading “Group 6C” for the Group 6 Mortgage Loans with initial fixed interest rate periods of 4 or 5 years after origination. No percentage of PPC shall exceed 99% CPR with respect to the Option ARM Mortgage Loans or 85% CPR with respect to the other Group 6 Mortgage Loans.

The Decrement Tables set forth in Appendix B to this prospectus supplement have been prepared on the basis of the Modeling Assumptions described above under “—Assumptions Relating to Tables.” There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the mortgage loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances (or initial notional amount in the case of the Class 5-A-3 Certificates) outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the Decrement Tables, the class balance or notional amount of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans in a Loan Group will prepay at the indicated percentage of CPR or PPC, as applicable, until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans in a Loan Group (which include many recently originated Mortgage Loans) could produce slower or faster reductions of the class balances or notional amounts than indicated in the Decrement Tables at the various percentages of CPR or PPC specified.

Based upon the Modeling Assumptions, the Decrement Tables in Appendix B to this prospectus supplement indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance or notional amount of each class that would be outstanding after each of the dates shown at various constant percentages of CPR or PPC, as applicable.

Yield on the Class 1-A-R Certificate

The after-tax rate of return to the holder of the Class 1-A-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold the Class 1-A-R Certificate, you may have tax liabilities during the early years of each REMIC’s term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class 1-A-R Certificate may substantially exceed the present value of expected distributions on your Class 1-A-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Class 1-A-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class 1-A-R Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

If you own the Class 1-A-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class 1-A-R Certificate on your after-tax rate of return. See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Yield on the Class 5-A-3 Certificates

The Class 5-A-3 Certificates are interest only certificates and, as such, will not be entitled to receive distributions of principal in respect of the Mortgage Loans.

The significance of the effects of prepayments on the Group 5 Mortgage Loans on the Class 5-A-3 Certificates is illustrated in the applicable table in Appendix D to this prospectus supplement, which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class 5-A-3 Certificates under different constant percentages of CPR. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class 5-A-3 Certificates are purchased on the Closing Date at an assumed purchase price equal to 2.59375% of their initial notional amount plus accrued interest from November 1, 2006 to (but not including) the Closing Date and that the initial notional amount of the Class 5-A-3 Certificates applicable to the Distribution Date in December 2006 will be approximately $18,485,000.

As indicated in the applicable table in Appendix D to this prospectus supplement, the yield to maturity on the Class 5-A-3 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Group 5 Mortgage Loans. An investor in the Class 5-A-3 Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment. The Class 5-A-3 Certificates will not receive any interest payments on and after the Distribution Date in November 2016.

It is not likely that the Mortgage Loans related to the Class 5-A-3 Certificates will prepay at a constant rate until maturity, that all of such Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that such Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 5-A-3 Certificate and your pre-tax yield on the Class 5-A-3 Certificates will likely not correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 5-A-3 Certificate.

The yields set forth in the table in Appendix D to this prospectus supplement were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 5-A-3 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase price of the Class 5-A-3 Certificates indicated above plus accrued interest from November 1, 2006 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest of the Class 5-A-3 Certificates and consequently does not purport to reflect the return on any investment in the Class 5-A-3 Certificates when such reinvestment rates are considered.

Yield on the Class B Certificates

The weighted average lives of, and the yield to maturity on, the Class B Certificates of each Pool, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Shifting Interest Mortgage Loans in the related Loan Pool. If the actual rate and severity of losses on the related Shifting Interest Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Class B Certificate may be lower than the yield you expected. The timing of losses on the related Shifting Interest Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Issuing Entity are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. The Realized Losses on the Shifting Interest Mortgage Loans of each Loan Pool will be allocated to reduce the class balance of the applicable class of Class B Certificates of the related Pool (as described in this prospectus supplement under “Description of Shifting Interest Certificates—Allocation of Losses to the Shifting Interest Certificates”), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Class B Certificates of a Pool will result in a reduction in the class balance of the class of Class B Certificates of such Pool then outstanding with the highest numerical class designation if and to the extent that the aggregate class balance of Shifting Interest Certificates of such Pool, following all distributions and the allocation of Realized Losses on the related Shifting Interest Mortgage Loans on a Distribution Date, exceeds the sum of the Adjusted Pool Amounts for the related Loan Groups. As a result of such reductions, less interest will accrue on that class of Class B Certificates than otherwise would be the case. The yield to maturity of the Class B Certificates of a Pool will also be affected by the disproportionate allocation of principal prepayments to the Senior Shifting Interest Certificates of such Pool, Net Interest Shortfalls with respect to the related Loan Pool, other cash shortfalls in the Pool Distribution Amounts for the related Loan Pool and distribution of funds to the Senior Shifting Interest Certificates of one or more Undercollateralized Groups of such Pool as a result of cross-collateralization otherwise available for distribution on such Class B Certificates. See “Description of Shifting Interest Certificates—Allocation of Losses to the Shifting Interest Certificates” and “—Cross-Collateralization of the Shifting Interest Certificates” in this prospectus supplement.

If on any Distribution Date, the Fractional Interest for any class of Class B Certificates is less than its original Fractional Interest, all Unscheduled Principal Payments available for distribution on the Class B Certificates of the same Pool will be allocated solely to that class and all other classes of Class B Certificates of such Pool with lower numerical class designations, thereby accelerating the amortization thereof relative to that of the classes with higher numerical designations than that class and reducing the weighted average lives of the classes of Class B Certificates receiving such distributions. Accelerating the amortization of the classes of Class B Certificates of a Pool with lower numerical class designations relative to the other classes of Class B Certificates of such Pool is intended to preserve the availability of the subordination provided by those other classes.

Yield on the Mezzanine Certificates

The weighted average lives of, and the yield to maturity on, the Mezzanine Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Group 6 Mortgage Loans. If the actual rate and severity of losses on the Group 6 Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Mezzanine Certificate may be lower than the yield you expected. The timing of losses on Group 6 Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Issuing Entity are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized Losses on the Group 6 Mortgage Loans will be allocated to reduce the class balance of the applicable class of Mezzanine Certificates (as described in this prospectus supplement under “Description of Overcollateralized Certificates—Allocation of Losses to the Overcollateralized Certificates”), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Mezzanine Certificates will result in a reduction in the class balance of the class of Mezzanine Certificates then outstanding with the highest numerical class designation if and to the extent there are Applied Realized Loss Amounts to be allocated on a Distribution Date. As a result of such reductions, less interest will accrue on that class of Mezzanine Certificates than otherwise would be the case. See “Description of Overcollateralized Certificates—Allocation of Losses to the Overcollateralized Certificates” in this prospectus supplement.

Yield Considerations on the Class S-B-2, Class S-B-3, Class S-B-4, Class N-B-2 and Class N-B-3 Certificates

Defaults on mortgage loans may be measured relative to a default standard or model. The model used for the Offered Shifting Interest Certificates, the standard default assumption (“SDA”) represents an assumed rate of default each month, expressed as an annual rate, relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the tables in Appendix D to this prospectus supplement, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the tables in Appendix D to this prospectus supplement, “0% SDA” assumes no defaults. SDA is not a historical description of default experience or prediction of the rate of default of any pool of mortgage loans.

The applicable tables in Appendix D to this prospectus supplement indicate the sensitivity of the pre-tax yield to maturity on the Class S-B-2, Class S-B-3, Class S-B-4, Class N-B-2 and Class N-B-3 Certificates to various rates of prepayment and varying levels of Realized Losses on the related Shifting Interest Mortgage Loans. The tables in Appendix D to this prospectus supplement are based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Shifting Interest Mortgage Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of SDA set forth in the table.

In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of the applicable Liquidated Mortgage Loans in each Loan Group, as indicated in the tables in Appendix D to this prospectus supplement (referred to as a “Loss Severity Percentage”), will occur at the time of liquidation and (ii) the Class S-B-2, Class S-B-3, Class S-B-4, Class N-B-2 and Class N-B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 96.6875%, 95.9375%, 95.0000%, 100.8125% and 98.75%, respectively, of their class balances plus accrued interest from November 1, 2006 to (but not including) the Closing Date.

It is highly unlikely that the Shifting Interest Mortgage Loans will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses with respect to the Shifting Interest Mortgage Loans will be incurred according to one particular pattern. The assumed percentages of SDA and CPR and the Loss Severity Percentages shown in the Appendices are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Shifting Interest Mortgage Loans may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity on the Class S-B-2, Class S-B-3, Class S-B-4, Class N-B-2 and Class N-B-3 Certificates are likely to differ from the pre-tax yields to maturity shown in the tables in Appendix D to this prospectus supplement.

The pre-tax yields to maturity set forth in Appendix D to this prospectus supplement were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class S-B-2, Class S-B-3, Class S-B-4, Class N-B-2 and Class N-B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices of Class S-B-2, Class S-B-3, Class S-B-4, Class N-B-2 and Class N-B-3 Certificates set forth above. In all cases, monthly rates were then converted to the corporate bond equivalent rates shown in the tables in Appendix D to this prospectus supplement. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class S-B-2, Class S-B-3, Class S-B-4, Class N-B-2 and Class N-B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class S-B-2, Class S-B-3, Class S-B-4, Class N-B-2 and Class N-B-3 Certificates when reinvestment rates are considered.

You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class S-B-2, Class S-B-3, Class S-B-4, Class N-B-2 or Class N-B-3 Certificates you should fully consider the risk that Realized Losses on the related Mortgage Loans could result in the failure to fully recover your investments.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase of the Mortgage Loans from the Sponsor.

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat certain segregated portions of the Issuing Entity (exclusive of the Interest Rate Swap Agreement, the Swap Account, the Interest Rate Floor Agreement, the Floor Account, the Supplemental Interest Trust, the Rate Cap Carryover Reserve Account and other assets specified in the Pooling and Servicing Agreement) as multiple separate “real estate mortgage investment conduits” (each, a “REMIC”) for federal income tax purposes under the Code. None of the Rate Cap Carryover Reserve Account, Swap Account, Floor Account, Interest Rate Swap Agreement, Interest Rate Floor Agreement or Supplemental Interest Trust will be an asset of any REMIC elected by the Issuing Entity.

•

Each class of Offered Shifting Interest Certificates (other than the Class 1-A-R Certificate) will constitute a “regular interest” in a REMIC that will be treated as a debt instrument for federal income tax purposes. The regular interest portion of the Offered Shifting Interest Certificates are “Regular Interests” for purposes of the following discussion.

•

Each class of Offered Overcollateralized Certificates will constitute (i) a “regular interest” in a REMIC that will be treated as a debt instrument for federal income tax purposes and (ii) the right to receive Rate Cap Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust. The right to receive payments in respect of Rate Cap Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust will be treated as notional principal contracts for federal income tax purposes. The regular interest portion of the Offered Overcollateralized Certificates are “Regular Interests” for purposes of the following discussion.

•	The Class 1-A-R Certificate will be designated as the sole class of “residual interests” in each REMIC.

Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Issuing Entity will qualify as a REMIC within the meaning of Section 860D of the Code.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Regular Interests

The Regular Interests generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the Regular Interests must be reported under an accrual method of accounting.

The Interest Only Certificates will be treated as issued with original issue discount. In addition, the other classes of Regular Interests may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in

the Prospectus. Certain Regular Interests may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Regular Interest will be treated as holding a Regular Interest with amortizable bond premium will depend on such holder’s purchase price and the distributions remaining to be made on such Regular Interest at the time of its acquisition by such holder. Holders of such Regular Interest should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, it is assumed that there will be prepayments on the Shifting Interest Mortgage Loans at a rate equal to 25% CPR and that there will be prepayments on the Group 6 Mortgage Loans at a rate equal to 100% PPC. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

The Offered Overcollateralized Certificates will represent beneficial ownership of two components: (i) a REMIC regular interest and (ii) the right to receive payments from the Rate Cap Carryover Reserve Account and the obligation to make payments to the Supplemental Interest Trust (the “Notional Principal Contract Arrangement”). Holders of the Offered Overcollateralized Certificates must allocate their basis between their Regular Interest and their Notional Principal Contract Arrangement as set forth below under “—Taxation of Notional Principal Contract Arrangements.” The Regular Interest will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Overcollateralized Certificate to which it corresponds, except that (i) any payments made to the Offered Overcollateralized Certificates in respect of Rate Cap Carryover Amounts will not be paid in respect of the related Regular Interest, (ii) the maximum interest rate of the corresponding Regular Interest for the purposes of all calculations related to such Regular Interest will be computed by limiting the Swap Notional Amount of the Interest Rate Swap Agreement to the aggregate Stated Principal Balance of the Group 6 Mortgage Loans and (iii) any Swap Termination Payment will be treated as being payable first solely from the Monthly Excess Cashflow Amount otherwise distributable to the Class CE Certificates and then from distributions made to the Regular Interests, which are then paid to the Swap Provider. As a result of the foregoing, the amount of distributions on the Regular Interest may exceed the actual amount of distributions on the corresponding Offered Overcollateralized Certificate.

The Regular Interests (but not the Notional Principal Contract Arrangement) will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

•	the Regular Interests will be treated as assets described in Section 7701(a)(19)(C) of the Code;
•	the Regular Interests will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code;
•	interest on the Regular Interests will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(b) of the Code; and
•	such Regular Interests will be treated as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code.

However, no portion of an Offered Overcollateralized Certificateholder’s basis or income allocable to a Notional Principal Contract Arrangement will qualify for such treatment. As a result, the Offered Overcollateralized Certificates generally are not suitable investments for many real estate investment trusts or for inclusion in another REMIC.

Taxation of the Notional Principal Contract Arrangements

General

Each holder of an Offered Overcollateralized Certificate will be treated for federal income tax purposes as having entered into a notional principal contract that has a right to the Notional Principal Contract Arrangement on the date it purchases its Overcollateralized Certificate.

In general, the holders of the Offered Overcollateralized Certificates must allocate the price they pay for the Offered Overcollateralized Certificates between the Regular Interest and the Notional Principal Contract Arrangement based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the “Cap Premium”) paid or received by such holders of Offered Overcollateralized Certificates, as applicable. Any such holder of an Offered Overcollateralized Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Notional Principal Contract Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of Offered Certificates are encouraged to consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The regulations governing notional principal contracts (the “Notional Principal Contract Regulations”) treat a nonperiodic payment made under a notional principal contract as a loan for federal income tax purposes if the payment is “significant.” It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Notional Principal Contract Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The Internal Revenue Service could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and are encouraged to consult their tax advisors prior to investing in the Offered Certificates.

Any payments in excess of the amounts payable on the corresponding Regular Interest made to a beneficial owner of an Offered Overcollateralized Certificate will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Rate Cap Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such Regular Interest in excess of the amount of payments on the Offered Overcollateralized Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the certificateholder during the applicable taxable year and that is taken into account in determining the certificateholder’s net income or net deduction with respect to any Rate Cap Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Rate Cap Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Overcollateralized Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to payments and obligations under the Notional Principal Contract Arrangement.

A certificateholder’s ability to recognize a net deduction with respect to the Notional Principal Contract Arrangement is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). For this purpose, pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a certificateholder will not be able to recognize a net deduction with respect the Notional Principal Contract Arrangement in computing the certificateholder’s alternative minimum tax liability.

It is possible that the right to receive payments in respect of the Notional Principal Contract Arrangement could be treated as a partnership among the applicable holders of the Overcollateralized Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Rate Cap Carryover Amount. Holders of the

Offered Overcollateralized Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

Any amount of proceeds from the sale, redemption or retirement of an Offered Overcollateralized Certificate that is considered to be allocated to rights under a Notional Principal Contract Arrangement would be considered a “termination payment” under the Notional Principal Contract Regulations. It is anticipated that the Supplemental Interest Trust Trustee will account for any termination payments for reporting purposes in accordance with the Notional Principal Contract Regulations, as described below.

Termination Payments

Any amount of sales proceeds that is considered to be allocated to the selling certificateholder’s rights under the applicable Notional Principal Contract Arrangement in connection with the sale or exchange of an Offered Overcollateralized Certificate would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to that Offered Certificate. Such holder of an Offered Overcollateralized Certificate will have gain or loss from such a termination of a Notional Principal Contract Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Notional Principal Contract Arrangement.

Gain or loss realized upon the termination of a Notional Principal Contract Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates” in the prospectus.

Residual Certificate

If you hold the Class 1-A-R Certificate, you must include the taxable income of each REMIC, in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-A-R Certificate may be treated as “excess inclusion” income, which, among other consequences, will result in your inability to use net operating losses to offset such income from each REMIC. The Holder of the Class 1-A-R Certificate generally must account separately for its interest in each REMIC and may not offset income from one REMIC with losses from another REMIC.

You should consider carefully the tax consequences of any investment in the Class 1-A-R Certificate discussed in the prospectus and should consult your tax advisors with respect to those consequences. See “Federal Income Tax Consequences” in the prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, the Class 1-A-R Certificate will be treated as a “noneconomic” residual interest and “tax avoidance potential” residual interest. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax Related Restrictions on Transfer of Residual Certificates—Noneconomic Residual Interests,” “—Foreign Investors” and “—Mark to Market Regulations” in the prospectus. Additionally, for information regarding Prohibited Transactions, see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

Backup Withholding and Reporting Requirements

Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Securities Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the Securities Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” in the prospectus.

The Securities Administrator, on behalf of the Issuing Entity, will be required to report annually to the IRS and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only certificateholder of record of the Offered Certificates is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Securities Administrator. The Securities Administrator, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Reporting Requirements” in the prospectus.

All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

STATE TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

ERISA CONSIDERATIONS

A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an “IRA”), subject to ERISA, the Code or any federal, state or local law (“Similar Law”) which is similar to ERISA or the Code (collectively, a “Benefit Plan”) should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See “Benefit Plan Considerations” in the prospectus.

The U.S. Department of Labor has extended to Banc of America Securities LLC (“Banc of America Securities”) an administrative exemption (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Benefit Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans, but does not cover certain IRAs and certain employee benefit plans covering only self-employed individuals which are subject to the prohibited transaction provisions of the Code.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “Benefit Plan Considerations” in the prospectus.

The Exemption may cover the acquisition and holding of the Offered Shifting Interest Certificates (other than the Class 1-A-R Certificate) and the Offered Overcollateralized Certificates (exclusive of the right of the Offered Overcollateralized Certificates to receive payments from the Supplemental Interest Trust) by the Benefit Plans to which it applies provided that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

For so long as the holder of an Offered Overcollateralized Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding such Offered Overcollateralized Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust by a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Overcollateralized Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Benefit Plan subject to Title I of ERISA or Section 4975 of the Code or other person acting on behalf of or using assets of such a Benefit Plan may acquire or hold an Offered Overcollateralized Certificate while the Supplemental Interest Trust is in existence, unless (1) such Benefit Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). In addition, Section 408(b)(17) of ERISA provides a statutory exemption for prohibited transactions between such a Benefit Plan and a person that is a Party in Interest (as defined under ERISA) or a Disqualified Person (as defined under the Code) (other than a fiduciary of an affiliate of a fiduciary that has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to such Benefit Plan, provided that there is adequate consideration. For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Overcollateralized Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Overcollateralized Certificate, or interest therein, that either (i) it is not a Benefit Plan or other person acting on behalf of or using the assets of a Benefit Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions or the statutory exemption enumerated above.

In addition, the rating of a Certificate may change. If a class of Offered Shifting Interest Certificates (other than the Class 1-A-R Certificate) or Offered Overcollateralized Certificates is no longer rated at least BBB- (or its equivalent), Certificates of that class will no longer be eligible for relief under the Exemption (although a Benefit Plan that had purchased the Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it). Consequently, an Offered Shifting Interest Certificate (other than the Class 1-A-R Certificate) or Offered Overcollateralized Certificate that is not longer rated at least BBB- or Baa3 may not be transferred unless the transferee delivers to the Securities Administrator (i) a representation letter stating that (a) it is not, and is not acting on behalf of, a Benefit Plan or using the assets of a Benefit Plan to effect such purchase or (b) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, if it is an insurance company, that the source of funds used to purchase such Offered Certificate is an “insurance company general account” (as such term is defined in Section V(e) of PTE 95-60), that there is no Benefit Plan subject to ERISA or Section 4975 of the Code with respect to which the amount of such general account’s reserves and liabilities for the contract(s) held by or on behalf of such Benefit Plan and all other such Benefit Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95 60) at the date of acquisition and all Benefit Plans that have an interest in such general account are Benefit Plans to which PTE 95-60 applies or (ii) an opinion of counsel in form and substance satisfactory to the Securities Administrator to the effect that the purchase or holding of such Offered Certificate by or on behalf of such Benefit Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Code or, in the case of a governmental plan or church plan, violation of Similar Law and will not subject the Securities Administrator, the Trustee, the Depositor or a Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Securities Administrator, the Trustee, the Depositor or a Servicer. Each person who acquires any such Offered Certificate or interest therein will be deemed to have made the representations required by the representation letter referred to in the preceding sentence, unless such person has provided such representation letter or opinion of counsel referred to in the preceding sentence to the Securities Administrator.

Government plans and church plans or any person acting on behalf of, or with assets of, such a plan, which seek to acquire, hold or transfer any Offered Certificates will be required to establish, to the satisfaction of the Securities Administrator, that the acquisition, holding or resale of any of the Offered Certificate by such a plan or any person acting on behalf of, or with assets of, such a plan, will not violate any Similar Law. A person considering investing in the Offered Certificates on behalf of a government plan or a church plan should consult with legal advisors regarding the requirements of any Similar Law.

Benefit Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Benefit Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

The Class 1-A-R Certificate may not be purchased by or transferred to a Benefit Plan or a person acting on behalf of or using the assets of a Benefit Plan. See “Description of Shifting Interest Certificates—Restrictions on Transfer of the Class 1-A-R Certificate” in this prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the mortgage pool and certain other information as set forth in the Pooling and Servicing Agreement, required under Item 1121 of Regulation AB (17 C.F.R. § 229.1121), as described under “Description of Certificates—Reports to Certificateholders” in the prospectus. In addition, the Master Servicer, the Servicers and certain other parties to the Pooling and Servicing Agreement will furnish to the Securities Administrator, and the Securities Administrator will furnish to the Depositor, the compliance statements, assessments and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. §§ 229.1122 and 229.1123) detailed under “Servicing of the Mortgage Loans—Evidence as to Compliance” in the prospectus.

Copies of these statements and reports will be filed on Form 10-D and 10-K, as applicable, with the Securities and Exchange Commission through its EDGAR system located at http://www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

The Securities Administrator will make the statement described in the prospectus under “Description of Certificates—Reports to Certificateholders” available to certificateholders and the other parties to the Pooling and Servicing Agreement via the Securities Administrator’s internet website. The Securities Administrator will also make the Periodic Reports described in the prospectus under “Where You Can Find More Information” relating to the Issuing Entity available through its website promptly after they are filed with the Securities and Exchange Commission (which may or may not be the same day). The Securities Administrator’s internet website will initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Banc of America Securities LLC (the “Underwriter”), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 99.321% of the initial balance of those Certificates plus accrued interest, if applicable, before deducting expenses estimated at approximately $872,800 payable by the Depositor.

Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will be underwriters, and the difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will constitute underwriting discounts and commissions.

The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Underwriter is an affiliate of the Depositor and the Sponsor and is a registered broker/dealer. Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter.

LEGAL MATTERS

The validity of and certain federal income tax matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Hunton & Williams LLP, Charlotte, North Carolina.

CERTIFICATE RATINGS

At their issuance, each class of Offered Certificates is required to receive from Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch Ratings (“Fitch”) at least the rating set forth in the table beginning on page S-6 of this prospectus supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling and Servicing Agreement.

Moody’s, S&P’s and Fitch’s ratings take into consideration the credit quality of the mortgage pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the Offered Certificates. Moody’s, S&P’s and Fitch’s ratings on the Offered Certificates do not, however, constitute statements regarding the frequency of prepayments on the Mortgage Loans, or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. In addition, Moody’s, S&P’s and Fitch’s ratings on the Offered Overcollateralized Certificates do not constitute statements regarding the likelihood of the payment of any Rate Cap Carryover Amount.

S&P’s and Fitch’s ratings do not address the possibility that, because the Class 5-A-3 Certificates are extremely sensitive to principal prepayments, a holder of a Class 5-A-3 Certificate may not fully recover its initial investment.

S&P’s and Fitch’s ratings on the Class 1-A-R Certificate do not address the likelihood of a return to investors other than to the extent of its class balance and interest at the pass-through rate thereon.

The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than Moody’s, S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of Offered Certificates may be lower than the ratings assigned by Moody’s, S&P and Fitch.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

In addition, Moody’s, S&P and Fitch will monitor the applicable initial ratings of the Offered Certificates for so long as such Offered Certificates remain outstanding.

INDEX TO DEFINED TERMS

60+ Day Delinquent Loan	S-103	Eligible Substitute Mortgage Loan	S-81
Accrued Certificate Interest	S-103	ERISA	S-27
Adjusted Pool Amount	S-99	Events of Default	S-111
Adjustment Date	S-47	Exemption	S-130
Advance	S-83	Extra Principal Distribution Amount	S-105
Applied Realized Loss Amount	S-108	Final Scheduled Distribution Date	S-90
Available Funds	S-103	Fitch	S-133
Available Funds Allocation	S-102	Floor Account	S-114
Available Funds Rate Cap	S-109	Floor Provider	S-25
Banc of America Securities	S-130	Foreclosure Profits	S-87
Bank of America	S-50	Fractional Interest	S-97
Bank of America Servicing Agreement	S-66	Gross Margin	S-47
Bankruptcy Losses	S-90	Group	S-10
BBA	S-109	Group 1	S-10
Benefit Plan	S-130	Group 1 Certificates	S-10
Book-Entry Certificates	S-89	Group 1 Mortgage Loans	S-11
BPP	S-58	Group 2	S-10
Cap Premium	S-128	Group 2 Certificates	S-10
Certificate Account	S-83	Group 2 Mortgage Loans	S-11
Certificate Interest Rate	S-108	Group 3	S-10
Certificate One-Month LIBOR	S-109	Group 3 Certificates	S-10
Certificates	S-79	Group 3 Mortgage Loans	S-11
Class 5-A-3 Notional Amount	S-89	Group 4	S-10
Class B Certificates	S-10	Group 4 Certificates	S-10
class balance	S-89	Group 4 Mortgage Loans	S-11
Class M-1 Principal Distribution Amount	S-103	Group 5	S-10
Class M-2 Principal Distribution Amount	S-103	Group 5 Certificates	S-10
Class M-3 Principal Distribution Amount	S-103	Group 5 Mortgage Loans	S-11
Class M-4 Principal Distribution Amount	S-103	Group 6	S-10
Class M-5 Principal Distribution Amount	S-104	Group 6 Certificates	S-10
Class M-6 Principal Distribution Amount	S-104	Group 6 Mortgage Loans	S-11
Class M-7 Principal Distribution Amount	S-104	Group 6 Optional Termination Date	S-84
Class N-B Certificates	S-10	Group 6 Senior Principal Distribution Amount	S-105
Class S-B Certificates	S-10	Group Subordinate Amount	S-93
Code	S-27	Hybrid ARM Mortgage Loans	S-11
Collection Period	S-8	Index	S-49
Compensating Interest	S-83	Interest Accrual Period	S-89
CPR	S-122	Interest Carryforward Amount	S-105
Credit Scores	S-46	Interest Distribution Amount	S-92
Cumulative Realized Loss Multiple	S-105	Interest Only Certificates	S-10
Cut-off Date	S-8	Interest Percentage	S-105
Debt Service Reduction	S-44	Interest Rate Floor Agreement	S-25
Decrement Tables	S-119	Interest Rate Swap Agreement	S-24
Defaulted Swap Termination Payment	S-111	Interest Remittance Amount	S-105
Deferred Interest	S-48	Interest Settlement Rate	S-109
Deficient Valuation	S-44	IRA	S-130
Definitive Certificates	S-89	ISDA Master Agreement	S-111
Deleted Mortgage Loan	S-81	Issuing Entity	S-65
Determination Date	S-83	LAMA	S-49
Distribution Date	S-8	LIBOR Determination Date	S-109
Downgrade Provision	S-111	Limited Purpose Surety Bond	S-45
Downgrade Requirements	S-111	Liquidated Mortgage Loan	S-87
Downgrade Termination Event	S-111	Liquidation Proceeds	S-91

Loan Group	S-11	PHH Mortgage	S-51
Loan Group 1	S-11	PHH Mortgage Servicing Agreement	S-66
Loan Group 2	S-11	PNC Assignment Agreements	S-81
Loan Group 3	S-11	PNC Bank	S-81
Loan Group 4	S-11	Pool	S-10
Loan Group 5	S-11	Pool Distribution Amount	S-90
Loan Group 6	S-11	Pool Distribution Amount Allocation	S-91
Loan Pool	S-11	Pool N	S-10
Loan Pool N	S-11	Pool N Mortgage Loans	S-11
Loan Pool S	S-11	Pool Principal Balance	S-95
Loan-to-Value Ratio	S-46	Pool S	S-10
Loss Severity Percentage	S-125	Pool S Mortgage Loans	S-11
Master Servicer	S-66	Pooling and Servicing Agreement	S-79
Master Servicer Custodial Account	S-82	PPC	S-122
Maximum Negative Amortization	S-47	Prepayment Interest Shortfall	S-83
MERS	S-80	Prepayment Period	S-8
Mezzanine Certificates	S-10	Principal Amount	S-93
Mezzanine Principal Distribution Amount	S-105	Principal Distribution Amount	S-106
Minimum Payment	S-47	Principal Remittance Amount	S-106
Modeling Assumptions	S-119	Prior Month Interest Accrual Period	S-89
Monthly Excess Cashflow Allocation	S-108	Purchase Price	S-81
Monthly Excess Cashflow Amount	S-108	Rate Adjustment Date	S-48
Monthly Excess Interest Amount	S-108	Rate Cap Carryover Amount	S-109
Moody’s	S-133	Rate Cap Carryover Reserve Account	S-109
Mortgage File	S-80	Rate Ceiling	S-47
Mortgage Loan Purchase Agreement	S-45	Realized Loss	S-90
Mortgage Loans	S-11	Realized Loss Amortization Amount	S-106
Net Interest Shortfall	S-92	Record Date	S-8
Net Mortgage Interest Rate	S-82	Recovery	S-90
Net Rate Cap	S-109	Regular Interests	S-126
Net Swap Payment	S-110	Reimbursement Amount	S-91
NIMS Insurer	S-25	Relevant Implementation Date	S-5
No Delay Interest Accrual Period	S-89	Relevant Member State	S-5
Non-Offered Certificates	S-10	Relevant Persons	S-5
Non-Offered Overcollateralization Certificates	S-10	Relief Act Rediuction	S-92
Non-Offered Shifting Interest Certificates	S-10	REMIC	S-126
Non-Supported Interest Shortfall	S-92	REMIC Regulations	S-100
notional amount	S-90	Remittance Date	S-82
Notional Principal Contract Arrangement	S-127	REO Property	S-83
Notional Principal Contract Regulations	S-128	Reserve Interest Rate	S-110
Offered Certificates	S-10	Residual Certificate	S-10
Offered Overcollateralized Certificates	S-10	S&P	S-133
Offered Shifting Interest Certificates	S-10	Scheduled Principal Payments	S-93
One-Year CMT	S-49	SDA	S-125
One-Year LIBOR	S-48	Securities Administrator	S-85
Option ARM Mortgage Loans	S-12	Senior Certificates	S-10
Original Subordinate Principal Balance	S-96	Senior Credit Support Depletion Date	S-95
Originators	S-12	Senior Enhancement Percentage	S-106
Overcollateralization Amount	S-106	Senior Overcollateralization Certificates	S-10
Overcollateralization Deficiency	S-106	Senior Percentage	S-95
Overcollateralization Release Amount	S-106	Senior Payment Percentage	S-95
Overcollateralization Certificates	S-10	Senior Shifting Interest Certificates	S-10
Pass-Through Rate	S-108	Senior Specified Enhancement Percentage	S-106
Payment Adjustment Date	S-47	Servicer	S-66
Percentage Interest	S-88	Servicer Custodial Account	S-82
Periodic Cap	S-47	Servicers	S-66

Servicing Agreement	S-66	Super Senior Support Shifting Interest
Servicing Fee Rate	S-87	Certificates	S-10
Servicing Fees	S-87	Supplemental Interest Trust	S-112
Shifting Interest Certificates	S-10	Supplemental Interest Trust Trustee	S-24
Shifting Interest Groups	S-10	Swap Account	S-112
Shifting Interest Loan Groups	S-11	Swap Default	S-112
Shifting Interest Mortgage Loans	S-11	Swap Early Termination	S-112
Shifting Interest Senior Principal Distribution		Swap Notional Amount	S-24
Amount	S-95	Swap Provider	S-24
Similar Law	S-130	Swap Provider Trigger Event	S-112
Six-Month LIBOR	S-48	Swap Termination Payment	S-112
SMMEA	S-27	Targeted Overcollateralization Amount	S-107
Stated Principal Balance	S-44	Telerate page 3750	S-109
Stepdown Date	S-107	Termination Event	S-112
Subordinate Percentage	S-95	Total Senior Percentage	S-95
Subordinate Prepayment Percentage	S-96	Total Subordinate Percentage	S-96
Subordinate Principal Distribution Amount	S-97	Trigger Event	S-107
Substitution Adjustment Amount	S-81	Trustee	S-86
Super Senior Certificates	S-10	U.S. Person	S-101
Super Senior Overcollateralized Certificates	S-10	Undercollateralized Amount	S-98
Super Senior Shifting Interest Certificates	S-10	Undercollateralized Group	S-98
Super Senior Support Certificates	S-10	Underwriter	S-132
Super Senior Support Overcollateralized		Unpaid Realized Loss Amount	S-107
Certificates	S-10	Unscheduled Principal Payments	S-93
		Wells Fargo Bank	S-66

Appendix A

Mortgage Loan Data

GROUP 1 MORTGAGE LOAN DATA

Occupancy of Mortgaged Properties of the Group 1 Mortgage Loans(1)

Occupancy	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	719	$420,931,709.24	92.06%	$585,440.49	753	71.50%
Second Home	53	31,043,787.37	6.79	585,731.84	770	69.62
Investor Property	9	5,255,055.28	1.15	583,895.03	739	70.35
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 1 Mortgage Loan.

Property Types of the Group 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	654	$385,384,097.98	84.29%	$589,272.32	753	70.68%
Condominium	99	56,181,243.11	12.29	567,487.30	756	74.53
Townhouse	19	9,649,140.31	2.11	507,849.49	776	78.32
2-Family	6	4,016,187.69	0.88	669,364.62	735	75.17
3-Family	2	1,532,467.92	0.34	766,233.96	754	68.41
PUD	1	467,414.88	0.10	467,414.88	714	80.00
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

Mortgage Loan Purpose of the Group 1 Mortgage Loans

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	502	$288,205,756.81	63.03%	$574,115.05	754	75.80%
Refinance-Cashout	144	87,469,533.58	19.13	607,427.32	752	65.19
Refinance-Rate/Term	135	81,555,261.50	17.84	604,113.05	753	62.29
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

Geographical Distribution of the Mortgaged Properties of the Group 1 Mortgage Loans(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	1	$ 552,929.96	0.12%	$552,929.96	757	70.00%
Arizona	13	8,018,206.28	1.75	616,785.10	758	71.96
California	206	127,497,176.83	27.88	618,918.33	757	71.02
Colorado	10	6,308,531.19	1.38	630,853.12	752	67.18
Connecticut	26	15,959,447.02	3.49	613,824.89	756	70.14
Delaware	1	438,399.80	0.10	438,399.80	743	25.79
Dist. of Columbia	8	4,424,859.63	0.97	553,107.45	774	65.61
Florida	38	24,040,294.67	5.26	632,639.33	759	68.05
Georgia	15	9,466,920.13	2.07	631,128.01	764	64.14
Idaho	3	1,441,106.17	0.32	480,368.72	742	59.21
Illinois	36	20,105,502.95	4.40	558,486.19	752	74.54
Indiana	6	3,043,489.15	0.67	507,248.19	766	75.90
Maine	1	440,405.40	0.10	440,405.40	692	80.00
Maryland	22	13,118,950.22	2.87	596,315.92	756	67.03
Massachusetts	25	14,124,736.22	3.09	564,989.45	747	76.50
Michigan	12	5,957,550.94	1.30	496,462.58	773	71.71
Minnesota	19	10,932,247.35	2.39	575,381.44	751	73.94
Missouri	7	3,816,091.90	0.83	545,155.99	726	64.24
Nebraska	2	798,689.80	0.17	399,344.90	699	83.87
Nevada	9	5,520,186.46	1.21	613,354.05	731	69.18
New Hampshire	3	2,023,881.58	0.44	674,627.19	761	65.55
New Jersey	161	91,150,930.51	19.94	566,154.85	750	71.17
New Mexico	2	931,139.65	0.20	465,569.83	757	58.67
New York	32	17,774,455.39	3.89	555,451.73	749	67.81
North Carolina	9	5,337,481.77	1.17	593,053.53	780	73.61
Ohio	10	5,159,657.28	1.13	515,965.73	760	78.84
Oregon	1	480,000.00	0.10	480,000.00	736	60.00
Pennsylvania	12	6,883,841.56	1.51	573,653.46	730	71.70
Rhode Island	5	2,578,028.59	0.56	515,605.72	790	76.85
South Carolina	6	3,579,303.78	0.78	596,550.63	740	65.88
Tennessee	2	1,013,295.98	0.22	506,647.99	782	70.47
Texas	20	12,634,897.63	2.76	631,744.88	750	80.80
Utah	1	784,000.00	0.17	784,000.00	749	80.00
Vermont	2	1,160,876.92	0.25	580,438.46	722	69.27
Virginia	45	24,104,964.08	5.27	535,665.87	751	77.46
Washington	9	5,043,726.53	1.10	560,414.06	754	71.01
Wisconsin	1	584,348.57	0.13	584,348.57	802	56.73
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

(1)	As of the Cut-off Date, no more than approximately 0.93% of the Group 1 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances of the Group 1 Mortgage Loans(1)

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
100,000.01 - 150,000.00	1	$ 136,811.65	0.03%	$ 136,811.65	783	100.00%
150,000.01 - 200,000.00	2	308,280.75	0.07	154,140.38	743	74.77
200,000.01 - 250,000.00	3	708,153.09	0.15	236,051.03	780	75.22
250,000.01 - 300,000.00	4	1,110,355.11	0.24	277,588.78	738	84.37
300,000.01 - 350,000.00	3	985,423.37	0.22	328,474.46	774	71.95
350,000.01 - 400,000.00	13	5,004,246.17	1.09	384,942.01	765	72.55
400,000.01 - 450,000.00	151	65,070,528.78	14.23	430,930.65	751	75.60
450,000.01 - 500,000.00	157	74,987,570.22	16.40	477,627.84	753	72.48
500,000.01 - 550,000.00	116	60,697,907.37	13.28	523,257.82	758	72.75
550,000.01 - 600,000.00	95	54,854,691.84	12.00	577,417.81	759	72.05
600,000.01 - 650,000.00	46	28,883,454.23	6.32	627,901.18	742	73.21
650,000.01 - 700,000.00	37	25,122,154.90	5.49	678,977.16	749	71.79
700,000.01 - 750,000.00	36	26,132,761.00	5.72	725,910.03	770	72.00
750,000.01 - 800,000.00	31	24,309,567.12	5.32	784,179.58	757	71.79
800,000.01 - 850,000.00	13	10,794,280.39	2.36	830,329.26	733	76.88
850,000.01 - 900,000.00	8	6,983,755.50	1.53	872,969.44	728	73.70
900,000.01 - 950,000.00	8	7,433,436.35	1.63	929,179.54	769	73.84
950,000.01 - 1,000,000.00	35	34,551,615.61	7.56	987,189.02	762	61.44
1,000,000.01 - 1,500,000.00	20	24,644,058.44	5.39	1,232,202.92	739	61.91
1,500,000.01 - 2,000,000.00	1	1,511,500.00	0.33	1,511,500.00	797	53.04
2,500,000.01 - 3,000,000.00	1	3,000,000.00	0.66	3,000,000.00	707	40.00
Total:	781	$457,230,551.89	100.00%	$ 585,442.45	754	71.36%

(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 1 Mortgage Loans is expected to be approximately $585,442.

Original Debt-to-Income Ratio of Mortgagors of the Group 1 Mortgage Loans(1)

Original Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Not Scored	197	$119,829,558.92	26.21%	$608,271.87	756	69.06%
1.01 - 5.00	1	865,000.00	0.19	865,000.00	802	67.84
5.01 - 10.00	1	483,870.45	0.11	483,870.45	722	52.62
10.01 - 15.00	10	5,897,639.93	1.29	589,763.99	757	63.50
15.01 - 20.00	22	12,762,948.06	2.79	580,134.00	763	71.56
20.01 - 25.00	49	27,826,685.54	6.09	567,891.54	753	73.24
25.01 - 30.00	78	50,460,016.19	11.04	646,923.28	754	66.35
30.01 - 35.00	113	67,469,929.61	14.76	597,079.02	752	73.65
35.01 - 40.00	135	73,111,525.77	15.99	541,566.86	749	74.07
40.01 - 45.00	91	50,198,596.71	10.98	551,632.93	755	73.98
45.01 - 50.00	37	22,535,464.54	4.93	609,066.61	752	71.13
50.01 - 55.00	20	11,311,662.50	2.47	565,583.13	755	71.55
55.01 - 60.00	12	6,832,236.94	1.49	569,353.08	740	77.04
60.01 - 65.00	8	3,936,738.20	0.86	492,092.28	758	77.05
65.01 - 70.00	4	2,153,359.70	0.47	538,339.93	747	80.00
80.01 - 85.00	1	700,000.00	0.15	700,000.00	771	20.90
85.01 - 90.00	1	438,662.27	0.10	438,662.27	771	80.00
over 100.01	1	416,656.56	0.09	416,656.56	738	73.33
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

(1)

As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 1 Mortgage Loans (excluding the Group 1 Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 35.43%.

Original Loan-To-Value Ratios of the Group 1 Mortgage Loans(1)

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
15.01 - 20.00	3	$ 1,470,254.65	0.32%	$490,084.88	783	18.02%
20.01 - 25.00	7	5,333,247.84	1.17	761,892.55	724	23.24
25.01 - 30.00	6	3,246,874.74	0.71	541,145.79	773	26.99
30.01 - 35.00	6	4,478,336.61	0.98	746,389.44	755	32.09
35.01 - 40.00	8	7,234,819.83	1.58	904,352.48	737	39.11
40.01 - 45.00	5	3,376,230.49	0.74	675,246.10	760	43.75
45.01 - 50.00	20	13,820,691.27	3.02	691,034.56	757	48.69
50.01 - 55.00	29	19,511,982.47	4.27	672,826.98	762	52.43
55.01 - 60.00	40	26,982,270.33	5.90	674,556.76	766	57.44
60.01 - 65.00	47	29,026,885.11	6.35	617,593.30	763	62.67
65.01 - 70.00	78	48,043,220.44	10.51	615,938.72	754	68.28
70.01 - 75.00	77	48,260,586.95	10.55	626,760.87	754	73.33
75.01 - 80.00	412	223,145,266.69	48.80	541,614.72	750	79.52
80.01 - 85.00	3	1,432,691.40	0.31	477,563.80	765	83.27
85.01 - 90.00	14	7,096,018.93	1.55	506,858.50	736	89.01
90.01 - 95.00	8	4,283,799.94	0.94	535,474.99	781	92.38
95.01 - 100.00	18	10,487,374.20	2.29	582,631.90	757	99.06
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 1 Mortgage Loans is expected to be approximately 71.36%.

Current Mortgage Interest Rates of the Group 1 Mortgage Loans(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.751 - 3.000	1	$ 536,342.04	0.12%	$536,342.04	800	80.00%
3.001 - 3.250	1	759,200.00	0.17	759,200.00	758	80.00
3.251 - 3.500	3	1,717,870.94	0.38	572,623.65	743	75.06
3.501 - 3.750	12	6,868,031.64	1.50	572,335.97	769	80.75
3.751 - 4.000	49	26,947,279.06	5.89	549,944.47	763	73.09
4.001 - 4.250	68	40,161,381.72	8.78	590,608.55	768	70.62
4.251 - 4.500	89	46,667,754.65	10.21	524,356.79	758	70.21
4.501 - 4.750	106	61,169,520.07	13.38	577,070.94	759	70.61
4.751 - 5.000	126	76,438,008.91	16.72	606,650.86	750	69.62
5.001 - 5.250	130	77,814,863.60	17.02	598,575.87	749	70.17
5.251 - 5.500	110	64,147,538.59	14.03	583,159.44	746	73.57
5.501 - 5.750	73	45,166,308.80	9.88	618,716.56	748	72.94
5.751 - 6.000	13	8,836,451.87	1.93	679,727.07	743	72.73
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

(1)	As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 1 Mortgage Loans is expected to be approximately 4.897% per annum.

Gross Margins of the Group 1 Mortgage Loans(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.751 - 2.000	314	$188,861,731.38	41.31%	$601,470.48	758	69.73%
2.001 - 2.250	377	219,476,672.27	48.00	582,166.24	749	73.82
2.501 - 2.750	89	48,271,704.74	10.56	542,378.70	756	66.40
2.751 - 3.000	1	620,443.50	0.14	620,443.50	770	80.00
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans is expected to be approximately 2.200% per annum.

Rate Ceilings of the Group 1 Mortgage Loans(1)

Rate Ceilings (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
7.751 - 8.000	1	$ 536,342.04	0.12%	$536,342.04	800	80.00%
8.001 - 8.250	1	759,200.00	0.17	759,200.00	758	80.00
8.251 - 8.500	3	1,717,870.94	0.38	572,623.65	743	75.06
8.501 - 8.750	12	6,868,031.64	1.50	572,335.97	769	80.75
8.751 - 9.000	49	26,947,279.06	5.89	549,944.47	763	73.09
9.001 - 9.250	68	40,161,381.72	8.78	590,608.55	768	70.62
9.251 - 9.500	89	46,667,754.65	10.21	524,356.79	758	70.21
9.501 - 9.750	106	61,169,520.07	13.38	577,070.94	759	70.61
9.751 - 10.000	124	75,351,238.93	16.48	607,671.28	750	69.18
10.001 - 10.250	128	75,956,153.51	16.61	593,407.45	749	70.44
10.251 - 10.500	110	64,147,538.59	14.03	583,159.44	746	73.57
10.501 - 10.750	73	45,166,308.80	9.88	618,716.56	748	72.94
10.751 - 11.000	13	8,836,451.87	1.93	679,727.07	743	72.73
12.751 - 13.000	4	2,945,480.07	0.64	736,370.02	764	74.17
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

(1)	As of the Cut-off Date, the weighted average Rate Ceiling of the Group 1 Mortgage Loans is expected to be approximately 9.915% per annum.

Next Rate Adjustment Date of the Group 1 Mortgage Loans(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
October 1, 2007	1	$ 471,244.26	0.10%	$ 471,244.26	786	52.63%
December 1, 2007	2	1,418,399.80	0.31	709,199.90	791	56.34
January 1, 2008	1	477,890.71	0.10	477,890.71	803	67.33
February 1, 2008	2	948,110.36	0.21	474,055.18	767	56.16
March 1, 2008	1	136,811.65	0.03	136,811.65	783	100.00
May 1, 2008	3	1,547,765.62	0.34	515,921.87	771	52.20
July 1, 2008	1	613,134.71	0.13	613,134.71	787	77.38
August 1, 2008	2	4,511,500.00	0.99	2,255,750.00	737	44.37
September 1, 2008	5	2,542,532.35	0.56	508,506.47	749	69.84
October 1, 2008	10	5,122,054.76	1.12	512,205.48	772	66.28
November 1, 2008	7	3,435,844.45	0.75	490,834.92	762	60.50
December 1, 2008	23	13,489,233.30	2.95	586,488.40	742	66.57
January 1, 2009	25	14,623,456.56	3.20	584,938.26	746	69.58
February 1, 2009	24	15,019,648.37	3.28	625,818.68	750	69.09
March 1, 2009	34	21,289,858.35	4.66	626,172.30	762	69.82
April 1, 2009	52	29,443,154.32	6.44	566,214.51	771	70.34

Next Rate Adjustment Date of the Group 1 Mortgage Loans(1)

(continued)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
May 1, 2009	114	63,191,726.84	13.82	554,313.39	760	70.61
June 1, 2009	74	43,306,909.16	9.47	585,228.50	756	72.52
July 1, 2009	51	30,519,904.31	6.67	598,429.50	746	67.53
August 1, 2009	10	6,207,542.80	1.36	620,754.28	749	72.13
September 1, 2009	7	3,563,111.43	0.78	509,015.92	764	76.77
October 1, 2009	2	926,478.04	0.20	463,239.02	782	80.00
November 1, 2009	2	983,158.42	0.22	491,579.21	752	74.44
December 1, 2009	7	4,166,389.40	0.91	595,198.49	763	75.33
January 1, 2010	13	7,025,270.33	1.54	540,405.41	741	74.05
February 1, 2010	25	14,453,898.85	3.16	578,155.95	757	74.85
March 1, 2010	11	6,092,631.28	1.33	553,875.57	740	73.26
April 1, 2010	24	14,587,502.41	3.19	607,812.60	763	75.82
May 1, 2010	33	19,594,992.18	4.29	593,787.64	760	73.36
June 1, 2010	21	12,556,390.30	2.75	597,923.35	732	76.36
July 1, 2010	52	30,013,267.27	6.56	577,178.22	748	74.89
August 1, 2010	51	28,996,379.92	6.34	568,556.47	752	71.41
September 1, 2010	40	25,652,257.32	5.61	641,306.43	740	72.61
October 1, 2010	11	6,704,279.03	1.47	609,479.91	751	71.96
November 1, 2010	15	8,407,708.67	1.84	560,513.91	738	79.21
December 1, 2010	12	7,040,076.98	1.54	586,673.08	760	73.93
January 1, 2011	8	5,156,546.20	1.13	644,568.28	732	78.69
February 1, 2011	2	1,028,348.57	0.22	514,174.29	766	66.78
March 1, 2011	1	703,261.58	0.15	703,261.58	768	71.67
April 1, 2011	1	516,671.77	0.11	516,671.77	793	80.00
May 1, 2011	1	745,209.26	0.16	745,209.26	795	62.24
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

(1)	As of the Cut-off Date, the weighted average number of months to the next rate Adjustment Date for the Group 1 Mortgage Loans is expected to be approximately 35 months.

Number of Months Since Origination of the Group 1 Mortgage Loans(1)

Months Since Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
7 – 12	25	$ 14,962,929.13	3.27%	$598,517.17	754	74.51%
13 - 18	192	113,740,467.74	24.88	592,398.27	745	73.71
19 - 24	109	63,689,210.11	13.93	584,304.68	757	74.51
25 - 30	147	85,853,191.95	18.78	584,035.32	751	71.37
31 - 36	270	155,153,651.86	33.93	574,643.16	758	69.77
37 - 42	25	16,225,066.27	3.55	649,002.65	757	59.94
43 - 48	11	6,384,790.57	1.40	580,435.51	778	61.14
49 - 54	2	1,221,244.26	0.27	610,622.13	795	55.74
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

(1)	As of the Cut-off Date, the weighted average number of months since origination of the Group 1 Mortgage Loans is expected to be approximately 26 months.

Remaining Terms of the Group 1 Mortgage Loans(1)

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
261 - 280	1	$ 155,450.00	0.03%	$155,450.00	753	79.98%
301 - 320	11	5,613,357.11	1.23	510,305.19	781	59.15
321 - 340	497	289,758,853.32	63.37	583,015.80	756	70.12
341 - 360	272	161,702,891.46	35.37	594,495.92	749	73.99
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans is expected to be approximately 335 months.

Credit Scores of Mortgagors of the Group 1 Mortgage Loans

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
801 - 850	113	$ 64,227,805.14	14.05%	$568,387.66	809	68.29%
751 - 800	353	207,436,143.80	45.37	587,637.80	777	72.19
701 - 750	202	118,745,302.67	25.97	587,848.03	725	71.79
651 - 700	99	58,811,750.34	12.86	594,058.08	684	70.31
601 - 650	13	7,189,549.94	1.57	553,042.30	637	75.09
Not Scored	1	820,000.00	0.18	820,000.00	N/A	80.00
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

Servicing Fees of the Group 1 Mortgage Loans(1)

Servicing Fee (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.001 - 0.250	377	$228,500,377.39	49.97%	$606,101.80	751	69.70%
0.251 - 0.500	393	223,180,938.70	48.81	567,890.43	756	72.94
0.501 - 0.750	11	5,549,235.80	1.21	504,475.98	761	76.15
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

(1)	As of the Cut-off Date, the weighted average Servicing Fee of the Group 1 Mortgage Loans is expected to be approximately 0.3162%.

Historical Delinquency of the Group 1 Mortgage Loans (Past Twenty-Four Months)

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
No Delinquencies	740	$432,231,099.70	94.53%	$584,096.08	755	71.38%
1 x 30	25	14,788,415.47	3.23	591,536.62	736	70.04
1 x 60	10	6,193,762.97	1.35	619,376.30	739	75.46
2 x 60	4	2,468,149.40	0.54	617,037.35	728	67.01
2 x 30	1	962,670.00	0.21	962,670.00	692	74.05
3 x 30	1	586,454.35	0.13	586,454.35	682	62.11
Total:	781	$457,230,551.89	100.00%	$585,442.45	754	71.36%

GROUP 2 MORTGAGE LOAN DATA

Occupancy of Mortgaged Properties of the Group 2 Mortgage Loans(1)

Occupancy	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	475	$274,324,187.36	91.17%	$577,524.60	758	69.32%
Second Home	38	23,415,431.02	7.78	616,195.55	770	71.07
Investor Property	6	3,147,130.22	1.05	524,521.70	753	66.04
Total:	519	$300,886,748.60	100.00%	$579,743.25	759	69.42%

(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 2 Mortgage Loan.

Property Types of the Group 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	447	$259,535,168.94	86.26%	$ 580,615.59	758	68.21%
Condominium	59	32,291,670.94	10.73	547,316.46	764	77.35
Townhouse	9	5,666,806.27	1.88	629,645.14	752	79.20
4-Family	1	1,500,000.00	0.50	1,500,000.00	788	73.71
3-Family	1	740,000.00	0.25	740,000.00	772	80.00
2-Family	1	599,800.00	0.20	599,800.00	692	42.11
PUD	1	553,302.45	0.18	553,302.45	815	80.00
Total:	519	$300,886,748.60	100.00%	$ 579,743.25	759	69.42%

Mortgage Loan Purpose of the Group 2 Mortgage Loans

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	292	$165,194,238.14	54.90%	$565,733.69	761	74.88%
Refinance-Rate/Term	115	72,034,861.92	23.94	626,390.10	763	60.52
Refinance-Cashout	112	63,657,648.54	21.16	568,371.86	748	65.31
Total:	519	$300,886,748.60	100.00%	$579,743.25	759	69.42%

Geographical Distribution of the Mortgaged Properties of the Group 2 Mortgage Loans(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	2	$ 897,813.41	0.30%	$448,906.71	778	70.19%
Arizona	14	8,178,708.43	2.72	584,193.46	751	76.46
California	104	61,538,075.31	20.45	591,712.26	753	66.06
Colorado	10	5,652,989.57	1.88	565,298.96	772	78.21
Connecticut	9	6,731,620.43	2.24	747,957.83	780	58.43
Delaware	1	225,977.20	0.08	225,977.20	757	66.96
Dist. of Columbia	2	931,445.87	0.31	465,722.94	717	74.86
Florida	41	23,983,769.59	7.97	584,969.99	760	68.58
Georgia	10	4,991,276.06	1.66	499,127.61	775	72.04
Hawaii	1	615,902.99	0.20	615,902.99	734	52.00
Illinois	33	17,880,447.62	5.94	541,831.75	758	72.98
Indiana	3	1,742,471.55	0.58	580,823.85	714	66.10
Kansas	1	410,958.92	0.14	410,958.92	806	79.73
Kentucky	4	2,109,953.81	0.70	527,488.45	755	78.50
Maine	1	754,111.93	0.25	754,111.93	797	80.00
Maryland	19	10,902,533.52	3.62	573,817.55	765	71.19
Massachusetts	13	7,198,056.42	2.39	553,696.65	766	70.31
Michigan	10	5,942,238.46	1.97	594,223.85	766	68.89
Minnesota	10	5,637,117.14	1.87	563,711.71	752	73.63
Missouri	2	957,546.89	0.32	478,773.45	763	62.53
Nevada	4	2,498,107.58	0.83	624,526.90	739	68.50
New Jersey	122	70,621,056.27	23.47	578,861.12	757	70.06
New York	34	22,544,333.22	7.49	663,068.62	758	66.56
North Carolina	7	3,710,605.83	1.23	530,086.55	782	68.16
Ohio	1	875,000.00	0.29	875,000.00	710	58.33
Pennsylvania	11	5,153,815.63	1.71	468,528.69	762	69.17
Rhode Island	3	2,107,322.00	0.70	702,440.67	750	79.94
South Carolina	3	2,264,400.00	0.75	754,800.00	807	61.48
Tennessee	3	1,632,048.61	0.54	544,016.20	747	70.61
Texas	13	7,199,297.11	2.39	553,792.09	770	76.66
Vermont	2	1,373,989.42	0.46	686,994.71	757	53.35
Virginia	20	10,356,835.04	3.44	517,841.75	765	72.25
Washington	5	2,711,922.77	0.90	542,384.55	750	73.86
Wisconsin	1	555,000.00	0.18	555,000.00	808	100.00
Total:	519	$300,886,748.60	100.00%	$579,743.25	759	69.42%

(1)	As of the Cut-off Date, no more than approximately 1.22% of the Group 2 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances of the Group 2 Mortgage Loans(1)

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01 - 50,000.00	1	$ 50,000.00	0.02%	$ 50,000.00	812	75.00%
50,000.01 - 100,000.00	1	63,893.48	0.02	63,893.48	737	80.00
100,000.01 - 150,000.00	2	253,047.40	0.08	126,523.70	760	80.00
150,000.01 - 200,000.00	1	166,093.99	0.06	166,093.99	805	80.00
200,000.01 - 250,000.00	3	652,455.44	0.22	217,485.15	778	62.26
250,000.01 - 300,000.00	4	1,049,417.94	0.35	262,354.49	786	61.23
300,000.01 - 350,000.00	5	1,695,078.99	0.56	339,015.80	771	57.59
350,000.01 - 400,000.00	10	3,827,389.36	1.27	382,738.94	772	76.09
400,000.01 - 450,000.00	90	38,774,856.57	12.89	430,831.74	759	72.32
450,000.01 - 500,000.00	95	45,546,276.54	15.14	479,434.49	743	71.87
500,000.01 - 550,000.00	61	32,053,045.25	10.65	525,459.76	752	69.89
550,000.01 - 600,000.00	80	46,266,806.57	15.38	578,335.08	764	70.03
600,000.01 - 650,000.00	39	24,394,135.43	8.11	625,490.65	754	73.67
650,000.01 - 700,000.00	35	23,794,914.71	7.91	679,854.71	761	73.93
700,000.01 - 750,000.00	19	13,808,513.79	4.59	726,763.88	762	62.96
750,000.01 - 800,000.00	19	14,742,240.46	4.90	775,907.39	771	71.62
800,000.01 - 850,000.00	14	11,662,213.31	3.88	833,015.24	778	69.27
850,000.01 - 900,000.00	8	7,087,013.77	2.36	885,876.72	778	66.23
900,000.01 - 950,000.00	3	2,795,717.79	0.93	931,905.93	795	70.00
950,000.01 - 1,000,000.00	17	16,849,773.29	5.60	991,163.13	753	53.18
1,000,000.01 - 1,500,000.00	12	15,353,864.52	5.10	1,279,488.71	766	61.43
Total:	519	$300,886,748.60	100.00%	$ 579,743.25	759	69.42%

(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 2 Mortgage Loans is expected to be approximately $579,743.

Original Debt-to-Income Ratio of Mortgagors of the Group 2 Mortgage Loans(1)

Original Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Not Scored	53	$ 32,159,638.21	10.69%	$606,785.63	776	55.24%
5.01 - 10.00	6	4,192,429.60	1.39	698,738.27	769	55.25
10.01 - 15.00	13	8,220,107.68	2.73	632,315.98	778	66.19
15.01 - 20.00	21	13,104,551.31	4.36	624,026.25	770	69.38
20.01 - 25.00	51	27,636,985.41	9.19	541,901.67	758	71.68
25.01 - 30.00	63	34,470,016.16	11.46	547,143.11	759	67.81
30.01 - 35.00	73	41,221,546.56	13.7	564,678.72	745	71.43
35.01 - 40.00	85	50,296,414.93	16.72	591,722.53	760	73.24
40.01 - 45.00	63	35,619,723.49	11.84	565,392.44	754	71.59
45.01 - 50.00	46	28,266,952.62	9.39	614,498.97	760	72.47
50.01 - 55.00	23	12,991,497.99	4.32	564,847.74	757	72.03
55.01 - 60.00	11	6,407,065.59	2.13	582,460.51	762	70.90
60.01 - 65.00	10	5,613,189.60	1.87	561,318.96	734	78.50
65.01 - 70.00	1	686,629.45	0.23	686,629.45	768	73.68
Total:	519	$300,886,748.60	100.00%	$579,743.25	759	69.42%

(1)

As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 2 Mortgage Loans (excluding the Group 2 Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 35.32%.

Original Loan-To-Value Ratios of the Group 2 Mortgage Loans(1)

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
15.01 - 20.00	2	$ 1,332,162.88	0.44%	$666,081.44	743	19.17%
20.01 - 25.00	4	2,876,093.22	0.96	719,023.31	767	22.26
25.01 - 30.00	2	1,844,133.59	0.61	922,066.80	793	29.26
30.01 - 35.00	5	3,557,302.59	1.18	711,460.52	786	33.58
35.01 - 40.00	11	6,526,761.33	2.17	593,341.94	785	37.62
40.01 - 45.00	14	9,800,104.68	3.26	700,007.48	741	43.05
45.01 - 50.00	14	8,204,757.73	2.73	586,054.12	758	47.60
50.01 - 55.00	27	16,259,456.10	5.40	602,202.08	764	52.40
55.01 - 60.00	35	22,065,205.24	7.33	630,434.44	766	57.58
60.01 - 65.00	41	22,546,117.78	7.49	549,905.31	756	62.67
65.01 - 70.00	55	34,736,183.89	11.54	631,566.98	759	67.84
70.01 - 75.00	65	38,934,072.74	12.94	598,985.73	766	73.27
75.01 - 80.00	211	112,727,876.40	37.47	534,255.34	755	79.53
80.01 - 85.00	4	2,563,510.92	0.85	640,877.73	765	83.20
85.01 - 90.00	4	2,514,110.72	0.84	628,527.68	744	87.81
90.01 - 95.00	4	2,156,658.16	0.72	539,164.54	723	93.76
95.01 - 100.00	21	12,242,240.63	4.07	582,963.84	758	99.66
Total:	519	$300,886,748.60	100.00%	$579,743.25	759	69.42%

(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 2 Mortgage Loans is expected to be approximately 69.42%.

Current Mortgage Interest Rates of the Group 2 Mortgage Loans(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
4.001 - 4.250	6	$ 3,431,870.11	1.14%	$571,978.35	741	77.25%
4.251 - 4.500	20	10,878,044.68	3.62	543,902.23	758	65.59
4.501 - 4.750	34	19,406,998.07	6.45	570,794.06	768	71.50
4.751 - 5.000	76	41,244,188.45	13.71	542,686.69	755	70.21
5.001 - 5.250	97	58,410,932.52	19.41	602,174.56	768	72.37
5.251 - 5.500	103	59,677,570.04	19.83	579,393.88	762	66.58
5.501 - 5.750	144	85,657,499.49	28.47	594,843.75	752	69.37
5.751 - 6.000	39	22,179,645.24	7.37	568,708.85	757	66.84
Total:	519	$300,886,748.60	100.00%	$579,743.25	759	69.42%

(1)	As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 2 Mortgage Loans is expected to be approximately 5.314% per annum.

Gross Margins of the Group 2 Mortgage Loans(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.751 - 2.000	301	$179,704,546.26	59.72%	$597,025.07	760	67.08%
2.001 - 2.250	183	104,388,312.99	34.69	570,427.94	757	73.37
2.501 - 2.750	35	16,793,889.35	5.58	479,825.41	765	69.93
Total:	519	$300,886,748.60	100.00%	$579,743.25	759	69.42%

(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 2 Mortgage Loans is expected to be approximately 2.129% per annum.

Rate Ceilings of the Group 2 Mortgage Loans(1)

Rate Ceilings (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
9.001 - 9.250	6	$ 3,431,870.11	1.14%	$571,978.35	741	77.25%
9.251 - 9.500	20	10,878,044.68	3.62	543,902.23	758	65.59
9.501 - 9.750	34	19,406,998.07	6.45	570,794.06	768	71.50
9.751 - 10.000	75	41,018,211.25	13.63	546,909.48	755	70.23
10.001 - 10.250	95	57,099,372.93	18.98	601,046.03	768	72.58
10.251 - 10.500	102	59,007,570.04	19.61	578,505.59	762	66.53
10.501 - 10.750	143	85,153,128.13	28.30	595,476.42	752	69.45
10.751 - 11.000	37	21,284,782.54	7.07	575,264.39	755	66.47
11.501 - 11.750	1	504,371.36	0.17	504,371.36	818	56.15
12.751 - 13.000	6	3,102,399.49	1.03	517,066.58	781	68.84
Total:	519	$300,886,748.60	100.00%	$579,743.25	759	69.42%

(1)	As of the Cut-off Date, the weighted average Rate Ceiling of the Group 2 Mortgage Loans is expected to be approximately 10.343% per annum.

Next Rate Adjustment Date of the Group 2 Mortgage Loans(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
November 1, 2009	1	$ 639,216.36	0.21%	$639,216.36	792	85.30%
December 1, 2009	1	496,789.84	0.17	496,789.84	775	57.69
January 1, 2010	3	1,758,474.02	0.58	586,158.01	725	71.08
February 1, 2010	1	675,500.00	0.22	675,500.00	758	61.41
March 1, 2010	4	2,194,510.50	0.73	548,627.63	731	63.56
April 1, 2010	1	540,000.00	0.18	540,000.00	766	61.64
May 1, 2010	1	225,977.20	0.08	225,977.20	757	66.96
August 1, 2010	4	2,700,538.13	0.90	675,134.53	794	60.66
September 1, 2010	12	6,787,429.17	2.26	565,619.10	748	63.31
October 1, 2010	16	9,328,459.08	3.10	583,028.69	768	59.71
November 1, 2010	10	4,879,310.63	1.62	487,931.06	756	71.95
December 1, 2010	13	6,255,160.92	2.08	481,166.22	755	71.20
January 1, 2011	14	8,989,702.71	2.99	642,121.62	740	72.12
February 1, 2011	4	2,026,414.66	0.67	506,603.67	748	68.60
March 1, 2011	12	5,543,866.75	1.84	461,988.90	775	68.79
April 1, 2011	10	5,351,870.44	1.78	535,187.04	779	69.21
May 1, 2011	18	10,400,425.28	3.46	577,801.40	765	68.41
June 1, 2011	11	6,361,064.09	2.11	578,278.55	745	79.51
July 1, 2011	23	13,270,517.02	4.41	576,979.00	758	72.47
August 1, 2011	11	5,861,957.47	1.95	532,905.22	749	76.62

Next Rate Adjustment Date of the Group 2 Mortgage Loans(1)

(continued)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
September 1, 2011	5	2,034,132.38	0.68	406,826.48	745	65.41
October 1, 2011	1	531,063.70	0.18	531,063.70	764	80.00
November 1, 2011	2	1,245,812.11	0.41	622,906.06	757	81.25
December 1, 2011	4	2,961,027.38	0.98	740,256.85	752	73.75
January 1, 2012	14	7,804,161.17	2.59	557,440.08	770	75.05
February 1, 2012	30	18,198,543.22	6.05	606,618.11	776	72.02
March 1, 2012	27	14,932,363.92	4.96	553,050.52	767	74.76
April 1, 2012	56	32,632,508.22	10.85	582,723.36	765	67.79
May 1, 2012	30	17,954,491.21	5.97	598,483.04	754	69.55
June 1, 2012	21	12,629,770.36	4.20	601,417.64	758	65.42
July 1, 2012	43	25,805,964.00	8.58	600,138.70	743	69.88
August 1, 2012	7	3,615,005.97	1.20	516,429.42	734	72.84
September 1, 2012	41	24,357,925.52	8.10	594,095.74	761	72.03
October 1, 2012	24	14,347,460.91	4.77	597,810.87	772	59.50
November 1, 2012	21	14,647,330.36	4.87	697,491.92	755	65.60
December 1, 2012	11	5,838,180.75	1.94	530,743.70	746	71.57
January 1, 2013	11	6,563,823.15	2.18	596,711.20	751	71.13
February 1, 2013	1	500,000.00	0.17	500,000.00	770	40.90
Total:	519	$300,886,748.60	100.00%	$579,743.25	759	69.42%

(1)	As of the Cut-off Date, the weighted average number of months to the next rate Adjustment Date for the Group 2 Mortgage Loans is expected to be approximately 62 months.

Number of Months Since Origination of the Group 2 Mortgage Loans(1)

Months Since Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
7 - 12	24	$ 13,310,785.89	4.42%	$554,616.08	747	70.46%
13 - 18	158	95,829,823.85	31.85	606,517.87	755	67.79
19 - 24	158	92,876,386.81	30.87	587,825.23	766	70.80
25 - 30	52	28,930,216.55	9.61	556,350.32	752	74.53
31 - 36	70	37,843,770.98	12.58	540,625.30	760	70.62
37 - 42	42	23,868,090.67	7.93	568,287.87	763	62.90
43 - 48	13	7,332,811.15	2.44	564,062.40	749	65.50
49 - 54	2	894,862.70	0.30	447,431.35	789	75.88
Total:	519	$300,886,748.60	100.00%	$579,743.25	759	69.42%

(1)	As of the Cut-off Date, the weighted average number of months since origination of the Group 2 Mortgage Loans is expected to be approximately 23 months.

Remaining Terms of the Group 2 Mortgage Loans(1)

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
301 - 320	12	$ 6,530,467.92	2.17%	$544,205.66	745	67.00%
321 - 340	241	135,463,820.23	45.02	562,090.54	762	71.03
341 - 360	266	158,892,460.45	52.81	597,340.08	757	68.15
Total:	519	$300,886,748.60	100.00%	$579,743.25	759	69.42%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans is expected to be approximately 338 months.

Credit Scores of Mortgagors of the Group 2 Mortgage Loans

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
801 - 850	89	$ 50,939,060.24	16.93%	$572,348.99	809	68.62%
751 - 800	239	141,708,700.89	47.10	592,923.43	778	69.18
701 - 750	127	73,767,707.10	24.52	580,848.09	727	69.10
651 - 700	54	29,491,314.00	9.80	546,135.44	678	71.26
601 - 650	10	4,979,966.37	1.66	497,996.64	636	78.22
Total:	519	$300,886,748.60	100.00%	$579,743.25	759	69.42%

Servicing Fees of the Group 2 Mortgage Loans(1)

Servicing Fee (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.001 - 0.250	92	$ 54,541,262.89	18.13%	$592,839.81	758	67.30%
0.251 - 0.500	419	241,620,143.45	80.30	576,659.05	759	69.79
0.501 - 0.750	8	4,725,342.26	1.57	590,667.78	784	74.97
Total:	519	$300,886,748.60	100.00%	$579,743.25	759	69.42%

(1)	As of the Cut-off Date, the weighted average Servicing Fee of the Group 2 Mortgage Loans is expected to be approximately 0.3604%.

Historical Delinquency of the Group 2 Mortgage Loans (Past Twenty-Four Months)

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
No Delinquencies	506	$292,983,375.21	97.37%	$579,018.53	760	69.54%
1 x 30	7	4,051,675.28	1.35	578,810.75	742	55.50
1 x 60	4	2,709,989.41	0.90	677,497.35	739	73.06
2 x 60	2	1,141,708.70	0.38	570,854.35	728	80.00
Total:	519	$300,886,748.60	100.00%	$579,743.25	759	69.42%

GROUP 3 MORTGAGE LOAN DATA

Occupancy of Mortgaged Properties of the Group 3 Mortgage Loans(1)

Occupancy	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	60	$41,155,933.00	78.44%	$685,932.22	780	72.90%
Second Home	8	5,694,000.00	10.85	711,750.00	776	69.45
Investor Property	9	5,614,938.39	10.70	623,882.04	779	72.33
Total:	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%

(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 3 Mortgage Loan.

Property Types of the Group 3 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	49	$35,137,739.57	66.97%	$717,096.73	780	72.70%
PUD	14	9,344,283.25	17.81	667,448.80	778	74.07
Condominium	9	4,831,529.11	9.21	536,836.57	772	68.92
2-Family	3	2,101,151.53	4.00	700,383.84	797	71.10
4-Family	1	651,347.75	1.24	651,347.75	792	68.50
Townhouse	1	398,820.18	0.76	398,820.18	790	70.80
Total:	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%

Mortgage Loan Purpose of the Group 3 Mortgage Loans

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	38	$23,168,459.58	44.16%	$609,696.30	785	73.70%
Refinance-Rate/Term	28	22,009,911.81	41.95	786,068.28	773	72.10
Refinance-Cashout	11	7,286,500.00	13.89	662,409.09	785	69.64
Total:	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%

Geographical Distribution of the Mortgaged Properties of the Group 3 Mortgage Loans(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
California	64	$43,302,778.91	82.54%	$ 676,605.92	782	73.01%
Colorado	1	999,990.00	1.91	999,990.00	775	47.62
Florida	2	496,307.76	0.95	248,153.88	759	79.99
Georgia	1	584,000.00	1.11	584,000.00	755	80.00
Illinois	2	2,500,000.00	4.77	1,250,000.00	761	63.14
Maryland	1	570,000.00	1.09	570,000.00	811	60.64
Missouri	1	716,527.72	1.37	716,527.72	776	79.96
Nevada	1	575,600.00	1.10	575,600.00	776	79.90
New Jersey	1	1,221,000.00	2.33	1,221,000.00	750	75.84
Texas	1	567,475.00	1.08	567,475.00	782	76.69
Virginia	1	479,200.00	0.91	479,200.00	790	80.00
Washington	1	451,992.00	0.86	451,992.00	782	80.00
Total:	77	$52,464,871.39	100.00%	$ 681,361.97	780	72.47%

(1)	As of the Cut-off Date, no more than approximately 3.90% of the Group 3 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances of the Group 3 Mortgage Loans(1)

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
150,000.01 - 200,000.00	1	$ 189,639.11	0.36%	$ 189,639.11	771	80.00%
300,000.01 - 350,000.00	1	306,668.65	0.58	306,668.65	751	79.99
350,000.01 - 400,000.00	1	398,820.18	0.76	398,820.18	790	70.80
400,000.01 - 450,000.00	5	2,206,900.00	4.21	441,380.00	777	72.73
450,000.01 - 500,000.00	14	6,731,132.60	12.83	480,795.19	785	77.58
500,000.01 - 550,000.00	9	4,732,649.28	9.02	525,849.92	780	75.30
550,000.01 - 600,000.00	10	5,729,099.06	10.92	572,909.91	779	73.83
600,000.01 - 650,000.00	4	2,511,100.00	4.79	627,775.00	781	75.40
650,000.01 - 700,000.00	3	1,989,646.79	3.79	663,215.60	784	73.98
700,000.01 - 750,000.00	7	5,061,527.72	9.65	723,075.39	779	76.71
750,000.01 - 800,000.00	2	1,582,000.00	3.02	791,000.00	768	77.62
800,000.01 - 850,000.00	4	3,333,000.00	6.35	833,250.00	778	66.33
850,000.01 - 900,000.00	2	1,778,700.00	3.39	889,350.00	789	58.05
900,000.01 - 950,000.00	2	1,859,000.00	3.54	929,500.00	779	78.15
950,000.01 - 1,000,000.00	6	5,955,988.00	11.35	992,664.67	789	68.10
1,000,000.01 - 1,500,000.00	5	6,099,000.00	11.62	1,219,800.00	777	70.46
1,500,000.01 - 2,000,000.00	1	2,000,000.00	3.81	2,000,000.00	755	59.70
Total:	77	$52,464,871.39	100.00%	$ 681,361.97	780	72.47%

(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 3 Mortgage Loans is expected to be approximately $681,362.

Original Debt-to-Income Ratio of Mortgagors of the Group 3 Mortgage Loans(1)

Original Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
15.01 - 20.00	3	$ 2,017,475.00	3.85%	$672,491.67	786	56.54%
20.01 - 25.00	5	3,607,517.72	6.88	721,503.54	778	68.67
25.01 - 30.00	5	4,415,999.00	8.42	883,199.80	771	74.36
30.01 - 35.00	9	7,585,668.65	14.46	842,852.07	767	66.94
35.01 - 40.00	13	9,338,990.04	17.80	718,383.85	784	77.02
40.01 - 45.00	25	13,933,377.02	26.56	557,335.08	781	75.90
45.01 - 50.00	12	8,218,692.43	15.67	684,891.04	785	73.83
50.01 - 55.00	4	2,815,000.00	5.37	703,750.00	784	67.20
55.01 - 60.00	1	532,151.53	1.01	532,151.53	797	58.57
Total:	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%

(1)	As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 3 Mortgage Loans is expected to be approximately 38.09%.

Original Loan-To-Value Ratios of the Group 3 Mortgage Loans(1)

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
35.01 - 40.00	2	$ 1,750,000.00	3.34%	$ 875,000.00	796	36.84%
45.01 - 50.00	2	2,099,990.00	4.00	1,049,995.00	784	48.87
55.01 - 60.00	3	2,972,151.53	5.67	990,717.18	765	59.46
60.01 - 65.00	4	2,634,724.50	5.02	658,681.13	780	62.16
65.01 - 70.00	9	6,768,346.31	12.90	752,038.48	783	68.29
70.01 - 75.00	7	4,077,319.22	7.77	582,474.17	781	73.26
75.01 - 80.00	50	32,162,339.83	61.30	643,246.80	779	78.77
Total:	77	$52,464,871.39	100.00%	$ 681,361.97	780	72.47%

(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 3 Mortgage Loans is expected to be approximately 72.47%.

Current Mortgage Interest Rates of the Group 3 Mortgage Loans(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.251 - 5.500	2	$ 1,092,475.00	2.08%	$546,237.50	785	77.49%
5.501 - 5.750	3	2,403,000.00	4.58	801,000.00	778	74.01
5.751 - 6.000	19	13,531,743.22	25.79	712,197.01	777	72.30
6.001 - 6.250	21	14,934,708.22	28.47	711,176.58	785	69.20
6.251 - 6.500	22	14,817,724.77	28.24	673,532.94	775	74.70
6.501 - 6.750	7	3,873,068.65	7.38	553,295.52	775	79.60
6.751 - 7.000	2	1,242,151.53	2.37	621,075.77	796	62.67
7.001 - 7.250	1	570,000.00	1.09	570,000.00	811	60.64
Total:	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%

(1)	As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 3 Mortgage Loans is expected to be approximately 6.211% per annum.

Gross Margins of the Group 3 Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.250	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%
Total:	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%

Rate Ceilings of the Group 3 Mortgage Loans(1)

Rate Ceilings (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.251 - 10.500	2	$ 1,092,475.00	2.08%	$546,237.50	785	77.49%
10.501 - 10.750	3	2,403,000.00	4.58	801,000.00	778	74.01
10.751 - 11.000	19	13,531,743.22	25.79	712,197.01	777	72.30
11.001 - 11.250	21	14,934,708.22	28.47	711,176.58	785	69.20
11.251 - 11.500	22	14,817,724.77	28.24	673,532.94	775	74.70
11.501 - 11.750	7	3,873,068.65	7.38	553,295.52	775	79.60
11.751 - 12.000	2	1,242,151.53	2.37	621,075.77	796	62.67
12.001 - 12.250	1	570,000.00	1.09	570,000.00	811	60.64
Total:	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%

(1)	As of the Cut-off Date, the weighted average Rate Ceiling of the Group 3 Mortgage Loans is expected to be approximately 11.211% per annum.

Next Rate Adjustment Date of the Group 3 Mortgage Loans(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
May 1, 2011	1	$ 398,820.18	0.76%	$398,820.18	790	70.80%
July 1, 2011	2	1,183,499.28	2.26	591,749.64	794	64.04
September 1, 2011	12	7,439,663.61	14.18	619,971.97	780	72.72
October 1, 2011	34	24,142,221.32	46.02	710,065.33	779	73.27
November 1, 2011	28	19,300,667.00	36.79	689,309.54	780	71.91
Total:	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%

(1)	As of the Cut-off Date, the weighted average number of months to the next rate Adjustment Date for the Group 3 Mortgage Loans is expected to be approximately 59 months.

Number of Months Since Origination of the Group 3 Mortgage Loans(1)

Months Since Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1 - 6	76	$52,066,051.21	99.24%	$685,079.62	780	72.48%
7 - 12	1	398,820.18	0.76	398,820.18	790	70.80
Total:	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%

(1)	As of the Cut-off Date, the weighted average number of months since origination of the Group 3 Mortgage Loans is expected to be approximately 2 months.

Remaining Terms of the Group 3 Mortgage Loans(1)

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
341 - 360	73	$50,575,883.28	96.40%	$692,820.32	780	72.63%
over 360	4	1,888,988.11	3.60	472,247.03	786	68.05
Total:	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 Mortgage Loans is expected to be approximately 363 months.

Credit Scores of Mortgagors of the Group 3 Mortgage Loans

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
801 - 850	6	$ 3,835,999.00	7.31%	$639,333.17	808	72.54%
751 - 800	69	46,842,872.83	89.28	678,882.21	779	72.42
701 - 750	2	1,785,999.56	3.40	892,999.78	750	73.44
Total:	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%

Servicing Fees of the Group 3 Mortgage Loans

Servicing Fee (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.250%	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%
Total:	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%

Historical Delinquency of the Group 3 Mortgage Loans (Past Twelve Months)

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
No Delinquencies	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%
Total:	77	$52,464,871.39	100.00%	$681,361.97	780	72.47%

GROUP 4 MORTGAGE LOAN DATA

Occupancy of Mortgaged Properties of the Group 4 Mortgage Loans(1)

Occupancy	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	97	$60,004,207.43	88.98%	$618,600.08	714	74.43%
Second Home	8	5,037,030.56	7.47	629,628.82	739	64.56
Investor Property	3	2,397,000.00	3.55	799,000.00	723	77.79
Total:	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%

(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 4 Mortgage Loan.

Property Types of the Group 4 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	67	$42,749,767.29	63.39%	$638,056.23	717	74.40%
PUD	24	16,787,611.44	24.89	699,483.81	703	71.39
Condominium	16	7,237,109.26	10.73	452,319.33	734	75.87
4-Family	1	663,750.00	0.98	663,750.00	738	75.00
Total:	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%

Mortgage Loan Purpose of the Group 4 Mortgage Loans

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	48	$29,174,212.03	43.26%	$607,796.08	728	75.80%
Refinance-Cashout	35	22,280,633.88	33.04	636,589.54	704	75.03
Refinance-Rate/Term	25	15,983,392.08	23.70	639,335.68	709	68.50
Total:	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%

Geographical Distribution of the Mortgaged Properties of the Group 4 Mortgage Loans(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Arizona	1	$ 1,350,000.01	2.00%	$1,350,000.01	703	77.14%
California	56	36,099,728.83	53.53	644,638.01	728	74.81
Colorado	2	1,999,900.00	2.97	999,950.00	667	65.65
Connecticut	2	1,224,500.00	1.82	612,250.00	751	70.66
Florida	5	2,665,920.76	3.95	533,184.15	655	78.42
Georgia	1	465,500.00	0.69	465,500.00	813	75.08
Hawaii	1	428,095.08	0.63	428,095.08	805	46.32
Idaho	1	463,600.00	0.69	463,600.00	772	80.00
Illinois	7	4,829,597.97	7.16	689,942.57	711	77.15
Maryland	2	1,160,000.00	1.72	580,000.00	689	61.52
Massachusetts	2	1,070,400.00	1.59	535,200.00	695	80.00
Missouri	2	613,450.00	0.91	306,725.00	685	68.72
Nevada	2	1,254,698.91	1.86	627,349.46	746	75.43
New Hampshire	1	486,000.00	0.72	486,000.00	626	79.93
New Jersey	2	1,211,000.00	1.80	605,500.00	712	79.52
New Mexico	1	1,000,000.00	1.48	1,000,000.00	681	80.00
New York	4	2,104,545.09	3.12	526,136.27	681	76.12
North Carolina	1	119,700.00	0.18	119,700.00	643	95.00
Pennsylvania	1	98,324.72	0.15	98,324.72	780	80.00
South Carolina	7	4,724,136.57	7.01	674,876.65	683	58.49
Texas	2	658,485.96	0.98	329,242.98	696	84.13
Virginia	1	921,000.00	1.37	921,000.00	727	70.85
Washington	3	1,210,214.61	1.79	403,404.87	666	77.78
Wisconsin	1	1,279,439.48	1.90	1,279,439.48	799	80.00
Total:	108	$ 67,438,237.99	100.00%	$ 624,428.13	716	73.82%

(1)	As of the Cut-off Date, no more than approximately 3.35% of the Group 4 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances of the Group 4 Mortgage Loans(1)

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01 - 50,000.00	1	$ 48,450.00	0.07%	$ 48,450.00	639	95.00%
50,000.01 - 100,000.00	1	98,324.72	0.15	98,324.72	780	80.00
100,000.01 - 150,000.00	2	245,575.00	0.36	122,787.50	645	95.00
150,000.01 - 200,000.00	3	519,500.57	0.77	173,166.86	743	85.23
250,000.01 - 300,000.00	4	1,135,047.70	1.68	283,761.93	693	74.05
350,000.01 - 400,000.00	4	1,541,795.57	2.29	385,448.89	701	76.89
400,000.01 - 450,000.00	10	4,333,995.08	6.43	433,399.51	712	67.11
450,000.01 - 500,000.00	12	5,783,247.92	8.58	481,937.33	686	74.10
500,000.01 - 550,000.00	11	5,704,600.00	8.46	518,600.00	721	75.74
550,000.01 - 600,000.00	17	9,768,160.00	14.48	574,597.65	706	74.43
600,000.01 - 650,000.00	9	5,638,201.94	8.36	626,466.88	741	80.02
650,000.01 - 700,000.00	4	2,683,500.00	3.98	670,875.00	711	75.00
700,000.01 - 750,000.00	6	4,362,000.00	6.47	727,000.00	724	77.29
750,000.01 - 800,000.00	3	2,363,000.00	3.50	787,666.67	706	77.15
800,000.01 - 850,000.00	2	1,670,000.00	2.48	835,000.00	749	73.89
850,000.01 - 900,000.00	4	3,480,500.00	5.16	870,125.00	697	71.99
900,000.01 - 950,000.00	2	1,862,000.00	2.76	931,000.00	723	72.94
950,000.01 - 1,000,000.00	6	5,965,000.00	8.85	994,166.67	702	64.79
1,000,000.01 - 1,500,000.00	6	8,235,339.49	12.21	1,372,556.58	722	74.53
1,500,000.01 - 2,000,000.00	1	2,000,000.00	2.97	2,000,000.00	808	67.45
Total:	108	$67,438,237.99	100.00%	$ 624,428.13	716	73.82%

(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 4 Mortgage Loans is expected to be approximately $624,428.

Original Debt-to-Income Ratio of Mortgagors of the Group 4 Mortgage Loans(1)

Original Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.01 - 10.00	1	$ 1,500,000.00	2.22%	$1,500,000.00	791	73.82%
15.01 - 20.00	3	2,057,200.00	3.05	685,733.33	710	77.50
20.01 - 25.00	6	4,659,000.00	6.91	776,500.00	723	65.70
25.01 - 30.00	8	4,637,119.81	6.88	579,639.98	682	74.44
30.01 - 35.00	24	12,947,044.42	19.2	539,460.18	717	76.70
35.01 - 40.00	23	16,445,495.89	24.39	715,021.56	710	73.94
40.01 - 45.00	21	13,371,995.77	19.83	636,761.70	706	71.69
45.01 - 50.00	14	7,672,849.14	11.38	548,060.65	737	76.81
50.01 - 55.00	4	2,070,482.96	3.07	517,620.74	705	81.49
55.01 - 60.00	4	2,077,050.00	3.08	519,262.50	766	62.94
Total:	108	$67,438,237.99	100.00%	$ 624,428.13	716	73.82%

(1)	As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 4 Mortgage Loans is expected to be approximately 36.55%.

Original Loan-To-Value Ratios of the Group 4 Mortgage Loans(1)

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
35.01 - 40.00	1	$ 990,000.00	1.47%	$990,000.00	641	35.36%
40.01 - 45.00	2	925,000.00	1.37	462,500.00	695	41.90
45.01 - 50.00	2	1,290,595.08	1.91	645,297.54	727	47.39
50.01 - 55.00	3	2,010,000.00	2.98	670,000.00	746	51.58
55.01 - 60.00	3	1,245,698.91	1.85	415,232.97	717	58.68
60.01 - 65.00	2	1,801,500.00	2.67	900,750.00	683	62.99
65.01 - 70.00	12	8,628,586.57	12.79	719,048.88	738	67.96
70.01 - 75.00	17	13,141,134.73	19.49	773,007.93	707	73.87
75.01 - 80.00	57	34,262,304.74	50.81	601,093.07	717	79.31
80.01 - 85.00	2	905,447.00	1.34	452,723.50	655	83.80
85.01 - 90.00	3	1,762,660.00	2.61	587,553.33	716	89.30
90.01 - 95.00	4	475,310.96	0.70	118,827.74	694	95.00
Total:	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%

(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 4 Mortgage Loans is expected to be approximately 73.82%.

Current Mortgage Interest Rates of the Group 4 Mortgage Loans(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.001 - 5.250	2	$ 1,820,000.00	2.70%	$910,000.00	761	64.34%
5.251 - 5.500	4	2,192,000.00	3.25	548,000.00	688	67.22
5.501 - 5.750	5	3,032,000.00	4.50	606,400.00	698	76.16
5.751 - 6.000	15	10,169,947.92	15.08	677,996.53	732	73.23
6.001 - 6.250	22	13,449,395.08	19.94	611,336.14	709	74.39
6.251 - 6.500	35	24,680,427.38	36.60	705,155.07	719	74.72
6.501 - 6.750	22	10,774,276.85	15.98	489,739.86	712	72.82
6.751 - 7.000	3	1,320,190.76	1.96	440,063.59	656	82.31
Total:	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%

(1)	As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 4 Mortgage Loans is expected to be approximately 6.270% per annum.

Gross Margins of the Group 4 Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.250	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%
Total:	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%

Rate Ceilings of the Group 4 Mortgage Loans(1)

Rate Ceilings (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.001 - 10.250	2	$ 1,820,000.00	2.70%	$910,000.00	761	64.34%
10.251 - 10.500	4	2,192,000.00	3.25	548,000.00	688	67.22
10.501 - 10.750	5	3,032,000.00	4.50	606,400.00	698	76.16
10.751 - 11.000	15	10,169,947.92	15.08	677,996.53	732	73.23
11.001 - 11.250	22	13,449,395.08	19.94	611,336.14	709	74.39
11.251 - 11.500	35	24,680,427.38	36.60	705,155.07	719	74.72
11.501 - 11.750	22	10,774,276.85	15.98	489,739.86	712	72.82
11.751 - 12.000	3	1,320,190.76	1.96	440,063.59	656	82.31
Total:	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%

(1)	As of the Cut-off Date, the weighted average Rate Ceiling of the Group 4 Mortgage Loans is expected to be approximately 11.270% per annum.

Next Rate Adjustment Date of the Group 4 Mortgage Loans(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
April 1, 2013	1	$ 398,795.76	0.59%	$398,795.76	653	78.43%
July 1, 2013	1	275,530.76	0.41	275,530.76	651	75.00
August 1, 2013	4	1,188,998.88	1.76	297,249.72	693	80.00
September 1, 2013	3	1,037,023.63	1.54	345,674.54	732	74.47
October 1, 2013	30	18,677,761.88	27.70	622,592.06	714	72.50
November 1, 2013	69	45,860,127.08	68.00	664,639.52	718	74.13
Total:	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%

(1)	As of the Cut-off Date, the weighted average number of months to the next rate Adjustment Date for the Group 4 Mortgage Loans is expected to be approximately 84 months.

Number of Months Since Origination of the Group 4 Mortgage Loans(1)

Months Since Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1 - 6	107	$67,039,442.23	99.41%	$626,536.84	716	73.79%
7 - 12	1	398,795.76	0.59	398,795.76	653	78.43
Total:	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%

(1)	As of the Cut-off Date, the weighted average number of months since origination of the Group 4 Mortgage Loans is expected to be approximately 1 month.

Remaining Terms of the Group 4 Mortgage Loans(1)

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
341 - 360	97	$62,164,937.63	92.18%	$640,875.65	714	73.48%
over 360	11	5,273,300.36	7.82	479,390.94	737	77.74
Total:	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 4 Mortgage Loans is expected to be approximately 369 months.

Credit Scores of Mortgagors of the Group 4 Mortgage Loans

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
801 - 850	4	$ 3,893,595.08	5.77%	$973,398.77	810	61.94%
751 - 800	22	13,427,437.58	19.91	610,338.07	777	77.03
701 - 750	26	16,346,782.77	24.24	628,722.41	724	76.66
651 - 700	47	29,469,147.56	43.70	627,003.14	682	72.99
601 - 650	9	4,301,275.00	6.38	477,919.44	638	69.38
Total:	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%

Servicing Fees of the Group 4 Mortgage Loans

Servicing Fee (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.250%	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%
Total:	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%

Historical Delinquency of the Group 4 Mortgage Loans (Past Twelve Months)

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
No Delinquencies	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%
Total:	108	$67,438,237.99	100.00%	$624,428.13	716	73.82%

GROUP 5 MORTGAGE LOAN DATA

Occupancy of Mortgaged Properties of the Group 5 Mortgage Loans(1)

Occupancy	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	113	$74,255,757.79	87.44%	$657,130.60	724	73.13%
Second Home	12	9,349,132.94	11.01	779,094.41	761	72.23
Investor Property	3	1,314,401.47	1.55	438,133.82	759	63.41
Total:	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%

(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 5 Mortgage Loan.

Property Types of the Group 5 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	75	$49,931,777.77	58.80%	$665,757.04	724	74.03%
PUD	30	21,159,863.59	24.92	705,328.79	732	70.15
Condominium	14	9,207,194.26	10.84	657,656.73	744	76.63
2-Family	4	2,420,301.47	2.85	605,075.37	713	60.53
4-Family	2	1,349,000.00	1.59	674,500.00	769	65.07
Townhouse	3	851,155.11	1.00	283,718.37	698	80.00
Total:	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%

Mortgage Loan Purpose of the Group 5 Mortgage Loans

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	64	$39,512,778.53	46.53%	$617,387.16	737	76.56%
Refinance-Rate/Term	31	24,759,355.29	29.16	798,688.88	735	69.31
Refinance-Cashout	33	20,647,158.38	24.31	625,671.47	704	70.10
Total:	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%

Geographical Distribution of the Mortgaged Properties of the Group 5 Mortgage Loans(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	1	$ 106,440.52	0.13%	$ 106,440.52	726	80.00%
Arizona	3	2,711,749.96	3.19	903,916.65	705	68.53
California	67	47,190,183.41	55.57	704,331.10	722	71.25
Colorado	5	3,236,681.99	3.81	647,336.40	771	68.13
Dist. of Columbia	2	2,136,000.00	2.52	1,068,000.00	761	76.49
Florida	11	6,412,632.28	7.55	582,966.57	704	75.13
Georgia	2	887,560.00	1.05	443,780.00	748	80.00
Illinois	4	3,808,779.58	4.49	952,194.90	775	73.73
Kansas	1	101,672.37	0.12	101,672.37	713	80.00
Maryland	5	4,031,097.45	4.75	806,219.49	719	78.51
Massachusetts	1	496,000.00	0.58	496,000.00	738	80.00
Nevada	1	554,000.00	0.65	554,000.00	802	61.62
New Jersey	5	3,503,914.27	4.13	700,782.85	750	76.72
New Mexico	1	480,000.00	0.57	480,000.00	739	80.00
New York	2	2,100,000.00	2.47	1,050,000.00	744	76.73
North Carolina	4	1,050,639.50	1.24	262,659.88	703	79.59
Oregon	1	142,554.63	0.17	142,554.63	780	80.00
Pennsylvania	1	988,000.00	1.16	988,000.00	773	80.00
South Carolina	2	250,190.49	0.29	125,095.25	724	80.00
Tennessee	1	517,900.00	0.61	517,900.00	670	78.72
Texas	2	929,837.10	1.09	464,918.55	775	80.00
Utah	1	1,000,000.00	1.18	1,000,000.00	801	54.79
Virginia	2	838,936.00	0.99	419,468.00	690	81.14
Washington	2	964,522.65	1.14	482,261.33	692	80.00
Wisconsin	1	480,000.00	0.57	480,000.00	680	80.00
Total:	128	$84,919,292.20	100.00%	$ 663,431.97	728	72.88%

(1)	As of the Cut-off Date, no more than approximately 2.95% of the Group 5 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances of the Group 5 Mortgage Loans(1)

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
50,000.01 - 100,000.00	1	$ 99,566.22	0.12%	$ 99,566.22	738	80.00%
100,000.01 - 150,000.00	7	859,788.91	1.01	122,826.99	741	80.00
150,000.01 - 200,000.00	3	537,127.69	0.63	179,042.56	748	57.68
200,000.01 - 250,000.00	2	470,217.36	0.55	235,108.68	702	74.35
250,000.01 - 300,000.00	5	1,427,636.56	1.68	285,527.31	734	74.03
300,000.01 - 350,000.00	2	654,420.10	0.77	327,210.05	706	80.00
350,000.01 - 400,000.00	1	350,747.40	0.41	350,747.40	744	80.00
400,000.01 - 450,000.00	9	3,881,412.63	4.57	431,268.07	728	76.34
450,000.01 - 500,000.00	15	7,184,105.31	8.46	478,940.35	715	73.62
500,000.01 - 550,000.00	15	7,906,907.30	9.31	527,127.15	702	68.42
550,000.01 - 600,000.00	10	5,851,529.52	6.89	585,152.95	710	71.32
600,000.01 - 650,000.00	10	6,285,745.91	7.40	628,574.59	716	75.36
650,000.01 - 700,000.00	6	4,014,000.00	4.73	669,000.00	684	76.48
700,000.01 - 750,000.00	5	3,657,000.00	4.31	731,400.00	740	78.05
750,000.01 - 800,000.00	6	4,631,800.01	5.45	771,966.67	738	72.51
800,000.01 - 850,000.00	1	840,000.00	0.99	840,000.00	759	80.00
850,000.01 - 900,000.00	1	890,547.00	1.05	890,547.00	645	57.45
900,000.01 - 950,000.00	1	948,000.00	1.12	948,000.00	679	54.17
950,000.01 - 1,000,000.00	10	9,941,900.00	11.71	994,190.00	741	67.77
1,000,000.01 - 1,500,000.00	17	22,724,840.28	26.76	1,336,755.31	749	74.87
1,500,000.01 - 2,000,000.00	1	1,762,000.00	2.07	1,762,000.00	771	73.42
Total:	128	$84,919,292.20	100.00%	$ 663,431.97	728	72.88%

(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 5 Mortgage Loans is expected to be approximately $663,432.

Original Debt-to-Income Ratio of Mortgagors of the Group 5 Mortgage Loans(1)

Original Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.01 - 10.00	3	$ 3,640,000.00	4.29%	$1,213,333.33	745	72.39%
10.01 - 15.00	2	1,554,000.00	1.83	777,000.00	730	69.63
15.01 - 20.00	4	2,925,279.58	3.44	731,319.90	721	66.56
20.01 - 25.00	9	6,356,037.10	7.48	706,226.34	758	76.10
25.01 - 30.00	16	9,805,803.00	11.55	612,862.69	729	68.76
30.01 - 35.00	20	13,880,700.52	16.35	694,035.03	732	76.43
35.01 - 40.00	31	20,056,362.67	23.62	646,979.44	720	71.80
40.01 - 45.00	25	16,210,159.87	19.09	648,406.39	724	72.42
45.01 - 50.00	13	7,799,389.50	9.18	599,953.04	721	73.60
50.01 - 55.00	5	2,691,559.96	3.17	538,311.99	731	80.00
Total:	128	$84,919,292.20	100.00%	$ 663,431.97	728	72.88%

(1)	As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 5 Mortgage Loans is expected to be approximately 34.25%.

Original Loan-To-Value Ratios of the Group 5 Mortgage Loans(1)

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
20.01 - 25.00	1	$ 197,806.20	0.23%	$197,806.20	775	20.73%
45.01 - 50.00	5	3,133,007.30	3.69	626,601.46	723	48.51
50.01 - 55.00	6	5,237,529.52	6.17	872,921.59	744	54.15
55.01 - 60.00	7	4,164,447.00	4.90	594,921.00	693	58.33
60.01 - 65.00	3	1,739,000.00	2.05	579,666.67	737	63.28
65.01 - 70.00	14	9,432,991.63	11.11	673,785.12	721	67.79
70.01 - 75.00	16	15,642,205.51	18.42	977,637.84	727	73.88
75.01 - 80.00	75	44,949,855.04	52.93	599,331.40	732	79.31
80.01 - 85.00	1	422,450.00	0.50	422,450.00	676	85.00
Total:	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%

(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 5 Mortgage Loans is expected to be approximately 72.88%.

Current Mortgage Interest Rates of the Group 5 Mortgage Loans(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.001 - 5.250	1	$ 732,000.00	0.86%	$732,000.00	735	78.71%
5.501 - 5.750	5	2,105,861.62	2.48	421,172.32	726	74.09
5.751 - 6.000	11	6,385,721.45	7.52	580,520.13	736	70.94
6.001 - 6.250	32	22,304,274.07	26.27	697,008.56	732	73.58
6.251 - 6.500	51	36,003,490.08	42.40	705,950.79	724	71.69
6.501 - 6.750	16	11,064,002.90	13.03	691,500.18	748	76.18
6.751 - 7.000	10	5,548,042.84	6.53	554,804.28	695	72.42
7.001 - 7.250	2	775,899.24	0.91	387,949.62	699	71.39
Total:	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%

(1)	As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 5 Mortgage Loans is expected to be approximately 6.378% per annum.

Gross Margins of the Group 5 Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.250	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%
Total:	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%

Rate Ceilings of the Group 5 Mortgage Loans(1)

Rate Ceilings (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.001 - 10.250	1	$ 732,000.00	0.86%	$732,000.00	735	78.71%
10.501 - 10.750	5	2,105,861.62	2.48	421,172.32	726	74.09
10.751 - 11.000	10	5,397,721.45	6.36	539,772.15	730	69.28
11.001 - 11.250	32	22,304,274.07	26.27	697,008.56	732	73.58
11.251 - 11.500	51	36,003,490.08	42.40	705,950.79	724	71.69
11.501 - 11.750	16	11,064,002.90	13.03	691,500.18	748	76.18
11.751 - 12.000	10	5,548,042.84	6.53	554,804.28	695	72.42
12.001 - 12.250	3	1,763,899.24	2.08	587,966.41	741	76.21
Total:	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%

(1)	As of the Cut-off Date, the weighted average Rate Ceiling of the Group 5 Mortgage Loans is expected to be approximately 11.394% per annum.

Next Rate Adjustment Date of the Group 5 Mortgage Loans(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
November 1, 2015	2	$ 546,440.48	0.64%	$273,220.24	742	80.00%
December 1, 2015	4	740,942.24	0.87	185,235.56	728	64.18
January 1, 2016	3	408,041.97	0.48	136,013.99	743	80.00
March 1, 2016	3	996,504.81	1.17	332,168.27	694	74.70
April 1, 2016	1	274,224.79	0.32	274,224.79	733	80.00
June 1, 2016	2	243,634.05	0.29	121,817.03	756	80.00
July 1, 2016	2	504,584.50	0.59	252,292.25	739	80.00
August 1, 2016	2	696,046.00	0.82	348,023.00	711	78.34
September 1, 2016	2	1,284,450.30	1.51	642,225.15	754	80.00
October 1, 2016	61	43,786,179.06	51.56	717,806.21	715	74.05
November 1, 2016	46	35,438,244.00	41.73	770,396.61	744	70.80
Total:	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%

(1)	As of the Cut-off Date, the weighted average number of months to the next rate Adjustment Date for the Group 5 Mortgage Loans is expected to be approximately 119 months.

Number of Months Since Origination of the Group 5 Mortgage Loans(1)

Months Since Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1 - 6	114	$80,965,137.91	95.34%	$710,220.51	728	72.74%
7 - 12	12	3,407,713.81	4.01	283,976.15	733	75.01
13 - 18	2	546,440.48	0.64	273,220.24	742	80.00
Total:	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%

(1)	As of the Cut-off Date, the weighted average number of months since origination of the Group 5 Mortgage Loans is expected to be approximately 2 months.

Remaining Terms of the Group 5 Mortgage Loans(1)

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
341 - 360	122	$82,960,239.30	97.69%	$680,001.96	729	72.84%
over 360	6	1,959,052.90	2.31	326,508.82	700	74.64
Total:	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 5 Mortgage Loans is expected to be approximately 362 months.

Credit Scores of Mortgagors of the Group 5 Mortgage Loans

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
801 - 850	3	$ 2,616,779.58	3.08%	$872,259.86	802	61.07%
751 - 800	35	27,760,870.30	32.69	793,167.72	777	74.06
701 - 750	43	24,631,939.38	29.01	572,835.80	731	73.95
651 - 700	43	27,332,626.42	32.19	635,642.47	678	72.80
601 - 650	4	2,577,076.52	3.03	644,269.13	640	62.66
Total:	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%

Servicing Fees of the Group 5 Mortgage Loans

Servicing Fee (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.250%	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%
Total:	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%

Historical Delinquency of the Group 5 Mortgage Loans (Past Twelve Months)

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
No Delinquencies	126	$83,781,393.75	98.66%	$664,931.70	728	72.78%
1 x 30	2	1,137,898.45	1.34	568,949.23	765	80.00
Total:	128	$84,919,292.20	100.00%	$663,431.97	728	72.88%

GROUP 6 MORTGAGE LOAN DATA

Occupancy of Mortgaged Properties of the Group 6 Mortgage Loans(1)

Occupancy	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	838	$494,653,639.66	88.75%	$590,278.81	722	73.20%
Second Home	67	37,649,189.23	6.75	561,928.20	732	76.04
Investor Property	73	25,059,401.36	4.50	343,279.47	738	74.33
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 6 Mortgage Loan.

Property Types of the Group 6 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	605	$345,531,674.08	61.99%	$571,126.73	722	72.47%
PUD	217	135,076,963.37	24.24	622,474.49	723	74.71
Condominium	118	56,733,812.25	10.18	480,795.02	728	76.80
2-Family	28	14,295,666.57	2.56	510,559.52	733	72.55
Townhouse	5	2,947,161.95	0.53	589,432.39	694	76.86
3-Family	4	2,094,303.75	0.38	523,575.94	724	66.74
4-Family	1	682,648.28	0.12	682,648.28	775	58.05
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

Mortgage Loan Purpose of the Group 6 Mortgage Loans

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	416	$222,302,069.40	39.88%	$534,379.97	731	78.38%
Refinance-Rate/Term	318	196,555,402.94	35.27	618,098.75	721	70.67
Refinance-Cashout	244	138,504,757.91	24.85	567,642.45	713	69.46
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

Geographical Distribution of the Mortgaged Properties of the Group 6 Mortgage Loans(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	1	$ 108,317.38	0.02%	$108,317.38	722	80.00%
Arizona	32	15,229,431.04	2.73	475,919.72	714	72.64
Arkansas	2	353,623.08	0.06	176,811.54	710	82.99
California	539	336,731,570.11	60.42	624,733.90	725	73.04
Colorado	17	8,526,063.31	1.53	501,533.14	735	75.13
Connecticut	2	723,849.22	0.13	361,924.61	699	80.00
Dist. of Columbia	2	1,493,300.00	0.27	746,650.00	679	75.72
Florida	81	35,873,413.16	6.44	442,881.64	726	74.84
Georgia	11	5,574,405.06	1.00	506,764.10	708	73.80
Hawaii	9	4,509,234.04	0.81	501,026.00	727	77.13
Idaho	2	478,181.55	0.09	239,090.78	690	80.00
Illinois	59	40,167,469.30	7.21	680,804.56	734	69.83
Indiana	2	1,054,111.71	0.19	527,055.86	723	79.94
Kansas	2	1,155,379.82	0.21	577,689.91	730	78.28
Louisiana	1	555,000.00	0.10	555,000.00	744	44.90
Maine	1	435,599.15	0.08	435,599.15	795	74.74
Maryland	25	13,787,476.64	2.47	551,499.07	689	75.64
Massachusetts	22	10,146,071.42	1.82	461,185.06	715	74.14
Michigan	4	1,737,027.23	0.31	434,256.81	698	70.17
Minnesota	8	3,771,946.39	0.68	471,493.30	697	71.21
Mississippi	1	157,756.69	0.03	157,756.69	732	61.24
Missouri	3	967,183.94	0.17	322,394.65	691	65.74
Nevada	13	6,589,245.68	1.18	506,865.05	725	79.20
New Jersey	14	7,299,067.20	1.31	521,361.94	715	76.73
New Mexico	5	2,595,758.61	0.47	519,151.72	731	67.57
New York	11	7,334,260.33	1.32	666,750.94	731	75.45
North Carolina	10	2,640,958.73	0.47	264,095.87	753	73.79
North Dakota	1	359,672.79	0.06	359,672.79	647	80.00
Ohio	1	208,165.06	0.04	208,165.06	750	58.45
Oklahoma	2	574,595.18	0.10	287,297.59	630	87.66
Oregon	3	1,139,402.64	0.20	379,800.88	743	65.04
Pennsylvania	3	1,790,258.69	0.32	596,752.90	728	68.90
Rhode Island	2	1,478,000.00	0.27	739,000.00	662	76.50
South Carolina	20	11,441,438.52	2.05	572,071.93	734	75.91
Tennessee	5	2,186,781.64	0.39	437,356.33	712	79.04
Texas	14	4,393,437.60	0.79	313,816.97	720	78.18
Utah	3	2,506,061.50	0.45	835,353.83	701	77.80
Vermont	1	450,000.00	0.08	450,000.00	762	66.96
Virginia	25	11,551,351.65	2.07	462,054.07	710	75.11
Washington	18	9,103,218.53	1.63	505,734.36	722	77.39
Wisconsin	1	184,145.66	0.03	184,145.66	705	80.00
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, no more than approximately 1.01% of the Group 6 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances of the Group 6 Mortgage Loans(1)

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01 - 50,000.00	5	$ 207,830.25	0.04%	$ 41,566.05	762	82.46%
50,000.01 - 100,000.00	8	666,717.48	0.12	83,339.69	702	79.22
100,000.01 - 150,000.00	35	4,408,013.32	0.79	125,943.24	743	77.56
150,000.01 - 200,000.00	38	6,769,759.06	1.21	178,151.55	734	75.92
200,000.01 - 250,000.00	27	6,002,613.94	1.08	222,319.03	736	74.56
250,000.01 - 300,000.00	40	11,103,103.27	1.99	277,577.58	736	72.82
300,000.01 - 350,000.00	30	9,624,019.69	1.73	320,800.66	749	72.25
350,000.01 - 400,000.00	32	11,863,304.82	2.13	370,728.28	724	76.01
400,000.01 - 450,000.00	75	32,360,548.13	5.81	431,473.98	718	72.15
450,000.01 - 500,000.00	128	61,085,955.91	10.96	477,234.03	713	74.76
500,000.01 - 550,000.00	115	60,167,448.78	10.80	523,195.21	719	75.53
550,000.01 - 600,000.00	90	51,953,507.37	9.32	577,261.19	726	75.87
600,000.01 - 650,000.00	77	48,239,059.73	8.65	626,481.30	724	72.19
650,000.01 - 700,000.00	50	33,894,436.33	6.08	677,888.73	718	75.92
700,000.01 - 750,000.00	49	35,657,065.17	6.40	727,695.21	726	72.27
750,000.01 - 800,000.00	29	22,529,158.59	4.04	776,867.54	712	72.40
800,000.01 - 850,000.00	18	14,894,391.20	2.67	827,466.18	737	73.03
850,000.01 - 900,000.00	23	20,224,236.30	3.63	879,314.62	710	72.10
900,000.01 - 950,000.00	14	12,992,702.12	2.33	928,050.15	727	76.38
950,000.01 - 1,000,000.00	42	41,538,293.26	7.45	989,006.98	722	71.67
1,000,000.01 - 1,500,000.00	46	57,767,228.54	10.36	1,255,809.32	722	70.20
1,500,000.01 - 2,000,000.00	5	8,888,195.79	1.59	1,777,639.16	770	66.49
2,000,000.01 - 2,500,000.00	1	2,004,641.20	0.36	2,004,641.20	781	70.00
2,500,000.01 - 3,000,000.00	1	2,520,000.00	0.45	2,520,000.00	777	80.00
Total:	978	$557,362,230.25	100.00%	$ 569,900.03	723	73.44%

(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 6 Mortgage Loans is expected to be approximately $569,900.

Original Debt-to-Income Ratio of Mortgagors of the Group 6 Mortgage Loans(1)

Original Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Not Scored	1	$ 233,605.25	0.04%	$ 233,605.25	722	78.44%
1.01 - 5.00	1	1,500,000.00	0.27	1,500,000.00	658	77.32
5.01 - 10.00	3	671,762.64	0.12	223,920.88	721	71.85
10.01 - 15.00	9	3,522,543.67	0.63	391,393.74	716	57.62
15.01 - 20.00	27	16,580,734.46	2.97	614,101.28	710	73.98
20.01 - 25.00	57	30,329,682.87	5.44	532,099.70	730	72.01
25.01 - 30.00	88	46,150,564.45	8.28	524,438.23	726	74.81
30.01 - 35.00	144	80,633,105.88	14.47	559,952.12	720	73.30
35.01 - 40.00	224	126,525,439.89	22.70	564,845.71	723	74.24
40.01 - 45.00	282	170,425,736.32	30.58	604,346.58	727	72.91
45.01 - 50.00	95	54,504,108.37	9.78	573,727.46	716	74.74
50.01 - 55.00	34	19,267,448.62	3.46	566,689.67	721	72.74
55.01 - 60.00	10	6,016,472.77	1.08	601,647.28	743	66.74
60.01 - 65.00	2	799,464.49	0.14	399,732.25	726	77.36
65.01 - 70.00	1	201,560.57	0.04	201,560.57	792	77.12
Total:	978	$557,362,230.25	100.00%	$ 569,900.03	723	73.44%

(1)

As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 6 Mortgage Loans (excluding the Group 6 Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 37.70%.

Original Loan-To-Value Ratios of the Group 6 Mortgage Loans(1)

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01 - 15.00	1	$ 595,570.65	0.11%	$595,570.65	764	13.00%
15.01 - 20.00	1	445,000.00	0.08	445,000.00	667	15.34
20.01 - 25.00	2	1,226,733.52	0.22	613,366.76	674	20.77
25.01 - 30.00	3	1,502,948.89	0.27	500,982.96	771	28.29
30.01 - 35.00	7	3,748,337.78	0.67	535,476.83	729	34.18
35.01 - 40.00	14	7,209,217.58	1.29	514,944.11	752	37.89
40.01 - 45.00	8	4,566,584.00	0.82	570,823.00	748	42.87
45.01 - 50.00	16	10,372,861.38	1.86	648,303.84	728	47.25
50.01 - 55.00	26	18,344,088.44	3.29	705,541.86	731	52.79
55.01 - 60.00	39	22,046,907.86	3.96	565,305.33	726	57.94
60.01 - 65.00	42	26,710,278.61	4.79	635,959.01	713	62.51
65.01 - 70.00	71	44,124,121.84	7.92	621,466.50	724	68.58
70.01 - 75.00	115	72,180,961.50	12.95	627,660.53	724	73.73
75.01 - 80.00	593	329,840,611.72	59.18	556,223.63	723	79.45
80.01 - 85.00	8	3,700,194.08	0.66	462,524.26	693	84.22
85.01 - 90.00	22	8,374,686.41	1.50	380,667.56	726	89.80
90.01 - 95.00	7	1,593,249.14	0.29	227,607.02	699	94.93
95.01 - 100.00	3	779,876.85	0.14	259,958.95	674	100.00
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 6 Mortgage Loans is expected to be approximately 73.44%.

Current Mortgage Interest Rates of the Group 6 Mortgage Loans(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.751 - 2.000	49	$ 30,051,891.96	5.39%	$ 613,303.92	756	67.99%
2.001 - 2.250	26	17,056,081.55	3.06	656,003.14	744	65.22
2.251 - 2.500	22	15,344,142.97	2.75	697,461.04	759	64.21
2.501 - 2.750	1	1,322,678.89	0.24	1,322,678.89	787	59.13
2.751 - 3.000	3	492,267.41	0.09	164,089.14	772	75.00
3.001 - 3.250	1	311,203.36	0.06	311,203.36	792	90.00
3.751 - 4.000	3	409,913.72	0.07	136,637.91	733	89.32
4.501 - 4.750	2	1,047,900.00	0.19	523,950.00	757	79.64
4.751 - 5.000	3	1,692,500.00	0.30	564,166.67	690	62.14
5.001 - 5.250	7	3,766,511.97	0.68	538,073.14	691	77.32
5.251 - 5.500	15	8,013,412.94	1.44	534,227.53	723	75.04
5.501 - 5.750	45	29,136,351.56	5.23	647,474.48	715	74.38
5.751 - 6.000	103	63,649,996.72	11.42	617,961.13	728	76.71
6.001 - 6.250	187	117,289,484.47	21.04	627,216.49	710	75.37
6.251 - 6.500	159	99,966,367.34	17.94	628,719.29	711	74.83
6.501 - 6.750	85	52,335,979.49	9.39	615,717.41	714	74.93
6.751 - 7.000	113	56,294,887.77	10.10	498,184.85	723	72.86
7.001 - 7.250	69	25,327,656.26	4.54	367,067.48	746	70.27
7.251 - 7.500	54	22,935,456.36	4.12	424,730.67	745	70.85
7.501 - 7.750	15	6,207,063.48	1.11	413,804.23	739	66.58
7.751 - 8.000	14	4,073,346.49	0.73	290,953.32	746	64.72
8.001 - 8.250	1	541,885.54	0.10	541,885.54	716	90.00
8.501 - 8.750	1	95,250.00	0.02	95,250.00	646	75.00
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 6 Mortgage Loans is expected to be approximately 5.939% per annum.

Gross Margins of the Group 6 Mortgage Loans(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.001 - 2.250	730	$437,793,846.39	78.55%	$599,717.60	716	74.98%
2.251 - 2.500	75	29,760,471.64	5.34	396,806.29	751	69.80
2.501 - 2.750	105	55,480,264.16	9.95	528,383.47	754	67.76
2.751 - 3.000	32	15,421,572.65	2.77	481,924.15	735	69.48
3.001 - 3.250	29	17,462,008.74	3.13	602,138.23	755	61.60
3.251 - 3.500	3	849,246.72	0.15	283,082.24	722	90.00
3.501 - 3.750	4	594,819.95	0.11	148,704.99	766	77.12
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 6 Mortgage Loans is expected to be approximately 2.352% per annum.

Rate Ceilings of the Group 6 Mortgage Loans(1)

Rate Ceilings (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
9.501 - 9.750	2	$ 1,047,900.00	0.19%	$523,950.00	757	79.64%
9.751 - 10.000	117	62,777,785.52	11.26	536,562.27	750	70.92
10.001 - 10.250	112	50,649,047.79	9.09	452,223.64	735	66.62
10.251 - 10.500	86	40,668,924.99	7.30	472,894.48	742	71.60
10.501 - 10.750	60	38,047,905.02	6.83	634,131.75	729	69.75
10.751 - 11.000	113	64,901,479.14	11.64	574,349.37	728	76.56
11.001 - 11.250	186	115,698,484.47	20.76	622,034.86	710	75.4
11.251 - 11.500	158	99,439,967.34	17.84	629,366.88	712	74.81
11.501 - 11.750	84	52,184,179.04	9.36	621,240.23	713	74.84
11.751 - 12.000	41	21,839,979.24	3.92	532,682.42	711	75.78
12.001 - 12.250	7	4,025,594.46	0.72	575,084.92	714	75.46
12.251 - 12.500	4	2,609,670.89	0.47	652,417.72	693	77.16
12.501 - 12.750	2	621,309.73	0.11	310,654.87	725	78.93
12.751 - 13.000	3	2,399,413.84	0.43	799,804.61	699	73.55
13.001 - 13.250	1	123,658.69	0.02	123,658.69	733	71.53
13.251 - 13.500	1	231,680.09	0.04	231,680.09	771	80.00
13.501 - 13.750	1	95,250.00	0.02	95,250.00	646	75.00
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average Rate Ceiling of the Group 6 Mortgage Loans is expected to be approximately 10.971% per annum.

First Rate Adjustment Date of the Group 6 Mortgage Loans(1)

First Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
September 1, 2005	1	$ 636,604.30	0.11%	$ 636,604.30	708	80.00%
April 1, 2006	1	770,054.94	0.14	770,054.94	778	50.67
May 1, 2006	1	1,000,771.58	0.18	1,000,771.58	764	80.00
June 1, 2006	1	391,044.96	0.07	391,044.96	716	80.00
July 1, 2006	1	192,481.26	0.03	192,481.26	734	80.00
August 1, 2006	55	20,488,424.21	3.68	372,516.80	725	73.65
September 1, 2006	126	51,036,151.86	9.16	405,048.82	745	68.78
October 1, 2006	30	13,665,766.08	2.45	455,525.54	750	69.00
November 1, 2006	87	53,888,480.45	9.67	619,407.82	752	67.41
December 1, 2006	18	11,099,699.41	1.99	616,649.97	769	62.00
August 1, 2008	1	368,000.00	0.07	368,000.00	693	80.00
May 1, 2009	1	526,400.00	0.09	526,400.00	632	80.00
July 1, 2009	1	267,998.04	0.05	267,998.04	743	80.00
August 1, 2009	1	231,680.09	0.04	231,680.09	771	80.00
September 1, 2009	3	389,721.88	0.07	129,907.29	725	77.31
October 1, 2009	5	2,507,272.12	0.45	501,454.42	678	64.39
November 1, 2009	5	4,502,000.00	0.81	900,400.00	708	77.34
July 1, 2010	1	213,154.74	0.04	213,154.74	717	70.00
August 1, 2010	1	265,099.97	0.05	265,099.97	687	57.45
September 1, 2010	3	1,073,650.00	0.19	357,883.33	722	73.17
October 1, 2010	2	929,100.00	0.17	464,550.00	651	39.50
November 1, 2010	1	109,701.94	0.02	109,701.94	671	80.00
January 1, 2011	2	657,932.52	0.12	328,966.26	762	78.79
February 1, 2011	1	374,922.03	0.07	374,922.03	749	80.00
April 1, 2011	9	3,513,085.18	0.63	390,342.80	734	75.21
May 1, 2011	3	1,483,265.84	0.27	494,421.95	729	80.00
June 1, 2011	9	2,534,796.18	0.45	281,644.02	736	79.79
July 1, 2011	4	1,607,426.25	0.29	401,856.56	740	78.38
August 1, 2011	5	1,669,962.47	0.30	333,992.49	711	80.00
September 1, 2011	101	55,901,186.36	10.03	553,477.09	721	76.09
October 1, 2011	263	167,157,740.59	29.99	635,580.76	717	75.35
November 1, 2011	235	157,908,655.00	28.33	671,951.72	709	75.06
Total:	978	$557,362,230.25	100.00%	$ 569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average number of months to the first rate Adjustment Date for the Group 6 Mortgage Loans is expected to be approximately 43 months.

Number of Months Since Origination of the Group 6 Mortgage Loans(1)

Months Since Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1 - 6	947	$543,924,654.96	97.59%	$574,366.06	723	73.46%
7 - 12	21	9,842,264.34	1.77	468,679.25	740	75.51
13 - 18	10	3,595,310.95	0.65	359,531.10	694	65.24
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average number of months since origination of the Group 6 Mortgage Loans is expected to be approximately 3 months.

Remaining Terms of the Group 6 Mortgage Loans(1)

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
341 - 360	918	$537,513,559.06	96.44%	$585,526.75	723	73.26%
over 360	60	19,848,671.19	3.56	330,811.19	722	78.41
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 6 Mortgage Loans is expected to be approximately 363 months.

Credit Scores of Mortgagors of the Group 6 Mortgage Loans

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
801 - 850	24	$ 9,736,325.21	1.75%	$405,680.22	808	74.71%
751 - 800	266	149,187,877.28	26.77	560,856.68	772	72.52
701 - 750	371	212,496,104.54	38.13	572,765.78	726	73.19
651 - 700	260	156,645,503.32	28.10	602,482.71	682	74.71
601 - 650	54	27,712,938.18	4.97	513,202.56	638	72.73
Not Scored	3	1,583,481.72	0.28	527,827.24	N/A	72.37
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

Servicing Fees of the Group 6 Mortgage Loans(1)

Servicing Fee (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.250	640	$395,399,679.07	70.94%	$617,812.00	715	75.32%
0.375	338	161,962,551.18	29.06	479,179.15	744	68.85
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average Servicing Fee of the Group 6 Mortgage Loans is expected to be approximately 0.2863%.

Historical Delinquency of the Group 6 Mortgage Loans (Past Twelve Months)

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
No Delinquencies	957	$548,091,990.99	98.34%	$572,718.90	723	73.40%
1 x 30	16	6,332,273.59	1.14	395,767.10	732	74.54
2 x 30	5	2,937,965.67	0.53	587,593.13	747	79.10
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

Maximum Negative Amortization Limits of the Option ARM Mortgage Loans(1)

Maximum Negative Amortization (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
110	2	$ 1,070,776.25	0.70%	$535,388.13	765	80.00%
115	319	152,098,702.80	99.30	476,798.44	747	68.47
Total:	321	$153,169,479.05	100.00%	$477,163.49	747	68.55%

(1)	As of the Cut-off Date, the weighted average maximum negative amortization limit of the Option ARM Mortgage Loans is expected to be approximately 115%.

Fixed Rate Period at Origination of the Option ARM Mortgage Loans

Fixed Rate Period at Origination (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1	199	$ 81,533,158.15	53.23%	$409,714.36	741	69.90%
3	122	71,636,320.90	46.77	587,182.96	754	67.02
Total:	321	$153,169,479.05	100.00%	$477,163.49	747	68.55%

POOL S MORTGAGE LOAN DATA

Occupancy of Mortgaged Properties of the Pool S Mortgage Loans(1)

Occupancy	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	1,194	$695,255,896.60	91.71%	$582,291.37	755	70.64%
Second Home	91	54,459,218.39	7.18	598,452.95	770	70.24
Investor Property	15	8,402,185.50	1.11	560,145.70	744	68.74
Total:	1,300	$758,117,300.49	100.00%	$583,167.15	756	70.59%

(1)	Based solely on representations of the mortgagor at the time of origination of the related Pool S Mortgage Loan.

Property Types of the Pool S Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	1,101	$644,919,266.92	85.07%	$ 585,757.74	755	69.69%
Condominium	158	88,472,914.05	11.67	559,955.15	759	75.56
Townhouse	28	15,315,946.58	2.02	546,998.09	767	78.65
2-Family	7	4,615,987.69	0.61	659,426.81	730	70.87
3-Family	3	2,272,467.92	0.30	757,489.31	760	72.18
4-Family	1	1,500,000.00	0.20	1,500,000.00	788	73.71
PUD	2	1,020,717.33	0.13	510,358.67	769	80.00
Total:	1,300	$758,117,300.49	100.00%	$ 583,167.15	756	70.59%

Mortgage Loan Purpose of the Pool S Mortgage Loans

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	794	$453,399,994.95	59.81%	$571,032.74	757	75.46%
Refinance-Rate/Term	250	153,590,123.42	20.26	614,360.49	758	61.46
Refinance-Cashout	256	151,127,182.12	19.93	590,340.56	750	65.24
Total:	1,300	$758,117,300.49	100.00%	$583,167.15	756	70.59%

Geographical Distribution of the Mortgaged Properties of the Pool S Mortgage Loans(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	3	$ 1,450,743.37	0.19%	$483,581.12	770	70.12%
Arizona	27	16,196,914.71	2.14	599,885.73	754	74.23
California	310	189,035,252.14	24.93	609,791.14	756	69.40
Colorado	20	11,961,520.76	1.58	598,076.04	762	72.39
Connecticut	35	22,691,067.45	2.99	648,316.21	763	66.66
Delaware	2	664,377.00	0.09	332,188.50	748	39.79
Dist. of Columbia	10	5,356,305.50	0.71	535,630.55	764	67.22
Florida	79	48,024,064.26	6.33	607,899.55	760	68.31
Georgia	25	14,458,196.19	1.91	578,327.85	768	66.87
Hawaii	1	615,902.99	0.08	615,902.99	734	52.00
Idaho	3	1,441,106.17	0.19	480,368.72	742	59.21
Illinois	69	37,985,950.57	5.01	550,521.02	755	73.81
Indiana	9	4,785,960.70	0.63	531,773.41	747	72.33
Kansas	1	410,958.92	0.05	410,958.92	806	79.73
Kentucky	4	2,109,953.81	0.28	527,488.45	755	78.50
Maine	2	1,194,517.33	0.16	597,258.67	758	80.00
Maryland	41	24,021,483.74	3.17	585,889.85	760	68.92
Massachusetts	38	21,322,792.64	2.81	561,126.12	754	74.41
Michigan	22	11,899,789.40	1.57	540,899.52	769	70.30
Minnesota	29	16,569,364.49	2.19	571,357.40	751	73.83
Missouri	9	4,773,638.79	0.63	530,404.31	733	63.90
Nebraska	2	798,689.80	0.11	399,344.90	699	83.87
Nevada	13	8,018,294.04	1.06	616,791.85	733	68.97
New Hampshire	3	2,023,881.58	0.27	674,627.19	761	65.55
New Jersey	283	161,771,986.78	21.34	571,632.46	753	70.68
New Mexico	2	931,139.65	0.12	465,569.83	757	58.67
New York	66	40,318,788.61	5.32	610,890.74	754	67.11
North Carolina	16	9,048,087.60	1.19	565,505.48	781	71.37
Ohio	11	6,034,657.28	0.80	548,605.21	753	75.87
Oregon	1	480,000.00	0.06	480,000.00	736	60.00
Pennsylvania	23	12,037,657.19	1.59	523,376.40	744	70.62
Rhode Island	8	4,685,350.59	0.62	585,668.82	772	78.24
South Carolina	9	5,843,703.78	0.77	649,300.42	766	64.18
Tennessee	5	2,645,344.59	0.35	529,068.92	761	70.56
Texas	33	19,834,194.74	2.62	601,036.20	758	79.30
Utah	1	784,000.00	0.10	784,000.00	749	80.00
Vermont	4	2,534,866.34	0.33	633,716.59	741	60.64
Virginia	65	34,461,799.12	4.55	530,181.52	755	75.89
Washington	14	7,755,649.30	1.02	553,974.95	752	72.01
Wisconsin	2	1,139,348.57	0.15	569,674.29	805	77.81
Total:	1,300	$758,117,300.49	100.00%	$583,167.15	756	70.59%

(1)	As of the Cut-off Date, no more than approximately 0.88% of the Pool S Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances of the Pool S Mortgage Loans(1)

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01 - 50,000.00	1	$ 50,000.00	0.01%	$ 50,000.00	812	75.00%
50,000.01 - 100,000.00	1	63,893.48	0.01	63,893.48	737	80.00
100,000.01 - 150,000.00	3	389,859.05	0.05	129,953.02	768	87.02
150,000.01 - 200,000.00	3	474,374.74	0.06	158,124.91	764	76.60
200,000.01 - 250,000.00	6	1,360,608.53	0.18	226,768.09	779	69.01
250,000.01 - 300,000.00	8	2,159,773.05	0.28	269,971.63	761	73.13
300,000.01 - 350,000.00	8	2,680,502.36	0.35	335,062.80	772	62.87
350,000.01 - 400,000.00	23	8,831,635.53	1.16	383,984.15	768	74.09
400,000.01 - 450,000.00	241	103,845,385.35	13.70	430,893.72	754	74.37
450,000.01 - 500,000.00	252	120,533,846.76	15.90	478,308.92	749	72.25
500,000.01 - 550,000.00	177	92,750,952.62	12.23	524,016.68	756	71.76
550,000.01 - 600,000.00	175	101,121,498.41	13.34	577,837.13	761	71.12
600,000.01 - 650,000.00	85	53,277,589.66	7.03	626,795.17	748	73.42
650,000.01 - 700,000.00	72	48,917,069.61	6.45	679,403.74	755	72.83
700,000.01 - 750,000.00	55	39,941,274.79	5.27	726,205.00	767	68.88
750,000.01 - 800,000.00	50	39,051,807.58	5.15	781,036.15	762	71.73
800,000.01 - 850,000.00	27	22,456,493.70	2.96	831,721.99	757	72.93
850,000.01 - 900,000.00	16	14,070,769.27	1.86	879,423.08	753	69.94
900,000.01 - 950,000.00	11	10,229,154.14	1.35	929,923.10	776	72.79
950,000.01 - 1,000,000.00	52	51,401,388.90	6.78	988,488.25	759	58.73
1,000,000.01 - 1,500,000.00	32	39,997,922.96	5.28	1,249,935.09	749	61.72
1,500,000.01 - 2,000,000.00	1	1,511,500.00	0.20	1,511,500.00	797	53.04
2,500,000.01 - 3,000,000.00	1	3,000,000.00	0.40	3,000,000.00	707	40.00
Total:	1,300	$758,117,300.49	100.00%	$ 583,167.15	756	70.59%

(1)	As of the Cut-off Date, the average outstanding principal balance of the Pool S Mortgage Loans is expected to be approximately $583,167.

Original Debt-to-Income Ratio of Mortgagors of the Pool S Mortgage Loans(1)

Original Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Not Scored	250	$151,989,197.13	20.05%	$607,956.79	760	66.14%
1.01 - 5.00	1	865,000.00	0.11	865,000.00	802	67.84
5.01 - 10.00	7	4,676,300.05	0.62	668,042.86	764	54.98
10.01 - 15.00	23	14,117,747.61	1.86	613,815.11	769	65.07
15.01 - 20.00	43	25,867,499.37	3.41	601,569.75	767	70.46
20.01 - 25.00	100	55,463,670.95	7.32	554,636.71	755	72.46
25.01 - 30.00	141	84,930,032.35	11.20	602,340.65	756	66.94
30.01 - 35.00	186	108,691,476.17	14.34	584,362.78	750	72.81
35.01 - 40.00	220	123,407,940.70	16.28	560,945.19	753	73.73
40.01 - 45.00	154	85,818,320.20	11.32	557,261.82	755	72.99
45.01 - 50.00	83	50,802,417.16	6.70	612,077.32	757	71.88
50.01 - 55.00	43	24,303,160.49	3.21	565,189.78	756	71.81
55.01 - 60.00	23	13,239,302.53	1.75	575,621.85	751	74.07
60.01 - 65.00	18	9,549,927.80	1.26	530,551.54	744	77.90
65.01 - 70.00	5	2,839,989.15	0.37	567,997.83	752	78.47
80.01 - 85.00	1	700,000.00	0.09	700,000.00	771	20.90
85.01 - 90.00	1	438,662.27	0.06	438,662.27	771	80.00
over 100.01	1	416,656.56	0.05	416,656.56	738	73.33
Total:	1,300	$758,117,300.49	100.00%	$583,167.15	756	70.59%

(1)

As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Pool S Mortgage Loans (excluding the Pool S Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 35.38%.

Original Loan-To-Value Ratios of the Pool S Mortgage Loans(1)

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
15.01 - 20.00	5	$ 2,802,417.53	0.37%	$560,483.51	764	18.57%
20.01 - 25.00	11	8,209,341.06	1.08	746,303.73	739	22.89
25.01 - 30.00	8	5,091,008.33	0.67	636,376.04	780	27.81
30.01 - 35.00	11	8,035,639.20	1.06	730,512.65	769	32.75
35.01 - 40.00	19	13,761,581.16	1.82	724,293.75	759	38.40
40.01 - 45.00	19	13,176,335.17	1.74	693,491.32	746	43.23
45.01 - 50.00	34	22,025,449.00	2.91	647,807.32	757	48.28
50.01 - 55.00	56	35,771,438.57	4.72	638,775.69	763	52.42
55.01 - 60.00	75	49,047,475.57	6.47	653,966.34	766	57.51
60.01 - 65.00	88	51,573,002.89	6.80	586,056.85	760	62.67
65.01 - 70.00	133	82,779,404.33	10.92	622,401.54	756	68.10
70.01 - 75.00	142	87,194,659.69	11.50	614,046.90	759	73.30
75.01 - 80.00	623	335,873,143.09	44.30	539,122.22	752	79.53
80.01 - 85.00	7	3,996,202.32	0.53	570,886.05	765	83.23
85.01 - 90.00	18	9,610,129.65	1.27	533,896.09	738	88.70
90.01 - 95.00	12	6,440,458.10	0.85	536,704.84	762	92.84
95.01 - 100.00	39	22,729,614.83	3.00	582,810.64	758	99.38
Total:	1,300	$758,117,300.49	100.00%	$583,167.15	756	70.59%

(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Pool S Mortgage Loans is expected to be approximately 70.59%.

Current Mortgage Interest Rates of the Pool S Mortgage Loans(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.751 - 3.000	1	$ 536,342.04	0.07%	$536,342.04	800	80.00%
3.001 - 3.250	1	759,200.00	0.10	759,200.00	758	80.00
3.251 - 3.500	3	1,717,870.94	0.23	572,623.65	743	75.06
3.501 - 3.750	12	6,868,031.64	0.91	572,335.97	769	80.75
3.751 - 4.000	49	26,947,279.06	3.55	549,944.47	763	73.09
4.001 - 4.250	74	43,593,251.83	5.75	589,098.00	765	71.14
4.251 - 4.500	109	57,545,799.33	7.59	527,943.11	758	69.34
4.501 - 4.750	140	80,576,518.14	10.63	575,546.56	761	70.83
4.751 - 5.000	202	117,682,197.36	15.52	582,585.14	752	69.83
5.001 - 5.250	227	136,225,796.12	17.97	600,113.64	757	71.11
5.251 - 5.500	213	123,825,108.63	16.33	581,338.54	754	70.20
5.501 - 5.750	217	130,823,808.29	17.26	602,874.69	751	70.60
5.751 - 6.000	52	31,016,097.11	4.09	596,463.41	753	68.52
Total:	1,300	$758,117,300.49	100.00%	$583,167.15	756	70.59%

(1)	As of the Cut-off Date, the weighted average current mortgage interest rate of the Pool S Mortgage Loans is expected to be approximately 5.063% per annum.

Gross Margins of the Pool S Mortgage Loans(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.751 - 2.000	615	$368,566,277.64	48.62%	$599,294.76	759	68.44%
2.001 - 2.250	560	323,864,985.26	42.72	578,330.33	752	73.68
2.501 - 2.750	124	65,065,594.09	8.58	524,722.53	758	67.31
2.751 - 3.000	1	620,443.50	0.08	620,443.50	770	80.00
Total:	1,300	$758,117,300.49	100.00%	$583,167.15	756	70.59%

(1)	As of the Cut-off Date, the weighted average Gross Margin of the Pool S Mortgage Loans is expected to be approximately 2.172% per annum.

Rate Ceilings of the Pool S Mortgage Loans(1)

Rate Ceilings (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
7.751 - 8.000	1	$ 536,342.04	0.07%	$536,342.04	800	80.00%
8.001 - 8.250	1	759,200.00	0.10	759,200.00	758	80.00
8.251 - 8.500	3	1,717,870.94	0.23	572,623.65	743	75.06
8.501 - 8.750	12	6,868,031.64	0.91	572,335.97	769	80.75
8.751 - 9.000	49	26,947,279.06	3.55	549,944.47	763	73.09
9.001 - 9.250	74	43,593,251.83	5.75	589,098.00	765	71.14
9.251 - 9.500	109	57,545,799.33	7.59	527,943.11	758	69.34
9.501 - 9.750	140	80,576,518.14	10.63	575,546.56	761	70.83
9.751 - 10.000	199	116,369,450.18	15.35	584,771.11	752	69.55
10.001 - 10.250	223	133,055,526.44	17.55	596,661.55	757	71.36
10.251 - 10.500	212	123,155,108.63	16.24	580,920.32	754	70.20
10.501 - 10.750	216	130,319,436.93	17.19	603,330.73	750	70.66
10.751 - 11.000	50	30,121,234.41	3.97	602,424.69	752	68.30
11.501 - 11.750	1	504,371.36	0.07	504,371.36	818	56.15
12.751 - 13.000	10	6,047,879.56	0.80	604,787.96	773	71.44
Total:	1,300	$758,117,300.49	100.00%	$583,167.15	756	70.59%

(1)	As of the Cut-off Date, the weighted average Rate Ceiling of the Pool S Mortgage Loans is expected to be approximately 10.085% per annum.

Next Rate Adjustment Date of the Pool S Mortgage Loans(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
October 1, 2007	1	$ 471,244.26	0.06%	$ 471,244.26	786	52.63%
December 1, 2007	2	1,418,399.80	0.19	709,199.90	791	56.34
January 1, 2008	1	477,890.71	0.06	477,890.71	803	67.33
February 1, 2008	2	948,110.36	0.13	474,055.18	767	56.16
March 1, 2008	1	136,811.65	0.02	136,811.65	783	100.00
May 1, 2008	3	1,547,765.62	0.20	515,921.87	771	52.20
July 1, 2008	1	613,134.71	0.08	613,134.71	787	77.38
August 1, 2008	2	4,511,500.00	0.60	2,255,750.00	737	44.37
September 1, 2008	5	2,542,532.35	0.34	508,506.47	749	69.84
October 1, 2008	10	5,122,054.76	0.68	512,205.48	772	66.28
November 1, 2008	7	3,435,844.45	0.45	490,834.92	762	60.50
December 1, 2008	23	13,489,233.30	1.78	586,488.40	742	66.57
January 1, 2009	25	14,623,456.56	1.93	584,938.26	746	69.58
February 1, 2009	24	15,019,648.37	1.98	625,818.68	750	69.09
March 1, 2009	34	21,289,858.35	2.81	626,172.30	762	69.82
April 1, 2009	52	29,443,154.32	3.88	566,214.51	771	70.34
May 1, 2009	114	63,191,726.84	8.34	554,313.39	760	70.61
June 1, 2009	74	43,306,909.16	5.71	585,228.50	756	72.52
July 1, 2009	51	30,519,904.31	4.03	598,429.50	746	67.53
August 1, 2009	10	6,207,542.80	0.82	620,754.28	749	72.13
September 1, 2009	7	3,563,111.43	0.47	509,015.92	764	76.77
October 1, 2009	2	926,478.04	0.12	463,239.02	782	80.00
November 1, 2009	3	1,622,374.78	0.21	540,791.59	768	78.72
December 1, 2009	8	4,663,179.24	0.62	582,897.41	764	73.45
January 1, 2010	16	8,783,744.35	1.16	548,984.02	738	73.45
February 1, 2010	26	15,129,398.85	2.00	581,899.96	757	74.25
March 1, 2010	15	8,287,141.78	1.09	552,476.12	737	70.69
April 1, 2010	25	15,127,502.41	2.00	605,100.10	763	75.31
May 1, 2010	34	19,820,969.38	2.61	582,969.69	760	73.29
June 1, 2010	21	12,556,390.30	1.66	597,923.35	732	76.36
July 1, 2010	52	30,013,267.27	3.96	577,178.22	748	74.89
August 1, 2010	55	31,696,918.05	4.18	576,307.60	756	70.50
September 1, 2010	52	32,439,686.49	4.28	623,840.12	742	70.67
October 1, 2010	27	16,032,738.11	2.11	593,805.12	761	64.83
November 1, 2010	25	13,287,019.30	1.75	531,480.77	744	76.54
December 1, 2010	25	13,295,237.90	1.75	531,809.52	758	72.65
January 1, 2011	22	14,146,248.91	1.87	643,011.31	737	74.51
February 1, 2011	6	3,054,763.23	0.40	509,127.21	754	67.99
March 1, 2011	13	6,247,128.33	0.82	480,548.33	775	69.11
April 1, 2011	11	5,868,542.21	0.77	533,503.84	781	70.16

Next Rate Adjustment Date of the Pool S Mortgage Loans(1)

(continued)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
May 1, 2011	19	11,145,634.54	1.47	586,612.34	767	68.00
June 1, 2011	11	6,361,064.09	0.84	578,278.55	745	79.51
July 1, 2011	23	13,270,517.02	1.75	576,979.00	758	72.47
August 1, 2011	11	5,861,957.47	0.77	532,905.22	749	76.62
September 1, 2011	5	2,034,132.38	0.27	406,826.48	745	65.41
October 1, 2011	1	531,063.70	0.07	531,063.70	764	80.00
November 1, 2011	2	1,245,812.11	0.16	622,906.06	757	81.25
December 1, 2011	4	2,961,027.38	0.39	740,256.85	752	73.75
January 1, 2012	14	7,804,161.17	1.03	557,440.08	770	75.05
February 1, 2012	30	18,198,543.22	2.40	606,618.11	776	72.02
March 1, 2012	27	14,932,363.92	1.97	553,050.52	767	74.76
April 1, 2012	56	32,632,508.22	4.30	582,723.36	765	67.79
May 1, 2012	30	17,954,491.21	2.37	598,483.04	754	69.55
June 1, 2012	21	12,629,770.36	1.67	601,417.64	758	65.42
July 1, 2012	43	25,805,964.00	3.40	600,138.70	743	69.88
August 1, 2012	7	3,615,005.97	0.48	516,429.42	734	72.84
September 1, 2012	41	24,357,925.52	3.21	594,095.74	761	72.03
October 1, 2012	24	14,347,460.91	1.89	597,810.87	772	59.50
November 1, 2012	21	14,647,330.36	1.93	697,491.92	755	65.60
December 1, 2012	11	5,838,180.75	0.77	530,743.70	746	71.57
January 1, 2013	11	6,563,823.15	0.87	596,711.20	751	71.13
February 1, 2013	1	500,000.00	0.07	500,000.00	770	40.90
Total:	1,300	$758,117,300.49	100.00%	$583,167.15	756	70.59%

(1)	As of the Cut-off Date, the weighted average number of months to the next rate Adjustment Date for the Pool S Mortgage Loans is expected to be approximately 46 months.

Number of Months Since Origination of the Pool S Mortgage Loans(1)

Months Since Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
7 - 12	49	$ 28,273,715.02	3.73%	$577,014.59	751	72.60%
13 - 18	350	209,570,291.59	27.64	598,772.26	750	71.00
19 - 24	267	156,565,596.92	20.65	586,388.00	762	72.31
25 - 30	199	114,783,408.50	15.14	576,801.05	752	72.16
31 - 36	340	192,997,422.84	25.46	567,639.48	759	69.93
37 - 42	67	40,093,156.94	5.29	598,405.33	761	61.70
43 - 48	24	13,717,601.72	1.81	571,566.74	762	63.47
49 - 54	4	2,116,106.96	0.28	529,026.74	792	64.25
Total:	1,300	$758,117,300.49	100.00%	$583,167.15	756	70.59%

(1)	As of the Cut-off Date, the weighted average number of months since origination of the Pool S Mortgage Loans is expected to be approximately 25 months.

Remaining Terms of the Pool S Mortgage Loans(1)

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
261 - 280	1	$ 155,450.00	0.02%	$155,450.00	753	79.98%
301 - 320	23	12,143,825.03	1.60	527,992.39	762	63.38
321 - 340	738	425,222,673.55	56.09	576,182.48	758	70.41
341 - 360	538	320,595,351.91	42.29	595,902.14	753	71.10
Total:	1,300	$758,117,300.49	100.00%	$583,167.15	756	70.59%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Pool S Mortgage Loans is expected to be approximately 336 months.

Credit Scores of Mortgagors of the Pool S Mortgage Loans

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
801 - 850	202	$115,166,865.38	15.19%	$570,133.00	809	68.44%
751 - 800	592	349,144,844.69	46.05	589,771.70	777	70.97
701 - 750	329	192,513,009.77	25.39	585,145.93	726	70.76
651 - 700	153	88,303,064.34	11.65	577,144.21	682	70.63
601 - 650	23	12,169,516.31	1.61	529,109.40	637	76.37
Not Scored	1	820,000.00	0.11	820,000.00	N/A	80.00
Total:	1,300	$758,117,300.49	100.00%	$583,167.15	756	70.59%

Servicing Fees of the Pool S Mortgage Loans(1)

Servicing Fee (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.001 - 0.250	469	$283,041,640.28	37.33%	$603,500.30	753	69.24%
0.251 - 0.500	812	464,801,082.15	61.31	572,415.13	757	71.30
0.501 - 0.750	19	10,274,578.06	1.36	540,767.27	772	75.61
Total:	1,300	$758,117,300.49	100.00%	$583,167.15	756	70.59%

(1)	As of the Cut-off Date, the weighted average Servicing Fee of the Pool S Mortgage Loans is expected to be approximately 0.3338%.

Historical Delinquency of the Pool S Mortgage Loans (Past Twenty-Four Months)

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
No Delinquencies	1,246	$725,214,474.91	95.66%	$582,034.09	757	70.63%
1 x 30	32	18,840,090.75	2.49	588,752.84	737	66.91
1 x 60	14	8,903,752.38	1.17	635,982.31	739	74.73
2 x 60	6	3,609,858.10	0.48	601,643.02	728	71.12
2 x 30	1	962,670.00	0.13	962,670.00	692	74.05
3 x 30	1	586,454.35	0.08	586,454.35	682	62.11
Total:	1,300	$758,117,300.49	100.00%	$583,167.15	756	70.59%

POOL N MORTGAGE LOAN DATA

Occupancy of Mortgaged Properties of the Pool N Mortgage Loans(1)

Occupancy	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	270	$175,415,898.22	85.64%	$649,688.51	734	73.52%
Second Home	28	20,080,163.50	9.80	717,148.70	759	69.52
Investor Property	15	9,326,339.86	4.55	621,755.99	762	72.47
Total:	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%

(1)	Based solely on representations of the mortgagor at the time of origination of the Mortgage Loan.

Property Types of the Pool N Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	191	$127,819,284.63	62.40%	$669,210.91	737	73.79%
PUD	68	47,291,758.28	23.09	695,467.03	731	71.37
Condominium	39	21,275,832.63	10.39	545,534.17	747	74.62
2-Family	7	4,521,453.00	2.21	645,921.86	752	65.45
4-Family	4	2,664,097.75	1.30	666,024.44	767	68.38
Townhouse	4	1,249,975.29	0.61	312,493.82	728	77.06
Total:	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%

Mortgage Loan Purpose of the Pool N Mortgage Loans

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	150	$ 91,855,450.14	44.85%	$612,369.67	746	75.60%
Refinance-Rate/Term	84	62,752,659.18	30.64	747,055.47	742	70.08
Refinance-Cashout	79	50,214,292.26	24.52	635,623.95	716	72.22
Total:	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%

Geographical Distribution of the Mortgaged Properties of the Pool N Mortgage Loans(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	1	$ 106,440.52	0.05%	$ 106,440.52	726	80.00%
Arizona	4	4,061,749.97	1.98	1,015,437.49	705	71.39
California	187	126,592,691.15	61.81	676,966.26	744	72.87
Colorado	8	6,236,571.99	3.04	779,571.50	739	64.05
Connecticut	2	1,224,500.00	0.60	612,250.00	751	70.66
Dist. of Columbia	2	2,136,000.00	1.04	1,068,000.00	761	76.49
Florida	18	9,574,860.80	4.67	531,936.71	693	76.30
Georgia	4	1,937,060.00	0.95	484,265.00	766	78.82
Hawaii	1	428,095.08	0.21	428,095.08	805	46.32
Idaho	1	463,600.00	0.23	463,600.00	772	80.00
Illinois	13	11,138,377.55	5.44	856,798.27	744	72.84
Kansas	1	101,672.37	0.05	101,672.37	713	80.00
Maryland	8	5,761,097.45	2.81	720,137.18	722	73.32
Massachusetts	3	1,566,400.00	0.76	522,133.33	709	80.00
Missouri	3	1,329,977.72	0.65	443,325.91	734	74.78
Nevada	4	2,384,298.91	1.16	596,074.73	766	73.30
New Hampshire	1	486,000.00	0.24	486,000.00	626	79.93
New Jersey	8	5,935,914.27	2.90	741,989.28	742	77.11
New Mexico	2	1,480,000.00	0.72	740,000.00	700	80.00
New York	6	4,204,545.09	2.05	700,757.52	713	76.43
North Carolina	5	1,170,339.50	0.57	234,067.90	697	81.17
Oregon	1	142,554.63	0.07	142,554.63	780	80.00
Pennsylvania	2	1,086,324.72	0.53	543,162.36	774	80.00
South Carolina	9	4,974,327.06	2.43	552,703.01	685	59.57
Tennessee	1	517,900.00	0.25	517,900.00	670	78.72
Texas	5	2,155,798.06	1.05	431,159.61	753	80.39
Utah	1	1,000,000.00	0.49	1,000,000.00	801	54.79
Virginia	4	2,239,136.00	1.09	559,784.00	727	76.66
Washington	6	2,626,729.26	1.28	437,788.21	696	78.98
Wisconsin	2	1,759,439.48	0.86	879,719.74	767	80.00
Total:	313	$204,822,401.58	100.00%	$ 654,384.67	737	73.08%

(1)	As of the Cut-off Date, no more than approximately 1.22% of the Pool N Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances of the Pool N Mortgage Loans(1)

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01 - 50,000.00	1	$ 48,450.00	0.02%	$ 48,450.00	639	95.00%
50,000.01 - 100,000.00	2	197,890.94	0.10	98,945.47	759	80.00
100,000.01 - 150,000.00	9	1,105,363.91	0.54	122,818.21	720	83.33
150,000.01 - 200,000.00	7	1,246,267.37	0.61	178,038.20	750	72.56
200,000.01 - 250,000.00	2	470,217.36	0.23	235,108.68	702	74.35
250,000.01 - 300,000.00	9	2,562,684.26	1.25	284,742.70	716	74.04
300,000.01 - 350,000.00	3	961,088.75	0.47	320,362.92	721	80.00
350,000.01 - 400,000.00	6	2,291,363.15	1.12	381,893.86	723	76.31
400,000.01 - 450,000.00	24	10,422,307.71	5.09	434,262.82	732	71.74
450,000.01 - 500,000.00	41	19,698,485.83	9.62	480,450.87	730	75.12
500,000.01 - 550,000.00	35	18,344,156.58	8.96	524,118.76	728	72.47
550,000.01 - 600,000.00	37	21,348,788.58	10.42	576,994.29	727	73.42
600,000.01 - 650,000.00	23	14,435,047.85	7.05	627,610.78	737	77.19
650,000.01 - 700,000.00	13	8,687,146.79	4.24	668,242.06	715	75.45
700,000.01 - 750,000.00	18	13,080,527.72	6.39	726,695.98	750	77.28
750,000.01 - 800,000.00	11	8,576,800.01	4.19	779,709.09	735	74.73
800,000.01 - 850,000.00	7	5,843,000.00	2.85	834,714.29	767	70.46
850,000.01 - 900,000.00	7	6,149,747.00	3.00	878,535.29	716	65.85
900,000.01 - 950,000.00	5	4,669,000.00	2.28	933,800.00	737	71.20
950,000.01 - 1,000,000.00	22	21,862,888.00	10.67	993,767.64	743	67.05
1,000,000.01 - 1,500,000.00	28	37,059,179.77	18.09	1,323,542.13	748	74.07
1,500,000.01 - 2,000,000.00	3	5,762,000.00	2.81	1,920,666.67	778	66.59
Total:	313	$204,822,401.58	100.00%	$ 654,384.67	737	73.08%

(1)	As of the Cut-off Date, the average outstanding principal balance of the Pool N Mortgage Loans is expected to be approximately $654,385.

Original Debt-to-Income Ratio of Mortgagors of the Pool N Mortgage Loans(1)

Original Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.01 - 10.00	4	$ 5,140,000.00	2.51%	$1,285,000.00	758	72.81%
10.01 - 15.00	2	1,554,000.00	0.76	777,000.00	730	69.63
15.01 - 20.00	10	6,999,954.58	3.42	699,995.46	736	66.89
20.01 - 25.00	20	14,622,554.82	7.14	731,127.74	752	70.95
25.01 - 30.00	29	18,858,921.81	9.21	650,307.65	727	71.47
30.01 - 35.00	53	34,413,413.59	16.80	649,309.69	734	74.44
35.01 - 40.00	67	45,840,848.60	22.38	684,191.77	729	73.63
40.01 - 45.00	71	43,515,532.66	21.25	612,894.83	737	73.31
45.01 - 50.00	39	23,690,931.07	11.57	607,459.77	748	74.72
50.01 - 55.00	13	7,577,042.92	3.70	582,849.46	743	75.65
55.01 - 60.00	5	2,609,201.53	1.27	521,840.31	772	62.05
Total:	313	$204,822,401.58	100.00%	$ 654,384.67	737	73.08%

(1)	As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Pool N Mortgage Loans is expected to be approximately 35.99%.

Original Loan-To-Value Ratios of the Pool N Mortgage Loans(1)

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
20.01 - 25.00	1	$ 197,806.20	0.10%	$197,806.20	775	20.73%
35.01 - 40.00	3	2,740,000.00	1.34	913,333.33	740	36.31
40.01 - 45.00	2	925,000.00	0.45	462,500.00	695	41.90
45.01 - 50.00	9	6,523,592.38	3.18	724,843.60	744	48.40
50.01 - 55.00	9	7,247,529.52	3.54	805,281.06	745	53.44
55.01 - 60.00	13	8,382,297.44	4.09	644,792.11	722	58.78
60.01 - 65.00	9	6,175,224.50	3.01	686,136.06	740	62.72
65.01 - 70.00	35	24,829,924.51	12.12	709,426.41	744	67.99
70.01 - 75.00	40	32,860,659.46	16.04	821,516.49	726	73.80
75.01 - 80.00	182	111,374,499.61	54.38	611,947.80	741	79.15
80.01 - 85.00	3	1,327,897.00	0.65	442,632.33	662	84.18
85.01 - 90.00	3	1,762,660.00	0.86	587,553.33	716	89.30
90.01 - 95.00	4	475,310.96	0.23	118,827.74	694	95.00
Total:	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%

(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Pool N Mortgage Loans is expected to be approximately 73.08%.

Current Mortgage Interest Rates of the Pool N Mortgage Loans(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.001 - 5.250	3	$ 2,552,000.00	1.25%	$850,666.67	753	68.46%
5.251 - 5.500	6	3,284,475.00	1.60	547,412.50	720	70.63
5.501 - 5.750	13	7,540,861.62	3.68	580,066.28	731	74.90
5.751 - 6.000	45	30,087,412.59	14.69	668,609.17	753	72.32
6.001 - 6.250	75	50,688,377.37	24.75	675,845.03	741	72.50
6.251 - 6.500	108	75,501,642.23	36.86	699,089.28	733	73.27
6.501 - 6.750	45	25,711,348.40	12.55	571,363.30	737	75.29
6.751 - 7.000	15	8,110,385.13	3.96	540,692.34	704	72.54
7.001 - 7.250	3	1,345,899.24	0.66	448,633.08	747	66.83
Total:	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%

(1)	As of the Cut-off Date, the weighted average current mortgage interest rate of the Pool N Mortgage Loans is expected to be approximately 6.300% per annum.

Gross Margins of the Pool N Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.250	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%
Total:	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%

Rate Ceilings of the Pool N Mortgage Loans(1)

Rate Ceilings (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.001 - 10.250	3	$ 2,552,000.00	1.25%	$850,666.67	753	68.46%
10.251 - 10.500	6	3,284,475.00	1.60	547,412.50	720	70.63
10.501 - 10.750	13	7,540,861.62	3.68	580,066.28	731	74.90
10.751 - 11.000	44	29,099,412.59	14.21	661,350.29	752	72.06
11.001 - 11.250	75	50,688,377.37	24.75	675,845.03	741	72.50
11.251 - 11.500	108	75,501,642.23	36.86	699,089.28	733	73.27
11.501 - 11.750	45	25,711,348.40	12.55	571,363.30	737	75.29
11.751 - 12.000	15	8,110,385.13	3.96	540,692.34	704	72.54
12.001 - 12.250	4	2,333,899.24	1.14	583,474.81	758	72.41
Total:	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%

(1)	As of the Cut-off Date, the weighted average Rate Ceiling of the Pool N Mortgage Loans is expected to be approximately 11.306% per annum.

Next Rate Adjustment Date of the Pool N Mortgage Loans(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
May 1, 2011	1	$ 398,820.18	0.19%	$398,820.18	790	70.80%
July 1, 2011	2	1,183,499.28	0.58	591,749.64	794	64.04
September 1, 2011	12	7,439,663.61	3.63	619,971.97	780	72.72
October 1, 2011	34	24,142,221.32	11.79	710,065.33	779	73.27
November 1, 2011	28	19,300,667.00	9.42	689,309.54	780	71.91
April 1, 2013	1	398,795.76	0.19	398,795.76	653	78.43
July 1, 2013	1	275,530.76	0.13	275,530.76	651	75.00
August 1, 2013	4	1,188,998.88	0.58	297,249.72	693	80.00
September 1, 2013	3	1,037,023.63	0.51	345,674.54	732	74.47
October 1, 2013	30	18,677,761.88	9.12	622,592.06	714	72.50
November 1, 2013	69	45,860,127.08	22.39	664,639.52	718	74.13
November 1, 2015	2	546,440.48	0.27	273,220.24	742	80.00
December 1, 2015	4	740,942.24	0.36	185,235.56	728	64.18
January 1, 2016	3	408,041.97	0.20	136,013.99	743	80.00
March 1, 2016	3	996,504.81	0.49	332,168.27	694	74.70
April 1, 2016	1	274,224.79	0.13	274,224.79	733	80.00
June 1, 2016	2	243,634.05	0.12	121,817.03	756	80.00
July 1, 2016	2	504,584.50	0.25	252,292.25	739	80.00
August 1, 2016	2	696,046.00	0.34	348,023.00	711	78.34
September 1, 2016	2	1,284,450.30	0.63	642,225.15	754	80.00
October 1, 2016	61	43,786,179.06	21.38	717,806.21	715	74.05
November 1, 2016	46	35,438,244.00	17.30	770,396.61	744	70.80
Total:	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%

(1)	As of the Cut-off Date, the weighted average number of months to the next rate Adjustment Date for the Pool N Mortgage Loans is expected to be approximately 92 months.

Number of Months Since Origination of the Pool N Mortgage Loans(1)

Months Since Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1 - 6	297	$200,070,631.35	97.68%	$673,638.49	738	73.02%
7 - 12	14	4,205,329.75	2.05	300,380.70	731	74.93
13 - 18	2	546,440.48	0.27	273,220.24	742	80.00
Total:	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%

(1)	As of the Cut-off Date, the weighted average number of months since origination of the Pool N Mortgage Loans is expected to be approximately 2 months.

Remaining Terms of the Pool N Mortgage Loans(1)

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
341 - 360	292	$195,701,060.21	95.55%	$670,209.11	737	72.99%
over 360	21	9,121,341.37	4.45	434,349.59	739	75.07
Total:	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Pool N Mortgage Loans is expected to be approximately 365 months.

Credit Scores of Mortgagors of the Pool N Mortgage Loans

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
801 - 850	13	$ 10,346,373.66	5.05%	$795,874.90	807	65.65%
751 - 800	126	88,031,180.71	42.98	698,660.16	778	73.64
701 - 750	71	42,764,721.71	20.88	602,320.02	729	74.96
651 - 700	90	56,801,773.98	27.73	631,130.82	680	72.90
601 - 650	13	6,878,351.52	3.36	529,103.96	639	66.86
Total:	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%

Servicing Fees of the Pool N Mortgage Loans

Servicing Fee (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.250	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%
Total:	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%

Historical Delinquency of the Pool N Mortgage Loans (Past Twelve Months)

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Stated Principal Balance	Average Stated Principal Balance as of Cut-off Date	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
No Delinquencies	311	$203,684,503.13	99.44%	$654,934.09	737	73.04%
1 x 30	2	1,137,898.45	0.56	568,949.23	765	80.00
Total:	313	$204,822,401.58	100.00%	$654,384.67	737	73.08%

Appendix B

Decrement Tables

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of CPR Set Forth Below:

	Class 1-A-1 and Class 1-A-2
	0%	10%	20%	25%	30%	40%	50%

Distribution Date

Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	89	79	74	69	59	48
November 20, 2008	99	80	63	55	47	34	24
November 20, 2009	99	71	49	40	33	20	11
November 20, 2010	97	63	39	30	22	12	6
November 20, 2011	96	56	31	22	16	7	3
November 20, 2012	94	49	24	16	11	4	1
November 20, 2013	93	43	19	12	7	2	1
November 20, 2014	91	38	15	9	5	1	*
November 20, 2015	89	33	12	6	3	1	*
November 20, 2016	87	29	9	5	2	*	*
November 20, 2017	84	26	7	3	2	*	*
November 20, 2018	82	22	5	3	1	*	*
November 20, 2019	79	20	4	2	1	*	*
November 20, 2020	76	17	3	1	*	*	*
November 20, 2021	73	15	2	1	*	*	*
November 20, 2022	69	12	2	1	*	*	*
November 20, 2023	65	11	1	*	*	*	*
November 20, 2024	61	9	1	*	*	*	*
November 20, 2025	57	8	1	*	*	*	*
November 20, 2026	52	6	1	*	*	*	*
November 20, 2027	47	5	*	*	*	*	*
November 20, 2028	42	4	*	*	*	*	*
November 20, 2029	36	3	*	*	*	*	*
November 20, 2030	30	2	*	*	*	*	*
November 20, 2031	23	2	*	*	*	*	*
November 20, 2032	16	1	*	*	*	*	*
November 20, 2033	8	*	*	*	*	*	*
November 20, 2034	2	*	*	*	*	*	*
November 20, 2035	*	*	*	*	*	*	0
November 20, 2036	0	0	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	18.99	7.65	4.18	3.30	2.69	1.89	1.40

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of CPR Set Forth Below:

	Class 1-A-R
	0%	10%	20%	25%	30%	40%	50%

Distribution Date

Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	0	0	0	0	0	0	0
November 20, 2008	0	0	0	0	0	0	0
November 20, 2009	0	0	0	0	0	0	0
November 20, 2010	0	0	0	0	0	0	0
November 20, 2011	0	0	0	0	0	0	0
November 20, 2012	0	0	0	0	0	0	0
November 20, 2013	0	0	0	0	0	0	0
November 20, 2014	0	0	0	0	0	0	0
November 20, 2015	0	0	0	0	0	0	0
November 20, 2016	0	0	0	0	0	0	0
November 20, 2017	0	0	0	0	0	0	0
November 20, 2018	0	0	0	0	0	0	0
November 20, 2019	0	0	0	0	0	0	0
November 20, 2020	0	0	0	0	0	0	0
November 20, 2021	0	0	0	0	0	0	0
November 20, 2022	0	0	0	0	0	0	0
November 20, 2023	0	0	0	0	0	0	0
November 20, 2024	0	0	0	0	0	0	0
November 20, 2025	0	0	0	0	0	0	0
November 20, 2026	0	0	0	0	0	0	0
November 20, 2027	0	0	0	0	0	0	0
November 20, 2028	0	0	0	0	0	0	0
November 20, 2029	0	0	0	0	0	0	0
November 20, 2030	0	0	0	0	0	0	0
November 20, 2031	0	0	0	0	0	0	0
November 20, 2032	0	0	0	0	0	0	0
November 20, 2033	0	0	0	0	0	0	0
November 20, 2034	0	0	0	0	0	0	0
November 20, 2035	0	0	0	0	0	0	0
November 20, 2036	0	0	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	0.06	0.06	0.06	0.06	0.06	0.06	0.06

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of CPR Set Forth Below:

	Class 2-A-1 and Class 2-A-2
	0%	10%	20%	25%	30%	40%	50%

Distribution Date

Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	89	79	74	69	59	49
November 20, 2008	99	80	63	55	47	34	24
November 20, 2009	99	72	49	40	33	20	11
November 20, 2010	99	64	39	30	23	12	6
November 20, 2011	98	57	31	23	16	7	3
November 20, 2012	97	50	25	17	11	4	1
November 20, 2013	95	44	19	12	8	3	1
November 20, 2014	93	39	15	9	5	1	*
November 20, 2015	91	34	12	7	4	1	*
November 20, 2016	89	30	9	5	2	1	*
November 20, 2017	87	26	7	4	2	*	*
November 20, 2018	84	23	6	3	1	*	*
November 20, 2019	81	20	4	2	1	*	*
November 20, 2020	78	17	3	1	1	*	*
November 20, 2021	75	15	3	1	*	*	*
November 20, 2022	72	13	2	1	*	*	*
November 20, 2023	68	11	1	*	*	*	*
November 20, 2024	64	9	1	*	*	*	*
November 20, 2025	59	8	1	*	*	*	*
November 20, 2026	55	6	1	*	*	*	*
November 20, 2027	50	5	*	*	*	*	*
November 20, 2028	44	4	*	*	*	*	*
November 20, 2029	38	3	*	*	*	*	*
November 20, 2030	32	2	*	*	*	*	*
November 20, 2031	25	2	*	*	*	*	*
November 20, 2032	18	1	*	*	*	*	*
November 20, 2033	10	1	*	*	*	*	*
November 20, 2034	4	*	*	*	*	*	*
November 20, 2035	*	*	*	*	*	*	0
November 20, 2036	0	0	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	19.55	7.79	4.22	3.33	2.71	1.90	1.40

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of CPR Set Forth Below:

	Class 3-A-1 and Class 3-A-2
	0%	10%	20%	25%	30%	40%	50%

Distribution Date

Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	89	79	74	68	58	47
November 20, 2008	100	80	62	54	46	33	23
November 20, 2009	100	71	49	40	32	19	11
November 20, 2010	100	64	39	30	22	12	5
November 20, 2011	100	57	31	22	16	7	3
November 20, 2012	98	50	24	16	11	4	1
November 20, 2013	97	44	19	12	7	2	1
November 20, 2014	95	39	15	9	5	1	*
November 20, 2015	93	34	12	7	3	1	*
November 20, 2016	92	30	9	5	2	*	*
November 20, 2017	90	27	7	4	2	*	*
November 20, 2018	87	23	6	3	1	*	*
November 20, 2019	85	21	4	2	1	*	*
November 20, 2020	83	18	3	1	1	*	*
November 20, 2021	80	16	3	1	*	*	*
November 20, 2022	77	14	2	1	*	*	*
November 20, 2023	74	12	2	1	*	*	*
November 20, 2024	70	10	1	*	*	*	*
November 20, 2025	67	9	1	*	*	*	*
November 20, 2026	63	7	1	*	*	*	*
November 20, 2027	58	6	1	*	*	*	*
November 20, 2028	54	5	*	*	*	*	*
November 20, 2029	49	4	*	*	*	*	*
November 20, 2030	44	3	*	*	*	*	*
November 20, 2031	38	3	*	*	*	*	*
November 20, 2032	32	2	*	*	*	*	*
November 20, 2033	25	1	*	*	*	*	*
November 20, 2034	18	1	*	*	*	*	*
November 20, 2035	10	*	*	*	*	*	*
November 20, 2036	2	*	*	*	*	*	0
November 20, 2037	2	*	*	*	*	*	0
November 20, 2038	2	*	*	*	*	*	0
November 20, 2039	1	*	*	*	*	*	0
November 20, 2040	1	*	*	*	*	*	0
November 20, 2041	1	*	*	*	*	*	0
November 20, 2042	1	*	*	*	*	0	0
November 20, 2043	1	*	*	*	*	0	0
November 20, 2044	*	*	*	*	*	0	0
November 20, 2045	*	*	*	*	*	0	0
November 20, 2046	0	0	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	21.39	7.91	4.21	3.30	2.67	1.86	1.37

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of CPR Set Forth Below:

	Class 4-A-1
	0%	10%	20%	25%	30%	40%	50%

Distribution Date

Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	89	79	73	68	58	47
November 20, 2008	99	79	62	54	46	33	22
November 20, 2009	99	71	48	39	31	19	10
November 20, 2010	98	63	38	29	22	11	5
November 20, 2011	98	56	30	22	15	7	3
November 20, 2012	97	50	24	16	11	4	1
November 20, 2013	97	44	19	12	7	2	1
November 20, 2014	95	39	15	9	5	1	*
November 20, 2015	94	34	12	7	4	1	*
November 20, 2016	92	30	9	5	2	*	*
November 20, 2017	90	27	7	4	2	*	*
November 20, 2018	88	24	6	3	1	*	*
November 20, 2019	85	21	4	2	1	*	*
November 20, 2020	83	18	3	1	1	*	*
November 20, 2021	80	16	3	1	*	*	*
November 20, 2022	78	14	2	1	*	*	*
November 20, 2023	74	12	2	1	*	*	*
November 20, 2024	71	10	1	*	*	*	*
November 20, 2025	68	9	1	*	*	*	*
November 20, 2026	64	7	1	*	*	*	*
November 20, 2027	60	6	1	*	*	*	*
November 20, 2028	55	5	*	*	*	*	*
November 20, 2029	50	4	*	*	*	*	*
November 20, 2030	45	3	*	*	*	*	*
November 20, 2031	39	3	*	*	*	*	*
November 20, 2032	33	2	*	*	*	*	*
November 20, 2033	27	1	*	*	*	*	*
November 20, 2034	20	1	*	*	*	*	*
November 20, 2035	12	1	*	*	*	*	*
November 20, 2036	4	*	*	*	*	*	0
November 20, 2037	4	*	*	*	*	*	0
November 20, 2038	4	*	*	*	*	*	0
November 20, 2039	3	*	*	*	*	*	0
November 20, 2040	3	*	*	*	*	*	0
November 20, 2041	2	*	*	*	*	*	0
November 20, 2042	2	*	*	*	*	*	0
November 20, 2043	2	*	*	*	*	0	0
November 20, 2044	1	*	*	*	*	0	0
November 20, 2045	1	*	*	*	*	0	0
November 20, 2046	0	0	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	21.70	7.90	4.19	3.28	2.66	1.85	1.36

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of CPR Set Forth Below:

	Class 5-A-1
	0%	10%	20%	25%	30%	40%	50%

Distribution Date

Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	86	72	65	58	45	31
November 20, 2008	100	73	50	39	29	12	0
November 20, 2009	99	62	32	20	10	0	0
November 20, 2010	99	52	19	7	0	0	0
November 20, 2011	99	43	9	0	0	0	0
November 20, 2012	98	34	1	0	0	0	0
November 20, 2013	98	27	0	0	0	0	0
November 20, 2014	98	21	0	0	0	0	0
November 20, 2015	97	16	0	0	0	0	0
November 20, 2016	97	11	0	0	0	0	0
November 20, 2017	94	6	0	0	0	0	0
November 20, 2018	91	1	0	0	0	0	0
November 20, 2019	88	0	0	0	0	0	0
November 20, 2020	84	0	0	0	0	0	0
November 20, 2021	80	0	0	0	0	0	0
November 20, 2022	76	0	0	0	0	0	0
November 20, 2023	72	0	0	0	0	0	0
November 20, 2024	67	0	0	0	0	0	0
November 20, 2025	62	0	0	0	0	0	0
November 20, 2026	56	0	0	0	0	0	0
November 20, 2027	50	0	0	0	0	0	0
November 20, 2028	43	0	0	0	0	0	0
November 20, 2029	36	0	0	0	0	0	0
November 20, 2030	29	0	0	0	0	0	0
November 20, 2031	21	0	0	0	0	0	0
November 20, 2032	12	0	0	0	0	0	0
November 20, 2033	2	0	0	0	0	0	0
November 20, 2034	0	0	0	0	0	0	0
November 20, 2035	0	0	0	0	0	0	0
November 20, 2036	0	0	0	0	0	0	0
November 20, 2037	0	0	0	0	0	0	0
November 20, 2038	0	0	0	0	0	0	0
November 20, 2039	0	0	0	0	0	0	0
November 20, 2040	0	0	0	0	0	0	0
November 20, 2041	0	0	0	0	0	0	0
November 20, 2042	0	0	0	0	0	0	0
November 20, 2043	0	0	0	0	0	0	0
November 20, 2044	0	0	0	0	0	0	0
November 20, 2045	0	0	0	0	0	0	0
November 20, 2046	0	0	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	19.96	4.82	2.32	1.80	1.45	1.02	0.75

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of CPR Set Forth Below:

	Class 5-A-2
	0%	10%	20%	25%	30%	40%	50%

Distribution Date

Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	100	100	100	100	100	100
November 20, 2008	100	100	100	100	100	100	94
November 20, 2009	100	100	100	100	100	80	44
November 20, 2010	100	100	100	100	92	48	22
November 20, 2011	100	100	100	92	64	29	11
November 20, 2012	100	100	100	69	45	17	5
November 20, 2013	100	100	81	51	31	10	3
November 20, 2014	100	100	65	38	22	6	1
November 20, 2015	100	100	52	29	15	4	1
November 20, 2016	100	100	41	21	11	2	*
November 20, 2017	100	100	32	16	7	1	*
November 20, 2018	100	100	25	12	5	1	*
November 20, 2019	100	91	20	8	3	*	*
November 20, 2020	100	79	15	6	2	*	*
November 20, 2021	100	69	12	4	2	*	*
November 20, 2022	100	60	9	3	1	*	*
November 20, 2023	100	52	7	2	1	*	*
November 20, 2024	100	44	5	2	*	*	*
November 20, 2025	100	38	4	1	*	*	*
November 20, 2026	100	32	3	1	*	*	*
November 20, 2027	100	27	2	1	*	*	*
November 20, 2028	100	22	2	*	*	*	*
November 20, 2029	100	18	1	*	*	*	*
November 20, 2030	100	14	1	*	*	*	*
November 20, 2031	100	11	1	*	*	*	*
November 20, 2032	100	8	*	*	*	*	*
November 20, 2033	100	6	*	*	*	*	*
November 20, 2034	75	4	*	*	*	*	*
November 20, 2035	40	2	*	*	*	*	*
November 20, 2036	5	*	*	*	*	*	0
November 20, 2037	5	*	*	*	*	*	0
November 20, 2038	4	*	*	*	*	*	0
November 20, 2039	4	*	*	*	*	*	0
November 20, 2040	3	*	*	*	*	*	0
November 20, 2041	3	*	*	*	*	*	0
November 20, 2042	2	*	*	*	*	0	0
November 20, 2043	2	*	*	*	*	0	0
November 20, 2044	1	*	*	*	*	0	0
November 20, 2045	1	*	*	*	*	0	0
November 20, 2046	0	0	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	29.00	18.30	10.30	8.10	6.54	4.53	3.29

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Notional Amount Outstanding

at the Respective Percentages of CPR Set Forth Below:

	Class 5-A-3
	0%	10%	20%	25%	30%	40%	50%

Distribution Date

Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	100	100	100	100	100	100
November 20, 2008	100	100	100	100	100	100	94
November 20, 2009	100	100	100	100	100	80	44
November 20, 2010	100	100	100	100	92	48	22
November 20, 2011	100	100	100	92	64	29	11
November 20, 2012	100	100	100	69	45	17	5
November 20, 2013	100	100	81	51	31	10	3
November 20, 2014	100	100	65	38	22	6	1
November 20, 2015	100	100	52	29	15	4	1
November 20, 2016	0	0	0	0	0	0	0
November 20, 2017	0	0	0	0	0	0	0
November 20, 2018	0	0	0	0	0	0	0
November 20, 2019	0	0	0	0	0	0	0
November 20, 2020	0	0	0	0	0	0	0
November 20, 2021	0	0	0	0	0	0	0
November 20, 2022	0	0	0	0	0	0	0
November 20, 2023	0	0	0	0	0	0	0
November 20, 2024	0	0	0	0	0	0	0
November 20, 2025	0	0	0	0	0	0	0
November 20, 2026	0	0	0	0	0	0	0
November 20, 2027	0	0	0	0	0	0	0
November 20, 2028	0	0	0	0	0	0	0
November 20, 2029	0	0	0	0	0	0	0
November 20, 2030	0	0	0	0	0	0	0
November 20, 2031	0	0	0	0	0	0	0
November 20, 2032	0	0	0	0	0	0	0
November 20, 2033	0	0	0	0	0	0	0
November 20, 2034	0	0	0	0	0	0	0
November 20, 2035	0	0	0	0	0	0	0
November 20, 2036	0	0	0	0	0	0	0
November 20, 2037	0	0	0	0	0	0	0
November 20, 2038	0	0	0	0	0	0	0
November 20, 2039	0	0	0	0	0	0	0
November 20, 2040	0	0	0	0	0	0	0
November 20, 2041	0	0	0	0	0	0	0
November 20, 2042	0	0	0	0	0	0	0
November 20, 2043	0	0	0	0	0	0	0
November 20, 2044	0	0	0	0	0	0	0
November 20, 2045	0	0	0	0	0	0	0
November 20, 2046	0	0	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	9.89	9.89	8.65	7.40	6.25	4.48	3.29

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the notional amount by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial notional amount.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of CPR Set Forth Below:

	Class 5-A-4
	0%	10%	20%	25%	30%	40%	50%

Distribution Date

Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	89	79	74	68	58	47
November 20, 2008	100	80	62	54	46	33	23
November 20, 2009	99	71	48	39	32	19	10
November 20, 2010	99	63	39	30	22	12	5
November 20, 2011	99	56	31	22	15	7	3
November 20, 2012	99	50	25	17	11	4	1
November 20, 2013	98	45	20	12	8	2	1
November 20, 2014	98	40	16	9	5	1	*
November 20, 2015	98	36	12	7	4	1	*
November 20, 2016	98	32	10	5	3	1	*
November 20, 2017	95	28	8	4	2	*	*
November 20, 2018	93	25	6	3	1	*	*
November 20, 2019	91	22	5	2	1	*	*
November 20, 2020	88	19	4	1	1	*	*
November 20, 2021	85	17	3	1	*	*	*
November 20, 2022	82	14	2	1	*	*	*
November 20, 2023	78	12	2	1	*	*	*
November 20, 2024	75	11	1	*	*	*	*
November 20, 2025	71	9	1	*	*	*	*
November 20, 2026	67	8	1	*	*	*	*
November 20, 2027	62	6	1	*	*	*	*
November 20, 2028	57	5	*	*	*	*	*
November 20, 2029	52	4	*	*	*	*	*
November 20, 2030	46	3	*	*	*	*	*
November 20, 2031	40	3	*	*	*	*	*
November 20, 2032	33	2	*	*	*	*	*
November 20, 2033	26	1	*	*	*	*	*
November 20, 2034	18	1	*	*	*	*	0
November 20, 2035	10	*	*	*	*	*	0
November 20, 2036	1	*	*	*	*	*	0
November 20, 2037	1	*	*	*	*	*	0
November 20, 2038	1	*	*	*	*	0	0
November 20, 2039	1	*	*	*	*	0	0
November 20, 2040	1	*	*	*	*	0	0
November 20, 2041	1	*	*	*	*	0	0
November 20, 2042	1	*	*	*	*	0	0
November 20, 2043	*	*	*	*	*	0	0
November 20, 2044	*	*	*	*	*	0	0
November 20, 2045	*	*	*	*	0	0	0
November 20, 2046	0	0	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	22.14	8.06	4.24	3.32	2.68	1.86	1.36

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PPC Set Forth Below:

	Class 6-A-1 and Class 6-A-2
	0%	50%	100%	150%	200%

Distribution Date

Initial Percentage	100	100	100	100	100
November 20, 2007	100	90	79	68	56
November 20, 2008	100	79	59	44	32
November 20, 2009	100	67	43	26	15
November 20, 2010	100	57	31	17	9
November 20, 2011	100	48	23	10	4
November 20, 2012	100	37	13	4	1
November 20, 2013	100	31	9	2	*
November 20, 2014	99	25	6	1	0
November 20, 2015	97	21	4	*	0
November 20, 2016	95	17	3	0	0
November 20, 2017	93	14	2	0	0
November 20, 2018	90	12	1	0	0
November 20, 2019	88	9	1	0	0
November 20, 2020	85	8	*	0	0
November 20, 2021	82	6	*	0	0
November 20, 2022	79	5	0	0	0
November 20, 2023	75	4	0	0	0
November 20, 2024	72	3	0	0	0
November 20, 2025	68	3	0	0	0
November 20, 2026	63	2	0	0	0
November 20, 2027	59	1	0	0	0
November 20, 2028	54	1	0	0	0
November 20, 2029	48	1	0	0	0
November 20, 2030	43	*	0	0	0
November 20, 2031	37	*	0	0	0
November 20, 2032	31	*	0	0	0
November 20, 2033	24	0	0	0	0
November 20, 2034	17	0	0	0	0
November 20, 2035	9	0	0	0	0
November 20, 2036	2	0	0	0	0
November 20, 2037	2	0	0	0	0
November 20, 2038	1	0	0	0	0
November 20, 2039	1	0	0	0	0
November 20, 2040	1	0	0	0	0
November 20, 2041	1	0	0	0	0
November 20, 2042	1	0	0	0	0
November 20, 2043	*	0	0	0	0
November 20, 2044	*	0	0	0	0
November 20, 2045	0	0	0	0	0
November 20, 2046	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	21.65	5.93	3.22	2.20	1.65

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of CPR Set Forth Below:

	Class S-B-1, Class S-B-2, Class S-B-3 and Class S-B-4
	0%	10%	20%	25%	30%	40%	50%

Distribution Date

Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	100	100	100	100	100	100
November 20, 2008	99	99	99	99	99	86	71
November 20, 2009	99	99	99	91	83	66	50
November 20, 2010	98	98	81	68	57	39	25
November 20, 2011	97	97	64	50	40	23	12
November 20, 2012	95	95	51	37	27	14	6
November 20, 2013	94	90	40	27	19	8	3
November 20, 2014	92	79	31	20	13	5	1
November 20, 2015	90	70	24	15	9	3	1
November 20, 2016	88	61	19	11	6	2	*
November 20, 2017	85	53	15	8	4	1	*
November 20, 2018	83	47	12	6	3	1	*
November 20, 2019	80	41	9	4	2	*	*
November 20, 2020	77	35	7	3	1	*	*
November 20, 2021	74	30	5	2	1	*	*
November 20, 2022	70	26	4	2	1	*	*
November 20, 2023	66	22	3	1	*	*	*
November 20, 2024	62	19	2	1	*	*	*
November 20, 2025	58	16	2	1	*	*	*
November 20, 2026	53	13	1	*	*	*	*
November 20, 2027	48	11	1	*	*	*	*
November 20, 2028	43	8	1	*	*	*	*
November 20, 2029	37	7	*	*	*	*	*
November 20, 2030	31	5	*	*	*	*	*
November 20, 2031	24	3	*	*	*	*	*
November 20, 2032	17	2	*	*	*	*	*
November 20, 2033	9	1	*	*	*	*	*
November 20, 2034	3	*	*	*	*	*	0
November 20, 2035	*	*	*	*	*	0	0
November 20, 2036	0	0	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	19.21	12.78	7.22	5.96	5.14	3.99	3.16

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of CPR Set Forth Below:

	Class N-B-1, Class N-B-2 and Class N-B-3
	0%	10%	20%	25%	30%	40%	50%

Distribution Date

Initial Percentage	100	100	100	100	100	100	100
November 20, 2007	100	100	100	100	100	100	100
November 20, 2008	100	100	100	100	100	86	73
November 20, 2009	99	99	99	91	83	67	52
November 20, 2010	99	99	82	68	58	40	26
November 20, 2011	99	99	66	51	41	24	13
November 20, 2012	98	98	52	38	28	14	6
November 20, 2013	98	93	41	28	20	8	3
November 20, 2014	96	83	33	21	14	5	2
November 20, 2015	95	74	26	16	9	3	1
November 20, 2016	94	66	20	12	6	2	*
November 20, 2017	92	58	16	8	4	1	*
November 20, 2018	90	51	13	6	3	1	*
November 20, 2019	87	44	10	5	2	*	*
November 20, 2020	85	39	8	3	1	*	*
November 20, 2021	82	34	6	2	1	*	*
November 20, 2022	79	29	5	2	1	*	*
November 20, 2023	76	25	3	1	*	*	*
November 20, 2024	72	22	3	1	*	*	*
November 20, 2025	69	19	2	1	*	*	*
November 20, 2026	65	16	2	*	*	*	*
November 20, 2027	60	13	1	*	*	*	*
November 20, 2028	56	11	1	*	*	*	*
November 20, 2029	50	9	1	*	*	*	*
November 20, 2030	45	7	*	*	*	*	*
November 20, 2031	39	6	*	*	*	*	*
November 20, 2032	33	4	*	*	*	*	*
November 20, 2033	26	3	*	*	*	*	*
November 20, 2034	19	2	*	*	*	*	*
November 20, 2035	11	1	*	*	*	*	0
November 20, 2036	2	*	*	*	*	*	0
November 20, 2037	2	*	*	*	*	*	0
November 20, 2038	2	*	*	*	*	*	0
November 20, 2039	2	*	*	*	*	*	0
November 20, 2040	2	*	*	*	*	*	0
November 20, 2041	1	*	*	*	*	0	0
November 20, 2042	1	*	*	*	*	0	0
November 20, 2043	1	*	*	*	*	0	0
November 20, 2044	1	*	*	*	*	0	0
November 20, 2045	*	*	*	*	*	0	0
November 20, 2046	0	0	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	21.80	13.56	7.40	6.07	5.21	4.02	3.24

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*	Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PPC Set Forth Below:

	Class M-1
	0%	50%	100%	150%	200%

Distribution Date

Initial Percentage	100	100	100	100	100
November 20, 2007	100	100	100	100	100
November 20, 2008	100	100	100	100	100
November 20, 2009	100	100	100	100	100
November 20, 2010	100	100	65	36	19
November 20, 2011	100	100	47	21	4
November 20, 2012	100	78	27	0	0
November 20, 2013	100	64	18	0	0
November 20, 2014	100	53	12	0	0
November 20, 2015	100	44	2	0	0
November 20, 2016	100	36	0	0	0
November 20, 2017	100	30	0	0	0
November 20, 2018	100	24	0	0	0
November 20, 2019	100	20	0	0	0
November 20, 2020	100	16	0	0	0
November 20, 2021	100	13	0	0	0
November 20, 2022	100	11	0	0	0
November 20, 2023	100	3	0	0	0
November 20, 2024	100	0	0	0	0
November 20, 2025	100	0	0	0	0
November 20, 2026	100	0	0	0	0
November 20, 2027	100	0	0	0	0
November 20, 2028	100	0	0	0	0
November 20, 2029	100	0	0	0	0
November 20, 2030	90	0	0	0	0
November 20, 2031	78	0	0	0	0
November 20, 2032	65	0	0	0	0
November 20, 2033	51	0	0	0	0
November 20, 2034	35	0	0	0	0
November 20, 2035	19	0	0	0	0
November 20, 2036	0	0	0	0	0
November 20, 2037	0	0	0	0	0
November 20, 2038	0	0	0	0	0
November 20, 2039	0	0	0	0	0
November 20, 2040	0	0	0	0	0
November 20, 2041	0	0	0	0	0
November 20, 2042	0	0	0	0	0
November 20, 2043	0	0	0	0	0
November 20, 2044	0	0	0	0	0
November 20, 2045	0	0	0	0	0
November 20, 2046	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	26.88	9.41	5.16	3.91	3.55

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PPC Set Forth Below:

	Class M-2
	0%	50%	100%	150%	200%

Distribution Date

Initial Percentage	100	100	100	100	100
November 20, 2007	100	100	100	100	100
November 20, 2008	100	100	100	100	100
November 20, 2009	100	100	100	100	100
November 20, 2010	100	100	65	36	19
November 20, 2011	100	100	47	21	0
November 20, 2012	100	78	27	0	0
November 20, 2013	100	64	18	0	0
November 20, 2014	100	53	12	0	0
November 20, 2015	100	44	0	0	0
November 20, 2016	100	36	0	0	0
November 20, 2017	100	30	0	0	0
November 20, 2018	100	24	0	0	0
November 20, 2019	100	20	0	0	0
November 20, 2020	100	16	0	0	0
November 20, 2021	100	13	0	0	0
November 20, 2022	100	2	0	0	0
November 20, 2023	100	0	0	0	0
November 20, 2024	100	0	0	0	0
November 20, 2025	100	0	0	0	0
November 20, 2026	100	0	0	0	0
November 20, 2027	100	0	0	0	0
November 20, 2028	100	0	0	0	0
November 20, 2029	100	0	0	0	0
November 20, 2030	90	0	0	0	0
November 20, 2031	78	0	0	0	0
November 20, 2032	65	0	0	0	0
November 20, 2033	51	0	0	0	0
November 20, 2034	35	0	0	0	0
November 20, 2035	19	0	0	0	0
November 20, 2036	0	0	0	0	0
November 20, 2037	0	0	0	0	0
November 20, 2038	0	0	0	0	0
November 20, 2039	0	0	0	0	0
November 20, 2040	0	0	0	0	0
November 20, 2041	0	0	0	0	0
November 20, 2042	0	0	0	0	0
November 20, 2043	0	0	0	0	0
November 20, 2044	0	0	0	0	0
November 20, 2045	0	0	0	0	0
November 20, 2046	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	26.87	9.30	5.10	3.89	3.49

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PPC Set Forth Below:

	Class M-3
	0%	50%	100%	150%	200%

Distribution Date

Initial Percentage	100	100	100	100	100
November 20, 2007	100	100	100	100	100
November 20, 2008	100	100	100	100	100
November 20, 2009	100	100	100	100	100
November 20, 2010	100	100	65	36	19
November 20, 2011	100	100	47	21	0
November 20, 2012	100	78	27	0	0
November 20, 2013	100	64	18	0	0
November 20, 2014	100	53	1	0	0
November 20, 2015	100	44	0	0	0
November 20, 2016	100	36	0	0	0
November 20, 2017	100	30	0	0	0
November 20, 2018	100	24	0	0	0
November 20, 2019	100	20	0	0	0
November 20, 2020	100	16	0	0	0
November 20, 2021	100	6	0	0	0
November 20, 2022	100	0	0	0	0
November 20, 2023	100	0	0	0	0
November 20, 2024	100	0	0	0	0
November 20, 2025	100	0	0	0	0
November 20, 2026	100	0	0	0	0
November 20, 2027	100	0	0	0	0
November 20, 2028	100	0	0	0	0
November 20, 2029	100	0	0	0	0
November 20, 2030	90	0	0	0	0
November 20, 2031	78	0	0	0	0
November 20, 2032	65	0	0	0	0
November 20, 2033	51	0	0	0	0
November 20, 2034	35	0	0	0	0
November 20, 2035	19	0	0	0	0
November 20, 2036	0	0	0	0	0
November 20, 2037	0	0	0	0	0
November 20, 2038	0	0	0	0	0
November 20, 2039	0	0	0	0	0
November 20, 2040	0	0	0	0	0
November 20, 2041	0	0	0	0	0
November 20, 2042	0	0	0	0	0
November 20, 2043	0	0	0	0	0
November 20, 2044	0	0	0	0	0
November 20, 2045	0	0	0	0	0
November 20, 2046	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	26.85	9.20	5.05	3.85	3.43

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PPC Set Forth Below:

	Class M-4
	0%	50%	100%	150%	200%

Distribution Date

Initial Percentage	100	100	100	100	100
November 20, 2007	100	100	100	100	100
November 20, 2008	100	100	100	100	100
November 20, 2009	100	100	100	100	100
November 20, 2010	100	100	65	36	17
November 20, 2011	100	100	47	21	0
November 20, 2012	100	78	27	0	0
November 20, 2013	100	64	16	0	0
November 20, 2014	100	53	0	0	0
November 20, 2015	100	44	0	0	0
November 20, 2016	100	36	0	0	0
November 20, 2017	100	30	0	0	0
November 20, 2018	100	24	0	0	0
November 20, 2019	100	20	0	0	0
November 20, 2020	100	6	0	0	0
November 20, 2021	100	0	0	0	0
November 20, 2022	100	0	0	0	0
November 20, 2023	100	0	0	0	0
November 20, 2024	100	0	0	0	0
November 20, 2025	100	0	0	0	0
November 20, 2026	100	0	0	0	0
November 20, 2027	100	0	0	0	0
November 20, 2028	100	0	0	0	0
November 20, 2029	100	0	0	0	0
November 20, 2030	90	0	0	0	0
November 20, 2031	78	0	0	0	0
November 20, 2032	65	0	0	0	0
November 20, 2033	51	0	0	0	0
November 20, 2034	35	0	0	0	0
November 20, 2035	19	0	0	0	0
November 20, 2036	0	0	0	0	0
November 20, 2037	0	0	0	0	0
November 20, 2038	0	0	0	0	0
November 20, 2039	0	0	0	0	0
November 20, 2040	0	0	0	0	0
November 20, 2041	0	0	0	0	0
November 20, 2042	0	0	0	0	0
November 20, 2043	0	0	0	0	0
November 20, 2044	0	0	0	0	0
November 20, 2045	0	0	0	0	0
November 20, 2046	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	26.83	9.04	4.96	3.81	3.39

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PPC Set Forth Below:

	Class M-5
	0%	50%	100%	150%	200%

Distribution Date

Initial Percentage	100	100	100	100	100
November 20, 2007	100	100	100	100	100
November 20, 2008	100	100	100	100	100
November 20, 2009	100	100	100	100	100
November 20, 2010	100	100	65	36	0
November 20, 2011	100	100	47	9	0
November 20, 2012	100	78	27	0	0
November 20, 2013	100	64	0	0	0
November 20, 2014	100	53	0	0	0
November 20, 2015	100	44	0	0	0
November 20, 2016	100	36	0	0	0
November 20, 2017	100	30	0	0	0
November 20, 2018	100	20	0	0	0
November 20, 2019	100	4	0	0	0
November 20, 2020	100	0	0	0	0
November 20, 2021	100	0	0	0	0
November 20, 2022	100	0	0	0	0
November 20, 2023	100	0	0	0	0
November 20, 2024	100	0	0	0	0
November 20, 2025	100	0	0	0	0
November 20, 2026	100	0	0	0	0
November 20, 2027	100	0	0	0	0
November 20, 2028	100	0	0	0	0
November 20, 2029	100	0	0	0	0
November 20, 2030	90	0	0	0	0
November 20, 2031	78	0	0	0	0
November 20, 2032	65	0	0	0	0
November 20, 2033	51	0	0	0	0
November 20, 2034	35	0	0	0	0
November 20, 2035	1	0	0	0	0
November 20, 2036	0	0	0	0	0
November 20, 2037	0	0	0	0	0
November 20, 2038	0	0	0	0	0
November 20, 2039	0	0	0	0	0
November 20, 2040	0	0	0	0	0
November 20, 2041	0	0	0	0	0
November 20, 2042	0	0	0	0	0
November 20, 2043	0	0	0	0	0
November 20, 2044	0	0	0	0	0
November 20, 2045	0	0	0	0	0
November 20, 2046	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	26.76	8.77	4.82	3.76	3.28

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PPC Set Forth Below:

	Class M-6
	0%	50%	100%	150%	200%

Distribution Date

Initial Percentage	100	100	100	100	100
November 20, 2007	100	100	100	100	100
November 20, 2008	100	100	100	100	100
November 20, 2009	100	100	100	100	100
November 20, 2010	100	100	65	26	0
November 20, 2011	100	100	47	0	0
November 20, 2012	100	78	2	0	0
November 20, 2013	100	64	0	0	0
November 20, 2014	100	53	0	0	0
November 20, 2015	100	44	0	0	0
November 20, 2016	100	27	0	0	0
November 20, 2017	100	10	0	0	0
November 20, 2018	100	0	0	0	0
November 20, 2019	100	0	0	0	0
November 20, 2020	100	0	0	0	0
November 20, 2021	100	0	0	0	0
November 20, 2022	100	0	0	0	0
November 20, 2023	100	0	0	0	0
November 20, 2024	100	0	0	0	0
November 20, 2025	100	0	0	0	0
November 20, 2026	100	0	0	0	0
November 20, 2027	100	0	0	0	0
November 20, 2028	100	0	0	0	0
November 20, 2029	100	0	0	0	0
November 20, 2030	90	0	0	0	0
November 20, 2031	78	0	0	0	0
November 20, 2032	65	0	0	0	0
November 20, 2033	51	0	0	0	0
November 20, 2034	26	0	0	0	0
November 20, 2035	0	0	0	0	0
November 20, 2036	0	0	0	0	0
November 20, 2037	0	0	0	0	0
November 20, 2038	0	0	0	0	0
November 20, 2039	0	0	0	0	0
November 20, 2040	0	0	0	0	0
November 20, 2041	0	0	0	0	0
November 20, 2042	0	0	0	0	0
November 20, 2043	0	0	0	0	0
November 20, 2044	0	0	0	0	0
November 20, 2045	0	0	0	0	0
November 20, 2046	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	26.59	8.25	4.59	3.55	3.12

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PPC Set Forth Below:

	Class M-7
	0%	50%	100%	150%	200%

Distribution Date

Initial Percentage	100	100	100	100	100
November 20, 2007	100	100	100	100	100
November 20, 2008	100	100	100	100	100
November 20, 2009	100	100	100	100	100
November 20, 2010	100	100	41	0	0
November 20, 2011	100	100	10	0	0
November 20, 2012	100	63	0	0	0
November 20, 2013	100	39	0	0	0
November 20, 2014	100	20	0	0	0
November 20, 2015	100	4	0	0	0
November 20, 2016	100	0	0	0	0
November 20, 2017	100	0	0	0	0
November 20, 2018	100	0	0	0	0
November 20, 2019	100	0	0	0	0
November 20, 2020	100	0	0	0	0
November 20, 2021	100	0	0	0	0
November 20, 2022	100	0	0	0	0
November 20, 2023	100	0	0	0	0
November 20, 2024	100	0	0	0	0
November 20, 2025	100	0	0	0	0
November 20, 2026	100	0	0	0	0
November 20, 2027	100	0	0	0	0
November 20, 2028	100	0	0	0	0
November 20, 2029	100	0	0	0	0
November 20, 2030	82	0	0	0	0
November 20, 2031	62	0	0	0	0
November 20, 2032	40	0	0	0	0
November 20, 2033	16	0	0	0	0
November 20, 2034	0	0	0	0	0
November 20, 2035	0	0	0	0	0
November 20, 2036	0	0	0	0	0
November 20, 2037	0	0	0	0	0
November 20, 2038	0	0	0	0	0
November 20, 2039	0	0	0	0	0
November 20, 2040	0	0	0	0	0
November 20, 2041	0	0	0	0	0
November 20, 2042	0	0	0	0	0
November 20, 2043	0	0	0	0	0
November 20, 2044	0	0	0	0	0
November 20, 2045	0	0	0	0	0
November 20, 2046	0	0	0	0	0

Weighted Average Life to Maturity (in years)(1)	25.50	6.73	3.90	3.14	3.06

(1)

The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

Appendix C

Hypothetical Mortgage Loan Characteristics

Hypothetical Mortgage Loan Characteristics (Loan Pool S)

Group	Unpaid Principal Balance ($)	Current Mortgage Interest Rate (%)	Current Net Mortgage Interest Rate (%)	Remaining Term (months)	Age (months)	Initial Periodic Cap (%)	Periodic Rate Cap (%)	Gross Margin (%)	Rate Ceiling (%)	Rate Floor (%)	Original Interest Only Term (months)	Months to First Adjustment Date (months)	Payment Adjustment Frequency (months)	Index
1	155,450.00	5.3750000000	5.1250000000	264	36	5.0000000000	2.0000000000	2.0000000000	10.3750000000	2.0000000000	120	24	6	6 Mo LIBOR
1	471,244.26	5.7500000000	5.3750000000	311	49	5.0000000000	2.0000000000	2.7500000000	10.7500000000	2.7500000000	0	11	12	1 Yr CMT
1	477,890.71	5.7500000000	5.2500000000	314	46	2.0000000000	2.0000000000	2.7500000000	10.7500000000	2.7500000000	0	14	12	1 Yr CMT
1	948,110.36	5.7500000000	5.2500000000	315	45	2.0000000000	2.0000000000	2.7500000000	10.7500000000	2.7500000000	0	15	12	1 Yr CMT
1	613,134.71	4.5000000000	4.1250000000	320	40	5.0000000000	2.0000000000	2.7500000000	9.5000000000	2.7500000000	0	20	12	1 Yr CMT
1	819,971.55	4.1222797974	3.7472797974	322	38	3.5326424313	2.0000000000	2.7500000000	9.1222797974	2.7500000000	0	22	12	1 Yr CMT
1	2,386,234.04	4.9373161601	4.5848265029	323	37	5.0000000000	2.0000000000	2.7500000000	9.9373161601	2.7500000000	0	23	12	1 Yr CMT
1	1,185,357.66	5.1112772241	4.7362772241	324	36	5.0000000000	2.0000000000	2.6984161683	10.1112772241	2.6984161683	0	24	12	1 Yr CMT
1	3,928,189.44	4.7310603737	4.3560603737	325	35	5.0000000000	2.0000000000	2.7350358970	9.7310603737	2.7350358970	0	25	12	1 Yr CMT
1	3,381,920.43	4.4889215219	4.1492293691	326	34	5.0000000000	2.0000000000	2.7500000000	9.4889215219	2.7500000000	0	26	12	1 Yr CMT
1	993,159.25	4.5629135723	4.1879135723	327	33	5.0000000000	2.0000000000	2.7500000000	9.5629135723	2.7500000000	0	27	12	1 Yr CMT
1	4,488,474.83	4.4236065832	4.0486065832	328	32	5.0000000000	2.0000000000	2.7500000000	9.4236065832	2.7500000000	0	28	12	1 Yr CMT
1	6,654,621.48	4.4389008720	4.0353288342	329	31	5.0000000000	2.0000000000	2.7500000000	9.4389008720	2.7500000000	0	29	12	1 Yr CMT
1	8,716,955.21	4.1806866985	3.8053193712	330	30	5.0000000000	2.0000000000	2.7500000000	9.1806866985	2.7500000000	0	30	12	1 Yr CMT
1	1,349,947.46	4.8032594644	4.3396286271	331	29	5.0000000000	2.0000000000	2.7500000000	9.8032594644	2.7500000000	0	31	12	1 Yr CMT
1	920,948.56	5.2951672811	4.9201672811	332	28	3.6386617511	2.0000000000	2.7500000000	10.2951672811	2.7500000000	0	32	12	1 Yr CMT
1	1,139,966.70	5.0780683608	4.7030683608	333	27	5.0000000000	2.0000000000	2.7500000000	10.0780683608	2.7500000000	0	33	12	1 Yr CMT
1	444,889.61	5.1250000000	4.7500000000	334	26	5.0000000000	2.0000000000	2.7500000000	10.1250000000	2.7500000000	0	34	12	1 Yr CMT
1	486,478.04	5.8750000000	5.3400000000	335	25	5.0000000000	2.0000000000	2.7500000000	10.8750000000	2.7500000000	0	35	12	1 Yr CMT
1	483,491.90	4.5400000000	4.1650000000	338	22	5.0000000000	2.0000000000	2.7500000000	9.5400000000	2.7500000000	0	38	12	1 Yr CMT
1	4,511,500.00	5.2474509587	4.9974509587	321	39	5.0000000000	2.0000000000	2.7500000000	10.2474509587	2.7500000000	60	21	12	1 Yr CMT
1	1,000,000.00	4.3750000000	4.1250000000	330	30	5.0000000000	2.0000000000	2.7500000000	9.3750000000	2.7500000000	60	30	12	1 Yr CMT
1	552,929.96	5.2500000000	5.0000000000	332	28	5.0000000000	2.0000000000	2.7500000000	10.2500000000	2.7500000000	60	32	12	1 Yr CMT
1	825,000.00	5.1250000000	4.8750000000	343	17	5.0000000000	2.0000000000	2.7500000000	10.1250000000	2.7500000000	60	43	12	1 Yr CMT
1	995,434.77	5.3974061605	5.1474061605	345	15	5.0000000000	2.0000000000	2.4465415474	10.3974061605	2.4465415474	60	45	12	1 Yr CMT
1	1,100,000.00	5.2500000000	5.0000000000	347	13	5.0000000000	2.0000000000	2.7500000000	10.2500000000	2.7500000000	60	47	12	1 Yr CMT
1	423,765.62	5.1250000000	4.8750000000	318	42	5.0000000000	2.0000000000	2.2500000000	10.1250000000	2.2500000000	0	18	12	1 Yr LIBOR
1	560,876.92	5.0000000000	4.7500000000	322	38	5.0000000000	2.0000000000	2.2500000000	10.0000000000	2.2500000000	0	22	12	1 Yr LIBOR
1	1,148,225.18	5.3661101889	5.1161101889	331	29	5.0000000000	2.0000000000	2.2500000000	10.3661101889	2.2500000000	0	31	12	1 Yr LIBOR

Hypothetical Mortgage Loan Characteristics (Loan Pool S)

Group	Unpaid Principal Balance ($)	Current Mortgage Interest Rate (%)	Current Net Mortgage Interest Rate (%)	Remaining Term (months)	Age (months)	Initial Periodic Cap (%)	Periodic Rate Cap (%)	Gross Margin (%)	Rate Ceiling (%)	Rate Floor (%)	Original Interest Only Term (months)	Months to First Adjustment Date (months)	Payment Adjustment Frequency (months)	Index
1	6,657,625.74	5.1630519914	4.9130519914	332	28	5.0000000000	2.0000000000	2.2500000000	10.1630519914	2.2500000000	0	32	12	1 Yr LIBOR
1	483,263.07	4.4180000000	4.0430000000	336	24	5.0000000000	2.0000000000	2.2500000000	9.4180000000	2.2500000000	0	36	12	1 Yr LIBOR
1	1,457,003.05	4.6849942209	4.3099942209	337	23	5.0000000000	2.0000000000	2.2500000000	9.6849942209	2.2500000000	0	37	12	1 Yr LIBOR
1	1,880,077.26	4.6282401119	4.2532401119	338	22	5.0000000000	2.0000000000	2.2500000000	9.6282401119	2.2500000000	0	38	12	1 Yr LIBOR
1	2,196,385.74	4.7944765659	4.4194765659	339	21	5.0000000000	2.0000000000	2.2500000000	9.7944765659	2.2500000000	0	39	12	1 Yr LIBOR
1	559,173.93	5.6250000000	5.2500000000	340	20	5.0000000000	2.0000000000	2.2500000000	10.6250000000	2.2500000000	0	40	12	1 Yr LIBOR
1	1,244,207.17	5.0689502628	4.7352149794	341	19	5.0000000000	2.0000000000	2.2500000000	10.0689502628	2.2500000000	0	41	12	1 Yr LIBOR
1	3,289,433.01	4.9208709837	4.6191057317	342	18	5.0000000000	2.0000000000	2.2500000000	9.9208709837	2.2500000000	0	42	12	1 Yr LIBOR
1	1,425,897.19	4.9540430211	4.6607570313	343	17	5.0000000000	2.0000000000	2.2500000000	9.9540430211	2.2500000000	0	43	12	1 Yr LIBOR
1	6,739,163.87	4.9127715792	4.5939486599	344	16	5.0000000000	2.0000000000	2.3190490147	9.9127715792	2.3190490147	0	44	12	1 Yr LIBOR
1	3,244,718.85	5.1984525861	4.8620479385	345	15	5.0000000000	2.0000000000	2.2500000000	10.1984525861	2.2500000000	0	45	12	1 Yr LIBOR
1	5,076,944.86	5.2503295301	4.8977083686	346	14	5.0000000000	2.0000000000	2.2500000000	10.2503295301	2.2500000000	0	46	12	1 Yr LIBOR
1	1,979,261.35	5.1381634379	4.7631634379	347	13	5.0000000000	2.0000000000	2.2500000000	10.1381634379	2.2500000000	0	47	12	1 Yr LIBOR
1	432,127.76	5.1700000000	4.7950000000	348	12	5.0000000000	2.0000000000	2.2500000000	10.1700000000	2.2500000000	0	48	12	1 Yr LIBOR
1	976,113.56	5.4495209056	5.0745209056	349	11	5.0000000000	2.0000000000	2.2500000000	10.4495209056	2.2500000000	0	49	12	1 Yr LIBOR
1	791,175.46	5.7500000000	5.3750000000	350	10	5.0000000000	2.0000000000	2.2500000000	10.7500000000	2.2500000000	0	50	12	1 Yr LIBOR
1	584,348.57	5.7500000000	5.3750000000	351	9	5.0000000000	2.0000000000	2.2500000000	10.7500000000	2.2500000000	0	51	12	1 Yr LIBOR
1	703,261.58	5.7500000000	5.3750000000	352	8	5.0000000000	2.0000000000	2.2500000000	10.7500000000	2.2500000000	0	52	12	1 Yr LIBOR
1	745,209.26	5.7100000000	5.3350000000	354	6	5.0000000000	2.0000000000	2.2500000000	10.7100000000	2.2500000000	0	54	12	1 Yr LIBOR
1	12,695,743.60	5.4156826372	5.1656826372	345	15	5.0000000000	2.0000000000	2.2500000000	10.4156826372	2.2500000000	120	45	12	1 Yr LIBOR
1	467,414.88	6.0000000000	5.7500000000	348	12	5.0000000000	2.0000000000	2.2500000000	11.0000000000	2.2500000000	120	48	12	1 Yr LIBOR
1	1,117,250.74	5.6250000000	5.3750000000	350	10	5.0000000000	2.0000000000	2.2500000000	10.6250000000	2.2500000000	120	50	12	1 Yr LIBOR
1	516,671.77	5.5000000000	5.2500000000	353	7	5.0000000000	2.0000000000	2.2500000000	10.5000000000	2.2500000000	120	53	12	1 Yr LIBOR
1	1,174,018.37	4.7012862691	4.4512862691	328	32	5.0000000000	2.0000000000	2.2500000000	9.7012862691	2.2500000000	60	28	12	1 Yr LIBOR
1	4,172,215.45	5.2570084315	5.0070084315	331	29	5.0000000000	2.0000000000	2.2500000000	10.2570084315	2.2500000000	60	31	12	1 Yr LIBOR
1	14,006,625.88	5.2701050453	5.0201050453	332	28	5.0000000000	2.0000000000	2.2500000000	10.2701050453	2.2500000000	60	32	12	1 Yr LIBOR
1	954,181.14	5.3408444622	4.9658444622	334	26	5.0000000000	2.0000000000	2.2500000000	10.3408444622	2.2500000000	60	34	12	1 Yr LIBOR
1	440,000.00	5.1250000000	4.7500000000	335	25	5.0000000000	2.0000000000	2.2500000000	10.1250000000	2.2500000000	60	35	12	1 Yr LIBOR
1	2,709,386.35	4.7994959328	4.4244959328	337	23	5.0000000000	2.0000000000	2.2500000000	9.7994959328	2.2500000000	60	37	12	1 Yr LIBOR
1	4,661,701.17	4.9038595632	4.5288595632	338	22	5.0000000000	2.0000000000	2.2500000000	9.9038595632	2.2500000000	60	38	12	1 Yr LIBOR

Hypothetical Mortgage Loan Characteristics (Loan Pool S)

Group	Unpaid Principal Balance ($)	Current Mortgage Interest Rate (%)	Current Net Mortgage Interest Rate (%)	Remaining Term (months)	Age (months)	Initial Periodic Cap (%)	Periodic Rate Cap (%)	Gross Margin (%)	Rate Ceiling (%)	Rate Floor (%)	Original Interest Only Term (months)	Months to First Adjustment Date (months)	Payment Adjustment Frequency (months)	Index
1	12,257,513.11	4.9306364311	4.5490701238	339	21	5.0000000000	2.0000000000	2.2500000000	9.9306364311	2.2500000000	60	39	12	1 Yr LIBOR
1	5,533,457.35	5.0313131373	4.6803384382	340	20	5.0000000000	2.0000000000	2.2500000000	10.0313131373	2.2500000000	60	40	12	1 Yr LIBOR
1	12,778,312.80	5.1248024541	4.7985625762	341	19	5.0000000000	2.0000000000	2.2500000000	10.1248024541	2.2500000000	60	41	12	1 Yr LIBOR
1	16,305,559.17	5.2796741471	4.9859393887	342	18	4.9108034269	2.0000000000	2.2500000000	10.2796741471	2.2500000000	60	42	12	1 Yr LIBOR
1	10,305,493.11	5.1932418905	4.8887423676	343	17	5.0000000000	2.0000000000	2.2500000000	10.1932418905	2.2500000000	60	43	12	1 Yr LIBOR
1	23,274,103.40	5.1506676340	4.8169976674	344	16	5.0000000000	2.0000000000	2.2500000000	10.1506676340	2.2500000000	60	44	12	1 Yr LIBOR
1	11,564,482.70	5.4022172150	5.1194540567	345	15	4.9076631175	2.0000000000	2.2500000000	10.4022172150	2.2500000000	60	45	12	1 Yr LIBOR
1	20,575,312.46	5.4089554163	5.0850194299	346	14	5.0000000000	2.0000000000	2.2500000000	10.4089554163	2.2500000000	60	46	12	1 Yr LIBOR
1	3,625,017.68	5.4216447203	5.0342265740	347	13	5.0000000000	2.0000000000	2.2500000000	10.4216447203	2.2500000000	60	47	12	1 Yr LIBOR
1	7,508,166.03	5.2651593209	4.8985501849	348	12	5.0000000000	2.0000000000	2.2500000000	10.2651593209	2.2500000000	60	48	12	1 Yr LIBOR
1	6,063,963.42	5.4467095944	5.0717095944	349	11	5.0000000000	2.0000000000	2.2500000000	10.4467095944	2.2500000000	60	49	12	1 Yr LIBOR
1	3,248,120.00	5.7605365565	5.4170932724	350	10	5.0000000000	2.0000000000	2.2500000000	10.7605365565	2.2500000000	60	50	12	1 Yr LIBOR
1	444,000.00	5.7500000000	5.3750000000	351	9	5.0000000000	2.0000000000	2.2500000000	10.7500000000	2.2500000000	60	51	12	1 Yr LIBOR
1	665,710.70	4.8750000000	4.5000000000	323	37	5.0000000000	2.0000000000	2.0000000000	9.8750000000	2.0000000000	0	23	6	6 Mo LIBOR
1	1,153,907.35	4.7566644378	4.3816644378	326	34	5.0000000000	2.0000000000	2.0000000000	9.7566644378	2.0000000000	0	26	6	6 Mo LIBOR
1	402,328.90	3.6250000000	3.2500000000	327	33	5.0000000000	2.0000000000	2.0000000000	8.6250000000	2.0000000000	0	27	6	6 Mo LIBOR
1	2,701,168.72	4.4252882990	4.0502882990	328	32	5.0000000000	2.0000000000	2.0000000000	9.4252882990	2.0000000000	0	28	6	6 Mo LIBOR
1	526,172.83	4.2500000000	3.8750000000	329	31	5.0000000000	2.0000000000	2.0000000000	9.2500000000	2.0000000000	0	29	6	6 Mo LIBOR
1	3,016,474.17	4.1227335252	3.7477335252	330	30	5.0000000000	2.0000000000	2.0000000000	9.1227335252	2.0000000000	0	30	6	6 Mo LIBOR
1	1,363,273.23	4.2393580449	3.8045185337	331	29	5.0000000000	2.0000000000	2.0000000000	9.2393580449	2.0000000000	0	31	6	6 Mo LIBOR
1	1,626,609.09	5.2608689359	4.8858689359	332	28	5.0000000000	2.0000000000	2.0000000000	10.2608689359	2.0000000000	0	32	6	6 Mo LIBOR
1	538,085.72	5.1250000000	4.7500000000	333	27	5.0000000000	2.0000000000	2.0000000000	10.1250000000	2.0000000000	0	33	6	6 Mo LIBOR
1	582,307.71	5.6250000000	5.1220000000	334	26	5.0000000000	2.0000000000	2.0000000000	10.6250000000	2.0000000000	0	34	6	6 Mo LIBOR
1	136,811.65	5.0000000000	4.7500000000	316	44	6.0000000000	2.0000000000	2.0000000000	13.0000000000	2.0000000000	120	16	6	6 Mo LIBOR
1	1,418,399.80	5.2409052088	4.9909052088	313	47	5.0000000000	2.0000000000	2.0000000000	10.2409052088	2.0000000000	60	13	6	6 Mo LIBOR
1	1,124,000.00	4.7500000000	4.5000000000	318	42	5.0000000000	2.0000000000	2.0000000000	9.7500000000	2.0000000000	60	18	6	6 Mo LIBOR
1	1,161,683.88	4.8206552199	4.4904914149	322	38	5.0000000000	2.0000000000	2.0000000000	9.8206552199	2.0000000000	60	22	6	6 Mo LIBOR
1	2,070,110.02	4.5292595101	4.2792595101	323	37	5.0000000000	2.0000000000	2.0000000000	9.5292595101	2.0000000000	60	23	6	6 Mo LIBOR
1	2,095,036.79	5.1016537566	4.8218213450	324	36	5.0000000000	2.0000000000	2.0000000000	11.5569755734	2.0000000000	60	24	6	6 Mo LIBOR
1	9,561,043.86	4.9649703603	4.6810461886	325	35	5.0000000000	2.0000000000	2.0000000000	9.9649703603	2.0000000000	60	25	6	6 Mo LIBOR

Hypothetical Mortgage Loan Characteristics (Loan Pool S)

Group	Unpaid Principal Balance ($)	Current Mortgage Interest Rate (%)	Current Net Mortgage Interest Rate (%)	Remaining Term (months)	Age (months)	Initial Periodic Cap (%)	Periodic Rate Cap (%)	Gross Margin (%)	Rate Ceiling (%)	Rate Floor (%)	Original Interest Only Term (months)	Months to First Adjustment Date (months)	Payment Adjustment Frequency (months)	Index
1	10,087,628.78	5.0556196272	4.7731207311	326	34	5.0000000000	2.0000000000	2.0000000000	10.2693715453	2.0000000000	60	26	6	6 Mo LIBOR
1	13,624,160.22	5.0024821492	4.7242204902	327	33	5.0000000000	2.0000000000	2.0000000000	10.0024821492	2.0000000000	60	27	6	6 Mo LIBOR
1	12,926,196.43	4.7576571619	4.4871387517	328	32	5.0734909403	2.0000000000	2.0000000000	9.9781299828	2.0000000000	60	28	6	6 Mo LIBOR
1	22,262,360.01	4.4466644196	4.1478718583	329	31	5.0000000000	2.0000000000	2.0000000000	9.4466644196	2.0000000000	60	29	6	6 Mo LIBOR
1	50,458,297.46	4.3332053913	4.0204923237	330	30	5.0000000000	2.0000000000	2.0000000000	9.3332053913	2.0000000000	60	30	6	6 Mo LIBOR
1	35,273,247.84	4.3334039966	4.0702331867	331	29	5.0000000000	2.0000000000	2.0000000000	9.3334039966	2.0000000000	60	31	6	6 Mo LIBOR
1	6,755,165.08	4.6222590514	4.2383121938	332	28	5.0000000000	2.0000000000	2.0000000000	9.6222590514	2.0000000000	60	32	6	6 Mo LIBOR
1	4,529,490.38	5.0578003695	4.6538976221	333	27	5.0000000000	2.0000000000	2.0000000000	10.0578003695	2.0000000000	60	33	6	6 Mo LIBOR
1	1,581,732.97	5.4627954472	5.0815050928	334	26	5.0000000000	2.0000000000	2.0000000000	10.4627954472	2.0000000000	60	34	6	6 Mo LIBOR
1	499,895.35	5.0000000000	4.6250000000	336	24	5.0000000000	2.0000000000	2.0000000000	10.0000000000	2.0000000000	60	36	6	6 Mo LIBOR
1	564,982.44	5.3100000000	4.9350000000	341	19	5.0000000000	2.0000000000	2.0000000000	10.3100000000	2.0000000000	60	41	6	6 Mo LIBOR
1	496,000.00	5.0000000000	4.7500000000	344	16	5.0000000000	2.0000000000	2.2500000000	10.0000000000	2.2500000000	120	45	12	1 Yr LIBOR
2	496,789.84	5.8750000000	5.3750000000	313	47	5.0000000000	2.0000000000	2.7500000000	10.8750000000	2.7500000000	0	37	12	1 Yr CMT
2	1,008,474.02	5.8750000000	5.3750000000	314	46	5.0000000000	2.0000000000	2.7500000000	10.8750000000	2.7500000000	0	38	12	1 Yr CMT
2	1,185,907.10	4.7828091625	4.4078091625	322	38	5.0000000000	2.0000000000	2.7500000000	9.7828091625	2.7500000000	0	46	12	1 Yr CMT
2	1,421,785.49	5.6199423299	5.2449423299	323	37	5.0000000000	2.0000000000	2.7500000000	10.6199423299	2.7500000000	0	47	12	1 Yr CMT
2	1,315,944.29	5.1407557221	4.7657557221	324	36	5.0000000000	2.0000000000	2.7500000000	10.1407557221	2.7500000000	0	48	12	1 Yr CMT
2	3,297,692.45	5.3251506257	4.9501506257	325	35	5.0000000000	2.0000000000	2.7500000000	10.3251506257	2.7500000000	0	49	12	1 Yr CMT
2	2,957,800.75	5.2510495240	4.8760495240	326	34	5.0000000000	2.0000000000	2.7500000000	10.2510495240	2.7500000000	0	50	12	1 Yr CMT
2	400,517.71	4.5000000000	4.1250000000	327	33	5.0000000000	2.0000000000	2.7500000000	9.5000000000	2.7500000000	0	51	12	1 Yr CMT
2	969,438.82	4.9809785598	4.6059785598	328	32	5.0000000000	2.0000000000	2.7500000000	9.9809785598	2.7500000000	0	52	12	1 Yr CMT
2	1,087,341.88	5.0999130835	4.7249130835	329	31	5.0000000000	2.0000000000	2.7500000000	10.0999130835	2.7500000000	0	53	12	1 Yr CMT
2	552,190.98	4.2500000000	3.8750000000	331	29	5.0000000000	2.0000000000	2.7500000000	9.2500000000	2.7500000000	0	55	12	1 Yr CMT
2	1,172,627.14	5.6777621252	5.1444757496	332	28	5.0000000000	2.0000000000	2.7500000000	10.6777621252	2.7500000000	0	56	12	1 Yr CMT
2	404,892.97	5.7500000000	5.3750000000	333	27	5.0000000000	2.0000000000	2.7500000000	10.7500000000	2.7500000000	0	57	12	1 Yr CMT
2	522,485.91	5.3750000000	5.0000000000	340	20	5.0000000000	2.0000000000	2.7500000000	10.3750000000	2.7500000000	0	64	12	1 Yr CMT
2	930,994.18	4.6448746892	4.2698746892	334	26	5.0000000000	2.0000000000	2.2500000000	9.6448746892	2.2500000000	0	58	12	1 Yr LIBOR
2	531,063.70	5.1250000000	4.7500000000	335	25	5.0000000000	2.0000000000	2.2500000000	10.1250000000	2.2500000000	0	59	12	1 Yr LIBOR
2	1,716,421.74	4.9630865502	4.5880865502	337	23	5.0000000000	2.0000000000	2.2500000000	9.9630865502	2.2500000000	0	61	12	1 Yr LIBOR
2	1,455,971.18	4.7789114640	4.4039114640	338	22	5.0000000000	2.0000000000	2.2500000000	9.7789114640	2.2500000000	0	62	12	1 Yr LIBOR

Hypothetical Mortgage Loan Characteristics (Loan Pool S)

Group	Unpaid Principal Balance ($)	Current Mortgage Interest Rate (%)	Current Net Mortgage Interest Rate (%)	Remaining Term (months)	Age (months)	Initial Periodic Cap (%)	Periodic Rate Cap (%)	Gross Margin (%)	Rate Ceiling (%)	Rate Floor (%)	Original Interest Only Term (months)	Months to First Adjustment Date (months)	Payment Adjustment Frequency (months)	Index
2	6,041,946.95	5.0431102285	4.6681102285	339	21	5.0000000000	2.0000000000	2.2500000000	10.0431102285	2.2500000000	0	63	12	1 Yr LIBOR
2	1,663,938.91	4.9602034845	4.6197487672	340	20	5.0000000000	2.0000000000	2.2500000000	9.9602034845	2.2500000000	0	64	12	1 Yr LIBOR
2	4,596,905.19	4.8426017711	4.5067224648	341	19	5.0000000000	2.0000000000	2.2500000000	9.8426017711	2.2500000000	0	65	12	1 Yr LIBOR
2	1,365,276.21	4.9670936367	4.7170936367	342	18	5.0000000000	2.0000000000	2.2500000000	9.9670936367	2.2500000000	0	66	12	1 Yr LIBOR
2	2,568,938.28	5.1816207653	4.8735372893	343	17	5.0000000000	2.0000000000	2.2500000000	10.1816207653	2.2500000000	0	67	12	1 Yr LIBOR
2	4,424,376.36	5.1345890874	4.8210589852	344	16	5.0000000000	2.0000000000	2.2500000000	10.1345890874	2.2500000000	0	68	12	1 Yr LIBOR
2	436,471.55	5.5000000000	5.2500000000	345	15	5.0000000000	2.0000000000	2.2500000000	10.5000000000	2.2500000000	0	69	12	1 Yr LIBOR
2	1,462,365.39	5.2693863096	4.8943863096	346	14	5.0000000000	2.0000000000	2.2500000000	10.2693863096	2.2500000000	0	70	12	1 Yr LIBOR
2	2,539,683.33	5.2646971919	4.8896971919	348	12	4.4042115164	2.0000000000	2.2500000000	10.4632933531	2.2500000000	0	72	12	1 Yr LIBOR
2	444,089.69	5.1500000000	4.9000000000	349	11	5.0000000000	2.0000000000	2.2500000000	10.1500000000	2.2500000000	0	73	12	1 Yr LIBOR
2	642,736.82	5.5000000000	5.2500000000	350	10	5.0000000000	2.0000000000	2.2500000000	10.5000000000	2.2500000000	0	74	12	1 Yr LIBOR
2	1,175,186.66	5.5505437430	5.3005437430	350	10	5.0000000000	2.0000000000	2.2500000000	10.5505437430	2.2500000000	120	74	12	1 Yr LIBOR
2	520,812.11	5.0000000000	4.6250000000	336	24	5.0000000000	2.0000000000	2.2500000000	10.0000000000	2.2500000000	84	60	12	1 Yr LIBOR
2	483,931.53	5.8750000000	5.3880000000	337	23	5.0000000000	2.0000000000	2.2500000000	10.8750000000	2.2500000000	84	61	12	1 Yr LIBOR
2	4,601,335.59	4.9377230745	4.5627230745	338	22	5.0000000000	2.0000000000	2.2500000000	9.9377230745	2.2500000000	84	62	12	1 Yr LIBOR
2	5,835,687.49	5.0831870527	4.7081870527	339	21	5.0000000000	2.0000000000	2.2500000000	10.0831870527	2.2500000000	84	63	12	1 Yr LIBOR
2	7,854,113.07	5.0575225242	4.6917734891	340	20	5.0000000000	2.0000000000	2.2500000000	10.0575225242	2.2500000000	84	64	12	1 Yr LIBOR
2	8,989,733.49	5.1316026656	4.8040034685	341	19	5.0000000000	2.0000000000	2.2500000000	10.1316026656	2.2500000000	84	65	12	1 Yr LIBOR
2	5,838,632.70	5.3594882257	5.0717985368	342	18	5.0000000000	2.0000000000	2.2500000000	10.3594882257	2.2500000000	84	66	12	1 Yr LIBOR
2	4,109,388.34	5.1796604519	4.8823849479	343	17	5.0000000000	2.0000000000	2.2500000000	10.1796604519	2.2500000000	84	67	12	1 Yr LIBOR
2	12,084,503.00	5.3948812262	5.0934740687	344	16	5.0000000000	2.0000000000	2.2500000000	10.3948812262	2.2500000000	84	68	12	1 Yr LIBOR
2	1,450,429.73	5.3685906693	5.0819808296	345	15	5.0000000000	2.0000000000	2.2500000000	10.3685906693	2.2500000000	84	69	12	1 Yr LIBOR
2	13,693,657.35	5.5923805311	5.2173805311	346	14	5.0000000000	2.0000000000	2.2500000000	10.5923805311	2.2500000000	84	70	12	1 Yr LIBOR
2	1,452,539.54	5.5043605990	5.1293605990	347	13	5.0000000000	2.0000000000	2.2500000000	10.5043605990	2.2500000000	84	71	12	1 Yr LIBOR
2	3,018,216.24	5.7175105219	5.3425105219	348	12	5.0000000000	2.0000000000	2.2500000000	10.7175105219	2.2500000000	84	72	12	1 Yr LIBOR
2	500,000.00	5.7100000000	5.3350000000	349	11	5.0000000000	2.0000000000	2.2500000000	10.7100000000	2.2500000000	84	73	12	1 Yr LIBOR
2	1,958,966.67	5.7536958260	5.3786958260	350	10	5.0000000000	2.0000000000	2.2500000000	10.7536958260	2.2500000000	84	74	12	1 Yr LIBOR
2	465,239.19	5.0000000000	4.6250000000	327	33	5.0000000000	2.0000000000	2.0000000000	10.0000000000	2.0000000000	0	51	6	6 Mo LIBOR
2	407,641.13	4.7500000000	4.3750000000	331	29	5.0000000000	2.0000000000	2.0000000000	9.7500000000	2.0000000000	0	55	6	6 Mo LIBOR
2	775,060.75	4.2080000000	3.8330000000	332	28	5.0000000000	2.0000000000	2.0000000000	9.2080000000	2.0000000000	0	56	6	6 Mo LIBOR

Hypothetical Mortgage Loan Characteristics (Loan Pool S)

Group	Unpaid Principal Balance ($)	Current Mortgage Interest Rate (%)	Current Net Mortgage Interest Rate (%)	Remaining Term (months)	Age (months)	Initial Periodic Cap (%)	Periodic Rate Cap (%)	Gross Margin (%)	Rate Ceiling (%)	Rate Floor (%)	Original Interest Only Term (months)	Months to First Adjustment Date (months)	Payment Adjustment Frequency (months)	Index
2	1,207,822.77	5.4057441795	5.0307441795	333	27	5.0000000000	2.0000000000	2.0000000000	10.4057441795	2.0000000000	0	57	6	6 Mo LIBOR
2	1,000,686.44	5.6571247734	5.4071247734	344	16	5.0000000000	2.0000000000	2.0000000000	10.6571247734	2.0000000000	0	68	6	6 Mo LIBOR
2	480,754.05	5.7500000000	5.3750000000	347	13	5.0000000000	2.0000000000	2.0000000000	10.7500000000	2.0000000000	0	71	6	6 Mo LIBOR
2	840,750.00	5.5400000000	5.1650000000	348	12	5.0000000000	2.0000000000	2.0000000000	10.5400000000	2.0000000000	120	72	6	6 Mo LIBOR
2	763,000.00	5.7861730013	5.4111730013	350	10	5.0000000000	2.0000000000	2.0000000000	10.7861730013	2.0000000000	120	74	6	6 Mo LIBOR
2	500,000.00	5.7950000000	5.4200000000	351	9	5.0000000000	2.0000000000	2.0000000000	10.7950000000	2.0000000000	120	75	6	6 Mo LIBOR
2	639,216.36	5.7950000000	5.2950000000	312	48	5.0000000000	2.0000000000	2.0000000000	13.0000000000	2.0000000000	84	36	6	6 Mo LIBOR
2	750,000.00	5.7950000000	5.2950000000	314	46	5.0000000000	2.0000000000	2.0000000000	10.7950000000	2.0000000000	84	38	6	6 Mo LIBOR
2	675,500.00	5.7950000000	5.2950000000	315	45	5.0000000000	2.0000000000	2.0000000000	10.7950000000	2.0000000000	84	39	6	6 Mo LIBOR
2	2,194,510.50	5.7091338626	5.2492089728	316	44	5.0000000000	2.0000000000	2.0000000000	10.7091338626	2.0000000000	84	40	6	6 Mo LIBOR
2	540,000.00	5.0600000000	4.6850000000	317	43	5.0000000000	2.0000000000	2.0000000000	13.0000000000	2.0000000000	84	41	6	6 Mo LIBOR
2	225,977.20	4.9400000000	4.5650000000	318	42	5.0000000000	2.0000000000	2.0000000000	13.0000000000	2.0000000000	84	42	6	6 Mo LIBOR
2	2,700,538.13	4.7163246667	4.3413246667	321	39	5.0000000000	2.0000000000	2.0000000000	9.7163246667	2.0000000000	84	45	6	6 Mo LIBOR
2	5,601,522.07	4.8871005715	4.5121005715	322	38	5.0000000000	2.0000000000	2.0000000000	9.8871005715	2.0000000000	84	46	6	6 Mo LIBOR
2	7,906,673.59	4.9908803008	4.6158803008	323	37	4.8337440056	1.9584360014	2.0000000000	9.9908803008	2.0000000000	84	47	6	6 Mo LIBOR
2	3,563,366.34	5.2449365157	4.8699365157	324	36	5.0000000000	2.0000000000	2.0000000000	10.4020535312	2.0000000000	84	48	6	6 Mo LIBOR
2	2,957,468.47	5.3825252455	5.0075252455	325	35	5.0000000000	2.0000000000	2.0000000000	10.3825252455	2.0000000000	84	49	6	6 Mo LIBOR
2	6,031,901.96	5.3471863630	4.9721863630	326	34	5.0000000000	2.0000000000	2.0000000000	10.3471863630	2.0000000000	84	50	6	6 Mo LIBOR
2	1,160,657.76	5.5153208126	5.1403208126	327	33	5.0000000000	2.0000000000	2.0000000000	11.9959898429	2.0000000000	84	51	6	6 Mo LIBOR
2	4,574,427.93	5.1130138454	4.7544093382	328	32	5.0000000000	2.0000000000	2.0000000000	10.1130138454	2.0000000000	84	52	6	6 Mo LIBOR
2	4,264,528.56	4.7872917866	4.4122917866	329	31	5.0000000000	2.0000000000	2.0000000000	9.7872917866	2.0000000000	84	53	6	6 Mo LIBOR
2	10,400,425.28	4.8742069688	4.4919957252	330	30	5.0000000000	2.0000000000	2.0000000000	9.8742069688	2.0000000000	84	54	6	6 Mo LIBOR
2	5,401,231.98	5.1399654306	4.6268898901	331	29	5.0000000000	2.0000000000	2.0000000000	10.1399654306	2.0000000000	84	55	6	6 Mo LIBOR
2	11,322,829.13	5.3052235025	4.8781578888	332	28	5.0000000000	2.0000000000	2.0000000000	10.3052235025	2.0000000000	84	56	6	6 Mo LIBOR
2	4,249,241.73	5.6179608519	5.2099258208	333	27	5.0000000000	2.0000000000	2.0000000000	10.6179608519	2.0000000000	84	57	6	6 Mo LIBOR
2	1,103,138.20	5.7215000666	5.3465000666	334	26	5.0000000000	2.0000000000	2.0000000000	10.7215000666	2.0000000000	84	58	6	6 Mo LIBOR
2	725,000.00	5.7500000000	5.3750000000	336	24	5.0000000000	2.0000000000	2.0000000000	10.7500000000	2.0000000000	84	60	6	6 Mo LIBOR
2	760,674.11	5.3300000000	4.9550000000	337	23	5.0000000000	2.0000000000	2.0000000000	10.3300000000	2.0000000000	84	61	6	6 Mo LIBOR
2	1,746,854.40	5.2055851302	4.8305851302	338	22	5.0000000000	2.0000000000	2.0000000000	10.2055851302	2.0000000000	84	62	6	6 Mo LIBOR
2	6,320,908.78	5.2912013437	4.9162013437	339	21	5.0000000000	2.0000000000	2.0000000000	10.6268791626	2.0000000000	84	63	6	6 Mo LIBOR

Hypothetical Mortgage Loan Characteristics (Loan Pool S)

Group	Unpaid Principal Balance ($)	Current Mortgage Interest Rate (%)	Current Net Mortgage Interest Rate (%)	Remaining Term (months)	Age (months)	Initial Periodic Cap (%)	Periodic Rate Cap (%)	Gross Margin (%)	Rate Ceiling (%)	Rate Floor (%)	Original Interest Only Term (months)	Months to First Adjustment Date (months)	Payment Adjustment Frequency (months)	Index
2	4,891,826.03	5.3155734291	4.9613734329	340	20	5.0000000000	2.0000000000	2.0000000000	10.3155734291	2.0000000000	84	64	6	6 Mo LIBOR
2	19,045,869.54	5.3612600414	5.0117823167	341	19	5.0000000000	2.0000000000	2.0000000000	10.3612600414	2.0000000000	84	65	6	6 Mo LIBOR
2	10,750,582.30	5.4746901693	5.1801753555	342	18	5.0000000000	2.0000000000	2.0000000000	10.4746901693	2.0000000000	84	66	6	6 Mo LIBOR
2	5,951,443.74	5.4706957841	5.2065185519	343	17	5.0000000000	2.0000000000	2.0000000000	10.4706957841	2.0000000000	84	67	6	6 Mo LIBOR
2	8,296,398.20	5.5295360198	5.2527521372	344	16	5.0000000000	2.0000000000	2.0000000000	10.5295360198	2.0000000000	84	68	6	6 Mo LIBOR
2	1,728,104.69	5.6959914489	5.3209914489	345	15	5.0000000000	2.0000000000	2.0000000000	10.6959914489	2.0000000000	84	69	6	6 Mo LIBOR
2	9,201,902.78	5.6583273346	5.2833273346	346	14	5.0000000000	2.0000000000	2.0000000000	10.6583273346	2.0000000000	84	70	6	6 Mo LIBOR
2	12,414,167.32	5.6439449287	5.2756711148	347	13	5.0000000000	2.0000000000	2.0000000000	10.6439449287	2.0000000000	84	71	6	6 Mo LIBOR
2	8,248,680.79	5.7024832267	5.3344843462	348	12	5.0000000000	2.0000000000	2.0000000000	10.7024832267	2.0000000000	84	72	6	6 Mo LIBOR
2	4,894,091.06	5.7153964133	5.3403964133	349	11	5.0000000000	2.0000000000	2.0000000000	10.7153964133	2.0000000000	84	73	6	6 Mo LIBOR
2	2,023,933.00	5.7732010249	5.3982010249	350	10	5.0000000000	2.0000000000	2.0000000000	10.7732010249	2.0000000000	84	74	6	6 Mo LIBOR

Hypothetical Mortgage Loan Characteristics (Loan Pool N)

Group	Unpaid Principal Balance ($)	Current Mortgage Interest Rate (%)	Current Net Mortgage Interest Rate (%)	Remaining Term (months)	Age (months)	Initial Periodic Cap (%)	Periodic Rate Cap (%)	Gross Margin (%)	Rate Ceiling (%)	Rate Floor (%)	Original Interest Only Term (months)	Months to First Adjustment Date (months)	Payment Adjustment Frequency (months)	Index
3	7,250,024.50	6.2975714082	6.0475714082	358	2	5.0000000000	2.0000000000	2.2500000000	11.2975714082	2.2500000000	60	58	12	1 Yr LIBOR
3	22,623,484.35	6.3297849153	6.0797849153	359	1	5.0000000000	2.0000000000	2.2500000000	11.3297849153	2.2500000000	60	59	12	1 Yr LIBOR
3	19,300,667.00	6.0110322159	5.7610322159	360	0	5.0000000000	2.0000000000	2.2500000000	11.0110322159	2.2500000000	60	60	12	1 Yr LIBOR
3	189,639.11	6.3750000000	6.1250000000	358	2	5.0000000000	2.0000000000	2.2500000000	11.3750000000	2.2500000000	0	58	12	1 Yr LIBOR
3	1,212,068.32	6.0794194175	5.8294194175	359	1	5.0000000000	2.0000000000	2.2500000000	11.0794194175	2.2500000000	0	59	12	1 Yr LIBOR
3	398,820.18	6.1250000000	5.8750000000	474	6	5.0000000000	2.0000000000	2.2500000000	11.1250000000	2.2500000000	0	54	12	1 Yr LIBOR
3	1,183,499.28	6.6686159232	6.4186159232	476	4	5.0000000000	2.0000000000	2.2500000000	11.6686159232	2.2500000000	0	56	12	1 Yr LIBOR
3	306,668.65	6.7500000000	6.5000000000	479	1	5.0000000000	2.0000000000	2.2500000000	11.7500000000	2.2500000000	0	59	12	1 Yr LIBOR
4	762,324.72	6.6250000000	6.3750000000	358	2	5.0000000000	2.0000000000	2.2500000000	11.6250000000	2.2500000000	84	82	12	1 Yr LIBOR
4	15,564,347.93	6.1666665721	5.9166665721	359	1	5.0000000000	2.0000000000	2.2500000000	11.1666665721	2.2500000000	84	83	12	1 Yr LIBOR
4	27,291,495.08	6.2680049224	6.0180049224	360	0	5.0000000000	2.0000000000	2.2500000000	11.2680049224	2.2500000000	84	84	12	1 Yr LIBOR
4	1,434,137.90	6.4433982281	6.1933982281	359	1	5.0000000000	2.0000000000	2.2500000000	11.4433982281	2.2500000000	0	83	12	1 Yr LIBOR
4	17,112,632.00	6.2512977694	6.0012977694	360	0	5.0000000000	2.0000000000	2.2500000000	11.2512977694	2.2500000000	0	84	12	1 Yr LIBOR
4	398,795.76	6.6250000000	6.3750000000	473	7	5.0000000000	2.0000000000	2.2500000000	11.6250000000	2.2500000000	0	77	12	1 Yr LIBOR
4	275,530.76	6.8750000000	6.6250000000	476	4	5.0000000000	2.0000000000	2.2500000000	11.8750000000	2.2500000000	0	80	12	1 Yr LIBOR
4	1,188,998.88	6.6792746201	6.4292746201	477	3	5.0000000000	2.0000000000	2.2500000000	11.6792746201	2.2500000000	0	81	12	1 Yr LIBOR
4	274,698.91	6.7500000000	6.5000000000	478	2	5.0000000000	2.0000000000	2.2500000000	11.7500000000	2.2500000000	0	82	12	1 Yr LIBOR
4	1,679,276.05	6.5595251403	6.3095251403	479	1	5.0000000000	2.0000000000	2.2500000000	11.5595251403	2.2500000000	0	83	12	1 Yr LIBOR
4	1,456,000.00	6.3155906593	6.0655906593	480	0	5.0000000000	2.0000000000	2.2500000000	11.3155906593	2.2500000000	0	84	12	1 Yr LIBOR
5	439,999.96	5.8750000000	5.6250000000	348	12	5.0000000000	2.0000000000	2.2500000000	10.8750000000	2.2500000000	120	108	12	1 Yr LIBOR
5	279,560.00	6.5000000000	6.2500000000	357	3	5.0000000000	2.0000000000	2.2500000000	11.5000000000	2.2500000000	120	117	12	1 Yr LIBOR
5	988,000.00	5.8750000000	5.6250000000	358	2	5.0000000000	2.0000000000	2.2500000000	12.2500000000	2.2500000000	120	118	12	1 Yr LIBOR
5	38,197,153.26	6.3912978547	6.1412978547	359	1	5.0000000000	2.0000000000	2.2500000000	11.3912978547	2.2500000000	120	119	12	1 Yr LIBOR
5	31,204,744.00	6.3792148880	6.1292148880	360	0	5.0000000000	2.0000000000	2.2500000000	11.3792148880	2.2500000000	120	120	12	1 Yr LIBOR
5	106,440.52	5.6250000000	5.3750000000	348	12	5.0000000000	2.0000000000	2.2500000000	10.6250000000	2.2500000000	0	108	12	1 Yr LIBOR
5	740,942.24	6.1490850437	5.8990850437	349	11	5.0000000000	2.0000000000	2.2500000000	11.1490850437	2.2500000000	0	109	12	1 Yr LIBOR
5	408,041.97	6.0391709062	5.7891709062	350	10	5.0000000000	2.0000000000	2.2500000000	11.0391709062	2.2500000000	0	110	12	1 Yr LIBOR
5	498,007.04	5.8431133373	5.5931133373	352	8	5.0000000000	2.0000000000	2.2500000000	10.8431133373	2.2500000000	0	112	12	1 Yr LIBOR

Hypothetical Mortgage Loan Characteristics (Loan Pool N)

5	274,224.79	6.5000000000	6.2500000000	353	7	5.0000000000	2.0000000000	2.2500000000	11.5000000000	2.2500000000	0	113	12	1 Yr LIBOR
5	243,634.05	6.6543688782	6.4043688782	355	5	5.0000000000	2.0000000000	2.2500000000	11.6543688782	2.2500000000	0	115	12	1 Yr LIBOR

Hypothetical Mortgage Loan Characteristics (Loan Pool N)

Group	Unpaid Principal Balance ($)	Current Mortgage Interest Rate (%)	Current Net Mortgage Interest Rate (%)	Remaining Term (months)	Age (months)	Initial Periodic Cap (%)	Periodic Rate Cap (%)	Gross Margin (%)	Rate Ceiling (%)	Rate Floor (%)	Original Interest Only Term (months)	Months to First Adjustment Date (months)	Payment Adjustment Frequency (months)	Index
5	504,584.50	6.5868901542	6.3368901542	356	4	5.0000000000	2.0000000000	2.2500000000	11.5868901542	2.2500000000	0	116	12	1 Yr LIBOR
5	4,841,406.97	6.4924516411	6.2424516411	359	1	5.0000000000	2.0000000000	2.2500000000	11.4924516411	2.2500000000	0	119	12	1 Yr LIBOR
5	4,233,500.00	6.1331640487	5.8831640487	360	0	5.0000000000	2.0000000000	2.2500000000	11.1331640487	2.2500000000	0	120	12	1 Yr LIBOR
5	498,497.77	7.1250000000	6.8750000000	472	8	5.0000000000	2.0000000000	2.2500000000	12.1250000000	2.2500000000	0	112	12	1 Yr LIBOR
5	416,486.00	6.7500000000	6.5000000000	477	3	5.0000000000	2.0000000000	2.2500000000	11.7500000000	2.2500000000	0	117	12	1 Yr LIBOR
5	296,450.30	6.3750000000	6.1250000000	478	2	5.0000000000	2.0000000000	2.2500000000	11.3750000000	2.2500000000	0	118	12	1 Yr LIBOR
5	747,618.83	7.0517141619	6.8017141619	479	1	5.0000000000	2.0000000000	2.2500000000	12.0517141619	2.2500000000	0	119	12	1 Yr LIBOR

Hypothetical Mortgage Loan Characteristics (Loan Group 6)

Group	Unpaid Principal Balance ($)	Current Mortgage Interest Rate (%)	Current Net Mortgage Interest Rate (%)	Remaining Term (months)	Age (months)	Gross Margin (%)	Rate Ceiling (%)	Rate Floor (%)	Months to Next Rate Adjustment Date (months)	Payment Adjustment Frequency (months)	Maximum Negative Amortization (%)	Original Monthly Scheduled Principal and Interest Payment ($)	Initial Recast Period (months)	Index
6A	81,533,158.15	7.2025992890	6.8275992890	357	3	2.4525992890	10.1728161870	2.4525992890	1	12	115	273,015.53	60	LAMA
6A	71,636,320.90	2.6850561841	2.3100561841	357	3	2.8112428110	10.1233947695	2.8112428110	1	12	115	274,404.63	60	LAMA

Group	Unpaid Principal Balance ($)	Current Mortgage Interest Rate (%)	Current Net Mortgage Interest Rate (%)	Remaining Term (months)	Age (months)	Initial Periodic Cap (%)	Periodic Rate Cap (%)	Gross Margin (%)	Rate Ceiling (%)	Rate Floor (%)	Original Interest Only Term (months)	Months to First Adjustment Date (months)	Payment Adjustment Frequency (months)	Index
6B	368,000.00	5.1250000000	4.7500000000	345	15	2.0000000000	2.0000000000	2.2500000000	11.1250000000	2.2500000000	36	21	12	1 Yr LIBOR
6B	526,400.00	6.5000000000	6.1250000000	354	6	2.0000000000	2.0000000000	2.2500000000	12.5000000000	2.2500000000	36	30	12	1 Yr LIBOR
6B	267,998.04	5.8750000000	5.5000000000	356	4	2.0000000000	2.0000000000	2.2500000000	11.8750000000	2.2500000000	36	32	12	1 Yr LIBOR
6B	1,038,349.00	5.4717575690	5.0967575690	359	1	2.0000000000	2.0000000000	2.2500000000	11.4717575690	2.2500000000	36	35	12	1 Yr LIBOR
6B	4,502,000.00	6.4492447801	6.0742447801	360	0	2.0000000000	2.0000000000	2.2500000000	12.4492447801	2.2500000000	36	36	12	1 Yr LIBOR
6B	899,148.02	6.2875573006	5.9125573006	359	1	2.0000000000	2.0000000000	2.2500000000	12.2875573006	2.2500000000	0	35	12	1 Yr LIBOR
6B	231,680.09	7.3750000000	7.0000000000	477	3	2.0000000000	2.0000000000	2.2500000000	13.3750000000	2.2500000000	0	33	12	1 Yr LIBOR
6B	389,721.88	6.4762124852	6.1012124852	478	2	2.0000000000	2.0000000000	2.2500000000	12.4762124852	2.2500000000	0	34	12	1 Yr LIBOR
6B	569,775.10	6.8750000000	6.5000000000	479	1	2.0000000000	2.0000000000	2.2500000000	12.8750000000	2.2500000000	0	35	12	1 Yr LIBOR
6C	1,073,650.00	5.1509570158	4.9009570158	346	14	5.0000000000	2.0000000000	2.2500000000	10.1509570158	2.2500000000	60	46	12	1 Yr LIBOR
6C	929,100.00	5.6676487999	5.4176487999	347	13	5.0000000000	2.0000000000	2.2500000000	10.6676487999	2.2500000000	60	47	12	1 Yr LIBOR
6C	434,000.00	5.6250000000	5.3750000000	350	10	5.0000000000	2.0000000000	2.2500000000	10.6250000000	2.2500000000	60	50	12	1 Yr LIBOR
6C	178,320.00	6.2500000000	6.0000000000	356	4	5.0000000000	2.0000000000	2.2500000000	11.2500000000	2.2500000000	60	56	12	1 Yr LIBOR
6C	50,606,476.07	6.3440400374	6.0940400374	358	2	5.0000000000	2.0000000000	2.2500000000	11.3440400374	2.2500000000	60	58	12	1 Yr LIBOR
6C	156,838,781.16	6.2640574582	6.0140574582	359	1	5.0000000000	2.0000000000	2.2500000000	11.2640574582	2.2500000000	60	59	12	1 Yr LIBOR
6C	152,235,755.00	6.2116682732	5.9616682732	360	0	5.0000000000	2.0000000000	2.2500000000	11.2116682732	2.2500000000	60	60	12	1 Yr LIBOR
6C	213,154.74	5.6250000000	5.3750000000	344	16	5.0000000000	2.0000000000	2.2500000000	10.6250000000	2.2500000000	0	44	12	1 Yr LIBOR
6C	265,099.97	5.1250000000	4.8750000000	345	15	5.0000000000	2.0000000000	2.2500000000	10.1250000000	2.2500000000	0	45	12	1 Yr LIBOR
6C	109,701.94	5.5000000000	5.2500000000	348	12	5.0000000000	2.0000000000	2.2500000000	10.5000000000	2.2500000000	0	48	12	1 Yr LIBOR

Hypothetical Mortgage Loan Characteristics (Loan Group 6)

6C	374,922.03	6.2500000000	6.0000000000	351	9	5.0000000000	2.0000000000	2.2500000000	11.2500000000	2.2500000000	0	51	12	1 Yr LIBOR
6C	464,857.29	5.9371836112	5.6871836112	353	7	5.0000000000	2.0000000000	2.2500000000	10.9371836112	2.2500000000	0	53	12	1 Yr LIBOR
Group	Unpaid Principal Balance ($)	Current Mortgage Interest Rate (%)	Current Net Mortgage Interest Rate (%)	Remaining Term (months)	Age (months)	Initial Periodic Cap (%)	Periodic Rate Cap (%)	Gross Margin (%)	Rate Ceiling (%)	Rate Floor (%)	Original Interest Only Term (months)	Months to First Adjustment Date (months)	Payment Adjustment Frequency (months)	Index
6C	366,193.27	6.1250000000	5.8750000000	355	5	5.0000000000	2.0000000000	2.2500000000	11.1250000000	2.2500000000	0	55	12	1 Yr LIBOR
6C	2,012,764.72	6.8965989428	6.6465989428	358	2	5.0000000000	2.0000000000	2.2500000000	11.8965989428	2.2500000000	0	58	12	1 Yr LIBOR
6C	5,318,576.24	6.3096377255	6.0596377255	359	1	5.0000000000	2.0000000000	2.2500000000	11.3096377255	2.2500000000	0	59	12	1 Yr LIBOR
6C	5,096,900.00	6.1488797112	5.8988797112	360	0	5.0000000000	2.0000000000	2.2500000000	11.1488797112	2.2500000000	0	60	12	1 Yr LIBOR
6C	3,048,227.89	6.0671377875	5.8171377875	473	7	5.0000000000	2.0000000000	2.2500000000	11.0671377875	2.2500000000	0	53	12	1 Yr LIBOR
6C	1,483,265.84	6.5372591175	6.2872591175	474	6	5.0000000000	2.0000000000	2.2500000000	11.5372591175	2.2500000000	0	54	12	1 Yr LIBOR
6C	2,168,602.91	6.3066968107	6.0566968107	475	5	5.0000000000	2.0000000000	2.2500000000	11.3066968107	2.2500000000	0	55	12	1 Yr LIBOR
6C	1,429,106.25	6.3886150724	6.1386150724	476	4	5.0000000000	2.0000000000	2.2500000000	11.3886150724	2.2500000000	0	56	12	1 Yr LIBOR
6C	1,669,962.47	6.5262544718	6.2762544718	477	3	5.0000000000	2.0000000000	2.2500000000	11.5262544718	2.2500000000	0	57	12	1 Yr LIBOR
6C	3,281,945.57	6.6677438400	6.4177438400	478	2	5.0000000000	2.0000000000	2.2500000000	11.6677438400	2.2500000000	0	58	12	1 Yr LIBOR
6C	5,000,383.19	6.6375516771	6.3875516771	479	1	5.0000000000	2.0000000000	2.2500000000	11.6375516771	2.2500000000	0	59	12	1 Yr LIBOR
6C	576,000.00	6.1996527778	5.9496527778	480	0	5.0000000000	2.0000000000	2.2500000000	11.1996527778	2.2500000000	0	60	12	1 Yr LIBOR
6C	223,932.52	7.2500000000	7.0000000000	357	3	5.0000000000	2.0000000000	2.2500000000	12.2500000000	2.2500000000	0	50	12	1 Yr LIBOR

Appendix D

Sensitivity and Aggregate Realized Loss Tables

Sensitivity of the Class 5-A-3 Certificates to Prepayments

(Pre-Tax Yields to Maturity)

	Percentage of CPR
	0%	10%	20%	25%	30%	40%	50%
Class 5-A-3 Certificates	7.77%	7.77%	5.26%	1.71%	(2.84)%	(14.28)%	(28.56)%

Sensitivity of Pre-Tax Yields to Maturity of the Class S-B-2

Certificates to Prepayments and Realized Losses

Loss Severity		Percentage of CPR
Percentage of SDA	Percentage	0%	10%	20%	25%	30%	40%	50%
0%	0%	6.80%	6.68%	6.44%	6.36%	6.31%	6.27%	6.31%
75%	25%	6.80	6.71	6.46	6.36	6.30	6.26	6.30
75%	50%	(1.91)	6.43	6.48	6.37	6.29	6.25	6.30
100%	25%	6.74	6.71	6.46	6.36	6.30	6.26	6.30
100%	50%	(40.67)	0.94	6.59	6.38	6.30	6.25	6.29
150%	25%	(1.16)	6.53	6.47	6.37	6.29	6.25	6.30
150%	50%	(78.79)	(61.03)	(4.01)	0.96	4.54	6.24	6.27
200%	25%	(39.67)	1.32	6.64	6.37	6.29	6.25	6.29
200%	50%	**	(93.81)	(73.99)	(57.76)	(6.48)	3.84	6.23

________________________

**	Pre-Tax Yield to Maturity is less than approximately (99.99)%.

Sensitivity of Pre-Tax Yields to Maturity of the Class S-B-3

Certificates to Prepayments and Realized Losses

Loss Severity		Percentage of CPR
Percentage of SDA	Percentage	0%	10%	20%	25%	30%	40%	50%
0%	0%	6.88%	6.78%	6.58%	6.53%	6.50%	6.50%	6.59%
75%	25%	6.88	6.80	6.59	6.52	6.49	6.49	6.58
75%	50%	(49.69)	(24.45)	6.66	6.53	6.48	6.48	6.57
100%	25%	(2.09)	6.82	6.59	6.52	6.48	6.49	6.58
100%	50%	(76.22)	(59.33)	(26.85)	4.60	6.48	6.48	6.56
150%	25%	(49.09)	(22.66)	6.64	6.53	6.48	6.48	6.58
150%	50%	**	**	(88.67)	(77.25)	(61.88)	4.04	6.54
200%	25%	(75.66)	(58.60)	(12.24)	5.10	6.48	6.48	6.56
200%	50%	**	**	**	**	**	(80.94)	0.65

________________________

**	Pre-Tax Yield to Maturity is less than approximately (99.99)%.

D-1

Sensitivity of Pre-Tax Yields to Maturity of the Class S-B-4

Certificates to Prepayments and Realized Losses

Loss Severity		Percentage of CPR
Percentage of SDA	Percentage	0%	10%	20%	25%	30%	40%	50%
0%	0%	6.97%	6.89%	6.76%	6.73%	6.73%	6.79%	6.95%
75%	25%	2.59	6.92	6.76	6.72	6.72	6.77	6.93
75%	50%	(70.60)	(52.20)	(1.11)	4.51	6.71	6.76	6.93
100%	25%	(32.80)	4.56	6.76	6.73	6.72	6.77	6.93
100%	50%	(98.81)	(84.65)	(63.74)	(46.19)	(4.02)	6.77	6.91
150%	25%	(70.20)	(51.53)	(0.70)	4.75	6.71	6.76	6.93
150%	50%	**	**	**	**	(99.11)	(61.35)	0.49
200%	25%	(98.47)	(84.12)	(62.86)	(44.54)	(3.53)	6.77	6.91
200%	50%	**	**	**	**	**	**	(84.77)

________________________

**	Pre-Tax Yield to Maturity is less than approximately (99.99)%.

Sensitivity of Pre-Tax Yields to Maturity of the Class N-B-2

Certificates to Prepayments and Realized Losses

Loss Severity		Percentage of CPR
Percentage of SDA	Percentage	0%	10%	20%	25%	30%	40%	50%
0%	0%	6.65%	6.43%	6.13%	6.03%	5.96%	5.84%	5.75%
75%	25%	6.65	6.44	6.13	6.03	5.95	5.84	5.75
75%	50%	6.46	6.47	6.15	6.03	5.95	5.84	5.75
100%	25%	6.65	6.45	6.13	6.03	5.95	5.84	5.75
100%	50%	1.00	6.47	6.15	6.03	5.95	5.84	5.74
150%	25%	6.52	6.47	6.14	6.03	5.95	5.84	5.74
150%	50%	(30.39)	3.22	6.16	6.04	5.95	5.83	5.74
200%	25%	1.72	6.47	6.14	6.03	5.95	5.83	5.74
200%	50%	(44.36)	(26.65)	5.46	6.05	5.95	5.84	5.74

Sensitivity of Pre-Tax Yields to Maturity of the Class N-B-3

Certificates to Prepayments and Realized Losses

Loss Severity		Percentage of CPR
Percentage of SDA	Percentage	0%	10%	20%	25%	30%	40%	50%
0%	0%	6.83%	6.67%	6.50%	6.47%	6.45%	6.45%	6.48%
75%	25%	6.83	6.68	6.50	6.46	6.45	6.45	6.48
75%	50%	(10.52)	6.71	6.50	6.46	6.45	6.45	6.48
100%	25%	6.40	6.68	6.50	6.46	6.45	6.45	6.48
100%	50%	(30.95)	2.67	6.50	6.46	6.45	6.45	6.48
150%	25%	(8.67)	6.70	6.50	6.46	6.45	6.45	6.48
150%	50%	(50.66)	(35.38)	1.65	5.32	6.44	6.45	6.48
200%	25%	(30.43)	2.99	6.50	6.46	6.44	6.45	6.48
200%	50%	(65.47)	(52.57)	(30.72)	(3.16)	2.48	6.45	6.48

D-2

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Pool S Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Pool S Mortgage Loans as of the Cut-off Date.

Aggregate Realized Losses for the Pool S Mortgage Loans

Loss Severity		Percentage of CPR
Percentage of SDA	Percentage	0%	10%	20%	25%	30%	40%	50%
75%	25%	0.66%	0.46%	0.34%	0.29%	0.25%	0.19%	0.15%
75%	50%	1.33	0.92	0.67	0.58	0.51	0.38	0.30
100%	25%	0.88	0.61	0.45	0.39	0.34	0.26	0.20
100%	50%	1.76	1.22	0.89	0.77	0.67	0.51	0.39
150%	25%	1.31	0.91	0.67	0.58	0.50	0.38	0.29
150%	50%	2.62	1.82	1.33	1.16	1.00	0.77	0.59
200%	25%	1.73	1.20	0.89	0.77	0.67	0.51	0.39
200%	50%	3.46	2.41	1.77	1.53	1.33	1.02	0.78

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Pool N Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Pool N Mortgage Loans as of the Cut-off Date.

Aggregate Realized Losses for the Pool N Mortgage Loans

Loss Severity		Percentage of CPR
Percentage of SDA	Percentage	0%	10%	20%	25%	30%	40%	50%
75%	25%	0.76%	0.46%	0.30%	0.24%	0.19%	0.13%	0.08%
75%	50%	1.53	0.93	0.59	0.48	0.38	0.25	0.17
100%	25%	1.01	0.61	0.39	0.32	0.26	0.17	0.11
100%	50%	2.03	1.23	0.78	0.63	0.51	0.34	0.22
150%	25%	1.51	0.92	0.58	0.47	0.38	0.25	0.16
150%	50%	3.02	1.83	1.17	0.94	0.76	0.50	0.33
200%	25%	1.99	1.21	0.78	0.63	0.51	0.33	0.22
200%	50%	3.98	2.42	1.55	1.25	1.01	0.67	0.44

D-3

Appendix E

Interest Rate Swap Schedule

Distribution Date	Notional Amount ($)
December 20, 2006	529,698,020.25
January 20, 2007	514,925,849.03
February 20, 2007	500,866,677.60
March 20, 2007	487,316,203.21
April 20, 2007	474,146,524.79
May 20, 2007	461,313,056.91
June 20, 2007	448,777,575.95
July 20, 2007	436,506,318.14
August 20, 2007	424,469,838.80
September 20, 2007	412,642,089.85
October 20, 2007	400,990,519.19
November 20, 2007	389,510,985.07
December 20, 2007	378,220,730.48
January 20, 2008	367,186,847.73
February 20, 2008	356,393,049.71
March 20, 2008	345,825,135.20
April 20, 2008	335,470,795.69
May 20, 2008	325,319,436.43
June 20, 2008	315,362,010.53
July 20, 2008	305,591,104.44
August 20, 2008	296,000,291.27
September 20, 2008	286,584,213.19
October 20, 2008	277,330,886.69
November 20, 2008	268,244,377.27
December 20, 2008	259,323,698.26
January 20, 2009	250,568,453.80
February 20, 2009	241,976,698.48
March 20, 2009	233,552,838.49
April 20, 2009	225,294,742.21
May 20, 2009	217,201,077.65
June 20, 2009	209,272,394.37
July 20, 2009	201,504,577.75
August 20, 2009	193,900,638.87
September 20, 2009	186,459,142.79
October 20, 2009	179,175,892.87
November 20, 2009	172,054,159.02
December 20, 2009	165,118,357.19
January 20, 2010	153,076,756.32
February 20, 2010	147,074,213.73
March 20, 2010	141,282,169.16
April 20, 2010	135,693,888.69
May 20, 2010	130,325,000.79

E-1

Distribution Date	Notional Amount ($)
June 20, 2010	125,207,723.62
July 20, 2010	120,317,324.40
August 20, 2010	115,636,412.28
September 20, 2010	111,150,276.25
October 20, 2010	106,846,651.24
November 20, 2010	102,711,399.85
December 20, 2010	98,732,728.94
January 20, 2011	94,901,763.76
February 20, 2011	91,214,275.59
March 20, 2011	87,664,124.93
April 20, 2011	84,251,974.27
May 20, 2011	80,977,231.45
June 20, 2011	77,819,883.49
July 20, 2011	74,774,668.96
August 20, 2011	71,832,483.16
September 20, 2011	68,987,170.63
October 20, 2011	66,230,815.47
November 20, 2011	63,562,172.75

E-2

Interest Rate Floor Schedule

Distribution Date	Notional Amount ($)	High strike (%)	Low Strike (%)
May 20, 2008	400,223,961.52	1.82	1.78
June 20, 2008	391,656,667.52	1.82	1.75
July 20, 2008	383,186,291.82	1.82	1.71
August 20, 2008	374,809,646.96	1.82	1.68
September 20, 2008	366,524,910.86	1.82	1.66
October 20, 2008	358,313,142.54	1.83	1.65
November 20, 2008	350,192,092.37	1.85	1.66
December 20, 2008	342,162,104.92	2.70	1.67
January 20, 2009	334,224,039.60	2.72	1.68
February 20, 2009	326,377,507.58	2.75	2.42
March 20, 2009	318,625,001.77	2.83	2.50
April 20, 2009	310,966,068.60	2.83	2.50
May 20, 2009	303,400,573.55	2.88	2.55
June 20, 2009	295,929,502.34	2.89	2.56
July 20, 2009	288,549,928.22	3.33	2.84
August 20, 2009	281,264,694.19	3.34	2.85
September 20, 2009	273,966,879.61	3.37	2.88
October 20, 2009	266,767,232.68	3.41	2.92
November 20, 2009	259,683,512.89	3.41	2.92
December 20, 2009	252,747,500.49	3.48	2.97
January 20, 2010	245,975,454.56	3.43	2.94
February 20, 2010	239,378,407.58	3.42	2.93
March 20, 2010	232,891,529.13	3.86	3.35
April 20, 2010	226,577,991.47	3.46	2.97
May 20, 2010	220,446,766.77	3.46	2.97
June 20, 2010	214,516,694.26	3.45	2.96
July 20, 2010	208,776,814.95	3.86	3.35
August 20, 2010	203,218,073.86	3.47	2.96
September 20, 2010	197,831,191.85	3.49	2.98
October 20, 2010	192,607,997.31	3.91	3.28
November 20, 2010	187,536,923.84	3.96	3.33
December 20, 2010	182,607,744.10	4.01	3.38
January 20, 2011	177,812,302.17	4.01	3.38
February 20, 2011	173,147,603.48	4.01	3.38
March 20, 2011	168,608,811.62	4.11	3.38
April 20, 2011	164,196,296.07	4.01	3.28
May 20, 2011	159,910,278.84	4.04	3.31
June 20, 2011	155,733,558.61	4.02	3.29
July 20, 2011	151,662,926.29	4.04	3.31
August 20, 2011	147,690,011.61	4.01	3.28
September 20, 2011	143,811,284.41	4.01	3.28
October 20, 2011	140,019,596.94	4.06	3.30
November 20, 2011	136,103,790.37	4.03	3.30

E-3

Appendix F

PPC Schedule

Period	Group 6A (% CPR)	Group 6B (% CPR)	Group 6C (% CPR)
1	25.00000000000000	10.00000000000000	8.00000000000000
2	28.00000000000000	10.90909091000000	8.63636363636363
3	30.00000000000000	11.81818182000000	9.27272727272727
4	31.00000000000000	12.72727273000000	9.90909090909090
5	38.00000000000000	13.63636364000000	10.54545454545450
6	45.00000000000000	14.54545455000000	11.18181818181810
7	45.00000000000000	15.45454545000000	11.81818181818180
8	45.00000000000000	16.36363636000000	12.45454545454540
9	45.00000000000000	17.27272727000000	13.09090909090900
10	45.00000000000000	18.18181818000000	13.72727272727270
11	45.00000000000000	19.09090909000000	14.36363636363630
12	45.00000000000000	20.00000000000000	15.00000000000000
13	45.00000000000000	20.41666667000000	15.41666666666660
14	45.00000000000000	20.83333333000000	15.83333333333330
15	45.00000000000000	21.25000000000000	16.25000000000000
16	45.00000000000000	21.66666667000000	16.66666666666660
17	45.00000000000000	22.08333333000000	17.08333333333330
18	45.00000000000000	22.50000000000000	17.50000000000000
19	45.00000000000000	22.91666667000000	17.91666666666660
20	45.00000000000000	23.33333333000000	18.33333333333330
21	45.00000000000000	23.75000000000000	18.75000000000000
22	45.00000000000000	24.16666667000000	19.16666666666660
23	45.00000000000000	24.58333333000000	19.58333333333330
24	45.00000000000000	25.00000000000000	20.00000000000000
25	45.00000000000000	25.00000000000000	20.41666666666660
26	45.00000000000000	25.00000000000000	20.83333333333330
27	45.00000000000000	25.00000000000000	21.25000000000000
28	45.00000000000000	25.00000000000000	21.66666666666660
29	45.00000000000000	25.00000000000000	22.08333333333330
30	45.00000000000000	25.00000000000000	22.50000000000000
31	45.00000000000000	25.00000000000000	22.91666666666660
32	45.00000000000000	25.00000000000000	23.33333333333330
33	45.00000000000000	25.00000000000000	23.75000000000000
34	45.00000000000000	25.00000000000000	24.16666666666660
35	45.00000000000000	25.00000000000000	24.58333333333330
36	45.00000000000000	25.00000000000000	25.00000000000000
37	45.00000000000000	35.00000000000000	25.00000000000000
38	45.00000000000000	40.00000000000000	25.00000000000000
39	45.00000000000000	45.00000000000000	25.00000000000000
40	45.00000000000000	50.00000000000000	25.00000000000000

F-1

Period	Group 6A (% CPR)	Group 6B (% CPR)	Group 6C (% CPR)
41	45.00000000000000	55.00000000000000	25.00000000000000
42	45.00000000000000	51.42857143000000	25.00000000000000
43	45.00000000000000	47.85714286000000	25.00000000000000
44	45.00000000000000	44.28571429000000	25.00000000000000
45	45.00000000000000	40.71428571000000	25.00000000000000
46	45.00000000000000	37.14285714000000	25.00000000000000
47	45.00000000000000	33.57142857000000	25.00000000000000
48	45.00000000000000	30.00000000000000	25.00000000000000
49	45.00000000000000	30.00000000000000	25.00000000000000
50	45.00000000000000	30.00000000000000	25.00000000000000
51	45.00000000000000	30.00000000000000	25.00000000000000
52	45.00000000000000	30.00000000000000	25.00000000000000
53	45.00000000000000	30.00000000000000	25.00000000000000
54	45.00000000000000	30.00000000000000	25.00000000000000
55	45.00000000000000	30.00000000000000	25.00000000000000
56	45.00000000000000	30.00000000000000	25.00000000000000
57	45.00000000000000	30.00000000000000	25.00000000000000
58	45.00000000000000	30.00000000000000	25.00000000000000
59	45.00000000000000	30.00000000000000	25.00000000000000
60	45.00000000000000	30.00000000000000	25.00000000000000
61	45.00000000000000	30.00000000000000	35.00000000000000
62	45.00000000000000	30.00000000000000	40.00000000000000
63	45.00000000000000	30.00000000000000	45.00000000000000
64	45.00000000000000	30.00000000000000	50.00000000000000
65	45.00000000000000	30.00000000000000	55.00000000000000
66	45.00000000000000	30.00000000000000	51.42857142857140
67	45.00000000000000	30.00000000000000	47.85714285714280
68	45.00000000000000	30.00000000000000	44.28571428571420
69	45.00000000000000	30.00000000000000	40.71428571428570
70	45.00000000000000	30.00000000000000	37.14285714285710
71	45.00000000000000	30.00000000000000	33.57142857142850
72 and thereafter	45.00000000000000	30.00000000000000	30.00000000000000

F-2

Appendix G

Expected Balance Schedule

Distribution Date	Expected Balance ($)
December 20, 2009	251,359,416.09
January 20, 2010	244,668,238.06
February 20, 2010	238,147,460.17
March 20, 2010	231,793,182.77
April 20, 2010	225,602,734.11
May 20, 2010	219,585,677.95
June 20, 2010	213,761,411.73
July 20, 2010	208,119,501.68
August 20, 2010	202,651,387.47
September 20, 2010	197,348,256.28
October 20, 2010	192,197,067.78
November 20, 2010	187,192,461.63
December 20, 2010	182,324,567.09
January 20, 2011	177,585,557.84
February 20, 2011	172,972,753.70
March 20, 2011	168,481,615.95
April 20, 2011	164,112,791.87
May 20, 2011	159,866,764.68
June 20, 2011	155,726,584.92
July 20, 2011	151,668,009.07
August 20, 2011	147,706,089.88
September 20, 2011	143,837,366.68
October 20, 2011	140,040,530.41
November 20, 2011	136,120,128.51
December 20, 2011	131,535,952.83
January 20, 2012	126,048,883.18
February 20, 2012	120,037,017.29
March 20, 2012	113,537,732.81
April 20, 2012	106,797,760.77
May 20, 2012	100,450,045.00
June 20, 2012	95,000,303.31
July 20, 2012	90,305,023.22
August 20, 2012	86,249,527.62
September 20, 2012	82,742,519.95
October 20, 2012	79,710,032.73
November 20, 2012	77,052,705.72

G-1

Prospectus

Banc of America Funding Corporation

Depositor

Bank of America, National Association

Sponsor

Mortgage Pass-Through Certificates

(Issuable in Series)

_________________

You should carefully consider the “Risk Factors” beginning on page 7 of this prospectus.

Except as otherwise described in the applicable prospectus supplement, neither the certificates of any series nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or any other entity.

The certificates of each series will represent interests in the related issuing entity only and will not be obligations of the depositor, the sponsor or any other entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. Please read both documents carefully to understand the risks associated with these investments.

Each Issuing Entity —

•     will issue a series of mortgage pass-through certificates that will consist of one or more classes of certificates; and

•     will own either:

•     one or more pools of fixed or adjustable interest rate mortgage loans, each of which is secured by a first lien on a one- to four-family residential property; or

•     mortgage-backed certificates that represent an interest in or are secured by a pool of mortgage loans.

Each Pool of Mortgage Loans —

•     will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

•     will be underwritten to the standards described in this prospectus and the accompanying prospectus supplement; and

•     will be serviced by one or more servicers affiliated or unaffiliated with the depositor.

Each Series of Certificates —

•     will represent interests in the related issuing entity;

•     may provide credit support by “subordinating” certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes;

•     may be entitled to the benefit of one or more of the other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement; and

•     will be paid only from the assets of the related issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

_________________

November 28, 2006

Page	Page

IMPORTANT NOTICE ABOUT		Servicing Transfer Following Event of Default
INFORMATION PRESENTED IN THIS		May Result in Payment Delays or Losses	16
PROSPECTUS AND THE PROSPECTUS		Effects of Failure to Comply With Consumer
SUPPLEMENT	iii	Protection Laws	16
SUMMARY OF TERMS	1	Increased Risk of Loss If Delinquent
RISK FACTORS	7	Mortgage Loans are Assets of a Trust	17
Limited Source of Payments – No Recourse to		THE TRUST ESTATES	17
Depositor, Sponsor, Master Servicer or		General	17
Trustee	7	The Mortgage Loans	17
Limited Liquidity for Certificates May Affect		Mortgage Certificates	23
Your Ability to Resell Certificates	7	Distribution Account	28
Certain Certificates May Not Be Appropriate		DESCRIPTION OF CERTIFICATES	28
For Individual Investors	8	General	28
Credit Enhancement is Limited in Amount and		Definitive Form	29
Coverage	8	Book-entry Form	29
The Ratings of Your Certificates May Be		Distributions	35
Lowered or Withdrawn Which May Adversely		Categories of Classes of Certificates	36
Affect the Liquidity or Market Value of Your		Residual Certificates	40
Certificates	9	Mandatory Auction of Certificates	41
Real Estate Market Conditions May Affect		Exchangeable REMIC and Exchangeable
Mortgage Loan Performance	9	Certificates	41
Geographic Concentration May Increase Rates		Reports to Certificateholders	43
of Loss and Delinquency	10	CREDIT ENHANCEMENT	45
General Economic Conditions May Increase		General	45
Risk of Loss	10	Subordination	46
Collateral Securing Cooperative Loans May		Limited Guarantee	47
Diminish in Value	10	Financial Guaranty Insurance Policy or Surety
Leaseholds May Be Subject to Default Risk		Bond	47
on the Underlying Lease	11	Letter of Credit	47
Yields of Certificates Sensitive to Rate and		Mortgage Pool Insurance Policy	47
Timing of Principal Prepayment	11	Special Hazard Insurance Policy	48
Timing of Prepayments on the Mortgage		Mortgagor Bankruptcy Bond	49
Loans May Result in Interest Shortfalls on the		Reserve Fund	49
Certificates	12	Cross-Collateralization	50
Exercise of Rights Under Special Servicing		Overcollateralization	50
Agreements May Be Adverse to Other		Excess Interest	50
Certificateholders	12	Cash Flow Agreements	50
Special Powers of the FDIC in the Event of		Fraud Waiver	52
Insolvency of the Sponsor Could Delay or		FHA Insurance or VA Guarantee	52
Reduce Distributions on the Certificates	13	PREPAYMENT AND YIELD
Insolvency of the Depositor May Delay or		CONSIDERATIONS	53
Reduce Collections on Mortgage Loans	14	Factors Affecting Prepayment	53
Owners of Book-Entry Certificates are Not		Effect of Principal Prepayments	53
Entitled to Exercise Rights of Holders of		Weighted Average Life of Certificates	54
Certificates	14	Scheduled Delays In Distributions	55
Book-Entry System for Certain Classes of		THE SPONSOR	55
Certificates May Decrease Liquidity and		THE DEPOSITOR	56
Delay Payment	15	USE OF PROCEEDS	56
Cash Flow Agreements and External Credit		MORTGAGE PURCHASE PROGRAM	56
Enhancements are Subject to Counterparty		SERVICING OF THE MORTGAGE LOANS	57
Risk	15	The Master Servicer	57
Amounts Received from an Auction and a		The Servicers	58
Related Swap Agreement May Be Insufficient		THE POOLING AND SERVICING
to Assure Completion of the Auction	15	AGREEMENT	60

i

	Page		Page
Assignment of Mortgage Loans to the Trustee	60	Federal Income Tax Consequences for
Representations and Warranties	61	REMIC Certificates	96
Special Servicing Agreements	63	Taxation of Regular Certificates	98
Payments on Mortgage Loans	63	Taxation of Residual Certificates	104
Periodic Advances and Servicing Advances	66	Taxes That May Be Imposed on the REMIC
Collection and Other Servicing Procedures	66	Pool	111
Enforcement of "Due-on-Sale" Clauses;		Taxation of Certain Foreign Investors	113
Realization Upon Defaulted Mortgage Loans	67	Federal Income Tax Consequences for
Insurance Policies	69	Certificates as to Which No REMIC Election
Primary Mortgage Insurance	70	Is Made	115
Recoveries Under Primary Mortgage		Stripped Certificates	118
Insurance Policies	70	Federal Income Tax Consequences for
Fixed Retained Yield, Servicing		Exchangeable Certificates	122
Compensation and Payment of Expenses	70	STATE TAX CONSIDERATIONS	123
Evidence as to Compliance	71	PLAN OF DISTRIBUTION	123
Certain Matters Regarding the Depositor, the		USE OF PROCEEDS	124
Sponsor and the Master Servicer	72	FINANCIAL INFORMATION	125
Events of Default	72	LEGAL MATTERS	125
Rights Upon Event of Default	73	RATING	125
Enforcement	73	REPORTS TO CERTIFICATEHOLDERS	125
Amendment	74	INCORPORATION OF CERTAIN
List of Certificateholders	74	INFORMATION BY REFERENCE	125
Termination; Repurchase of Mortgage Loans		WHERE YOU CAN FIND MORE
and Mortgage Certificates	74	INFORMATION	126
The Trustee	75
CERTAIN LEGAL ASPECTS OF THE
MORTGAGE LOANS	77
General	77
Condominiums	77
Cooperatives	77
Foreclosure	78
Rights of Redemption	80
Anti-Deficiency Legislation, the Bankruptcy
Code and Other Limitations On Lenders	80
Texas Home Equity Loans	83
"Due-on Sale" Clauses	83
Applicability of Usury Laws	84
Forfeiture for Drug, RICO and Money
Laundering Violations	84
Homeowners Protection Act of 1998	85
Servicemembers Civil Relief Act and Similar
Laws	85
Environmental Considerations	85
Enforceability of Certain Provisions	88
BENEFIT PLAN CONSIDERATIONS	88
General	88
Certain ERISA and Code Requirements	89
ERISA Administrative Exemptions	90
Non-ERISA Plans and Exempt Plans	93
Unrelated Business Taxable Income -
Residual Certificates	93
LEGAL INVESTMENT CONSIDERATIONS	93
FEDERAL INCOME TAX CONSEQUENCES	95

ii

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED

IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of certificates; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates including:

•	the principal balances and/or interest rates of each class;
•	the timing and priority of interest and principal payments;
•	statistical and other information about the mortgage loans;
•	information about credit enhancement for each class;
•	the ratings for each class; and
•	the method for selling the certificates.

You should rely on the information in the Prospectus Supplement for the terms of your Series of Certificates.

You should rely only on the information in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide different information to you. The certificates are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their covers.

Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Terms” beginning on page 127 of this prospectus.

The depositor’s principal executive offices are located at 214 North Tryon Street, Charlotte, North Carolina 28255 and the depositor’s phone number is (704) 386-2400.

iii

SUMMARY OF TERMS

•

This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a series of certificates, please read this entire document and the accompanying prospectus supplement carefully.

•

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the certificates and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

RELEVANT PARTIES	Master Servicer

Issuing Entity	The related prospectus supplement may
provide for a master servicer for that series of
Each series of mortgage pass-through	certificates. The master servicer will supervise the
certificates will be issued by a separate common law	servicers. A master servicer may be an affiliate of the
trust. Each trust will be established and each series of	depositor, the sponsor, a servicer and/or an
certificates will be issued under a separate pooling	originator.
and servicing agreement to be entered into among the
depositor and the master servicer or one or more	Trustee
servicers and the trustee specified in the applicable
prospectus supplement.	A trustee for each trust will be named in the
applicable prospectus supplement. The trustee
Depositor	generally will be responsible under each pooling and
servicing agreement for providing general
Banc of America Funding Corporation will	administrative services on behalf of the trust for a
serve as the depositor for each series of certificates.	series. To the extent specified in the related
The depositor is an indirect subsidiary of Bank of	prospectus supplement, a securities administrator or
America Corporation. It is not expected that the	other entity may perform certain of the duties of the
depositor will have any business operations other	trustee.
than offering certificates and related activities.
ISSUING ENTITY ASSETS
Sponsor
Each trust will own the assets specified in
Bank of America, National Association will	the related prospectus supplement. These assets will
serve as the sponsor for each series of certificates.	consist of any combination of the following items:
The depositor will acquire the collateral that will
serve as security for a series from the sponsor. The	• mortgage loans, or mortgage-backed
sponsor is an affiliate of the depositor and may be an	securities or mortgage certificates that
affiliate of a servicer.	are secured by mortgage loans;

Servicer(s)	• any real estate acquired through
foreclosure of a mortgage loan;
The sponsor or one or more entities
affiliated or unaffiliated with the depositor and	• any credit enhancement device
named in the applicable prospectus supplement will	described in this prospectus; and
service the mortgage loans in each trust. Each
servicer will perform certain servicing functions	• amounts on deposit in the servicer
relating to the mortgage loans serviced by it in	custodial accounts, master servicer
accordance with the related pooling and servicing	custodial account or distribution
agreement or underlying servicing agreement.	account maintained for the trust.

If specified in the related prospectus	shares issued by cooperatives, and leaseholds,
supplement, the master servicer or another party may	respectively.
retain the right to receive specified payments to be
made with respect to the mortgage loans or the	A trust may include one or more of th
mortgage certificates. Payments generated by these	following types of mortgage loans:
retained interests will not be available to make
payments on any certificates.	• fixed-rate loans;

The related prospectus supplement will	• adjustable-rate loans;
specify the cut-off date after which the trust is
entitled to receive collections on the mortgage loans	• interest only mortgage loans;
and/or mortgage certificates that it holds.
• graduated payment loans;
MORTGAGE LOANS
• subsidy loans;
Each trust will own the related mortgage
loans (other than the fixed retained yield, which is the	• buy-down loans; and
portion of the mortgage interest rate, if any, not
contained in the trust).	• balloon loans.

The mortgage loans in each trust estate:	The mortgage loans will be:

• will be secured by first liens on fee	• acquired by the depositor from the
simple or leasehold interests in one-	sponsor;
to four-family properties;
• originated or acquired by the sponsor;
• may include cooperative apartment	and
loans secured by shares issued by
private, nonprofit cooperative housing	• underwritten to the standards described
corporations;	in this prospectus and the applicable
prospectus supplement.
• may be secured by second homes or
investor properties;	See “Mortgage Purchase Program” for a
description of the Depositor’s purchase program for
• may be loans not insured or guaranteed	mortgage loans and “The Sponsor” for a description
by any governmental agency or may be	of the sponsor.
loans insured by the Federal Housing
Authority or partially guaranteed by the	You should refer to the applicable
Veterans’ Administration; and	prospectus supplement for the precise characteristics
or expected characteristics of the Mortgage Loans
• will be secured by real property located	included in a trust.
in one of the fifty states, the District of
Columbia, Guam, Puerto Rico or any	MORTGAGE CERTIFICATES
other territory of the United States.
The mortgage certificates in a trust may
See “The Pooling and Servicing	include:
Agreement—Fixed Retained Yield, Servicing
Compensation and Payment of Expenses” for a	• Fannie Mae mortgage pass-through
description of fixed retained yield. See “The Trust	certificates;
Estates” for a description of mortgage loans secured
by leases and “Certain Legal Aspects of the	• Freddie Mac mortgage pass-through
Mortgage Loans—Condominiums,” “—	certificates;
Cooperatives” and “—Leaseholds” for a description
of mortgage loans secured by condominium units,

• Ginnie Mae mortgage pass-through	certificates of a series in the manner specified in the
certificates; or	applicable prospectus supplement. See "Description
of Certificates - Distributions - Principal."
• Private mortgage pass-through
certificates or mortgage-backed debt	Distribution Dates
securities.
Distributions on the certificates will be made
Each mortgage certificate will represent an	on the dates specified in the related prospectus
interest in a pool of mortgage loans and/or payments	supplement.
of interest or principal on mortgage loans. The related
prospectus supplement will describe the mortgage	Distributions on certificates may be made
certificates for a series in detail including the	monthly, quarterly or semi-annually, as specified in
underlying collateral and any credit enhancement for	the prospectus supplement.
the mortgage certificates.
Record Dates
THE CERTIFICATES
Distributions will be made on each
Each certificate of a series will represent an	distribution date to certificateholders of record at the
ownership interest in a trust or in specified monthly	close of business on the last business day of the
payments with respect to that trust. A series of	month preceding the month in which the distribution
certificates will include one or more classes. A class	date occurs or on another date specified in the
of certificates will be entitled, to the extent of funds	applicable prospectus supplement.
available, to receive distributions from collections on
the related mortgage loans and, to the extent specified	CREDIT ENHANCEMENT
in the related prospectus supplement, from any credit
enhancements described in this prospectus.	Subordination

Interest Distributions	A series of certificates may include one or
more classes of senior certificates and one or more
For each series of certificates, interest on the	classes of subordinate certificates. The rights of the
related mortgage loans at the weighted average of	holders of subordinate certificates of a series to
their mortgage interest rates (net of servicing fees and	receive distributions will be subordinated to the
certain other amounts as described in this prospectus	rights of the holders of the senior certificates of the
or in the applicable prospectus supplement), will be	same series to the extent and in the manner specified
passed through to holders of the related classes of	in the applicable prospectus supplement.
certificates in accordance with the particular terms of
each class of certificates. The terms of each class of	Subordination is intended to enhance the
certificates will be described in the related prospectus	likelihood of the timely receipt by the senior
supplement. See “Description of Certificates—	certificateholders of their proportionate share of
Distributions—Interest.”	scheduled monthly principal and interest payments
on the related mortgage loans and to protect them
Interest will accrue at the pass-through rate	from losses. This protection will be effected by:
for each class indicated in the applicable prospectus
supplement on its outstanding class balance or	• the preferential right of the senior
notional amount.	certificateholders to receive, prior to
any distribution being made in respect
Principal Distributions	of the related subordinated certificates
on each distribution date, current
For a series of certificates, principal	distributions of principal and interest
payments (including prepayments) on the related	due them on each distribution date out
mortgage loans will be passed through to holders of	of the funds available for distributions
the related certificates or otherwise applied in	on the distribution date;
accordance with the related pooling and servicing
agreement on each distribution date. Principal	• the right of the senior certificateholders
distributions will be allocated among the classes of	to receive future distributions on the

mortgage loans that would otherwise	ADVANCES OF DELINQUENT PAYMENTS
have been payable to the subordinate
certificateholders;	If specified in the related prospectus
supplement, the servicers may be obligated to
• the prior allocation to the subordinate	advance amounts corresponding to delinquent
certificates of all or a portion of losses	principal and interest payments on the mortgage
realized on the underlying mortgage	loans until the first day of the month following the
loans; and/or	date on which the related mortgaged property is sold
at a foreclosure sale or the related mortgage loan is
• any other method specified in the	otherwise liquidated, or until any other time as
related prospectus supplement.	specified in the related prospectus supplement,
unless determined to be non-recoverable.
However, subordination does not provide
full assurance that there will be no losses on the	If specified in the related prospectus
senior certificates.	supplements, the master servicer, the trustee or
another entity may be required to make advances
Other Types of Credit Enhancement	from its own funds if the servicers fail to do so,
unless the master servicer, the trustee or such other
If specified in the applicable prospectus	entity, as the case may be, determines that it will not
supplement, the certificates of any series, or any one	be able to recover those amounts from future
or more classes of a series, may be entitled to the	payments on the mortgage loan. Advances will be
benefits of one or more of the following types of	reimbursable to the extent described in this
credit enhancement:	prospectus and in the related prospectus supplement.

• subordination;	See “The Pooling and Servicing
Agreement—Periodic Advances and Servicing
• limited guarantee;	Advances.”

• financial guaranty insurance policy or;	FORMS OF CERTIFICATES
surety bond;
The certificates will be issued either:
• letter of credit;
• in book-entry form through the facilities
• mortgage pool insurance policy;	of DTC; or

• special hazard insurance policy;	• in definitive, fully-registered,
certificated form.
• mortgagor bankruptcy bond;
If you own certificates in book-entry form,
• reserve fund;	you will not receive a physical certificate
representing your ownership interest in the book-
• cross-collateralization;	entry certificates, except under extraordinary
circumstances. Instead, DTC will effect payments
• overcollateralization;	and transfers by means of its electronic
recordkeeping services, acting through certain
• excess interest;	participating organizations including Clearstream
and Euroclear. This may result in certain delays in
• cash flow agreements;	your receipt of distributions and may restrict your
ability to pledge your certificates. Your rights
• fraud waiver; or;	relating to your book-entry certificates generally
may be exercised only through DTC and its
• FHA insurance or a VA guarantee.	participating organizations including Clearstream
and Euroclear.
See "Credit Enhancement."
See "Description of the Certificates - Book-
entry Form."

OPTIONAL TERMINATION	taxable income without a corresponding
distribution of cash to pay taxes currently due.
If specified in the prospectus supplement for
a series, the depositor or another party specified in	See "Federal Income Tax Consequences."
the applicable prospectus supplement may purchase
all or a part of the mortgage loans in the related trust	BENEFIT PLAN CONSIDERATIONS
and any property acquired in connection with those
mortgage loans. Any purchase must be made in the	If you are a fiduciary or other person acting
manner and at the price specified under “The Pooling	on behalf of any employee benefit plan or other
and Servicing Agreement—Termination; Repurchase	retirement plan or arrangement subject to Title I of
of Mortgage Loans and Mortgage Certificates.”	ERISA, Section 4975 of the Internal Revenue Code
or similar law, you should carefully review with your
If an election is made to treat the related	legal counsel whether the purchase or holding of
trust estate (or one or more segregated pools of assets	certificates could give rise to a transaction prohibited
in the trust estate) as one or more “real estate	or otherwise impermissible under these laws.
mortgage investment conduits,” any optional
purchase will be permitted only pursuant to a	Certain classes of certificates may not be
“qualified liquidation,” as defined under Section	transferred unless the trustee is furnished with a letter
860F(a)(4)(A) of the Internal Revenue Code of 1986,	of representation or an opinion of counsel to the
as amended.	effect that the transfer will not result in a violation of
the prohibited transaction provisions of ERISA or the
Exercise of the right of purchase will cause	Internal Revenue Code and will not subject the
the early retirement of some or all of the certificates	trustee, the depositor, the sponsor, any servicers or
of that series.	the master servicer to additional obligations.

See “Prepayment and Yield	See “Benefit Plan Considerations.”
Considerations.”
LEGAL INVESTMENT
TAX STATUS
The applicable prospectus supplement will
The treatment of the certificates for federal	specify whether the class or classes of certificates
income tax purposes will depend on:	offered will constitute “mortgage related securities”
for purposes of the Secondary Mortgage Market
• whether one or more REMIC elections	Enhancement Act of 1984, as amended. If your
are made for a series of certificates;	investment authority is subject to legal restrictions
you should consult your own legal advisors to
• if one or more REMIC elections are	determine whether and to what extent the certificates
made, whether the certificates are	constitute legal investments for you.
regular interests or residual interests;
and	See "Legal Investment Considerations" in
this prospectus.
• whether the certificates are interests in a
trust treated as a grantor trust.	RATING

If one or more REMIC elections are made,	Certificates of any series will not be offered
certificates that are regular interests will be treated as	by this prospectus and a prospectus supplement
newly issued debt instruments of the REMIC and	unless each class offered is rated in one of the four
must be accounted for under an accrual method of	highest rating categories by at least one nationally
accounting. Certificates that are residual interests are	recognized statistical rating organization.
not treated as debt instruments, but rather must be
treated according to the rules prescribed in the	• A security rating is not a
Internal Revenue Code for REMIC residual interests,	recommendation to buy, sell or hold the
including restrictions on transfer and the reporting of	certificates of any series and is subject
net income or loss of the REMIC, incuding the	to revision or withdrawal at any time by
possibility of a holder of such certificate having	the assigning rating agency.

• Ratings do not address the effect of
prepayments on the yield you may
anticipate when you purchase your
certificates.

RISK FACTORS

Before making an investment decision, you should carefully consider the following risk factors and the risk factors discussed in the related prospectus supplement.

Limited Source of Payments – No Recourse to Depositor, Sponsor, Master Servicer or Trustee

Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

•	the mortgage loans or mortgage certificates included in the related trust will be the sole source of payments on the certificates of a series;
•	the certificates of any series will not represent an interest in or obligation of the depositor, the sponsor, any originator, the master servicer, the trustee or any of their affiliates; and
•

except to the extent described in the related prospectus supplement , neither the certificates of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the depositor, the sponsor, any originator, the master servicer, the trustee, any of their affiliates or any other person.

Consequently, if payments on the mortgage loans underlying your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the depositor, the sponsor, the master servicer, the trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

Limited Liquidity for Certificates May Affect Your Ability to Resell Certificates

The liquidity of your certificates may be limited. You should consider that:

•

a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment or it may not continue for the life of the certificates of any series;

•

the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in those certificates, but no underwriter will be obligated to do so; and

•	unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit, or interest rate risk (such as certificates that receive only payments of principal or interest or subordinate certificates), or that have been structured to meet the investment requirements of limited categories of investors.

Certain Certificates May Not Be Appropriate For Individual Investors

If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of certificates, certain certificates of a series may not be an appropriate investment for you. This may be the case because, among other things:

•	if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;
•

the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of certificates. Because of this, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•

you may not be able to reinvest amounts distributed relating to principal on your certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

•	a secondary market for the certificates may not develop or provide you with liquidity of investment; and
•	you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

If you are an individual investor considering the purchase of a certificate of a series, you should also carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

Credit Enhancement is Limited in Amount and Coverage

Credit enhancement for a series of certificates may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Under certain circumstances, credit enhancement may be provided only for one or more classes of certificates of a series.

Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to:

•	subordination;
•	limited guarantee;
•	financial guaranty insurance policy or surety bond;
•	letter of credit;
•	mortgage pool insurance policy;
•	special hazard insurance policy;
•	mortgagor bankruptcy bond;
•	reserve fund;
•	cross-collateralization;

•	overcollateralization;
•	excess interest;
•	cash flow agreements;
•	fraud waiver; or
•	FHA insurance or a VA guarantee.

See “Credit Enhancement.”

Regardless of the form of credit enhancement provided:

•	the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and
•	the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, the losses will be borne by the holders of specified classes of the related certificates.

None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

See “Credit Enhancement.”

The Ratings of Your Certificates May Be Lowered or Withdrawn Which May Adversely Affect the Liquidity or Market Value of Your Certificates

It is a condition to the issuance of the certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligations to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

Real Estate Market Conditions May Affect Mortgage Loan Performance

An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagor’s financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

Delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor’s prior securitizations involving the depositor, if the residential real estate market experiences an overall decline in property values large enough to cause the outstanding balance of the mortgage loans in a trust and any secondary financing on the mortgaged properties to become equal to or greater than the value of the mortgaged properties.

If losses on mortgage loans underlying a series are not covered by credit enhancement, certificateholders of the series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See “The Trust Estates—The Mortgage Loans.”

Geographic Concentration May Increase Rates of Loss and Delinquency

The mortgage loans underlying certain series of certificates may be concentrated in certain regions. Any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without a concentration in a particular region. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in affected areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under “The Pooling and Servicing Agreement—Insurance Policies,” no mortgaged properties will be required to be insured otherwise against earthquake damage or any other loss not covered by standard insurance policies, as described under “The Pooling and Servicing Agreement—Insurance Policies.”

The ability of mortgagors to make payments on the mortgage loans may also be affected by factors that do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community, such as mortgagors relying on commission income and self-employed mortgagors. These factors may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any trust.

See the related prospectus supplement for further information regarding the geographic concentration of the mortgage loans underlying the certificates of any series.

General Economic Conditions May Increase Risk of Loss

Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the mortgage loans were made and the uses of the mortgaged properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on the mortgage loans. If these losses are not covered by the applicable credit enhancement, certificateholders of the series evidencing interests in the related trust will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

Collateral Securing Cooperative Loans May Diminish in Value

If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. In a cooperative loan, a tenant-stockholder’s ownership interest in the cooperative and accompanying rights is financed through a cooperative share loan and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building and the underlying land. The interests of the individual occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage, and its consequent inability to make such final payment, could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Leaseholds May Be Subject to Default Risk on the Underlying Lease

If specified in the related prospectus supplement, certain of the mortgage loans may be secured by leasehold mortgages. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by a fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Any leasehold mortgages underlying a series of certificates will contain provisions protective of the mortgagee, as described under “The Trust Estates—The Mortgage Loans,” such as the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor and to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee’s liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

Yields of Certificates Sensitive to Rate and Timing of Principal Prepayment

The yield on the certificates of each series will depend in part on the rate and timing of principal payment on the mortgage loans, including prepayments, liquidations due to defaults and mortgage loan repurchases. Your yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

•

the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest, such as interest only certificates, or primarily or exclusively to payments of principal, such as principal only certificates, will be extremely sensitive to the rate and timing of prepayments on the related mortgage loans; and

•

the yield on certain other classes of certificates, such as companion certificates, may be relatively more sensitive to the rate and timing of prepayments of specified mortgage loans than other classes of certificates.

The rate and timing of prepayments on mortgage loans is influenced by a number of factors, including but not limited to:

•	prevailing mortgage market interest rates;
•	local and national economic conditions;
•	homeowner mobility; and
•	the ability of the borrower to obtain refinancing.

If you are purchasing certificates at a discount, and specifically if you are purchasing principal only certificates, you should consider the risk that if principal payments on the mortgage loans, or, in the case of any ratio strip certificates, the related mortgage loans, occur at a rate lower than you expected, your yield will be lower than you expected. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of any class of principal only certificates to the rate of prepayments.

If you are purchasing certificates at a premium, or are purchasing an interest only certificate, you should consider the risk that if principal payments on the mortgage loans or, in the case of any interest only certificates entitled to a portion of interest paid on certain mortgage loans with higher mortgage interest rate, those mortgage loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing interest only certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including, in the case of interest only certificates that are extremely sensitive to principal prepayments, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

If you are purchasing any inverse floating rate certificates, you should also consider the risk that a high rate of the applicable index may result in a lower actual yield than you expected or a negative yield. In particular, you should consider the risk that high constant rates of the applicable index or high constant prepayment rates on the mortgage loans may result in the failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of those certificates to the rate of prepayments on the mortgage loans and changes in the applicable index.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

When a mortgage loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable servicer or the master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the servicer’s or the master servicer’s, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under “Description of the Certificates — Interest.” No comparable interest shortfall coverage will be provided by the servicer or the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Exercise of Rights Under Special Servicing Agreements May Be Adverse to Other Certificateholders

The pooling and servicing agreement for a series will permit a servicer to enter into a special servicing agreement with an unaffiliated holder of a class of subordinate certificates or a class of securities backed by a class of subordinate certificates, pursuant to which the holder may instruct the servicer to commence or delay foreclosure proceedings with respect to delinquent mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates

The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or
•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or
•

if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor’s ongoing servicing obligations under the pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans; or

•	prevent the appointment of a successor servicer; or
•	alter the terms on which the sponsor continues to service the mortgage loans, including the amount or the priority of the fees paid to the sponsor as servicer.

If the FDIC were to take any of those actions, distributions on the certificates could be accelerated, delayed or reduced and you may suffer losses.

By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any “contract” of the sponsor upon payment of “actual direct compensatory damages.” This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the “legal isolation” condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor’s transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. As a result, you may suffer losses. The FDIC could delay its decision whether to recognize the sponsor’s transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor’s transfer of the mortgage loans, distributions on the certificates could be accelerated, delayed or reduced.

If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor’s insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

Certain banking laws and regulations may apply not only to the sponsor but to its subsidiaries as well. Arguments can also be made that the FDIC’s rights and powers extend to the depositor, the sponsor and the issuing entity and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of the certificate holders under the transaction documents. If the FDIC were to take this position, delays or reductions on payments to certificate holders could occur.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor’s business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws without the prior unanimous affirmative vote of all its directors (who are required to consider the interests of the depositor’s creditors, in addition to the depositor’s stockholders, in connection with the filing of a voluntary application for relief under applicable insolvency laws). Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches of representations and warranties about the mortgage loans.

If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor’s estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Owners of Book-Entry Certificates are Not Entitled to Exercise Rights of Holders of Certificates

If so provided in a prospectus supplement, one or more classes of certificates of a series may be issued in book-entry form. These book-entry certificates will be represented initially by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in the names of the owners or their nominees. As a result, unless definitive Certificates are issued, owners of beneficial interests in certificates will not be recognized by the trustee as “certificateholders” under the related pooling and servicing agreement. If you own book-entry certificates, you will not be able to exercise the rights of a certificateholder directly and must act indirectly through The Depository Trust Company and its participating organizations. See “Description of Certificates—Book-entry Form.”

Book-Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

Because transactions in the classes of book-entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

•

your ability to pledge book-entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book-entry certificates, may be limited due to the lack of a physical certificate;

•

you may experience delays in your receipt of payments on book-entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

•

you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

See “Description of the Certificates—Book-entry Form.”

Cash Flow Agreements and External Credit Enhancements are Subject to Counterparty Risk

The assets of a trust may, if specified in the related prospectus supplement, include cash flow agreements such as swap, cap, floor or similar agreements which will require a counterparty to the trust (or the trustee acting on behalf of the trust) to make payments to the trust under the circumstances described in the prospectus supplement. If payments on the certificates of the related series depend in part on payments to be received under this type of agreement, the ability of the trust to make payments on the certificates will be subject to the credit risk of the provider of the agreement.

In addition, the ratings assigned to the certificates of a series may depend in part on the ratings assigned to the provider of certain types of external credit enhancement, such as a mortgage pool insurance policy, surety bond, financial guaranty insurance policy or limited guarantee. Any reduction in the ratings assigned to the provider of one of these types of external credit enhancement could result in the reduction of the ratings assigned to the certificates of the series. A reduction in the ratings assigned to the certificates of a series is likely to affect adversely the liquidity and market value of the certificates.

Amounts Received from an Auction and a Related Swap Agreement May Be Insufficient to Assure Completion of the Auction

If specified in the prospectus supplement for a series, one or more classes of certificates may be subject to a mandatory auction. If you hold a class of certificates subject to a mandatory auction, on the distribution date specified in the related prospectus supplement for the auction your certificate will be transferred to successful auction bidders, thereby ending your investment in that certificate. If the class balance of your class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction, is greater than the amount received in the auction, a counterparty will be obligated, pursuant to a swap agreement, to pay the amount of that difference to the administrator of the auction for distribution to the holders of the class of auction certificates. Auction bidders will be permitted to bid for all or a portion of a class of auction certificates. If the counterparty under the swap agreement defaults on its obligations, no bids for all or a portion of a class of auction certificates will be accepted unless the amount of the bids are equal to the class balance of a class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction (or a pro rata portion of this price). If the counterparty under the swap agreement defaults and no bids for a class or portion of a class of auction certificates are accepted, or there are no bids for the class or portion of the class, all or a portion of the certificates of the class will not be transferred to auction bidders. In the event this happens, you will retain the non-transferred portion of your certificates after the distribution date for the auction.

See “Description of the Certificates—Mandatory Auction of the Auction Certificates” in this prospectus.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

Following the occurrence of an event of default under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or servicer. The trustee or the successor master servicer or servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the pendency of a servicing transfer or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related certificates.

Effects of Failure to Comply With Consumer Protection Laws

There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

•	regulate interest rates and other charges;
•	require certain disclosures;
•	require licensing of mortgage loan originators;
•	limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;
•	prohibit discriminatory or predatory lending practices;
•	require lenders to provide credit counseling and/or make affirmative determinations regarding the borrower’s ability to repay the mortgage loan;
•	regulate the use of consumer credit information; and
•	regulate debt collection practices.

Violation of certain provisions of these laws, policies and principles:

•	may limit a servicer’s ability to collect all or part of the principal of or interest on the mortgage loans;
•	may entitle the borrower to a refund of amounts previously paid; and
•	could subject a servicer to damages and administrative sanctions.

The depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with federal and state laws and regulations. In addition, the sponsor will be required to pay to the depositor, and the depositor will be required to pay to the applicable trust, any costs or damages incurred by the related trust as a result of a violation of these laws or regulations.

Increased Risk of Loss If Delinquent Mortgage Loans are Assets of a Trust

A portion of the mortgage loans in a trust may be delinquent when the related certificates are issued. You should consider the risk that the inclusion of delinquent mortgage loans in a trust may cause the rate of defaults and prepayments on the mortgage loans to increase. As a result, the related credit enhancement for those series of certificates may not cover the related losses.

THE TRUST ESTATES

General

Each Series of certificates will be issued by a separate common law trust (each, a “Trust”). The assets of each Trust (each, a “Trust Estate”) will be held by the trustee named in the related prospectus supplement (the “Trustee”) for the benefit of the related certificateholders. Each Trust Estate will consist of a mortgage pool comprised of mortgage loans (the “Mortgage Loans”) and/or mortgage-backed securities (the “Mortgage Certificates” and, together with the Mortgage Loans, the “Mortgage Assets”) together with payments in respect of the Mortgage Assets and certain accounts, obligations or agreements, in each case as specified in the related prospectus supplement.

The certificates will be entitled to payment from the assets of the related Trust Estate and will not be entitled to payments in respect of the assets of any other Trust Estate established by the depositor, Banc of America Funding Corporation.

The following is a brief description of the Mortgage Assets expected to be included in the Trust Estates. If specific information respecting the Mortgage Assets is not known at the closing date for a series of certificates, more general information of the nature described below will be provided in the related prospectus supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the closing date and to be filed with the Securities and Exchange Commission within fifteen days after the closing date. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the Trustee upon delivery of the certificates.

The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See “The Pooling and Servicing Agreement—Fixed Retained Yield, Servicing Compensation and Payment of Expenses.”

The Mortgage Loans

General

The mortgaged properties securing the Mortgage Loans may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Payment Provisions of the Mortgage Loans

The Mortgage Loans in a Trust Estate will have monthly payment dates as set forth in the related prospectus supplement. The payment terms of the Mortgage Loans to be included in a Trust Estate will be described in the related prospectus supplement and will be one of the following types of mortgage loans:

a. Fixed-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate, fully amortizing Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 40 years. If specified in the applicable prospectus supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of these Mortgage Loans and upon the satisfaction of other conditions specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, the pooling and servicing agreement will require the Depositor or another party identified in the applicable prospectus supplement to repurchase each of these converted Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing fixed-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

b. Adjustable-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain adjustable-rate, fully amortizing Mortgage Loans having an original or modified term to maturity of not more than 40 years with a related mortgage interest rate which generally adjusts initially either one, three or six months, or one, three, five, seven or ten years, subsequent to the initial Due Date, and thereafter at either one-month, six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related mortgage note (the “Gross Margin”) and an index. The applicable prospectus supplement will set forth the relevant index and the highest, lowest and weighted average Gross Margin with respect to the adjustable-rate Mortgage Loans in the related Trust Estate. The index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London) or a monthly or yearly average of these values, CMT (weekly or monthly average yields of U.S. treasury short- and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers). The applicable prospectus supplement will also indicate any periodic or lifetime limitations on the adjustment of any mortgage interest rate.

If specified in the applicable prospectus supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates generally on the first, second or third adjustment date after origination of those Mortgage Loans at the option of the mortgagor. If specified in the applicable prospectus supplement, the Depositor or another party specified in the applicable prospectus supplement will generally be required to repurchase each of these converted Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

If specified in the applicable prospectus supplement, a Trust Estate may contain adjustable-rate Mortgage Loans with original terms to maturity of not more than 40 years and flexible payment options (“Option ARM Mortgage Loans”). The initial required monthly payment is fully amortizing based on the initial mortgage interest rate (which may be a rate that is less than the sum of the applicable index at origination and the Gross Margin specified in the related mortgage). After an introductory period of either one or three months, the borrower may select from up to four payment options each month: (i) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan based on the remaining scheduled term of the loan, (ii) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan over the remaining term based on a term of 15 years from the date of the first scheduled payment on the mortgage loan (this option ceases to be available when the mortgage loan has been paid to its 16th year), (iii) an interest only payment that would cover solely the amount of interest that accrued during the previous month (this option is only available if it would exceed the minimum payment option for the month), or (iv) a minimum payment equal to either (a) the initial monthly payment, (b) the monthly payment as of the most recent annual adjustment date, or (c) the monthly payment as of the most recent automatic adjustment, whichever is most recent. The minimum payment adjusts annually after the first payment date but is subject to a payment cap which limits any increase or decrease to no more than 7.5% of the previous year’s minimum payment amount. In addition, the minimum payment is subject to an automatic adjustment every five years or if the outstanding principal balance of the mortgage loan exceeds a certain percentage specified in the applicable prospectus supplement, in each case without regard to the 7.5% limitation. On each annual adjustment date and in the event of an automatic adjustment, the minimum monthly payment is adjusted to an amount sufficient to fully amortize the mortgage loan based on the then-current mortgage interest rate and remaining scheduled term of the loan, unless, in the case of an annual adjustment, the monthly payment is restricted by the 7.5% limitation, in which case the monthly payment is adjusted by 7.5%. A minimum payment may not cover the amount of interest accrued during a month and may not pay down any principal. Any interest not covered by a monthly payment (“Deferred Interest”) will be added to the principal balance of the Mortgage Loan. This is called “negative amortization” and results in an increase in the amount of principal the borrower owes. Interest will then accrue on this new larger principal balance. The index for an Option ARM Mortgage Loan will be determined monthly or at other less frequent intervals specified in the applicable prospectus supplement.

c. Interest Only Mortgage Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain “Interest Only Mortgage Loans” which are (i) Mortgage Loans having an original term to maturity of not more than 40 years with a Mortgage Interest Rate which adjusts initially either one, three or six months, or one, three, five, seven or ten years subsequent to the initial payment date, and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Gross Margin and index, and providing for monthly payments of interest only for a period specified in the applicable prospectus supplement and monthly payments of principal and interest after the interest only period sufficient to fully amortize the Mortgage Loans over their remaining terms to maturity or (ii) fixed-rate, fully-amortizing Mortgage Loans having an original term to maturity of not more than 40 years providing for monthly payments of interest only prior to a date specified in the Mortgage Note and monthly payments of principal and interest after such date sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity.

d. Graduated Payment Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed rate, graduated payment Mortgage Loans having original or modified terms to maturity of not more than 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage interest rate on the Mortgage Loan. The monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating these graduated payment features may include (i) “Graduated Pay Mortgage Loans,” pursuant to which amounts constituting Deferred Interest are added to the principal balances of these Mortgage Loans, (ii) “Tiered Payment Mortgage Loans,” pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for that month, these excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and (iii) “Growing Equity Mortgage Loans,” for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

e. Subsidy Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements (“Subsidy Loans”) pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on these Mortgage Loans with the present value of the resulting difference in payment (“Subsidy Payments”) being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account (“Subsidy Account”) by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related mortgage note and Mortgage Loan.

Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination of these programs. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the mortgage interest rates specified in the related mortgage notes. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full mortgage interest rate. For example, if the initial subsidized interest rate is five percentage points below the mortgage interest rate in year one, the subsidized rate will increase to four percentage points below the mortgage interest rate in year two, and likewise until year six, when the subsidized rate will equal the mortgage interest rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the mortgage interest rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to these Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related mortgage interest rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the mortgage interest rate.

Generally, employers may terminate subsidy programs in the event of (i) the mortgagor’s death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan under the “due on sale” clause contained in the mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the mortgage interest rate of that Subsidy Loan, the employer may request that the mortgagor refinance its Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance its Subsidy Loan. In the event the mortgagor refinances its Subsidy Loan, the new loan will not be included in the Trust Estate. See “Prepayment and Yield Considerations.” In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor’s reduced monthly housing expense as a consequence of payments under a subsidy agreement may be used by the originator in determining certain expense to income ratios utilized in underwriting a Subsidy Loan.

f. Buy Down Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy down plans (“Buy Down Loans”) under which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if specified in the applicable prospectus supplement, placed in a custodial account (the “Buy Down Fund”) by the related Servicer. If the mortgagor on a Buy Down Loan prepays the Mortgage Loan in its entirety, or defaults on the Mortgage Loan and the related Servicer liquidates the related Mortgaged Property, during the period when the mortgagor is not obligated, by virtue of the buy down plan, to pay the full monthly payment otherwise due on the loan, the unpaid principal balance of the Buy Down Loan will be reduced by the amounts remaining in the Buy Down Fund for the Buy Down Loan, and these amounts will be deposited in the Servicer Custodial Account or the Distribution Account, net of any amounts paid relating to the Buy Down Loan by any insurer, guarantor or other person under a credit enhancement arrangement described in the applicable prospectus supplement.

g. Balloon Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 40 years but which have shorter terms to maturity (“Balloon Loans”) that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the “Balloon Period”). The borrower of a Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See “Prepayment and Yield Considerations” herein.

h. Pledged Asset Loans. If so specified in the applicable prospectus supplement, a Trust Estate may contain “Pledged Asset Loans,” which are adjustable-rate or fixed-rate mortgage loans having original terms to stated maturity of not more than 40 years that, in addition to being secured by the related Mortgaged Property, are (i) secured by a security interest in Pledged Assets owned by the borrower, (ii) supported by a third party guarantee (usually a parent of the borrower) which is in turn secured by a security interest in Pledged Assets owned by such guarantor or (iii) supported by a third party letter of credit. “Pledged Assets” may be marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Pledged Assets owned by any guarantor, may consist of real estate.

In most cases, the security agreements and other similar security instruments related to the Pledged Assets for the Mortgage Loans in a Trust Estate will, in the case of Pledged Assets consisting of personal property, create first liens on that personal property, and, in the case of Pledged Assets consisting of real estate, create first or junior liens on those Pledged Assets. With respect to a Pledged Asset Loan, the value of the Pledged Assets, or the liens on those Pledged Assets in favor of the related Pledged Asset Loan, generally may not exceed 30% of the original principal balance of such Pledged Asset Loan.

The requirements that Pledged Assets be maintained may be terminated in the case of the reduction of the loan-to-value ratios or principal balances of the related Pledged Asset Loans to pre-determined amounts. For this purpose, the loan-to-value ratio may be reduced as a result of an appraisal obtained subsequent to origination.

Pledged Assets, including any related third-party guarantees, insurance policies or other forms of credit enhancement may be provided either in addition to or in lieu of primary mortgage insurance policies for the Pledged Asset Loans in a Trust Estate, as specified in the related prospectus supplement. If a Trust Estate includes Pledged Asset Loans, the related prospectus supplement will specify the nature and extent of those Pledged Asset Loans and of the related Pledged Assets. The Pledged Assets may be administered by one or more third parties. The related prospectus supplement will specify such parties and the extent to which Pledged Assets will be assigned to the Trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Pledged Assets for any of the Pledged Asset Loans. See “Certain Legal Aspects of Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” in this prospectus.

Mortgage Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. The existence, extent and duration of any coverage will be described in the related prospectus supplement. The loan-to-value ratio of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the Mortgage Loan to the appraised value of the related Mortgaged Property. The appraised value is either:

(i)	the lesser of:
(a)	the appraised value determined in an appraisal obtained by the originator of the Mortgage Loan and
(b)	the sales price for the property,

except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the related Mortgaged Property is the appraised value determined in an appraisal obtained at the time of refinancing; or

(ii)

the appraised value determined in an appraisal made at the request of a mortgagor subsequent to origination to eliminate the mortgagor’s obligation to keep a primary mortgage insurance policy in force.

Mortgage Loan Information in Prospectus Supplement

Each prospectus supplement for a series representing interests in a Trust Estate that consists of Mortgage Loans will contain information, as of the Cut-off Date and to the extent known to the Depositor, with respect to the Mortgage Loans contained in the Trust Estate, including:

•	the number of Mortgage Loans;
•	the geographic distribution of the Mortgage Loans;
•	the aggregate principal balance of the Mortgage Loans;
•	the types of dwelling constituting the Mortgaged Properties;
•	the longest and shortest scheduled term to maturity;
•	the maximum principal balance of the Mortgage Loans;

•	the maximum loan-to-value ratio of the Mortgage Loans at origination or other date specified in the related prospectus supplement;
•	the maximum and minimum interest rates on the Mortgage Loans; and
•	the aggregate principal balance of nonowner-occupied Mortgaged Properties.

Single Family and Cooperative Loans

Mortgage Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in those instruments, secured by first liens on one- to four-family residential properties (the “Mortgaged Properties”) or other Mortgage Loans specified in the related prospectus supplement. If so specified, the Mortgage Loans may include cooperative loans secured by security interests in stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as “Cooperatives,” and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives’ buildings. These loans may be loans that are not insured or guaranteed by any governmental agency or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement.

The Mortgaged Properties relating to single family mortgage loans will consist of:

•	detached or semi-detached one-family dwelling units;
•	two- to four-family dwelling units;
•	townhouses;
•	rowhouses;
•	individual condominium units, including condominium hotels, where features of the property may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space;
•	individual units in planned unit developments; and
•	certain other dwelling units.

The Mortgaged Properties may include:

•	vacation homes;
•	second homes;
•	investment properties;
•	leasehold interests; and
•	manufactured housing.

In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years. Certain Mortgage Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

Substitution of Mortgage Loans

Substitution of Mortgage Loans will be permitted in the event of breaches of representations and warranties relating to any original Mortgage Loan or if the documentation relating to any Mortgage Loan is determined by the Trustee or a custodian appointed by the Trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Loans may be substituted for Mortgage Loans initially included in the Trust Estate.

Mortgage Certificates

A Trust Estate that contains Mortgage Certificates will have either Ginnie Mae Certificates, Freddie Mac Certificates, Fannie Mae Certificates, Private Certificates or a combination of any of those types of Mortgage Certificates. The Mortgage Certificates will be acquired by the Depositor from one or more affiliated or unaffiliated sellers.

All of the Mortgage Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates and of Private Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest from that pool. Ginnie Mae, Freddie Mac, Fannie Mae or the issuer of a particular series of Private Certificates may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest, or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any issuer may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any Mortgage Certificates that are included in a Trust Estate (and of the underlying mortgage loans) will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the actual terms of those Mortgage Certificates.

Ginnie Mae

Ginnie Mae is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development (“HUD”). Section 306(g) of Title III of the National Housing Act of 1934, as amended (the “Housing Act”), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans (“FHA Loans”) insured or guaranteed by the United States Federal Housing Administration (the “FHA”) under the Housing Act or Title V of the Housing Act of 1949, or by the United States Department of Veteran Affairs (the “VA”) under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” To meet its obligations under its guaranties, Ginnie Mae is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

Ginnie Mae Certificates

All of the Ginnie Mae Certificates (the “Ginnie Mae Certificates”) will be mortgage-backed certificates issued and serviced by Ginnie Mae- or Fannie Mae-approved mortgage servicers. The mortgage loans underlying Ginnie Mae Certificates may consist of FHA Loans secured by mortgages on one- to four family residential properties or multifamily residential properties, loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae Certificates. At least 90% by original principal amount of the mortgage loans underlying a Ginnie Mae Certificate will be mortgage loans having maturities of 20 years or more.

Each Ginnie Mae Certificate provides for the payment by or on behalf of the issuer of the Ginnie Mae Certificate to the registered holder of that Ginnie Mae Certificate of monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each mortgage loan over the Ginnie Mae Certificate pass-through rate. In addition, each payment to a holder of a Ginnie Mae Certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the mortgage loan underlying the Ginnie Mae Certificate, and the holder’s proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of the mortgage loan.

The Ginnie Mae Certificates included in a Trust Estate may be issued under either or both of the Ginnie Mae I program (“Ginnie Mae I Certificates”) and the Ginnie Mae II program (“Ginnie Mae II Certificates”). All mortgages underlying a particular Ginnie Mae I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each Ginnie Mae I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae I Certificate. Mortgages underlying a particular Ginnie Mae II Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae II Certificate.

Ginnie Mae will have approved the issuance of each of the Ginnie Mae Certificates in accordance with a guaranty agreement between Ginnie Mae and the servicer of the mortgage loans underlying the Ginnie Mae Certificate. Pursuant to this type of agreement, the servicer is required to advance its own funds to make timely payments of all amounts due on the Ginnie Mae Certificate, even if the payments received by the servicer on the mortgage loans backing the Ginnie Mae Certificate are less than the amounts due on the Ginnie Mae Certificate. If a servicer is unable to make payments on a Ginnie Mae Certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae Certificate. If no payment is made by the servicer and the servicer fails to notify and request Ginnie Mae to make the payment, the registered holder of the Ginnie Mae Certificate has recourse only against Ginnie Mae to obtain the payment. The registered holder of the Ginnie Mae Certificates included in a Trust Estate is entitled to proceed directly against Ginnie Mae under the terms of each Ginnie Mae Certificate or the guaranty agreement or contract relating to the Ginnie Mae Certificate for any amounts that are not paid when due under each Ginnie Mae Certificate.

As described above, the Ginnie Mae Certificates included in a Trust Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Freddie Mac

Freddie Mac is a federally-chartered and stockholder-owned corporation created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien residential mortgage loans or participation interests in those mortgage loans and the resale of those mortgage loans in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgages which it deems to be of the quality, type and class that meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

Freddie Mac Certificates (“Freddie Mac Certificates”) represent an undivided interest in a group of mortgage loans purchased by Freddie Mac. Mortgage loans underlying the Freddie Mac Certificates included in a Trust Estate will consist of fixed- or adjustable-rate mortgage loans with original terms to maturity of from 10 to 30 years, all of which are secured by first liens on one-to four-family residential properties or properties containing five or more units and designed primarily for residential use.

Freddie Mac Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a Federal Reserve Bank. Beneficial owners will hold Freddie Mac Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a Freddie Mac Certificate against Freddie Mac or a Federal Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system the Freddie Mac Certificate is held.

Under its Cash and Guarantor Programs, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest at the rate provided for by the Freddie Mac Certificate on the registered holder’s pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share thereof, but does not, except if specified in the related prospectus supplement for a series of Certificates, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the interest rate on the Freddie Mac Certificate. For Freddie Mac Pools formed under Freddie Mac’s Guarantor Program having pool numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans does not exceed two percentage points.

Under its Gold PC Program, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution for the related Freddie Mac Certificate.

Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.

As described above, the Freddie Mac Certificates included in a Trust Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Fannie Mae

Fannie Mae is a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

Fannie Mae Certificates

Fannie Mae Certificates (“Fannie Mae Certificates”) represent fractional interests in a pool of mortgage loans formed by Fannie Mae.

Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and that holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. If Fannie Mae were unable to perform these obligations, distributions on Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of Fannie Mae Certificates. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.

As described above, the Fannie Mae Certificates included in a Trust Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Private Certificates

Private Certificates (“Private Certificates”) may consist of (a) mortgage pass-through certificates or participation certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans (the “Underlying Loans”) or (b) collateralized mortgage obligations secured by Underlying Loans. Private Certificates may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some portion of the principal and interest distributions (but not all of those distributions) or certain mortgage loans. The Private Certificates will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided that a period of two years has elapsed since the later of the date the securities were acquired from the issuer or one of its affiliates. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Certificates themselves will not be so insured or guaranteed. The seller/servicer of the underlying mortgage loans will have entered into a pooling and servicing agreement, an indenture or similar agreement (a “PC Agreement”) with the trustee under that PC Agreement (the “PC Trustee”). The PC Trustee or its agent, or a custodian, will possess the mortgage loans underlying those Private Certificates. The mortgage loans underlying the Private Certificates may be subserviced by one or more loan servicing institutions under the supervision of a master servicer (the “PC Servicer”).

The sponsor of the Private Certificates (the “PC Sponsor”) will be a financial institution or other entity that is or has affiliates that are engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling mortgage loans to those trusts and selling beneficial interests in those trusts. The PC Sponsor may be an affiliate of the Depositor. The obligations of the PC Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related Trust. The PC Sponsor will not have guaranteed any of the assets conveyed to the related Trust or any of the Private Certificates issued under the PC Agreement. Additionally, although the mortgage loans underlying the Private Certificates may be guaranteed by an agency or instrumentality of the United States, the Private Certificates themselves will not be so guaranteed.

The Depositor will acquire Private Certificates in open market transactions or in privately negotiated transactions which may be with or through affiliates.

The prospectus supplement for a series for which the Trust Estate includes Private Certificates will specify (this disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement) to the extent relevant and to the extent the information is reasonably available to the Depositor and the Depositor reasonably believes the information to be reliable:

•	the aggregate approximate principal amount and type of the Private Certificates to be included in the Trust Estate;
•	certain characteristics of the mortgage loans that comprise the underlying assets for the Private Certificates including:
•	the payment features of the underlying mortgage loans;
•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity;
•	the servicing fee or range of servicing fees with respect to the underlying mortgage loans; and
•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;
•	the maximum original term-to-stated maturity of the Private Certificates;
•	the weighted average term-to-stated maturity of the Private Certificates;
•	the pass-through or certificate rate of the Private Certificates;
•	the weighted average pass-through or certificate rate of the Private Certificates;
•	the PC Sponsor, the PC Trustee and the PC Servicer;
•

certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Certificates or to the Private Certificates themselves;

•

the terms on which the underlying mortgage loans for the Private Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Certificates; and

•	the terms on which mortgage loans may be substituted for those originally underlying the Private Certificates.

Distribution Account

The Trustee or other entity identified in the related prospectus supplement will, as to each series of Certificates, establish and maintain an account or accounts (collectively, the “Distribution Account”) for the benefit of the Trustee and holders of the Certificates of that series for receipt of:

•	each distribution or monthly payment, as the case may be, made to the Trustee with respect to the Mortgage Assets;
•	the amount of cash, if any, specified in the related pooling and servicing agreement to be initially deposited therein;
•	the amount of cash, if any, withdrawn from any related reserve fund or other fund; and
•	the reinvestment income, if any.

The pooling and servicing agreement for a series may authorize the Trustee to invest the funds in the Distribution Account in certain investments that will qualify as “permitted investments” under Code Section 860G(a)(5) in the case of REMIC Certificates. These eligible investments will generally mature not later than the business day immediately preceding the next Distribution Date for the series (or, in certain cases, on the Distribution Date). Eligible investments include, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the related pooling and servicing agreement of each rating agency rating the Certificates of that series that has rated the commercial paper, demand and time deposits and banker’s acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and certain minimum reinvestment agreements. Reinvestment earnings, if any, on funds in the Distribution Account generally will belong to the Trustee.

DESCRIPTION OF CERTIFICATES

Each series of certificates (the “Certificates”) will be issued pursuant to a separate pooling and servicing agreement among the Depositor, the Sponsor (if so provided in the related prospectus supplement), the Trustee (and, if applicable, a securities administrator or other entity identified in the related prospectus supplement) and a Master Servicer or one or more Servicers. A form of pooling and servicing agreement is filed as an exhibit to the Registration Statement of which this prospectus is a part. The following summaries describe material provisions that may appear in each pooling and servicing agreement. The prospectus supplement for a series of Certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the prospectus supplement related to a particular series of Certificates.

General

The Certificates are issuable in series, each evidencing the entire ownership interest in a Trust Estate of assets consisting primarily of Mortgage Assets. The Certificates of each series will be issued either in fully registered form or in book-entry form and in the authorized denominations for each class specified in the related prospectus supplement. The Certificates of each series will evidence specified beneficial ownership interests in the related Trust Estate created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other Trust Estate established by the Depositor. The Certificates will not represent obligations of the Depositor, the Master Servicer, the Trustee or any affiliate of those parties. Any qualifications on direct or indirect ownership of Residual Certificates, as well as restrictions on the transfer of Residual Certificates, will be set forth in the related prospectus supplement.

Each series of Certificates will be issued in one or more classes. Each class of Certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Estate. A series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of that series. Certain series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of Certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of Certificates may be made:

•	prior to one or more other classes;
•	after the occurrence of specified events;
•	in accordance with a schedule or formula;
•	on the basis of collections from designated portions of the Mortgage Assets in the related Trust Estate; or
•	on a different basis;

in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Definitive Form

Certificates of a series that are issued in fully-registered, certificated form are referred to as “Definitive Certificates.” Distributions of principal of, and interest on, Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the pooling and servicing agreement. The Definitive Certificates of a series offered by this prospectus and the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or other entity for that purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or another entity may require payment of a sum sufficient to cover any tax or other governmental charges in connection with the transfer or exchange.

In the event that an election or multiple elections are made to treat the Trust Estate (or one or more segregated pools of assets of the Trust Estate) as one or more REMICs, the Residual Certificate will be issued as a Definitive Certificate. No legal or beneficial interest in all or any portion of any “residual interest” may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (1) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee or middleman) of a disqualified organization and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (a) historically has paid its debts as they have come due, (b) intends to pay its debts as they come due in the future and (c) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (a), (b) and (c) of the preceding sentence are false. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates——Tax—Related Restrictions on Transfer of Residual Certificates.”

Book-entry Form

Persons acquiring beneficial ownership interests (“Beneficial Owners”) in the Certificates issued in book-entry form (the “Book-Entry Certificates”) will hold their Certificates through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are participants of those systems (the “Participants”), or indirectly through organizations which are participants in those systems (the “Indirect Participants”). Each class of the Book-Entry Certificates of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of DTC, which will be the “holder” or “Certificateholder” of those Certificates, as those terms are used in this prospectus and the applicable prospectus supplement for a series. No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a Definitive Certificate representing that person’s interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a series to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations of $1,000.

The Beneficial Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), .under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see “—Certain U.S. Federal

Income Tax Documentation Requirements” below and “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” and “—Backup Withholding.”

Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A, of the Securities Exchange Act of 1934, as amended. DTC performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cede & Co. International and Deutsche Boerse Clearing.

Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates Euroclear) as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

The Euroclear System was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC ‘s normal procedures. Each DTC Participant will be responsible for disbursing these distributions to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” and “—Backup Withholding.” Because DTC can only act on behalf of DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Certificates, may be limited due to the lack of physical certificates for their Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Book-Entry Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Depositor that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the pooling and servicing agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Certificates are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) in the case of Certificates of a series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable beneficial owners of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the

Trustee will recognize the holders of those Definitive Certificates as Certificateholders under the pooling and servicing agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the Depositor, the Master Servicer, any Servicers or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of the Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry Certificates may be impaired.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading; between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When Book-Entry Certificates are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Certificates against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Book-Entry Certificates. After settlement has been completed, the Book-Entry Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Book-Entry Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry Certificates were credited to their accounts. However, interest on the Book-Entry Certificates would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Certificates earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Certificates to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Book-Entry Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Certificates to the DTC Participant’s account against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i, e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Certificates from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Book-Entry Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Book-Entry Certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements. A Beneficial Owner of Book-Entry Certificates that is not a U.S. Person within the meaning of Code Section 7701(a)(30) holding a Book-Entry Certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless it provides certain documentation to the Trustee, a Paying Agent or any other entity required to withhold tax establishing an exemption from withholding.

In addition, all holders, including holders that are U.S. Persons, holding Book-Entry Certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder provides appropriate documentation or otherwise qualifies for an exemption. See “Federal Income Tax Consequences” herein, and in particular “—Taxation of Certain Foreign Investors.”

Prospective investors should be aware, however, that this discussion and the discussions referenced herein do not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors. Prospective investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Book-Entry Certificates. Each certificateholder is encouraged to consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Distributions

Distributions of principal of and interest on the Certificates of a series will be made on the dates specified in the related prospectus supplement (each, a “Distribution Date”), and allocated to the classes in the amounts and in the order specified, in the related prospectus supplement. Distributions will be made by wire transfer (in the case of Certificates that are of a certain minimum denomination, as specified in the related prospectus supplement) or by check mailed to record holders of those Certificates as of the related record date at their addresses appearing on the certificate register, except that the Trustee will make the final distribution of principal only upon presentation and surrender of each Certificate at the office or agency of the Trustee or a paying agent specified in the related prospectus supplement. Notice will be mailed before the Distribution Date on which the final distribution is expected to be made to the holder of a Certificate. If the Certificates of a series are issued in book-entry form, the Trustee will make distributions on those Certificates, including the final distribution in retirement of those Certificates, through the facilities of a depository in accordance with the depository’s usual procedures in the manner described in the related prospectus supplement.

The Trustee will distribute principal of and interest on the Certificates out of the Distribution Account established under the pooling and servicing agreement. All distributions on the Mortgage Certificates, if any, included in the Trust Estate for a series, remittances on the Mortgage Loans by the Master Servicer pursuant to the pooling and servicing agreement, together with any reinvestment income (if so specified in the related prospectus supplement) from those funds, and amounts withdrawn from any reserve fund or other fund or payments in respect of other credit enhancement are required to be deposited directly into the Distribution Account. These funds will be available (except for funds held for future distribution and for funds payable to the Master Servicer) to make distributions on Certificates of that series on the next Distribution Date. See “The Trust Estates—Distribution Account” and “The Pooling and Servicing Agreement—Payments on Mortgage Loans.”

Interest

Interest will accrue on the class balance (or, in the case of Interest Only Certificates, the notional amount) of each class of Certificates entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement) during each interest accrual period specified in the related prospectus supplement. The interest accrual period with respect to any Distribution Date is the period from and including the first day of the month preceding the month of that Distribution Date (or, in the case of the first Distribution Date, from the closing date for the series of Certificates) through the last day of the preceding month, or any other period as may be specified in the related prospectus supplement. If funds are available for distribution, the Trustee will distribute interest accrued during each interest accrual period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable on the Distribution Dates specified in the related prospectus supplement until the class balance of that class is reduced to zero or, in the case of a class of Certificates entitled only to distributions allocable to interest, until the notional amount of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The notional amount of an Interest Only Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

The Trustee will begin distributing interest on each class of Accrual Certificates only after the occurrence of the events specified in the related prospectus supplement and, prior to that time, interest will be added to the class balance of each class of Accrual Certificates. Any class of Accrual Certificates then will accrue interest on its outstanding class balance as adjusted. For a description of Accrual Certificates, see “—Categories of Classes of Certificates.”

Principal

The “class balance” of any class of Certificates entitled to distributions of principal (other than any Exchangeable REMIC Certificates and Exchangeable Certificates) will be the initial class balance of that class of Certificates specified in the prospectus supplement or, in the case of a class of Exchangeable REMIC Certificates or Exchangeable Certificates, the portion then represented by the outstanding Certificates of such class of the initial maximum class balance, reduced by all distributions reported to holders of the Certificates as allocable to principal and adjustments, if any, in respect of losses and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on those Accrual Certificates and (ii) in the case of adjustable-rate Certificates, subject to the effect of any negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which that amount will be allocated among the classes of Certificates entitled to distributions of principal.

Each class of Certificates of a series (except for a class of Interest Only Certificates), to the extent of funds available for distribution, will receive distributions of principal in the amounts, at the times and in the manner specified in the related prospectus supplement until its initial class balance has been reduced to zero. The Trustee will allocate distributions of principal to the Certificates of each class, during the periods and in the order specified in the related prospectus supplement.

Categories of Classes of Certificates

In general, the classes of Certificates of each series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes of that series by reference to the following categories.

PRINCIPAL TYPES

Categories of Classes	Definitions
Accretion Directed Certificates

A class of Certificates that receives principal payments from amounts that otherwise would be distributed as interest on specified Accrual Certificates. These principal payments may be in lieu of or in addition to principal payments from principal receipts on the Mortgage Assets or other assets of the Trust Estate for the related series.

Companion Certificates or Support Certificates

A class of Certificates that receives principal payments on a Distribution Date only if scheduled payments have been made on specified Planned Amortization Certificates, Targeted Amortization Certificates and/or Scheduled Amortization Certificates.

Component Certificates

A class of Certificates consisting of two or more specified components, as described in the applicable prospectus supplement. The components of a class of Component Certificates may have different principal and/or interest payment characteristics but together constitute a single class and do not represent several interests. Each component of a class of Component Certificates may be identified as falling into one or more of the categories in this chart.

Exchangeable REMIC Certificates

A class of Certificates that may be exchanged for proportionate interests in one or more other specified classes of Exchangeable Certificates in the same series, as described in the applicable prospectus supplement. Each class of Exchangeable REMIC Certificates may be identified as falling into one or more of the categories in this chart.

Exchangeable Certificates

A class of Certificates that may be exchanged for proportionate interests in one or more other specified classes of Exchangeable REMIC Certificates in the same series, as described in the applicable prospectus supplement. Each class of Exchangeable Certificates may be identified as falling into one or more of the categories in this chart.

Lockout Certificates

A class of Senior Certificates that is locked out of or is designed not to participate in or to participate to a limited extent in, for a specified period, the receipt of (1) principal prepayments on the Mortgage Loans that are allocated disproportionately to the classes of Senior Certificates of the series as a group under a “shifting interest” structure and/or (2) scheduled principal payments on the Mortgage Loans that are allocated to the classes of Senior Certificates of the series as a group. A class of Lockout Certificates typically will not receive distributions of principal prepayments and/or scheduled principal payments, as applicable, for a period of several years, during which time all or a portion of the principal payments that it would otherwise receive in the absence of a “lockout” structure will be distributed in reduction of the class balances of other Senior Certificates. Lockout Certificates are designed to minimize their weighted average life volatility during the lockout period.

Notional Amount Certificates	A class of Certificates having no class balance and bearing interest on a notional amount. The notional amount is a hypothetical amount used for calculating interest distributions.
Pass-Through Certificates

A class of Senior Certificates that receives a specified percentage of the principal payments that are distributable to the Senior Certificates or a group of Senior Certificates, other than any Ratio Strip Certificates, in the aggregate on a Distribution Date and that is not a class of Sequential Pay Certificates.

Planned Amortization Certificates or PAC Certificates

A class of Certificates that is designed to receive principal payments (or has a notional amount that is based on the class balance(s) of one or more classes of Certificates that are designed to receive principal payments) using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the “structuring range” for the class of Planned Amortization Certificates. The Planned Amortization Certificates in any series may be subdivided into different categories such as Planned Amortization Certificates I or PAC I Certificates, Planned Amortization Certificates II or PAC II Certificates and so forth which are derived using different structuring ranges. A class of PAC Certificates is designed to provide protection against prepayments occurring at a constant rate within the structuring range.

Ratio Strip Certificates	A class of Certificates that receives a constant proportion, or “ratio strip,” of the principal payments on some or all of the Mortgage Assets.
Scheduled Amortization Certificates

A class of Certificates that is designed to receive principal payments (or has a notional amount that is based on the class balance(s) of one or more classes of Certificates that are designed to receive principal payments) using a predetermined principal balance schedule but is not designated as a class of Planned Amortization Certificates or Targeted Amortization Certificates. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the Mortgage Assets. In the case of two constant rates, these two rates are the endpoints for the “structuring range” for the class of Scheduled Amortization Certificates and the range generally is narrower than that for a class of Planned Amortization Certificates. Typically, the Support Certificates for the applicable series of Certificates generally will represent a smaller percentage of a class of Scheduled Amortization Certificates than the Support Certificates generally would represent in relation to a Planned Amortization Certificate or a Targeted Amortization Certificate. A Scheduled Amortization Certificate generally is less sensitive to prepayments than a Support Certificate, but is more sensitive than a class of Planned Amortization Certificates or Targeted Amortization Certificates.

Senior Certificates	A class of Certificates that is entitled to receive payments of principal and interest on each Distribution Date prior to the classes of Subordinate Certificates.

Sequential Pay Certificates

A class of Certificates that receives principal payments in a prescribed sequence, that does not have a predetermined principal balance schedule and that, in most cases, is entitled to receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A class of Sequential Pay Certificates may receive payments of principal concurrently with one or more other classes of Sequential Pay Certificates. A single class that is entitled to receive principal payments before or after all other classes in the same series of Certificates may be identified as a Sequential Pay Certificate.

Subordinate Certificates

A class of Certificates that receives payments of principal and interest on each Distribution Date only after the Senior Certificates and classes of Subordinate Certificates with higher priority of distributions have received their full principal and interest entitlements.

Super Senior Certificates

A class of Senior Certificates that will not bear its share of certain losses, after the Subordinate Certificates are no longer outstanding, for so long as one or more specified classes of Senior Certificates are outstanding.

Super Senior Support Certificates	A class of Senior Certificates that bears certain losses that otherwise would have been allocated to a class of Super Senior Certificates.
Targeted Amortization Certificates or TAC Certificates

A class of Certificates that receives principal payments (or has a notional amount that is based on the class balance(s) of one or more classes of Certificates that are designed to receive principal payments) using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the Mortgage Assets. A class of TAC Certificates is designed to provide some protection against prepayments at a rate exceeding the assumed constant prepayment used to derive the principal balance schedule for that class.

INTEREST TYPES

Categories of Classes	Definitions

Accrual Certificates

A class of Certificates that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added to the class balance of the class on each applicable Distribution Date. The accretion may continue until some specified event has occurred or until the class of Accrual Certificates is retired.

Fixed-Rate Certificates	A class of Certificates with an interest rate that is fixed throughout the life of the class.

Floating-Rate Certificates

A class of Certificates with an interest rate (or an effective rate as a result of a Cash Flow Agreement) that resets periodically based upon a designated index and that varies directly with changes in the index.

Interest Only Certificates

A class of Certificates that receives some or all of the interest payments made on the Mortgage Assets and little or no principal. Interest Only Certificates have either a nominal class balance or a notional amount. A nominal class balance represents actual principal that will be paid on the Certificates. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is an amount used as a reference to calculate the amount of interest due on a class of Interest Only Certificates that is not entitled to any distributions in respect of principal.

Inverse Floating-Rate Certificates

A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index. The interest rate for a class of Inverse Floating-Rate Certificates typically will vary inversely with changes in the interest rate on a class of Floating-Rate Certificates in the same series.

Principal Only Certificates	A class of Certificates that does not bear interest and is entitled to receive only distributions in respect of principal.
Step Coupon Certificates

A class of Certificates with a fixed interest rate that is reduced to a lower fixed rate after a specified period of time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the closing date for that series of Certificates.

Variable Rate Certificates

A class of Certificates with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Assets or another class or classes of Certificates..

Residual Certificates

A series of REMIC Certificates will include a class of Residual Certificates representing the right to receive on each Distribution Date, in addition to any other distributions to which they may be entitled, the excess of the sum of distributions, payments and other amounts received over the sum of (i) the amount required to be distributed to certificateholders on that Distribution Date and (ii) certain expenses, all as more specifically described in the related prospectus supplement. In addition, after the aggregate class balance of all classes of Regular Certificates has been fully amortized, holders of the Residual Certificates will be the sole owners of the related Trust Estate and will have sole rights with respect to the Mortgage Assets and other assets remaining in the Trust Estate. Some or all of the Residual Certificates of a series may be offered by this prospectus and the related prospectus supplement; if so, the terms of those Residual Certificates will be described in the prospectus supplement. Any qualifications on direct or indirect ownership of Residual Certificates offered by this prospectus and the related prospectus supplement, as well as restrictions on the transfer of those Residual Certificates, will be set forth in the related prospectus supplement. If Residual Certificates are not so offered, the Depositor may (but need not) sell some or all of the Residual Certificates on or after the date of original issuance of that series in transactions exempt from registration under the Securities Act of 1933, as amended, and otherwise under circumstances that will not adversely affect the REMIC status of the Trust Estate.

Mandatory Auction of Certificates

If specified in the prospectus supplement for a series, one or more classes of Certificates (“Auction Certificates”) may be subject to a mandatory auction. Prior to a Distribution Date specified in the applicable prospectus supplement (the “Auction Distribution Date”), the Trustee or another party specified in the prospectus supplement, in its capacity as auction administrator (the “Auction Administrator”), will solicit bids for the purchase of each class of Auction Certificates then outstanding from third-party investors.

On the Auction Distribution Date, the Auction Certificates will be transferred to third-party investors, and upon this transfer the holders of each class of Auction Certificates will be entitled to receive an amount (the “Par Price”) equal to the related class balance, plus, if applicable, accrued interest on that class balance (following all distributions and the allocation of Realized Losses on the Auction Distribution Date.

The Auction Administrator will enter into a swap agreement pursuant to which the counterparty will agree to pay the excess, if any, of the Par Price over the amounts received for a class of Auction Certificates in the auction. If all or a portion of a class of Auction Certificates is not sold in the auction, the counterparty will pay the Auction Administrator the Par Price (or a portion of the Par Price) of the unsold Certificates. If the amount received in the auction is greater than the Par Price, that excess will be paid by the Trust to the counterparty to the swap agreement and will not be available for distribution to Certificateholders.

If the counterparty defaults on its obligations under the swap agreement, no Certificates of a class of Auction Certificates will be transferred to third parties unless bids equal to or higher than the applicable Par Price (or pro rata portion in the case of a bid for less than all of a class) are received. In addition, if the counterparty defaults and third-party investors bid an amount equal to or higher than the pro rata portion of the Par Price for some, but not all, of a class of Auction Certificates, only a portion of the Certificates of such class will be transferred to the successful bidders on the Auction Distribution Date. If only a portion of a class is transferred, each holder of such class will transfer only a pro rata portion of its Certificates on the Auction Distribution Date.

See “Risk Factors—Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction” in this prospectus.

Exchangeable REMIC and Exchangeable Certificates

General. If specified in a prospectus supplement for a series, certain classes of Certificates may be Exchangeable REMIC and Exchangeable Certificates. In any of these series, the holders of one or more of the classes of Exchangeable REMIC Certificates will be entitled, after notice and payment to the Trustee or other entity identified in the related prospectus supplement of an administrative fee, to exchange all or a portion of those classes of Exchangeable REMIC Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in the same series and vice versa.

If a series includes Exchangeable REMIC and Exchangeable Certificates, all of these classes of Exchangeable REMIC and Exchangeable Certificates will be listed in the related prospectus supplement. The classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “Related” to each other, each related grouping of Exchangeable REMIC and Exchangeable Certificates will be referred to as a “Combination,” with the classes of Exchangeable REMIC Certificates in the Combination referred to as a “REMIC Combination” and the classes of Exchangeable Certificates in the Combination referred to as an “Exchangeable Combination.” The classes of Exchangeable REMIC Certificates and Exchangeable Certificates constituting each Combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related Trust. At any time after its initial issuance, any class of Exchangeable REMIC Certificates may be exchanged for the Related class or classes of Exchangeable Certificates provided the requirements detailed below are met. In some cases, multiple classes of Exchangeable REMIC Certificates may be exchanged for one or more classes of Related Exchangeable Certificates and vice versa.

The descriptions in the related prospectus supplement of the Certificates of a series that includes Exchangeable REMIC Certificates and Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denominations of Certificates, credit enhancement, prepayment and yield considerations, tax and legal investment considerations and ERISA considerations, also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the prepayment and yield considerations applicable to, and the risks of investment in, each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges. If a holder of Exchangeable REMIC Certificates elects to exchange its Exchangeable REMIC Certificates for Related Exchangeable Certificates, then:

•

the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable REMIC Certificates so exchanged (for purposes of an exchange, Interest Only Certificates will have a principal balance of zero);

•

the aggregate amount of interest payable on each Distribution Date with respect to the Related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest payable on each Distribution Date with respect to the Exchangeable REMIC Certificates so exchanged; and

•	the class or classes of Exchangeable REMIC and Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of Combinations may exist. Any individual series of Certificates may have multiple types of Combinations. Some examples of Combinations of Exchangeable REMIC and Exchangeable Certificates that differ in their interest characteristics include:

•

Floating-Rate Certificates and Inverse Floating-Rate Certificates that are Exchangeable REMIC Certificates may be exchangeable, together, for Related Fixed-Rate Certificates. In such a Combination, the Floating-Rate Certificates and Inverse Floating-Rate Certificates would produce, in the aggregate, an annual interest amount equal to that generated by the Related Fixed-Rate Certificates. In addition, the aggregate class balance of a class of Floating-Rate Certificates and a class of Inverse Floating-Rate Certificates would equal the aggregate class balance of the Related Fixed-Rate Certificates.

•

Interest Only Certificates and Principal Only Certificates that are Exchangeable REMIC Certificates may be exchangeable, together, for Related Exchangeable Certificates that are entitled to both principal and interest payments. In such a Combination, the class balance of the class of Related Exchangeable Certificates would be equal to the class balance of the class of Principal Only Certificates, and the interest rate on the class of Related Exchangeable Certificates, when applied to the class balance of this Related class, would generate interest equal to the annual interest amount of the Interest Only Certificates.

•

Two classes of Fixed-Rate Certificates that are Exchangeable REMIC Certificates with different interest rates may be exchangeable, together, for a single class of Related Exchangeable Certificates with a fixed interest rate. In such a Combination, the class balance of the single class of Related Exchangeable Certificates would be equal to the aggregate class balance of the two classes of Exchangeable REMIC Certificates, and the single class of Related Exchangeable Certificates would have a fixed interest rate that, when applied to the aggregate class balance of the two classes of Exchangeable REMIC Certificates, would generate interest equal to the aggregate annual interest amount of the two classes of Exchangeable REMIC Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable REMIC Certificates for Related Exchangeable Certificates that have different principal payment characteristics. Some examples of Combinations that have different principal payment characteristics include:

•

A class of Exchangeable REMIC Certificates that is a class of Accrual Certificates, and a second class of Exchangeable REMIC Certificates that is a class of Accretion Directed Certificates and receives all of the interest accrued on the class of Accrual Certificates for so long as the Accrual Certificates are accreting, may be exchangeable, together, for a single class of Related Exchangeable Certificates that receives payments of interest continuously from the first Distribution Date on which it receives interest until it is retired.

•

A class of Exchangeable REMIC Certificates that is a class of PAC, Scheduled Amortization or TAC Certificates, and a class of Exchangeable REMIC Certificates that is a class of Companion Certificates, may be exchangeable, together, for a class of Related Exchangeable Certificates that receives principal payments without regard to the amortization schedule for the class of PAC, Scheduled Amortization or TAC Certificates from the first Distribution Date on which it receives principal until it is retired.

The holder of the class or classes of Exchangeable Certificates in any of the example Combinations described above may also exchange its Exchangeable Certificates for the Related Exchangeable REMIC Certificates and this process may occur repeatedly in each direction.

A number of factors may limit the ability of a holder of Exchangeable REMIC or Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable REMIC or Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable REMIC or Exchangeable Certificates or does not own the necessary classes of Exchangeable REMIC or Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable REMIC or Exchangeable Certificates, as the case may be. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable REMIC or Exchangeable Certificates from the then-current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable REMIC or Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable REMIC or Exchangeable Certificates.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable REMIC and Exchangeable Certificates. A Certificateholder will be required to provide notice to the Trustee or such other entity identified in the related prospectus supplement prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include, among other things, the outstanding principal balance or notional amount of the Exchangeable Certificates to be exchanged and the Related Exchangeable Certificates to be received, and the proposed exchange date. When the Trustee or such other entity identified in the related prospectus supplement receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable REMIC or Exchangeable Certificates, as the case may be, and payment of the administrative fee. A Certificateholder’s notice to the Trustee or such other entity identified in the related prospectus supplement will become irrevocable on the second day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable REMIC or Exchangeable Certificates that are Book-Entry Certificates will be subject to DTC’s Rules.

If the related prospectus supplement describes exchange proportions for a Combination of classes of Exchangeable REMIC and Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal balances or notional amounts of these classes.

Distributions on an Exchangeable REMIC or Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the applicable Certificateholder of record as of the applicable record date.

Reports To Certificateholders

Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in the related prospectus supplement, the Master Servicer or the Trustee will make available to each Certificateholder of record of the related series a statement setting forth, if applicable to that series of Certificates, among other things:

(i)            the amount of the distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments, and Liquidation Proceeds and the amount of the distribution allocable to interest on the related Mortgage Loans;

(ii)           if the distribution to Certificateholders is less than the full amount that would be distributable if there were sufficient funds available, the amount of the shortfall and the allocation of the shortfall between principal and interest;

(iii)          the class balance of each class of Certificates after giving effect to the distribution of principal on the Distribution Date;

(iv)          the amount of servicing compensation with respect to the related Trust Estate and any other customary information as is required to enable Certificateholders to prepare their tax returns;

(v)           the amount by which the Servicing Fee or Master Servicing Fee, as applicable, for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

(vi)          the amount of Advances included in the distribution on the Distribution Date, the aggregate amount of Advances outstanding as of the close of business on the Distribution Date and the amount of Advances reimbursed since the previous Distribution Date;

(vii)         to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement;

(a)           the amounts so distributed under the form of credit enhancement on the applicable Distribution Date; and

(b)           the amount of coverage remaining under the form of credit enhancement, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

(viii)        any payments made or accrued relating to credit enhancement provided by a party, identifying the general purpose of the payments and the party receiving the payments.;

(ix)	the Pass-Through Rate (if any) for each class of Certificates;

(x)           for any Mortgage Loan that became and REO Property during the preceding calendar month, the loan number and Stated Principal Balance of the Mortgage Loan as of the close of business on the Determination Date preceding the Distribution Date and the date of acquisition thereof;

(xi)          the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding the Distribution Date;

(xii)         the aggregate amount of Realized Losses incurred during the preceding calendar month;

(xiii)        any expenses or indemnification amounts paid by the related Trust Estate, the specific purpose of each payment and the parties to whom these payments are made;

(xiv)        the number and total principal balance of the Mortgage Loans, the weighted average mortgage interest rate and weighted average remaining term to maturity of the Mortgage Loans and cumulative prepayment amounts;

(xv)         any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments since the previous Distribution Date or cumulatively since the closing date for that series of Certificates;

(xvi) any material breaches of representations and warranties relating to the Mortgage Loans or material breaches of transaction covenants;

(xvii) the number and aggregate principal balance of any Mortgage Loans repurchased by the Depositor from the related Trust Estate since the previous Distribution Date;

(xviii) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy), (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the Distribution Date; and

(xix) whether any exchanges of Exchangeable REMIC and Exchangeable Certificates have taken place since the preceding Distribution Date and, if applicable, the class designations, class balances or notional amounts, pass-through rates, and any interest and/or principal paid, including any shortfalls allocated, of any classes of Certificates that were received by Certificateholders as a result of such exchange.

Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class specified in the related prospectus supplement. The report to certificateholders for any series of Certificates may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each certificateholder of record at any time during that calendar year a report:

•

as to the aggregate of amounts reported pursuant to clauses (i) and (ii) for that calendar year or, if a person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year; and

•	other customary information as is necessary or desirable for certificateholders to prepare their tax returns.

CREDIT ENHANCEMENT

General

Credit enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the Mortgage Assets in the related Trust Estate. Credit enhancement may be only in the form of any one or more of the following:

•	subordination;
•	limited guarantee;
•	financial guaranty insurance policy or surety bond;
•	letter of credit;
•	mortgage pool insurance policy;
•	special hazard insurance policy;
•	mortgagor bankruptcy bond;
•	reserve fund;

•	cross-collateralization;
•	overcollateralization;
•	excess interest;
•	cash flow agreements;
•	fraud waiver; or
•	FHA insurance or a VA guarantee.

If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more related Trust Estates. If applicable, the related prospectus supplement will identify the Trust Estates to which the credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of the coverage to the identified Trust Estates.

The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R. § 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Subordination

If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinate Certificates will be subordinate to the rights of holders of one or more classes of senior Certificates of that series to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate Certificates under the circumstances and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, certain classes of subordinate Certificates may be senior to other classes of Subordinate Certificates and be rated investment grade. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage Assets will be borne first by the various classes of subordinate Certificates and thereafter by the various classes of senior Certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the subordinate Certificates because of subordination and the amount of distributions otherwise distributable to subordinate certificateholders that will be distributable to senior certificateholders on any Distribution Date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on their Certificates.

If specified in the related prospectus supplement, various classes of senior certificates and subordinate Certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior Certificates and subordinate Certificates through a cross-collateralization mechanism or otherwise.

As between classes of senior Certificates and as between classes of subordinate Certificates, distributions may be allocated among those classes:

•	in the order of their scheduled final distribution dates;
•	in accordance with a schedule or formula;
•	in relation to the occurrence of events; or
•	otherwise, as specified in the related prospectus supplement.

Limited Guarantee

If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the Mortgage Loans included in a Trust Estate, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the Mortgage Loans or principal payment rate on the Mortgage Loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the Mortgage Loans or Certificates specified in the applicable prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guarantee insurance policy will guarantee, with respect to one or more classes of Certificates of the related series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code.

Letter of Credit

If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the Mortgage Loans or of one or more classes of Certificates. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to misrepresentations in connection with the origination of a Mortgage Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the Trust.

Mortgage Pool Insurance Policy

If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the Mortgage Loans in the related Trust Estate. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a Mortgage Loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the Mortgage Loans. As described under “The Pooling and Servicing Agreement—Primary Mortgage Insurance,” the Master Servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable mortgage interest rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the mortgage interest rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related Servicer from funds otherwise payable to the Certificateholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a Servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more classes of Certificates on liquidation of the Mortgage Loan after reimbursement of the related Servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the seller, or other persons involved in the origination or the Mortgage Loan, failure to construct a Mortgaged Property in accordance with plans and specifications, or bankruptcy, unless, as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related Servicer or Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancement.

Special Hazard Insurance Policy

Any insurance policy covering special hazard losses obtained for a Trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related pooling and servicing agreement and will be subject to reduction as described in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the related Servicer or Master Servicer, as the case may be.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the Mortgaged Property securing a foreclosed Mortgage Loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related Servicer or Master Servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related Mortgaged Property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the Mortgage Loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage interest rate to the date of claim settlement and certain expenses incurred by the related Servicer or the Master Servicer, as the case may be, with respect to the related Mortgaged Property.

If the Mortgaged Property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above, reduced by the net proceeds of the sale of the Mortgaged Property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount, less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted Mortgage Loan secured by the related Mortgaged Property. The payment described under (ii) above will render presentation of a claim relating to a Mortgage Loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard mortgage insurance policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by the court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by the court of the unpaid principal balance of a Mortgage Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the prospectus supplement.

Reserve Fund

If specified in the applicable prospectus supplement, credit enhancement with respect to a series of Certificates may be provided by the establishment of one or more reserve funds for the series. Any reserve fund for a series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii) by the deposit from time to time of certain amounts received on or in respect of the related Mortgage Loans, as specified in the applicable prospectus supplement.

If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Mortgage Loan. Following each Distribution Date, amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related Certificates.

If specified in the prospectus supplement, any reinvestment income or other gain from investments in eligible investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to the reserve fund. The reserve fund for a series will not be a part of the Trust Estate.

Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Cross-Collateralization

If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate classes of Certificates. In this case, credit support may be provided by a cross-collateralization feature which requires that distributions be made to certain classes from Mortgage Loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. As a result, the amount of credit enhancement available to a class of Certificates against future losses on the Mortgage Loans in which that class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which that class has no interest. The applicable prospectus supplement for a series that includes a cross-collateralization feature will describe its specific operation.

Overcollateralization

If specified in the applicable prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more classes of Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Certificates. This acceleration feature creates, with respect to the Mortgage Loans or a group of Mortgage Loans, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or group of Mortgage Loans, over the class balance of the related class or classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

If specified in the applicable prospectus supplement, the Mortgage Loans in a Trust may generate more interest than is necessary to pay the interest earned on the classes of Certificates each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain classes of Certificates and to reimburse certain classes of Certificates for losses and certain shortfalls that they experienced previously.

Cash Flow Agreements

If specified in the prospectus supplement, the Trust Estate may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more classes of Certificates (each, a “Cash Flow Agreement”). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose whether the significance percentage is less than 10%, at least 10% but less than 20%, or more than 20%, calculated in accordance with Item 1115 of Regulation AB (17 C.F.R. § 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 C.F.R. § 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 C.F.R. § 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination of the Cash Flow Agreement or the substitution of another Cash Flow Agreement for the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the Commission as an exhibit to a Current Report on Form 8-K.

Guaranteed Investment Contracts. If specified in the related prospectus supplement, the Trustee on behalf of the Trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of principal. Any payments received from the issuer of the contract by the Trust will be distributed to the related class or classes of Certificates as specified in the applicable prospectus supplement.

Yield Maintenance Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more yield maintenance agreements in order to support the yield on one or more classes of Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the Trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the Trustee an amount equal to that excess, multiplied by a notional amount or the class balance or balances of one or more classes of Certificates, multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related class or classes of Certificates and will be paid to the class or classes of Certificates as specified in the related prospectus supplement.

Swap Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into a swap agreement to support the yield on one or more classes of Certificates. Under the swap agreement, the Trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty, and the Trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the Trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the Trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more swap agreements to cover any shortfalls on one or more classes of Certificates in the event those Certificates are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding class balance of the applicable class or classes of Certificates plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding class balance of the applicable class or classes of Certificates plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s). See “Risk Factors—Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction” and “—Mandatory Auction of Certificates” in this prospectus.

Fraud Waiver

If so specified in the related prospectus supplement, a letter may be obtained from the issuer of a pool insurance policy waiving the right of the insurer to deny a claim or rescind coverage under the related pool insurance policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related primary mortgage insurance policy because of that fraud, dishonesty or misrepresentation. In these circumstances, the issuer of the pool insurance policy will be indemnified by the Sponsor for the amount of any loss paid by the issuer of the pool insurance policy under the terms of the waiver letter. The maximum aggregate amount of these fraud losses covered under the waiver letter and the period of time during which the coverage will be provided will be specified in the related prospectus supplement.

FHA Insurance or VA Guarantee

The Housing Act authorizes various FHA mortgage insurance programs. If so specified in the related prospectus supplement, some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), the FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by the FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, the FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to contracts underlying a series of Certificates will be described in the accompanying prospectus supplement.

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran’s home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the Depositor for VA loans in excess of certain amounts. The amount of any additional coverage will be described in the accompanying prospectus supplement. Any VA guaranty relating to contracts underlying a series of Certificates will be described in the accompanying prospectus supplement.

PREPAYMENT AND YIELD CONSIDERATIONS

The yields to maturity and weighted average lives of Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Loans included in the related Trust Estate. The original terms to maturity of the Mortgage Loans in a given mortgage pool will vary depending upon the type of Mortgage Loans in the pool. Each prospectus supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related mortgage pool. Mortgage Loans may be prepaid without penalty in full or in part at any time except as specified in the prospectus supplement. The prepayment experience on the Mortgage Loans in a mortgage pool will affect the life of the related series of certificates.

Factors Affecting Prepayment

A number of factors, including, but not limited to, homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of mortgage loans.

The Mortgage Loans may be partially or fully repaid at any time. Fixed-rate Mortgage Loans generally will contain “due-on-sale” clauses that permit the mortgagee to accelerate the maturity of a Mortgage Loan upon the conveyance of the related Mortgaged Property. Adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume a Mortgage Loan upon a transfer of the related Mortgaged Property.

The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

Effect of Principal Prepayments

When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement relating to a series may provide that with respect to certain principal prepayments received, the Master Servicer will be obligated to pay an amount equal to the lesser of (i) the aggregate interest shortfall for that Distribution Date resulting from principal prepayments and (ii) all or a portion of the Master Servicer’s servicing compensation for that Distribution Date, as specified in the applicable prospectus supplement. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements.

A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information relating to yield on those Certificates will be included in the applicable prospectus supplement.

Weighted Average Life of Certificates

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular series will be identified and described in the related prospectus supplement. The prospectus supplement for a series of Certificates may contain tables setting forth percentages of the initial class balance of each class expected to be outstanding after each of the dates shown in each table. Any table will be based upon a number of assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the specified prepayment model. It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any series will conform to any of the percentages of the prepayment model described in a table.

The rate of principal prepayments on pools of mortgage loans underlying the Mortgage Certificates and on the Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on those mortgage loans or on the Mortgage Loans included in a Trust Estate, those mortgage loans or Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those mortgage loans or Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on those mortgage loans or on the rates borne by the Mortgage Loans included in a Trust Estate, those mortgage loans or Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by those mortgage loans or Mortgage Rates. Other factors affecting prepayment of mortgage loans and Mortgage Loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the properties securing the mortgage loans and Mortgage Loans and servicing decisions. However, because many different factors affect prepayment behavior, as described above, prepayments may not rise or fall in direct relation to changes in mortgage interest rates. It should be noted that Certificates of a series may evidence an interest in a Trust Estate with Mortgage Loans with different mortgage interest rates.

Prepayments may also result from the enforcement of any “due-on-sale” provisions contained in a mortgage note permitting the holder of the mortgage note to demand immediate repayment of the outstanding balance of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The Master Servicer will agree that it or the applicable subservicer will enforce any “due-on-sale” clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer or the subservicer will not take any action in relation to the enforcement of any “due-on-sale” provision which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. Under current law, that exercise is permitted for substantially all the mortgage loans which contain those clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase. See the related prospectus supplement for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

The Sponsor, Originator or Depositor, as specified in the related prospectus supplement, will be obligated, under the circumstances specified in “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee,” to repurchase Mortgage Loans that have breached representations or warranties, or with respect to which all proper documentation has not been delivered to the Trustee. In addition, if so specified in the applicable prospectus supplement, the Depositor or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Assets in any Trust Estate under the limited conditions specified in the prospectus supplement. For any series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets in the Trust Estate) as a REMIC, any purchase or repurchase may be effected only pursuant to a “qualified liquidation,” as defined in Code Section 860F(a)(4)(A). See “The Pooling and Servicing

Agreement—Termination; Repurchase of Mortgage Loans and Mortgage Certificates.” Any purchase or repurchase of Mortgage Assets will shorten the weighted average life of one or more classes of Certificates of the related series.

Scheduled Delays In Distributions

Upon the issuance of Certificates of a series offered by this prospectus and the applicable prospectus supplement, the initial purchasers may be required to pay for accrued interest at the applicable pass-through rate from the Cut-off Date for that series to the date of issuance. The effective yield to certificateholders will be below the yield otherwise produced by the applicable pass-through rate because the distribution of principal and interest that is due on each due date will not be made until the Distribution Date in the month in which that due date occurs.

THE SPONSOR

Bank of America, National Association (“Bank of America”) will serve as sponsor (the “Sponsor”) of each series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial, market, retail, and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision, and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception, and Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The Depositor’s securitization program principally is used by Bank of America to finance fully amortizing prime mortgage loans secured by first liens on one- to four-family residential properties acquired from third parties. The Depositor’s securitization program may also include mortgage loans originated through correspondent arrangements. Bank of America currently does not rely on securitization as a material funding source.

The table below sets forth the number and aggregate principal balance of mortgage loans which have been included in Trusts formed by the Depositor, which were originated or acquired by Bank of America during the periods indicated:

	Twelve-Months Ended December 31,				Nine-Months Ended September 30,
	2002	2003	2004	2005	2006
Number	1,494	4,110	13,276	29,360	27,659
Aggregate Principal Balance	$299,960,769	$1,855,340,346	$4,446,655,671	$11,007,632,007	$13,240,746,533

Bank of America serves as the Sponsor, and may serve as a Servicer, in the Depositor’s securitization program, in addition to owning all of the Depositor’s equity. Banc of America Securities LLC serves as an underwriter for the Depositor’s securitization program, is an affiliate of Bank of America, and assists Bank of America and the Depositor in connection with the selection of mortgage loans, including the Mortgage Loans, for various transactions. See “Plan of Distribution.”

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478. Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, Ginnie Mae, Fannie Mae and Freddie Mac.

See “The Mortgage Purchase Program” for information regarding Bank of America’s procedures for acquiring mortgage loans similar to the Mortgage Loans.

THE DEPOSITOR

Banc of America Funding Corporation (formerly known as NationsBanc Montgomery Funding Corp.), a Delaware corporation (the “Depositor”), was organized on November 28, 1994, for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in Mortgage Assets or bonds secured by Mortgage Assets. The Depositor is an indirect subsidiary of Bank of America Corporation. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor will have limited obligations and rights under each pooling and servicing agreement after the closing date for any series, including, but not limited to, repurchasing Mortgage Loans due to breaches of representations and warranties.

The Depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement.

Neither the Depositor nor any of the Depositor’s affiliates will ensure or guarantee distributions on the Certificates of any series.

USE OF PROCEEDS

The Depositor will use substantially all of the net proceeds received from the sale of each series of Certificates either:

•	to purchase the Mortgage Assets related to that series; or
•

to return to itself the amounts previously used to effect a purchase of Mortgage Assets, the costs of carrying the Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Certificates.

The Depositor will use any remaining proceeds for its general corporate purposes.

MORTGAGE PURCHASE PROGRAM

Set forth below is a description of aspects of the Depositor’s purchase program for Mortgage Loans eligible for inclusion in a Trust Estate. The related prospectus supplement will contain information regarding the origination of the Mortgage Loans.

The Depositor will purchase Mortgage Loans either directly or indirectly from approved originators, which may be the Sponsor, other affiliates of the Depositor, the Master Servicer or a Servicer. The Depositor has approved (or will approve) individual institutions as eligible Originators by applying certain criteria, including the Originator’s depth of mortgage origination experience, servicing experience and financial stability. From time to time, however, the Depositor may purchase Mortgage Loans from Originators that, while not meeting the generally applicable criteria, have been reviewed by the Depositor and found to be acceptable as Originators of Mortgage Loans.

If any originator or group of affiliated originators originated 10% or more of the Mortgage Loans in a Trust Estate, the applicable prospectus supplement will disclose the identity of the originator, and, if such originator or group of affiliated originators originated 20% or more of the Mortgage Loans, the applicable prospectus supplement will provide information about the originator’s form of organization and, to the extent material, a description of the originator’s origination program and how long it has been engaged in originating mortgage loans of the same type.

Each Mortgage Loan purchased by the Depositor must meet certain credit, appraisal and underwriting standards, as described in the related prospectus supplement.

Underwriting standards are intended to evaluate the Mortgagor’s credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Underwriting standards are applied in a standard procedure which complies with applicable federal and state laws and regulations.

In determining the adequacy of the property as collateral, an appraisal is generally made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser’s judgment of values, giving appropriate weight to both the market value of comparable properties and the cost of replacing the property.

Certain states where the Mortgaged Properties may be located are “anti-deficiency” states. This means, in general, that lenders providing credit on one- to four-family properties in those states must look solely to the property for repayment upon foreclosure. Underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

The related prospectus supplement will provide a description of the underwriting standards applied in originating the Mortgage Loans.

SERVICING OF THE MORTGAGE LOANS

The servicing of the Mortgage Loans in the Trust underlying a series of Certificates will be performed by one or more Servicers, which may include the Sponsor or its affiliates. A master servicer, which may be the Sponsor or an affiliate (the “Master Servicer”), may be engaged to supervise some or all of the Servicers. The applicable prospectus supplement will identify (i) any Master Servicer, (ii) each Servicer affiliated with the Sponsor, (iii) each Servicer that services 10% or more of the Mortgage Loans and (iv) any other material servicer that is responsible for performing an aspect of the servicing on which the performance of the related Mortgage Loans or Certificates are materially dependent.

The following is a summary of the material servicing provisions of the pooling and servicing agreements. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The pooling and servicing agreement for each series will be filed with the Commission following the date of initial issuance of the related Certificates.

The Master Servicer

The Master Servicer generally will be responsible under each applicable pooling and servicing agreement for, among other things, (i) administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans, (iii) preparation of periodic reports to the Trustee regarding the foregoing matters, (iv) performing certain of the servicing obligations of a terminated Servicer as described below under “—The Servicers” and (v) making Periodic Advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described below under the heading “The Pooling and Servicing Agreement—Periodic Advances and Servicing Advances,” if those amounts are not advanced by a Servicer. The Master Servicer will also perform additional duties as described in the applicable prospectus supplement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for a series to cover its fees as Master Servicer or will be paid in another manner specified in the applicable prospectus supplement. The Master Servicer may subcontract with any other entity the obligations of the Master Servicer under any pooling and servicing agreement. The Master Servicer will remain primarily liable for the contractor’s performance in accordance with the applicable prospectus supplement. The Master Servicer may be released from its obligations in certain circumstances. See “—The Servicers.”

The Servicers

With respect to any series, one or more Servicers (each, a “Servicer”) specified in the applicable prospectus supplement, which may include the Sponsor, will provide certain customary servicing functions for the Mortgage Loans pursuant to the related pooling and servicing agreement or separate underlying servicing agreements (each, an “Underlying Servicing Agreement”) with the Depositor or an affiliate of the Depositor. These Servicers may be the originators of the Mortgage Loans or affiliates of the applicable originators or third parties identified in the applicable prospectus supplement. The rights of the Depositor or affiliate of the Depositor under the applicable Underlying Servicing Agreements relating to the Mortgage Loans included in the Trust Estate for a series will be assigned (directly or indirectly) to the Trustee for the benefit of Certificateholders of that series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies, from proceeds of liquidation of those Mortgage Loans or otherwise. Each Servicer also will provide necessary accounting and reporting services to provide required information to the Trustee or to enable the Master Servicer to provide required information to the Trustee for the Mortgage Loans included in the Trust Estate for a series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by it. The obligations of a Servicer may be performed through subservicers or vendors, provided that the Servicer remains primarily liable for the servicing of the Mortgage Loans in the applicable Trust. In the event a Servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 C.F.R. § 229.1108), the applicable prospectus supplement will provide the disclosure required by Items 1108(b) and (c) of Regulation AB (17 C.F.R. § 229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the Depositor will report such appointment on Form 8-K (for so long as the related Issuing Entity is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended).

The Trustee, or if so provided in the applicable pooling and servicing agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the applicable pooling and servicing agreement or Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Trustee or the Master Servicer, the Trustee or the Master Servicer, as the case may be, will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. Neither the Master Servicer’s nor the Trustee’s obligations to act as substitute Servicer following the termination of an Underlying Servicing Agreement or termination of the Servicer under the applicable pooling and servicing agreement will, however, require the Master Servicer or the Trustee, as applicable, to purchase a Mortgage Loan from the Trust Estate due to a breach by the terminated Servicer of a representation or warranty in respect of the Mortgage Loan.

The Trustee or a successor servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor servicer. In the event that the predecessor servicer fails to reimburse the Trustee or successor servicer, the Trustee or successor servicer will be entitled to reimbursement from the assets of the related Trust.

If a Servicer has executed the pooling and servicing agreement, the pooling and servicing agreement will provide that the Servicer may not resign from its obligations and duties under the pooling and servicing agreement for that series, except upon its determination that its duties under the pooling and servicing agreement are no longer permissible under applicable law. No resignation will become effective until the Trustee for a series or a successor servicer or Master Servicer has assumed the Servicer’s obligations and duties under the pooling and servicing agreement. If a Servicer resigns for the foregoing reason and the Trustee is unable or unwilling to assume responsibility for its duties under the pooling and servicing agreement, it may appoint another institution to so act as described under “The Pooling and Servicing Agreement—Rights Upon Event of Default” below.

If a Servicer has executed the pooling and servicing agreement, the pooling and servicing agreement will provide that neither the Servicer nor any director, officer, employee or agent of the Servicer will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that no Servicer nor any director, officer, employee or agent of any Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement. Each Servicer and any director, officer, employee or agent of each Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or Underlying Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of it duties under the pooling and servicing agreement or Underlying Servicing Agreement or by reason of reckless disregard of obligations and duties under the pooling and servicing agreement or Underlying Servicing Agreement. In addition, the pooling and servicing agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. A Servicer may, however, in its discretion, undertake any action deemed by it necessary or desirable relating to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the Certificateholders. In this event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the Trust and the Servicer will be entitled to be reimbursed out of the Servicer Custodial Account, and any loss to the Trust arising from this right of reimbursement will be allocated first to the Subordinate Certificate of a series before being allocated to the related Senior Certificates, or if the series does not contain Subordinate Certificates, pro rata among the various classes of Certificates or in another manner specified in the applicable prospectus supplement.

Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to the business, or otherwise, of the Servicer will be the successor of the Servicer under the terms of the pooling and servicing agreement for each series provided that the successor or resulting entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac.

The Servicer also has the right to assign its rights and delegate its duties and obligations under the pooling and servicing agreement for each series; provided that, if the Servicer desires to be released from its obligations under the pooling and servicing agreement, (i) the purchaser or transferee accepting the assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) the purchaser is satisfactory to the Trustee for the series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the pooling and servicing agreement from and after the date of the agreement, and (iii) each applicable Rating Agency’s rating of any Certificates for the series in effect immediately prior to the assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and the Certificates would not be placed on credit review status by any Rating Agency. The Servicer will be released from its obligations under the pooling and servicing agreement upon the assignment and delegation of its duties and obligations, except that the Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

In the event that there is a Master Servicer for a series, the provisions described above will apply to the Master Servicer and substantially similar provisions will apply to each Servicer under the Underlying Servicing Agreements.

THE POOLING AND SERVICING AGREEMENT

Set forth below is a summary of certain provisions of each pooling and servicing agreement which are not described in other parts of this prospectus. When particular provisions or terms used in a pooling and servicing agreement are mentioned in this discussion, you should review those provisions in the form of pooling and servicing agreement that was filed with the Securities and Exchange Commission as part of the registration statement of which this prospectus is a part.

Assignment of Mortgage Loans to the Trustee

Assignment of Mortgage Loans

At the time of issuance of each series of Certificates, the Depositor will cause the Mortgage Loans comprising the related Trust Estate to be assigned to the Trustee, for the benefit of the certificateholders, together with all principal and interest on the Mortgage Loans, except for principal and interest due on or before the cut-off date set forth in the related prospectus supplement (the “Cut-Off Date”). The Trustee, concurrently with that assignment, will authenticate and deliver the Certificates to the Depositor or its designated agent in exchange for the Mortgage Loans and other assets, if any. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include the principal balance of each Mortgage Loan, the mortgage rate, the maturity of each mortgage note and other information.

With respect to each Pledged Asset Loan, the related prospectus supplement will specify the extent to which the Pledged Assets will be assigned to the Trustee and the nature of any such assignment.

The Depositor will deliver or cause to be delivered to the Trustee or a custodian, as to each Mortgage Loan, all of the documents the Depositor is required to deliver to the Trustee or a custodian under the pooling and servicing agreement.

Despite the requirements to deliver certain documents, a Trust Estate may include Mortgage Loans where the original mortgage note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original has been lost or destroyed. With respect to these Mortgage Loans, the Trustee may not be able to enforce the mortgage note against the related borrower. The Depositor (or other representing party as specified in the related prospectus supplement) will be required to agree to repurchase, or substitute for, each Mortgage Loan that is subsequently in default if the enforcement of the related mortgage is materially adversely affected by the absence of the original mortgage note. The related pooling and servicing agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause the assignments of the related loans to be delivered for recording in the appropriate public office for real property records, except (1) in states in which, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee’s interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of the loans or (2) in states where recordation is not required by the rating agencies rating the series of Certificates.

In lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

With respect to any Mortgage Loans that are cooperative loans, the Depositor will generally be required to cause to be delivered to the Trustee;

•	the stock certificate;
•	the stock power executed in blank;
•	the executed proprietary lease;
•	the executed recognition agreement;
•	the executed assignment of recognition agreement, if any;
•	an executed financing statement with evidence of recording thereon;
•

the executed financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in form suitable for recordation); and

•	any other document specified in the related prospectus supplement.

The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee’s security interest in each cooperative loan.

The Trustee or a custodian will review the mortgage loan documents within a specified number of days of receipt to ascertain that all required documents have been properly executed and received. The Trustee will hold the mortgage loan documents for each series in trust for the benefit of holders of the Certificates. If any document is found by the Trustee or custodian not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the pooling and servicing agreement, and any defect cannot be cured within the permitted time period, the Sponsor or other party specified in the prospectus supplement will replace the Mortgage Loan with an eligible substitute Mortgage Loan (as described in the related prospectus supplement) or repurchase the related Mortgage Loan from the Trustee at a price generally equal to the principal balance thereof, plus accrued and unpaid interest thereon. Upon receipt of the repurchase price, in the case of a repurchase, the Trustee will reimburse any unreimbursed Advances of principal and interest by the Master Servicer with respect to that Mortgage Loan or unreimbursed payments under any form of credit support. The remaining portion of the repurchase price will then be passed through to holders of the Certificates as liquidation proceeds in accordance with the procedures specified under “Description of Certificates— Distributions”. This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for a defect in a mortgage loan document.

Any restrictions on substitution or repurchase with respect to a series of Certificates will be set forth in the related prospectus supplement.

Assignment of Mortgage Certificates

The Depositor will cause each Mortgage Certificate to be registered in the name of the Trustee. The Trustee or a custodian will hold each Mortgage Certificate in the manner described in the related prospectus supplement. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage Certificate. Each Mortgage Certificate will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information.

Representations and Warranties

As further described below, the Sponsor will make certain representations and warranties concerning the Mortgage Loans in the related pooling and servicing agreement or under the mortgage loan sale agreement between the Sponsor and the Depositor. Under certain circumstances the Sponsor may be required to repurchase or substitute for a Mortgage Loan as a result of a breach of those representations or warranties. In addition, pursuant to the related pooling and servicing agreement the Depositor will assign to the Trustee its rights with respect to representations and warranties made by the Sponsor in the mortgage loan sale agreement.

The representations and warranties made or assigned to the Trust (whether made by the Depositor or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

•	the information set forth in the schedule of Mortgage Loans is true and correct in all material respects;
•

at the time of transfer the Sponsor had good title to the Mortgage Loans and the mortgage notes were subject to no offsets, defenses or counterclaims, except if the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor;

•	as of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent;
•

a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and that policy or other evidence of title is valid and remains in full force and effect;

•	if a primary mortgage insurance policy is required with respect to a Mortgage Loan, the policy is valid and remains in full force and effect as of the closing date for that series of Certificates;
•

as of the closing date for that series of Certificates, each Mortgage Loan is secured by a first lien mortgage, a first deed of trust or a land sale contract on the related Mortgaged Property free and clear of all liens, claims and encumbrances, other than the land sale contract, if applicable, subject only to:

•	liens for current real property taxes and special assessments;
•

covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, those exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator’s appraisal; and

•	other matters to which like properties are commonly subject (which do not materially interfere with the benefits of the security intended to be provided by the Mortgage);
•	as of the closing date for that series of Certificates, each Mortgaged Property is free of damage and is in good repair, ordinary wear and tear excepted; and
•

any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable at the origination and servicing of the Mortgage Loans have been complied with.

If the Sponsor (or other party specified in the prospectus supplement) discovers a breach of any of its representations or warranties which materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, or receives notice of a breach from the Trustee or the Master Servicer, the Sponsor (or other party) will cure the breach within the time permitted by the related pooling and servicing agreement or substitute a substantially similar substitute mortgage loan for that Mortgage Loan or repurchase the related Mortgage Loan, or any Mortgaged Property acquired in respect of a loan, on the terms set forth above under “—Assignment of Mortgage Loans to the Trustee” and in the related prospectus supplement. The proceeds of any repurchase will be passed through to certificateholders as liquidation proceeds.

Special Servicing Agreements

The pooling and servicing agreement may permit each Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to a special servicing agreement, this holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. In the event that there is a Master Servicer for a series, the pooling and servicing agreement may permit the Master Servicer to enter into an agreement with those holders which will allow the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying Servicing Agreements, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans.

Payments on Mortgage Loans

Pursuant to the applicable pooling and servicing agreement or the Underlying Servicing Agreements, if any, for a series, each Servicer will be required to establish and maintain one or more accounts (collectively, the “Servicer Custodial Account”) into which the Servicer will be required to deposit on a daily basis amounts received relating to the Mortgage Loans serviced by the Servicer included in the Trust Estate for a series, as more fully described below. Each Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (an acceptable account, an “Eligible Custodial Account”) and other than in the case of a Servicer Custodial Account established by the Sponsor as Servicer, will generally be limited to funds held relating to a particular series. A Servicer Custodial Account established by the Sponsor as Servicer will serve as a unitary Servicer Custodial Account both for the particular series and for other series of Certificates as well as other Mortgage Loans serviced by the Sponsor; provided, however, that commingling of funds will not be permitted at any time during which the senior long-term unsecured debt rating of the Sponsor falls below certain levels established by each Rating Agency. Notwithstanding any commingling of funds, the Sponsor is required to keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to funds relating to a particular series.

Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the Servicer in certain investments acceptable to the Rating Agencies (“Eligible Investments”) maturing in general not later than the business day preceding the next Distribution Date. All losses from investments of funds in a Servicer Custodial Account are required to be deposited by the applicable Servicer out of its own funds to the Servicer Custodial Account immediately as realized.

Each Servicer will be required to remit to the Trustee for deposit to the Distribution Account for each series of Certificates on the date the Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by it due after the applicable Cut-off Date but received on or prior thereto. Each Servicer will be required to remit to the Master Servicer for deposit in an Eligible Custodial Account maintained by the Master Servicer in the name of the Trustee (the “Master Servicer Custodial Account”) or, if there is no Master Servicer, to remit to the Trustee for deposit in the Distribution Account, the following payments and collections received or made by it relating to the Mortgage Loans serviced by it subsequent to the applicable Cut-off Date (other than (a) payments due on or before the Cut-off Date and (b) amounts held for future distribution):

(i)	all payments on account of principal, including prepayments, and interest;

(ii)           all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired relating to the defaulted Mortgage Loan, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law (“Liquidation Proceeds”) less, to the extent permitted under the applicable pooling and servicing agreement or Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of the applicable Mortgage Loans;

(iii)          all proceeds received by the Servicer under any title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the applicable pooling and servicing agreement or Underlying Servicing Agreement;

(iv)	all Periodic Advances made by the Servicer;

(v)           all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to the Mortgage Loans, in accordance with the terms of the applicable agreements;

(vi)          all proceeds of any Mortgage Loans or property acquired relating to the Mortgage Loan purchased or repurchased pursuant to the pooling and servicing agreement or the Underlying Servicing Agreement; and

(vii)         all other amounts required to be deposited to the Distribution Account pursuant to the applicable pooling and servicing agreement or the Underlying Servicing Agreement.

Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited.

Each Servicer is also permitted, from time to time, to make withdrawals from the applicable Servicer Custodial Account for the following purposes, to the extent permitted in the applicable pooling and servicing agreement or Underlying Servicing Agreement:

(i)            to pay to itself, to the extent not previously retained, the servicing compensation to which it is entitled;

(ii)           to reimburse itself for Advances, to the extent of amounts received on the Mortgage Loan(s) relating to which the Advances were made;

(iii)          to reimburse itself for any Nonrecoverable Advance previously made, to the extent of amounts received on the Mortgage Loans in the same loan group as the Mortgage Loan(s) relating to which the Nonrecoverable Advances were made;

(iv)          to reimburse itself for expenses covered by insurance policies from proceeds of those policies;

(v)           to pay itself or the Depositor any indemnification payments described under “The Depositor” and “Servicing of the Mortgage Loans—The Servicers”;

(vi)          to pay to the Depositor, itself or the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Depositor or purchased by it or the Master Servicer all amounts received after the date of repurchase or purchase;

(vii)         to withdraw from the Servicer Custodial Account any amount deposited in that account that was not required to be deposited therein; and

(viii)	to clear and terminate the Servicer Custodial Account.

If there is a Master Servicer for a series of Certificates, the Master Servicer will be permitted by the pooling and servicing agreement to make withdrawals from the Master Servicer Custodial Account to the extent described above for a Servicer, to the extent permitted in the applicable pooling and servicing agreement. The Master Servicer or Trustee will be required to deposit in the Distribution Account any Periodic Advances made by the Master

Servicer or Trustee, as applicable, in the event of a Servicer default not later than the Distribution Date on which the Periodic Advances are required to be distributed. All other amounts deposited in the Master Servicer Custodial Account (other than Master Servicing Fees and, to the extent the Master Servicer is entitled thereto under the applicable pooling and servicing agreement, interest on amounts in the Master Servicer Custodial Account) are required to be remitted by the Master Servicer to the Trustee for deposit in the Distribution Account not later than the applicable Distribution Date. On each Distribution Date, the Trustee will withdraw from the Distribution Account and remit to Certificateholders all amounts constituting the available funds for that Distribution Date.

If a Servicer, the Master Servicer or the Trustee deposits in the Distribution Account for a series any amount not required to be deposited, the Trustee may at any time withdraw the amount from the Distribution Account for itself or for remittance to the applicable Servicer or the Master Servicer, as applicable. Funds on deposit in the Distribution Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next Distribution Date (except that if the Eligible Investment is an obligation of the institution that maintains the Distribution Account, then the Eligible Investment may mature not later than the next Distribution Date). In the event that one or more elections has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a series as one or more REMICs, no Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Trustee has received an opinion of counsel or other evidence satisfactory to it that the sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on “prohibited transactions” imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause any REMIC to fail to qualify as a REMIC while any Certificates of the series are outstanding. All income and gain realized from any investment of funds in the Distribution Account will generally be for the account of the Trustee as additional compensation and all losses from investments of funds in the Distribution Account will be deposited by the Trustee out of its own funds to the Distribution Account immediately as realized.

The Trustee is permitted, from time to time, to make withdrawals from the Distribution Account for the following purposes, to the extent permitted in the applicable pooling and servicing agreement:

(i)            to pay itself the applicable trustee fee and to pay to the owner thereof any Fixed Retained Yield;

(ii)           to reimburse itself for certain expenses and to pay itself any amounts representing indemnification, each as described under “—The Trustee”;

(iii)          to pay to itself any interest earned on or investment income earned with respect to funds in the Distribution Account (all of this interest or income to be withdrawn not later than the next Distribution Date);

(iv)          to withdraw from the Distribution Account any amount deposited in that account that was not required to be deposited therein; and

(v)	to clear and terminate the Distribution Account.

The Trustee will be authorized to appoint a paying agent (the “Paying Agent”) to make distributions, as agent for the Trustee, to Certificateholders of a series. If the Paying Agent for a series is not the Trustee for that series, the Trustee will, on each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on that Distribution Date.

The Trustee will cause any Paying Agent to execute and deliver to the Trustee an instrument in which the Paying Agent agrees with the Trustee that the Paying Agent will hold all amounts deposited with it by the Trustee for distribution to Certificateholders in trust for the benefit of Certificateholders until the amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable pooling and servicing agreement.

Periodic Advances and Servicing Advances

Generally each Servicer will be required to make (i) an advance prior to each Distribution Date of an amount equal to the payment of principal and interest on each Mortgage Loan (net of the related Servicing Fee) which was due on the related Due Date on the Mortgage Loans and which was delinquent on the related Determination Date (a “Periodic Advance”) and (ii) other advances of cash (“Servicing Advances” and, collectively with Periodic Advances, “Advances”) to cover (a) delinquent payments of taxes, insurance premiums, and other escrowed items and (b) rehabilitation expenses and foreclosure costs, including reasonable attorneys’ fees, in either case unless the Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse it for those amounts.

Advances by each Servicer will be made from its own funds or funds in the applicable Servicer Custodial Account that do not constitute a portion of the applicable available funds for that Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to the Mortgage Loan unless the Servicer determines, based on its estimation of the value of the Mortgaged Property in relation to the sum of the unpaid principal balance of the related Mortgage Loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, that the advance (a “Nonrecoverable Advance”) would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the Mortgage Loan or otherwise. An “REO Property” is a Mortgaged Property that has been acquired by a Servicer on behalf of the Trust through foreclosure or grant of a deed in lieu of foreclosure.

The failure of a Servicer to make any required Periodic Advances or Servicing Advances under an Underlying Servicing Agreement or a pooling and servicing agreement constitutes a default for which the Servicer will be subject to termination. Upon default by a Servicer, the Master Servicer, if any, or the Trustee will be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Servicing Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it from proceeds of the related Mortgaged Property. In the case of Certificates of any series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Depositor may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under the endorsement to the extent the mortgagor fails to make his or her payment and the Master Servicer or Trustee fails to make a required advance.

Any Periodic Advances made by the Servicers, the Master Servicer or Trustee must be deposited into the applicable Servicer Custodial Account, Master Servicer Custodial Account or the Distribution Account and will be due no later than the business day before the Distribution Date to which the delinquent payment relates. Advances by the Servicers, the Master Servicer or Trustee will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Servicing Advances, future payments on, the Mortgage Loans for which the amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Servicer, the Master Servicer or the Trustee, to be unrecoverable, the Servicer, the Master Servicer or the Trustee will be entitled to reimbursement from funds in the applicable Servicer Custodial Account, the Master Servicer Custodial Account or the Distribution Account prior to the distribution of payments to the Certificateholders to the extent provided in the Underlying Servicing Agreement or pooling and servicing agreement.

Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee relating to Mortgage Loans included in the Trust Estate for any series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of the series. However, none of the Master Servicer, the Trustee or any Servicer will insure or guarantee the Certificates of any series or the Mortgage Loans included in the Trust Estate for any Certificates.

Collection and Other Servicing Procedures

Each Servicer will be required by the related Underlying Servicing Agreement or pooling and servicing agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement or the pooling and servicing agreement and any applicable agreement governing any form of credit enhancement, to follow the collection procedures as it follows for mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment premiums, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 120 days (or any longer period to which the Master Servicer, if any, and any applicable pool insurer or primary mortgage insurer have consented) after the applicable Due Date.

Under each Underlying Servicing Agreement or the pooling and servicing agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each account, an “Escrow Account”) in which it will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Escrow Account may be made to make timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account, if required, and to clear and terminate the Escrow Account. Each Servicer will be responsible for the administration of its Escrow Account. A Servicer will be obligated to advance certain tax and insurance amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Escrow Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related series of Certificates, covering loss occasioned by the failure to escrow amounts.

Any Pledged Assets will be administered by one or more third parties in accordance with the related pledge agreement or guaranty agreement, as applicable. The Servicer of the Pledged Asset Loan will be required to attempt to realize on any Pledged Assets if the related Pledged Asset Loan is liquidated on default. In such instance, either the Servicer or the administrator(s) of the Pledged Assets, will be responsible for making all reasonable efforts to realize on any security interest in Pledged Assets. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Pledged Assets. Proceeds from the liquidation of any such Pledged Assets will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders.”

Enforcement of “Due-on-Sale” Clauses; Realization Upon Defaulted Mortgage Loans

With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement or pooling and servicing agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of the prospective conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under the “due-on-sale” clause in the Mortgage Note, if any, unless it is not exercisable under applicable law or if the exercise would result in loss of insurance coverage relating to the Mortgage Loan or would, in the Servicer’s judgment, be reasonably likely to result in litigation by the mortgagor and the Servicer, if applicable, has not obtained the Master Servicer’s consent to the exercise of the clause. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor also remains liable under the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the mortgage interest rate relating to the Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been or is about to be conveyed, under which the original mortgagor is released from liability and the person is substituted as mortgagor and becomes liable under the Mortgage Note.

Each Underlying Servicing Agreement and pooling and servicing agreement with respect to a series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for the series and to take reasonable steps as are necessary to permit recovery under the insurance policies relating to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

Each Servicer is obligated to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, each Servicer is authorized to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer’s judgment, the default is unlikely to be cured and the assuming borrower meets the applicable underwriting guidelines. In connection with any assumption, the mortgage interest rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, if any, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on those Mortgage Loans; provided that no modification shall forgive principal owing under a Mortgage Loan or permanently reduce the interest rate on a Mortgage Loan. Further, a Servicer may encourage the refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that the foreclosure or restoration will increase the proceeds to Certificateholders of the series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that its expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy relating to the Mortgage Loan. In the event that a Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the applicable Servicer Custodial Account an amount equal to all costs and expenses incurred by it.

No Servicer will be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations.” If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if the Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to the Mortgaged Property, and thereafter the Mortgaged Property is determined to be so contaminated or affected.

The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement or the pooling and servicing agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling the Mortgaged Property.

If the defaulted Mortgage Loan is a Pledged Asset Loan, the Master Servicer, or the related Servicer, if the lien on the Pledged Assets for that Pledged Asset Loan is not assigned to the Trustee on behalf of the securityholders, may proceed against the related Mortgaged Property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which those Pledged Assets are held, including any third-party guarantee.

With respect to a Trust Estate (or any segregated pool of assets within a Trust Estate) as to which one or more REMIC elections has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by the Mortgaged Property, the Trustee or Master Servicer will be required to dispose of the property prior to the close of the third calendar year following the year the Trust Estate acquired the property (or any shorter period as is provided in the applicable Underlying Servicing Agreement or pooling and servicing agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on “prohibited transactions” imposed by Code Section 860F(a)(1) or cause any REMIC to fail to qualify as a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in property or the receipt of rental income based on the profits of the lessee of the property. See “Federal Income Tax Consequences.”

Insurance Policies

Each Servicer will generally be required to cause to be maintained for each Mortgage Loan (other than Mortgage Loans secured by cooperative shares and condominium apartments) a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying each Mortgage Loan against loss by fire, with extended coverage (a “Standard Hazard Insurance Policy”). A Standard Hazard Insurance Policy will be required to be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of the Mortgage Loan; provided, however, that the amount may not be less than the minimum amount required to avoid the application of any coinsurance clause. Each Servicer will also generally maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of the property plus liability insurance and, if applicable, flood insurance as described below. Any amounts collected under any of these insurance policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Distribution Account by the applicable Servicer.

The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar. Most of these policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and flood insurance has been made available) each Underlying Servicing Agreement or the pooling and servicing agreement, as applicable, will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of Fannie Mae or Freddie Mac with a generally acceptable insurance carrier.

Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if that amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

Any losses incurred relating to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

Primary Mortgage Insurance

If specified in the related prospectus supplement, a Mortgage Loan secured by a Mortgaged Property having a loan-to-value ratio in excess of 80% may have a primary mortgage insurance policy insuring against default on all or a specified portion of the principal amount thereof in excess of that percentage of the value of the Mortgaged Property, as specified in the related prospectus supplement.

Evidence of each primary mortgage insurance policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. Each Servicer, on behalf of the Trust Estate, is required to present claims to the insurer under any primary mortgage insurance policy or mortgage pool insurance policy and to take the reasonable steps that are necessary to permit recovery with respect to defaulted Mortgage Loans. Amounts collected by each Servicer on behalf of the Trust Estate will be deposited in the Servicer Custodial Account for distribution as set forth above. Each Servicer will not cancel or refuse to renew any primary mortgage insurance policy required to be kept in force by the pooling and servicing agreement.

Recoveries Under Primary Mortgage Insurance Policies

Each Servicer will exercise its reasonable efforts to keep each primary mortgage insurance policy in full force and effect at least until the outstanding principal balance of the related Mortgage Loan is equal to the percentage of the appraised value of the Mortgaged Property specified in the related prospectus supplement. Each Servicer will generally be required to pay the premium for each primary mortgage insurance policy on a timely basis if the mortgagor does not make the required payments.

Each Servicer, on behalf of the Trust Estate, will present claims to the insurer under any applicable primary mortgage insurance policy and will take necessary reasonable steps to permit recovery under those insurance policies respecting defaulted Mortgage Loans. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable primary mortgage insurance policy, each Servicer will not be required to expend its own funds to restore the damaged property unless the applicable Servicer determines:

•	that restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses; and
•	that those expenses will be recoverable to it through liquidation proceeds.

Regardless of whether recovery under any primary mortgage insurance policy is available or any further amount is payable under the credit support for a series of Certificates, each Servicer is obligated to follow the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If at any time no further amount is payable under the credit support for a series of Certificates, and if the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loans plus accrued interest, certificateholders will realize a loss in the amount of that difference plus the aggregate of unreimbursed Advances of the Servicer with respect to that Mortgage Loan and expenses incurred by the Servicer in connection with those proceedings and which are reimbursable under the pooling and servicing agreement.

Fixed Retained Yield, Servicing Compensation and Payment of Expenses

“Fixed Retained Yield” for any Mortgage Loan is that portion, if any, of interest at the mortgage interest rate that is not included in the related Trust Estate and is retained by the Depositor or the Sponsor. The prospectus supplement for a series will describe the Fixed Retained Yield, if any, relating to the Mortgage Loans of the series. Any Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable pooling and servicing agreement. If the Sponsor or the Depositor retains Fixed Retained Yield, the Sponsor, if it is the Servicer, may deduct the Fixed Retained Yield from mortgagor payments as received and retain or remit the Fixed Retained Yield to the Depositor, as the case may be. Otherwise, the Servicer will deposit the Fixed Retained Yield in the Master Servicer Custodial Account or

Distribution Account, and the Master Servicer or the Trustee will withdraw and remit the Fixed Retained Yield to the owner thereof. Notwithstanding the foregoing, with respect to any payment of interest received relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to the Mortgage Loan, the owner of the Fixed Retained Yield for the Mortgage Loan will bear a ratable share of the interest shortfall.

For each series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by it until termination of the applicable Underlying Servicing Agreement or the pooling and servicing agreement. A Servicer, at its election, will pay itself the Servicing Fee for a series relating to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of the payment in the Servicer Custodial Account for the series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited. A Servicer may also pay itself out of the Liquidation Proceeds or other recoveries of a Mortgage Loan. The Servicing Fee or the range of Servicing Fees relating to the Mortgage Loans underlying the Certificates of a series will be set forth in an expense table in the applicable prospectus supplement. Additional servicing compensation in the form of prepayment premiums, assumption fees, late payment charges, Foreclosure Profits or otherwise will be retained by the Servicers.

Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by it underlying a series, including, without limitation, payment of the Standard Hazard Insurance Policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Servicer Custodial Account of Periodic Advances, of Servicing Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of the related Mortgaged Property) and of certain losses against which it is indemnified by the Trust Estate as described above under “Servicing of the Mortgage Loans—The Servicers.”

As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that those fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

Evidence as to Compliance

Each Servicer and Master Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable pooling and servicing agreement or Underlying Servicing Agreement, an officer’s certificate stating that (i) a review of the Servicer’s or Master Servicer’s activities during the preceding calendar year and of performance under the applicable pooling and servicing agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the Servicer or Master Servicer has fulfilled all its obligations under the applicable pooling and servicing agreement or Underlying Servicing Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and other assets comprising a Trust will deliver annually to the Depositor and the Trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. § 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
•

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•

a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Depositor, the Sponsor and the Master Servicer

The pooling and servicing agreement for each series of Certificates backed in whole or in part by Mortgage Loans will generally provide that the Master Servicer may not resign from its obligations and duties as Master Servicer, except upon a determination that its duties are no longer permissible under applicable law. No resignation under this clause is effective until the Trustee or a successor has assumed the Master Servicer’s obligations and duties under the pooling and servicing agreement.

The pooling and servicing agreement will also provide that none of the Depositor, the Master Servicer or the Sponsor, or any directors, officers, employees or agents of any of them will be under any liability to the Trust Estate or certificateholders or the Trustee, any subservicer or others for any action taken or not taken by any of those parties, any subservicer or the Trustee in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the Depositor, the Sponsor, the Master Servicer or any of the parties described above will be protected against any liability that otherwise would be imposed on one of those parties by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties. The pooling and servicing agreement will provide that each of the parties described above is entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates for a series, other than any loss, liability or expense related to any specific Mortgage Loan (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that party’s duties or by reason of reckless disregard by that party of its obligations and duties. In addition, the pooling and servicing agreement will provide that none of the Depositor, the Sponsor or the Master Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the Depositor, the Sponsor or the Master Servicer, its duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Each of the Depositor, the Sponsor and the Master Servicer may, however, in its discretion, undertake any action that it deems necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of certificateholders. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate, and the Depositor, the Sponsor and the Master Servicer will be entitled to be reimbursed from the Master Servicer Custodial Account or Servicer Custodial Account, as applicable.

Events of Default

Events of default by the Master Servicer or a Servicer under the pooling and servicing agreement for each series of Certificates evidencing an interest in Mortgage Loans will consist of:

•

any failure by the Master Servicer or, if a Servicer has executed the pooling and servicing agreement, that Servicer, to deposit amounts in the Distribution Account, Master Servicer Custodial Account or

Servicer Custodial Account, as applicable, in the amount and manner provided in the pooling and servicing agreement so as to enable the Trustee to distribute to Certificateholders any required payment (other than Periodic Advances) which continues unremedied for a specified time period;

•

any failure by the Master Servicer or a Servicer that has executed the pooling and servicing agreement duly to observe or perform in any material respects any other of its covenants or agreements in the Certificates or the pooling and servicing agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the Master Servicer or Servicer by the Trustee or the Depositor, or, if specified in the pooling and servicing agreement, to the Master Servicer or the Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate voting rights of all the Certificates affected thereby;

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer or a Servicer that has executed the pooling and servicing agreement indicating insolvency, reorganization or inability to pay its obligations; and

•	the failure of the Master Servicer or a Servicer to remit any Periodic Advance required to be remitted by it which failure continues unremedied at 3:00 p.m. on the related Distributed Date.

Rights Upon Event of Default

As long as an event of default under the pooling and servicing agreement remains unremedied, the Trustee may, and upon direction of holders of Certificates evidencing not less than 51% of the aggregate voting rights, will be required to terminate all of the rights and obligations of the Master Servicer or Servicer under the pooling and servicing agreement. Upon a termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer or Servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements and limitations on liability. If the Trustee is unwilling or unable to act, it may appoint or petition a court of competent jurisdiction for the appointment of an institution with a net worth of at least $10,000,000 to act as successor Master Servicer or Servicer; provided, however, that the appointment not adversely affect the rating then assigned to any class of Certificates and that until a successor Master Servicer or Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer or the Servicer under the pooling and servicing agreement, unless prohibited by law, the Trustee will continue as the successor to the Master Servicer or the Servicer as described above. Pending any appointment, the Trustee is obligated to act as successor Master Servicer or Servicer. The Trustee and the successor may agree upon the servicing compensation to be paid, which will not be greater than the compensation of the Master Servicer or Servicer under the pooling and servicing agreement. The Trustee or the successor Master Servicer or Servicer will be entitled to be reimbursed from the predecessor Master Servicer or Servicer (or the Trust if the predecessor Master Servicer or Servicer is unable to fulfill its obligations under the pooling and servicing agreement) for all costs associated with the transfer of servicing.

Enforcement

No certificateholder of any series will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the Trustee written notice of default and the continuance thereof and unless holders of Certificates evidencing not less than 25% of each class of certificates affected thereby have made written requests to the Trustee to institute a proceeding in its own name as Trustee and have offered and provided to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement for any series or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any certificateholders, unless those certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Amendment

The pooling and servicing agreement for each series may be amended by the Depositor, the Sponsor (if a party thereto), the Master Servicer, the Servicer and the Trustee, without notice to or the consent of any certificateholder to, among other things:

•	cure any ambiguity or mistake;
•	correct or supplement any provision that may be inconsistent with any other provision of the pooling and servicing agreement or the related prospectus supplement;
•	comply with any requirements imposed by the Code or any tax regulation; or
•	make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions of the pooling and servicing agreement;

provided that the amendment will not adversely affect in any material respect the interests of any certificateholder of that series.

Any amendment should be deemed not to adversely affect in any material respect the interests of any certificateholders if the Trustee receives written confirmation from the rating agency rating the certificates that the amendment will not cause that rating agency to reduce its then-current rating of the Certificates. The pooling and servicing agreement for each series may also be amended by the Depositor, the Sponsor (if a party thereto), the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the aggregate voting rights of each class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of holders of Certificates of that series. However, no amendment of this type may:

•

reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans or distributions that are required to be made in respect of any Certificate without the consent of the holder of the Certificate; or

•

with respect to any series of Certificates, reduce the percentage of Certificates the holders of which are required to consent to any amendment without the consent of the holders of all outstanding Certificates of the series.

List of Certificateholders

If the Trustee is not the certificate registrar for a series of Certificates, upon written request of the Trustee, the certificate registrar will provide to the Trustee within 30 days after the receipt of that request a list of the names and addresses of all certificateholders of record of a series as of the most recent record date. Upon written request of three or more certificateholders of record of a series of Certificates, for purposes of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement for that series, the Trustee will afford those certificateholders access during business hours to the most recent list of certificateholders of that series held by the Trustee.

Termination; Repurchase of Mortgage Loans and Mortgage Certificates

The obligations of the Depositor, the Sponsor (if a party thereto), the Master Servicer, the Servicer and the Trustee created by the pooling and servicing agreement will terminate upon the earlier of:

•	the maturity or other liquidation of the last Mortgage Loan or Mortgage Certificate in the related Trust Estate and the disposition of all property acquired upon foreclosure of any Mortgage Loan; and
•	the payment to certificateholders of that series of all amounts required to be paid to them pursuant to the pooling and servicing agreement.

In no event, however, will the Trust Estate created by any pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. For each series of Certificates, the Trustee will give written notice of termination of the pooling and servicing agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in the notice of termination. The termination of the Trust is required to be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of any REMIC.

The pooling and servicing agreement for each series may permit the Master Servicer or any other entity specified in the related prospectus supplement to repurchase, or permit or require the Trustee to auction, all or a portion of the remaining Mortgage Loans or Mortgage Certificates and property acquired in respect of a Mortgage Loan, at a purchase price generally equal to the unpaid principal balance of the Mortgage Loans in the applicable group or groups plus the fair market value of any related Mortgaged Properties acquired upon foreclosure of the related Mortgage Loans, together with accrued and unpaid interest at the applicable mortgage interest rate on the related Mortgage Loans. However, if the pooling and servicing agreement for a series permits the Depositor to exercise the purchase option, for so long as the Depositor is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, the Depositor may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the purchase price described in the preceding sentence. The exercise of this right will effect early retirement of the Certificates of that series, but the Master Servicer’s or other party’s right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage of the aggregate initial principal amount of all Certificates of that series at the Cut-off Date specified in the related prospectus supplement.

Distributions in respect of an optional purchase described above will be paid to Certificateholders (or in the case of the optional purchase of one or more, but less than all, groups of Mortgage Loans, to Certificateholders entitled to distributions from that group or groups) in order of their priority of distribution as described in the applicable prospectus supplement. The proceeds from an optional purchase may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the fair market value of the REO Property and this fair market value is less than the unpaid principal balance of the related Mortgage Loan.

The holders of the Residual Certificates of a series of REMIC Certificates may have the option to purchase the remaining Mortgage Assets included in the Trust Estate. This option will be exercisable, in the case of holders of Residual Certificates, at the time and under the circumstances specified in the related prospectus supplement. For this type of purchase to take place, the Trustee must receive an opinion of counsel that the repurchase and related distributions to certificateholders:

•	will be part of a “qualified liquidation” as defined in Code Section 860F(a)(4)(A);
•	will not cause the REMIC to be treated as an association taxable as a corporation; and
•	will not otherwise subject the REMIC to tax.

For each series, the Trustee will give written notice of termination of the pooling and servicing agreement to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in the notice of termination.

The Trustee

The Trustee for each series of Certificates will be named in the related prospectus supplement. The Trustee may have normal banking relationships with the Depositor, any Originator, any Master Servicer, any Servicer and/or any subservicer. With respect to certain series of Certificates, a securities administrator or other entity specified in the related prospectus supplement may perform certain duties and functions normally performed by the Trustee. Any securities administrator or other such entity will be a party to the pooling and servicing agreement and will be named in the applicable prospectus supplement. Any securities administrator or other such entity will have obligations and rights similar to the Trustee as described herein.

The Trustee generally will be responsible under each pooling and servicing agreement for providing general administrative services for the Trust Estate for any series, including, among other things, (i) establishing and maintaining the Distribution Account; (ii) calculation of the amounts payable to certificateholders on each Distribution Date; (iii) making distributions to certificateholders; (iv) preparation of federal and applicable state and local tax and information returns; (v) preparation of reports, if any, required under the Securities Exchange Act of 1934, as amended; (vi) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vii) making Periodic Advances on the Mortgage Loans to the limited extent described under “The Pooling and Servicing Agreement—Periodic Advances and Servicing Advances,” if those amounts are not advanced by a Servicer or the Master Servicer.

The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification by the Trust Estate and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (a) incurred in connection with any claim or legal action relating to (i) the pooling and servicing agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee’s duties under the pooling and servicing agreement, unless the loss, liability or expense was incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee’s duties under the pooling and servicing agreement, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the applicable Servicer, Master Servicer or securities administrator and (c) arising out of the transfer of any Certificate not in compliance with ERISA, the Code or other applicable law.

The Trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as Trustee under the pooling and servicing agreement or for any other expenses. If, however, one or more REMIC elections have been made, the expense is unanticipated and did not arise from the Trustee’s gross negligence, bad faith or willful misconduct, the Trustee shall be entitled to reimbursement from the Trust Estate for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the pooling and servicing agreement to the extent permitted by Treasury regulations Section 1.860G-1(b)(3)(ii), which allows reimbursement for “unanticipated expenses.”

The Trustee may resign at any time, in which event the Master Servicer or, if there is no Master Servicer, the Servicer(s) will be obligated to appoint a successor trustee. The Master Servicer or, if there is no Master Servicer, the Servicer(s) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the pooling and servicing agreement, is incapable of acting or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Master Servicer or, if there is no Master Servicer, the Servicer(s) will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights in the Trust Estate, except that any Certificate registered in the name of the Depositor or any affiliate thereof will not be taken into account in determining whether the requisite Voting Rights in the Trust Estate necessary to effect this removal have been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee. The Trustee, and any successor trustee, must be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee, either an institution (i) the long term unsecured debt obligations meet certain minimum ratings of the applicable rating agencies or (ii) whose serving as Trustee would not result in the lowering of the ratings originally assigned to any class of Certificates.

Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related Trust. Notwithstanding the foregoing, if the predecessor Trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related Trust.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries, which are general in nature, of certain legal aspects of mortgage loans. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries are not exhaustive, do not reflect the laws of any particular state and do not encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

The Mortgages Loans will be secured by either deeds of trust, mortgages, security deeds or deeds to secure debt creating a first lien, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording in a county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-homeowner, called the trustor (similar to a mortgagor), a lender (similar to a mortgagee), called the beneficiary, and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law, by the express provisions of the document and, in some cases, with respect to some deeds of trust, by the directions of the beneficiary.

Condominiums

Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperatives

Certain of the Mortgage Loans may be cooperative loans. The Cooperative either owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the Cooperative incurs a blanket mortgage in connection with the construction or purchase of the Cooperative’s apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.

The Cooperative is owned by tenant stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant stockholder of a Cooperative must make a monthly payment to the

Cooperative representing such tenant stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. In a cooperative loan, an ownership interest in a Cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

See “Risk Factors—Collateral Securing Cooperative Loans May Diminish in Value” in this prospectus.

Foreclosure

Mortgages and Deeds of Trust

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings sometimes are not contested by any of the parties. However, when the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court may issue a judgment of foreclosure and appoint a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust is generally accomplished by non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower or any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limiting attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender then will assume the burdens of ownership, including obtaining casualty insurance and making repairs at its expense that are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency. See “—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” below.

Cooperatives

The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

Recognition agreements also provide that upon a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

Foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to the reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” below.

Leaseholds

Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee’s liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the “Bankruptcy Code”), although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states where the right of redemption is available, redemption may occur only upon payment of the foreclosure purchase price, expenses of foreclosure, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations On Lenders

Certain states have imposed statutory prohibitions that restrict or eliminate the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be the shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the pledged assets may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on pledged assets consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that pledged assets will be governed by state laws applicable to those pledged assets rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether realization on any pledged assets is governed by the UCC or by other state laws, the ability of secured parties to realize on the pledged assets may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the pledged assets concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related pledged assets, including any third-party guarantees. Other state statutes require secured parties to foreclose on mortgaged properties and pledged assets concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related pledged assets, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of those pledged assets. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or pledged assets first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

The Master Servicer generally will not be required under the pooling and servicing agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, which is an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose.

A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code.

•	Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may “bid in” (i.e., bid up to the amount of the debt) at the sale of the asset. See “—Foreclosure.”
•	Under Chapter 11, a homeowner can reorganize his or her debts through his or her reorganization plan.
•

Under Chapter 13, a homeowner can address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the “wage earner chapter” or “consumer chapter” because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11.

The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor’s principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender’s security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower’s unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court’s approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor’s residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, with the term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower’s principal residence and the property is the lender’s only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor’s principal residence and by collateral that is not “inextricably bound” to the real property, such as appliances, machinery, or furniture.

The general protection for mortgages secured only by the debtor’s principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor’s Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of this type of loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

State statutes and general principles of equity may also provide a mortgagor with a means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

The Code provides priority to certain tax liens over the lien of the mortgage. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on those pledged assets. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Texas Home Equity Loans

Generally, any “cash-out” refinance or other non-purchase money transaction (except for certain rate or term refinance loans and certain other narrow exceptions) secured by a Texas resident’s principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas and its implementing statutes and regulations (the “Texas Home Equity Laws”). The Texas Home Equity Laws provide for:

•	certain disclosure requirements,
•	caps on allowable fees,
•	required loan closing procedures and
•	certain other restrictions.

Failure, inadvertent or otherwise, to comply with any requirement may render a Mortgage Loan unenforceable and/or the lien on a Mortgaged Property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosures as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of those loans. If a court were to find that any requirement of the Texas Home Equity Laws was not satisfied, the court could:

•	refuse to allow foreclosure to proceed,
•	declare the lien on a Mortgaged Property to be void, and/or
•	require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan.

Title insurance generally available on those Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

“Due-on-Sale” Clauses

The forms of note, mortgage and deed of trust relating to Mortgage Loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. Court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) which purports to preempt state laws which prohibit the enforcement of “due-on-sale” clauses by providing, among other matters, that “due-on-sale” clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. “Due-on-sale” clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS, as successor to the Federal Home Loan Bank Board, which preempt state law restrictions on the enforcement of these clauses. Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn Act created a limited exemption from its general rule of enforceability for “due-on-sale” clauses in certain mortgage loans (“Window Period Loans”) which were originated by non-federal lenders and made or assumed in certain states (“Window Period States”) during the period, prior to October 15, 1982, in which that state prohibited the enforcement of “due-on-sale” clauses by constitutional provision, statute or statewide court decision (the “Window Period”). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of “due-on sale” clauses in Window Period Loans, “due-on-sale” clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of “due-on-sale” clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among these states.

By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any Mortgage Loan which contains a “due-on-sale” clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the property (provided that the lien or encumbrance is not created pursuant to a contract for deed); (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See “Prepayment and Yield Considerations.”

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Currently, fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there can be no assurance that this defense will be successful.

Homeowners Protection Act of 1998

The Homeowners Protection Act of 1998 (“HOPA”) provides for certain disclosure and termination requirements for primary mortgage insurance. The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. The termination provisions govern when a mortgagor may cancel the requirement to maintain primary mortgage insurance and when the requirement to maintain primary mortgage insurance is automatically terminated. In general, voluntary termination is permitted when the principal balance of a mortgage loan is reduced to 80% of the original property value and automatic termination occurs when the principal balance of a mortgage loan is reduced to 78% of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. These disclosure requirements include notification of the circumstances under which a mortgagor may cancel primary mortgage insurance, the date when primary mortgage insurance automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of primary mortgage insurance, the servicer shall provide written notification that primary mortgage insurance is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney’s fees.

Servicemembers Civil Relief Act and Similar Laws

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of their Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status. In addition to adjusting the interest, the lender must forgive this interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon the application of the lender. It is possible that the Relief Act could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Certificates of the related series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status. Thus, in the event that an affected Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application of the mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a mortgage loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in these states who are active or reserve members of the armed services or national guard. For example, California has extended legislation providing protection equivalent to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things:

•	emissions of air pollutants;
•	discharges of wastewater or storm water;
•	generation, transport, storage or disposal of hazardous waste or hazardous substances;
•	operation, closure and removal of underground storage tanks;

•	removal and disposal of asbestos-containing materials; and/or
•	management of electrical or other equipment containing polychlorinated biphenyls.

Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on a property are subordinated to these environmental liens and, in some states, even prior recorded liens are subordinated to these liens. In the latter states, the security interest of the Trustee in a property that is subject to this type of lien could be adversely affected. Environmental contamination on a property is likely to have a negative impact on the value of the property, which may lead to losses on the related series of Certificates.

Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended (“CERCLA”), and under state law in certain states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action or cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. The cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, as well as jointly and severally, liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender like a Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA’s definition of “owner or operator,” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest” (the “CERCLA Secured-Creditor Exemption”). This exemption for holders of a security interest like a secured lender applies only if a lender seeks to protect its security interest in the contaminated facility or property. Accordingly, if a lender’s activities begin to encroach on the actual management of a facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains an exemption similar to the CERCLA Secured-Creditor Exemption (the “RCRA Secured-Creditor Exemption”)for those lenders who hold a security interest in a petroleum underground storage tank or in real estate containing an underground storage tank, or that acquire title to a petroleum underground storage tank or facility or property on which a underground storage tank is located. As under CERCLA, a lender may lose its RCRA Secured-Creditor Exemption and be held liable under RCRA as a underground storage tank owner or operator if the lender or its employees or agents participate in the management of the underground storage tank. In addition, if the lender takes title to or possession of the underground storage tank or the real estate containing the underground storage tank, under certain circumstances the RCRA Secured-Creditor Exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed the CERCLA Secured-Creditor Exemption. The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste. The court added that a lender’s capacity to influence those decisions could be inferred from the extent of its involvement in the facility’s financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”) was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more clearly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified certain activities that would not constitute “participation in management” or otherwise result in a forfeiture of the CERCLA Secured-Creditor Exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the RCRA Secured-Creditor Exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. As a result, it is possible that cleanup or other environmental liability costs could become a liability of a Trust Estate and occasion a loss to a Trust Estate and to certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the CERCLA Secured-Creditor Exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated these evaluations were not required, nor are these evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to:

•	the environmental condition of a mortgaged property;
•	the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property;
•	any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from a mortgaged property;
•	the impact on certificateholders of any environmental condition or presence of any substance on or near a mortgaged property; or
•	the compliance of any mortgaged property with any environmental laws.

In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any similar representation, warranty or assumption or liability relative to any Mortgaged Property. See “The Trust Estates—The Mortgage Loans” and “—’Due-on-Sale’ Clauses” above.

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the pooling and servicing agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

BENEFIT PLAN CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Code Section 4975 impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to these employee benefit plans and arrangements. The following is a general discussion of these requirements, and certain applicable exceptions to and administrative exemptions from these requirements.

For purposes of this discussion, employee benefit plans and arrangements to which both Title I of ERISA and the Code apply are referred to as “ERISA Plans.” An individual retirement account established under Code Section 408 (an “IRA”) is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant’s employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively, “Non-ERISA Plans”), are not considered ERISA Plans, but these Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of Code Section 4975. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) (collectively, “Exempt Plans”) are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of Code Section 4975. Accordingly, Exempt Plans also are not considered ERISA Plans, but these Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as “Benefit Plans.”

Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether any prohibition to its purchase exists under the requirements of ERISA or the Code, whether any prohibited transaction exemption such as U.S. Department of Labor (“DOL”) Prohibited Transaction Class Exemption (“PTCE”) 83-1 or any individual administrative exemption (as described below) applies to its purchase, including whether the required conditions for the exemption would be met, or whether any statutory prohibited transaction exemption is applicable to that purchase. In addition, an ERISA Plan fiduciary should consult the discussion relating to Benefit Plans in the prospectus supplement relating to a series of Certificates.

Certain ERISA and Code Requirements

General

In accordance with ERISA’s general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing instruments of the ERISA Plan and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed under “Prepayment and Yield Considerations”.

Parties in Interest/Disqualified Persons

The provisions of Section 406 of ERISA (and corresponding provisions of Code Section 4975) prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (so-called “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code). The Depositor, an Originator, the Sponsor, a Master Servicer, a Servicer or the Trustee or certain of their affiliates might be or might become “parties in interest” or “disqualified persons” with respect to an ERISA Plan. As a result, the acquisition or holding of Certificates by or on behalf of an ERISA Plan could give rise to a “prohibited transaction” within the meaning of ERISA and Code Section 4975 unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of an ERISA Plan (including assets that may be held in an insurance company’s separate or general accounts where assets in those accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to those assets, the Depositor, an Originator, the Sponsor, a Master Servicer, a Servicer or the Trustee or one of their affiliates either (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and will be based on the particular investment needs of the ERISA Plan.

Delegation of Fiduciary Duty

If an investing ERISA Plan’s assets were deemed to include an undivided ownership interest in the assets included in a Trust Estate, an ERISA Plan’s investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and Code Section 4975. Neither ERISA nor the Code define the term “plan assets.”

DOL regulations at 29 CFR Section 2510.101, as modified by Section 3(42) of ERISA (the “DOL Regulations”) describe whether an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and Code Section 4975, if the ERISA Plan acquires an “equity interest” (such as a Certificate) in the entity.

Certain exceptions are provided in the DOL Regulations whereby an investing ERISA Plan’s assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of the related Trust Estate. However, it cannot be predicted in advance, nor can there be any continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the DOL Regulations. For example, one of the exceptions in the DOL Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which term is defined to include such ERISA Plans and any entity whose assets include “plan assets” of such plans (or are deemed to include “plan assets” of such plans pursuant to the application of the DOL Regulations) by reason of benefit plan investments in that entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

The DOL Regulations provide that where an ERISA Plan acquires a “guaranteed governmental mortgage pool certificate,” the ERISA Plan’s assets include that certificate, but do not, solely by reason of the ERISA Plan’s holdings of that certificate, include any of the mortgage loans underlying that certificate. The DOL Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” the types of Freddie Mac Certificates, Ginnie Mae Certificates and Fannie Mae Certificates that may be included in a Trust Estate underlying a series of Certificates. Accordingly, even if a “guaranteed governmental mortgage pool certificates” included in a Trust Estate were deemed to be assets of Plan investors, the mortgage loans underlying those “guaranteed governmental mortgage pool certificates” would not be treated as plan assets of those ERISA Plans. Private Certificates are not “guaranteed governmental mortgage pool certificates.” Potential ERISA Plan investors should consult the discussion relating to Benefit Plans in the related prospectus supplement before purchasing any those Certificates.

Applicability to Non-ERISA Plans

Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to “disqualified persons” and prohibited transactions applies to Non-ERISA Plans as well as ERISA Plans.

ERISA Administrative Exemptions

Individual Administrative Exemptions

Several underwriters of mortgage-backed securities have received individual administrative exemptions (each, an “Underwriter’s Exemption”) from certain of the prohibited transaction provisions of ERISA and Code Section 4975. These Underwriter’s Exemptions are broader in some respects than PTCE 83-1, which is discussed below. These Underwriter’s Exemptions apply only to mortgage-backed securities that, among other conditions, are sold in an offering for which the applicable underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter’s Exemption might be applicable to a series of Certificates, the related prospectus supplement will discuss that possibility.

Among the conditions that must be satisfied for an Underwriter’s Exemption to apply are the following:

•

the acquisition of the Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s-length transaction with an unrelated party;

•

the Certificates acquired by the ERISA Plan have received a rating at the time of acquisition that is one of the four highest generic rating categories from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings, Inc. (“Fitch”);

•	the Trustee must not be an affiliate of any other member of the Restricted Group (as described below) other than an underwriter;
•

the sum of all payments made to and retained by the underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of the Mortgage Loans; the sum of all payments made to and retained by the Master Servicer or any Servicer represents not more than reasonable compensation for the person’s services under the agreement pursuant to which the loans are pooled and reimbursements of the person’s reasonable expenses; and

•	the ERISA Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

The Trust Estate must also meet the following requirements:

•	the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;
•

certificates in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s or Fitch for at least one year prior to the ERISA Plan’s acquisition of the Certificates; and

•

certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Certificates.

Notwithstanding the discussion above, special rules apply for the application of an Underwriter’s Exemption in the case of certificates backed by pools containing residential or home equity loans with loan-to-value ratios in excess of 100%.

(a)	The rights and interests evidenced by the certificates acquired by ERISA Plans cannot be subordinated to the rights and interests evidenced by other certificates of the same Trust;
(b)	The certificates acquired by ERISA Plans must have received a rating from S&P, Moody’s or Fitch at the time of the acquisition that is in one of the two highest generic rating categories; and
(c)

The loan-to-value ratio (where the loan amount equals the sum of (i) the outstanding principal balance due under any obligation which is held by the issuing entity and (ii) the outstanding principal balance(s) of any other obligation(s) of higher priority (whether or not held by the issuing entity) which are secured by the same collateral) of the loans does not exceed 125%.

Moreover, an Underwriter’s Exemption generally can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold Certificates in a Trust Estate as to which the fiduciary (or its affiliate) is an obligor on the Mortgage Assets held in the Trust Estate; provided that, among other requirements:

•

in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Trust Estate;
•	the ERISA Plan’s investment in Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and
•

immediately after the acquisition, no more than 25% of the assets of the ERISA Plan with respect to which that person is a fiduciary is invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

An Underwriter’s Exemption does not apply to ERISA Plans sponsored by the Depositor, the related underwriter, the Trustee, any Master Servicer, any insurer with respect to the Mortgage Assets, any obligor with respect to Mortgage Assets included in the Trust Estate constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of those parties (collectively, the “Restricted Group”).

The prospectus supplement for each series of Certificates will indicate the classes of Certificates, if any, as to which an Underwriter’s Exemption should apply.

Other Exemptions

In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter’s Exemptions, an ERISA Plan fiduciary should consider the possible availability of any other prohibited transaction exemptions and, in particular, PTCE 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts. PTCE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan’s assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool, and whether or not the transactions would otherwise be prohibited under ERISA or Code Section 4975.

The term “mortgage pool pass-through certificate” is defined in PTCE 83-1 as “a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of the certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor.” It appears that, for purposes of PTCE 83-1, the term “mortgage pool pass-through certificate” would include Certificates issued in a single class or in multiple classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

However, it appears that PTCE 83-1 does not or might not apply to the purchase and holding of:

•

Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) from a Trust Estate or only of a specified percentage of future principal payments from a Trust Estate;

•	Residual Certificates;
•	Certificates evidencing ownership interests in a Trust Estate that includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations;
•	Subordinate Certificates;
•	Certificates evidencing ownership interests in a Trust Estate containing Mortgage Certificates; or
•	Certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related Servicer Custodial Account, Master Servicer Custodial Account or Distribution Account.

PTCE 83-1 sets forth “general conditions” and “specific conditions” to its applicability. Section II of PTCE 83-1 sets forth the following general conditions to the application of the exemption:

(i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and the property securing the loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;

(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

(iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

The system of insurance or protection referred to in clause (i) above must provide protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTCE 83-1 (and a predecessor exemption), the DOL did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

Non-ERISA Plans and Exempt Plans

Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the preceding discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of Code Section 4975, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. As a result, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of its investment under the Code or other applicable law.

Unrelated Business Taxable Income—Residual Certificates

The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Benefit Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511 through 515 and Code Section 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to the transferor, the Trustee and the Depositor that it is not, nor is it purchasing a Residential Certificate on behalf of, a “disqualified organization,” which term as defined herein includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans. In addition, prior to the transfer of a Residual Certificate, the Trustee may require an opinion of counsel to the effect that the transferee is not a “disqualified organization” and that the transfer will not subject the Trustee, the Depositor, the Master Servicer or any Servicer to additional obligations imposed by ERISA or the Code.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are acting on behalf of a benefit plan or any other employee benefit plan or arrangement or using assets of any such employee benefit plan or arrangement consult with their legal counsel regarding the consequences under ERISA, the Code and other applicable law of their acquisition and ownership of certificates.

The sale of certificates to a Benefit Plan or any other employee benefit plan or arrangement is in no respect a representation by the depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by employee benefit plans generally or any particular plan or arrangement, or that this investment is appropriate for employee benefit plans generally or any particular plan or arrangement.

LEGAL INVESTMENT CONSIDERATIONS

If so specified in the related prospectus supplement, certain classes of Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (i) are rated in one of the two highest rating categories by at least one nationally-recognized statistical rating organization and (ii) are part of a series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of Certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including state-chartered depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.§ 24 (Seventh), subject in each case to regulations the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R.§ 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage-related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA. The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Certificates.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. This policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any of the Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The preceding discussion does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of the Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is based on the advice of Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. As to any Securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading “Federal Income Tax Consequences”, if any, in the prospectus supplement accompanying this prospectus with respect to those Securities, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence is the only opinion being rendered with respect to tax matters affecting the Securities offered hereunder by Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP. The opinion stated above and the opinions specifically identified as such in the following discussion are the only opinions that Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the securities offered under this prospectus and prospectus supplement. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.

The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, or the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers’ reliance on that summary, or those opinions, to exculpate them from the asserted penalties. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State Tax Considerations.”

If a series of Certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Federal Income Tax Consequences for Exchangeable Certificates” below.

For purposes of this discussion, where the applicable prospectus supplement provides for a Fixed Retained Yield on the Mortgage Loans of a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a Certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets in the Trust Estate as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A Trust Estate or a portion or portions of a Trust Estate as to which one or more REMIC elections will be made will be referred to as a “REMIC Pool” For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. For each series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP, each as counsel to the Depositor, has advised the Depositor that in the firm’s opinion, assuming (i) the making of an appropriate election, (ii) compliance with the pooling and servicing agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment.

Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of the assets constituting “loans . . . secured by an interest in real property which is . . . residential real property” for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buydown Funds. REMIC Certificates held by a regulated investment company will not constitute “Government securities” within the meaning of Code Section 851(b)(3)(A)(i).

Qualification as a REMIC

For the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor under which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a “defective obligation” within a two-year period thereafter. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool (i) to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of that reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the Startup Day. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service.

In addition to requirements described above, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. A specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal on the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and any following year. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that corporation. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

In general, interest, Original Issue Discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting they otherwise use.

Original Issue Discount

Accrual Certificates will be, and other classes of Regular Certificates may be, issued with “Original Issue Discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having Original Issue Discount generally must include Original Issue Discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent these issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an antiabuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to this discussion and the appropriate method for reporting interest and Original Issue Discount for the Regular Certificates.

Each Regular Certificate (except to the extent described below for a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a “Non-Pro Rata Certificate”)) will be treated as a single installment obligation for purposes of determining the Original Issue Discount includible in a Regular Certificateholder’s income. The total amount of Original Issue Discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of the class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest on the Regular Certificates as qualified stated interest. Distributions of interest on a Accrual Certificate, or on other Regular Certificates for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal. Likewise, it is anticipated that the Trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, Original Issue Discount on a Regular Certificate will be considered to be zero if the Original Issue Discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis Original Issue Discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis Original Issue Discount as well as market discount and market premium, under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the Original Issue Discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Certificate, a calculation will be made of the Original Issue Discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of Original Issue Discount is intended to be based on the Prepayment Assumption. Other than as discussed below for a Non-Pro Rata Certificate, the Original Issue Discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of Original Issue Discount for the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The Original Issue Discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of Original Issue Discount for each day in the period. If an initial accrual period is shorter than a full accrual period, the daily portions of Original Issue Discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of Original Issue Discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans for a series of Regular Certificates can result in both a change in the priority of principal payments for certain classes of Regular Certificates and either an increase or decrease in the daily portions of Original Issue Discount for the Regular Certificates.

In the case of a Non-Pro Rata Certificate, it is anticipated that the Trustee will determine the yield to maturity of that Certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the Original Issue Discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the Original Issue Discount for the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of this unpaid principal balance), (a) the remaining unaccrued Original Issue Discount allocable to the Certificate (or to the portion) will accrue at the time of that distribution, and (b) the accrual of Original Issue Discount allocable to each remaining Certificate of that class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of Original Issue Discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record dates and Distribution Dates. Under the proposed regulations, the period over which original issue discount accrues would coincide with the period over which the right of Regular Certificateholders to interest payments accrues under the pooling and servicing agreement for a series or indenture for a series rather than over the period between Distribution Dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the closing date of the series to the first record date for such series, but would not be required to accrue interest after the last record date for such series. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the Original Issue Discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuing entity or a related party or (ii) unique to the circumstances of the issuing entity or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that a class like this may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more of these variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for Original Issue Discount reporting purposes.

The amount of Original Issue Discount for a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat this interest as qualified stated interest, except for variable interest on an interest-only or super-

premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

It is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except if initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis Original Issue Discount. The yield on these Regular Certificates for purposes of accruing Original Issue Discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on these Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of Original Issue Discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having Original Issue Discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. That purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding that distribution. This market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until those regulations are issued, this market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with Original Issue Discount, in the ratio of Original Issue Discount accrued for the relevant period to the sum of the Original Issue Discount accrued for the period plus the remaining Original Issue Discount as of the end of the period. That purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. That purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of that interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or following taxable years, in which case the interest deferral rule will not apply. See “— Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which this election may be deemed to be made.

By analogy to the OID Regulations, market discount on a Regular Certificate will be considered to be zero if that market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis Original Issue Discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued and, as a result, investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds its Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize its premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or following taxable years, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, Original Issue Discount, de minimis Original Issue Discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or following taxable years. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their tax advisors regarding the advisability of making this election.

Treatment of Losses

Regular Certificateholders will be required to report income on Regular Certificates using the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that those amounts are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that, while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that Original Issue Discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any of their Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Certificateholders should be allowed a bad debt deduction at the time the principal balance of their Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer these deductions for all holders, such as reducing future cash flow for purposes of computing Original Issue Discount this may have the effect of creating “negative” Original Issue Discount which would be deductible only against future positive Original Issue Discount or otherwise upon termination of the class. Regular Certificateholders are urged to consult their tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued Original Issue Discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any Original Issue Discount or market discount previously included in the seller’s gross income for the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

Except as described above relating to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). This gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction, (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) if the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on its Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to its Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Holders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, Original Issue Discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and Original Issue Discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and Original Issue Discount or market discount income or amortization of premium on the Mortgage Loans, on the one hand, and the timing of deductions for interest (including Original Issue Discount) or income from amortization of issue premium on the Regular Certificates on the other hand. If an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon distributions of principal on those Regular Certificates on account of any unaccrued Original Issue Discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates if those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years because interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed-rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of this mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “— Limitations on Offset or Exemption of REMIC Income.” The timing of mismatching of income and deductions described in this paragraph, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return. In addition, a Residual Holder’s taxable income during certain periods may exceed the income reflected by the Residual Holder for those periods in accordance with generally accepted accounting principles. Investors should consult their accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. This basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely for a Residual Holder as to whom a loss was disallowed and may be used by that Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under “—Taxation of REMIC Income,” the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price for this type of residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued regarding the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the Residual Holder uses for financial reporting purposes, provided that this period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on those interests under the applicable prepayment assumption. If the Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. A prospective purchaser of a Residual Certificate should consult with its tax counsel regarding the effect of these regulations.

Further, if the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool’s basis in the Mortgage Loans, the Residual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not provide for that outcome. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of Mortgage Loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income for the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for Original Issue Discount and income from amortization of issue premium will be determined in the same manner as Original Issue Discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Market Discount. The REMIC Pool will have market discount income on the Mortgage Loans if, in general, the basis of the REMIC Pool in those Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that this basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to Original Issue Discount. Market discount income generally should accrue in the manner described above under “—Taxation of Regular Certificates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the Mortgage Loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool’s basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium on those Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by their holder. The allocation of this premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that this premium should be allocated in a different manner, such as allocating this premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made on the Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and the portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions for that Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for the tax for a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income on a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period the interest is held by that Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an Electing Large Partnership” holds a Residual Certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an Electing Large Partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that this term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any similar governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an “Electing Large Partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing the Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to these restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Sponsor or the Trustee may charge a fee for computing and providing this information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied: either

(a)	the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:
(1)	the present value of any consideration given to the transferee to acquire the residual interest;
(2)	the present value of the expected future distributions on the residual interest; and
(3)	the present value of the anticipated tax savings associated with holding the residual interest as the

REMIC generates losses; or

(b)

(1)   the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(2)	the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirement for a safe harbor transfer; and
(3)

the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The pooling and servicing agreement for each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under “—Disqualified Organizations.” The pooling and servicing agreement will not require that transfers of the Residual Certificates meet requirement (iv) above. Consequently, those transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below) and may apply to United States partnerships that have any non-U.S. Persons as partners, unless that transferee’s or that non-U.S. Person partner’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the Certificates of a series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Holder in its Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income if any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. That income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder’s Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds its Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of its remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after that sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

The Internal Revenue Service has issued final regulations (the “Mark-to-Market Regulations”) under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable-rate Mortgage Loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or cleanup call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for this income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer or the Trustee, as specified in the related pooling and servicing agreement, will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer or the Trustee to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation on certain itemized deductions described in Code Section 67, if those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable Code Section 68 reduction is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of these expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause these investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. All of those expenses generally will be allocable to the Residual Certificates. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates for a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including Original Issue Discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Certificateholder, and (ii) such non-U.S. Person is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C). To avoid withholding tax, such Certificateholders must provide certain documentation. The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or IRS Form W-8IMY, if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding, on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certificate. A non-”qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such non-U.S. Person. In the latter case, such non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only if (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets in the Trust Estate (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.

Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Residual Certificates— Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have Original Issue Discount. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”

The Internal Revenue Service issued temporary regulations on August 1, 2006 (the “Temporary Regulations”) modifying the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The Temporary Regulations are effective generally for interests in a REMIC residual interest first acquired on or after August 1, 2006, and accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The Temporary Regulations also provide that excess inclusions are United States source income.

In the case of REMIC residual interests held by a foreign person through a partnership, the Temporary Regulations deem the amount of excess inclusion income allocated to the foreign partner to be received by the foreign partner on the last day of the partnership’s taxable year, except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

In the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the foreign person must include in income the amount of excess inclusion allocated to it at the same time that other income from the trust, company, fund, or organization would be taken into account.

The Temporary Regulations also expressly make subject to withholding tax excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity). In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary Regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on “reportable payments” (including interest distributions, Original Issue Discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Prospective investors are encouraged to consult their own tax advisors regarding the application to them of information reporting.

Reporting Requirements

Reports of accrued interest, Original Issue Discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, nonexempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request this information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request this information from the nominee.

The Internal Revenue Service’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to these holders. Furthermore, under the Treasury regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates.”

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

General

If no election is made to treat a Trust Estate (or a segregated pool of assets in the Trust Estate) with respect to a series of Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield on the Mortgage Loans underlying the Certificates of a series, and where those Certificates are not designated as Stripped Certificates, the holder of each Certificate in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the mortgage interest rate on the Mortgage Loans, Original Issue Discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with that certificateholder’s method of accounting. A certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Trust Estate, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. These limitations will be phased out and eliminated by 2010. As a result, investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on their Certificates relating to interest at the pass-through rate or as discount income on their Certificates. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield on the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Certificates” and “—Recharacterization of Servicing Fees.”

Tax Status

Each of Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP and Hunton & Williams LLP has advised the Depositor that, except as described below with respect to Stripped Certificates:

(i) A Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in that section of the Code.

(ii) A Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent the assets of the related Trust Estate consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

(iii) A Certificate owned by a REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent the assets of the related Trust Estate consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is correct. Accordingly, Certificateholders are urged to consult their tax advisors concerning the effects of these arrangements on the characterization of their investment for federal income tax purposes.

Premium and Discount

Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or afterwards.

Premium

The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount

The Original Issue Discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder’s interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of Original Issue Discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, Original Issue Discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser” rates on the Mortgage Loans. See “—Stripped Certificates” below regarding Original Issue Discount on Stripped Certificates.

Original Issue Discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Generally, no Prepayment Assumption will be assumed for purposes of this accrual. However, Code Section 1272 provides for a reduction in the amount of Original Issue Discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued Original Issue Discount, less prior payments of principal. Accordingly, if Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of those Mortgage Loans, no Original Issue Discount attributable to the difference between the issue price and the original principal amount of those Mortgage Loans (i.e., points) will be includible by the holder.

Market Discount

Certificateholders also will be subject to the market discount rules if the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Generally, no Prepayment Assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees

If the servicing fees paid to a Master Servicer were deemed to exceed reasonable servicing compensation, the amount of any excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the Mortgage Loans to be treated under the “stripped bond” rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the Internal Revenue Service’s approach is upheld, a Master Servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the Mortgage Loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the Original Issue Discount rules of the Code would apply to its holder. While certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the grantor trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including this portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

Upon sale or exchange of a Certificate, a certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the certificateholder’s cost for the Certificate, increased by the amount of any income previously reported relating to the Certificate and decreased by the amount of any losses previously reported for the Certificate and the amount of any distributions received on the certificate. Except as provided above relating to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as “Stripped Certificates.” The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans because it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see “—Recharacterization of Servicing Fees” above), or (iii) a series of Certificates is issued in two or more classes or subclasses that represent the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” for its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or “stripped coupons” relating to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate’s allocable share of the servicing fees paid to a Master Servicer, if these fees represent reasonable compensation for services rendered. See the discussion above under “—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—General,” subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an Original Issue Discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where those Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating Original Issue Discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any Original Issue Discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with Original Issue Discount or market discount (as described below), at a de minimis Original Issue Discount, or, presumably, at a premium. This treatment indicates that the interest component of this type of Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of this type of Stripped Certificate will be required to account for any discount as market discount rather than Original Issue Discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any of this market discount would be reportable as described above under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule discussed in that section, assuming that a prepayment assumption is employed in the computation.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the related closing date for the series, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificates generally will be different than that reported to Certificateholders and the Internal Revenue Service. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to you if you should fail to do so.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A), “obligation[s] . . . principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including Original Issue Discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on the Mortgage Loans qualify for that treatment. The application of these Code provisions to Buy-Down Loans is uncertain. See “—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General,” each Stripped Certificate will be considered to have been issued at an Original Issue Discount for Federal income tax purposes. Original Issue Discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the Original Issue Discount sections of the Code made by the 1986 Act, the amount of Original Issue Discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under “—General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of Original Issue Discount will be either accelerated or decelerated and the amount of the Original Issue Discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize a loss (which may be a capital loss) equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities like as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” If a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were Original Issue Discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each

Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made on the Mortgage Loan. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Regulations regarding Original Issue Discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether Original Issue Discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The Master Servicer or the Trustee, as specified in the related prospectus supplement, will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during that year, the information (prepared on the basis described above) as is necessary to enable those certificateholders to prepare their federal income tax returns. This information will include the amount of Original Issue Discount accrued on Certificates held by persons other than certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer or the Trustee may not be equal to the proper amount of Original Issue Discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, this reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Master Servicer or the Trustee will also file the Original Issue Discount information with the Internal Revenue Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

On January 24, 2006, the Internal Revenue Service published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury Regulation Section 301.7701-4(c) which is a U.S. Person and in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The Trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the related Trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The Trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

Taxation of Certain Foreign Investors

If a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or Original Issue Discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons (“Foreign Persons”) generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued Original Issue Discount recognized by the certificateholder on the sale or exchange of a Certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or Original Issue Discount paid by the Trustee or other withholding agent to a Foreign Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and those persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

Federal Income Tax Consequences for Exchangeable Certificates

Tax Status

The Exchangeable Certificates should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C) to the extent the underlying REMIC regular interests represented by such Exchangeable Certificates would be qualifying if held directly. Original Issue Discount and interest accruing on Exchangeable Certificates should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent income on the underlying REMIC regular interests represented by such Exchangeable Certificates would be qualifying if held directly. Exchangeable Certificates will be “qualified mortgages” under Code Section 860G(a)(3) for a REMIC to the extent the underlying REMIC regular interests represented by such Exchangeable Securities would be qualifying if held directly. Prospective investors should consult their own tax advisors regarding the proper treatment of Exchangeable Certificates in respect of the above discussion.

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests

The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in two or more REMIC regular interests corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as described under “-Federal Income Tax Consequences for REMIC Certificates.” The beneficial owner must allocate its basis among the underlying REMIC regular interests in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Exchangeable Certificate, the beneficial owner must allocate the amount received on the sale among the underlying REMIC regular interests in accordance with their relative fair market values as of the time of sale.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests

The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in a REMIC regular interest corresponding to that Exchangeable Certificate (a “Disproportionate Exchangeable Certificate”). The beneficial owner of such an Exchangeable Certificate will be treated as owning, pursuant to Code Section 1286, “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on such REMIC regular interest. Under Code Section 1286, each beneficial owner of a Disproportionate Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and having Original Issue Discount equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for a Disproportionate Exchangeable Certificate is determined in the same manner as described with respect to REMIC regular interests under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount.”

Each beneficial owner of a Disproportionate Exchangeable Certificate should calculate Original Issue Discount and include it in ordinary income as it accrues, which may be prior to the receipt of cash attributable to such income, in accordance with a method analogous to that described with respect to a REMIC regular interest under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates-Original Issue Discount.” A beneficial owner should determine its yield to maturity based on the purchase price for the Exchangeable Certificate and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. It is not clear whether the prepayment assumption a beneficial owner should use to calculate Original Issue Discount would be one determined at the time the Exchangeable Certificate is acquired or would be the original prepayment assumption with respect to the underlying REMIC regular interest.

While the matter is not free from doubt, if a beneficial owner acquires a combination of Exchangeable Certificates in separate transactions which in the aggregate represent a single REMIC regular interest, it appears that the owner should account for each such Exchangeable Certificate separately, even if it exchanges the Exchangeable Certificates for the underlying REMIC regular interest. However, if a beneficial owner acquires such a combination in a single transaction, it is possible that the beneficial owner’s interests should be aggregated, with the beneficial owner treated as owning the underlying REMIC regular interest (regardless of whether it has exchanged the Exchangeable Certificates for the underlying REMIC regular interest). Accounting separately for the Exchangeable Certificates may lead to significantly different accruals of interest and Original Issue Discount than would be the case if the owner aggregated such interests. Prospective investors should consult their own tax advisors as to the proper treatment of an Exchangeable Certificate in either of these circumstances.

Sales, Exchanges and Other Dispositions of Exchangeable Certificates

If a beneficial owner exchanges one or more underlying REMIC regular interests for one or more Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable REMIC and Exchangeable Certificates” in this prospectus, the exchange will not be taxable. Likewise, if a beneficial owner exchanges one or more Exchangeable Certificates for the corresponding REMIC regular interest or interests, the exchange will not be taxable.

Upon the sale, exchange or other disposition of an Exchangeable Certificate other than an exchange described in the preceding paragraph, a beneficial owner generally will recognize gain or loss equal to the difference between the amount realized and the beneficial owner’s adjusted basis or bases in the REMIC regular interest or interests underlying the Exchangeable Certificate. The adjusted basis of each such REMIC regular interest will be determined as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.”

STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Certificates.

PLAN OF DISTRIBUTION

The Certificates are being offered by this prospectus and the applicable prospectus supplement through one or more of the various methods described below. The applicable prospectus supplement for each series will describe the method of offering being used for that series. The prospectus supplement will state the public offering or purchase price of each class of Certificates of that series, or the method by which the price is to be determined, and the net proceeds to the Depositor from the sale of the Certificates.

The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a series of Certificates may be made through a combination of two or more of the following methods:

•	by negotiated firm commitment underwriting and public offering by an underwriter specified in the related prospectus supplement;
•	by placements by the Depositor with institutional investors through dealers;

•	by direct placements by the Depositor with investors, in which event the Depositor will be an underwriter with respect to the Certificates; and
•

by inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities.

If underwriters are used in a sale of any Certificates, these Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, for the offer and sale of a series of Certificates will be set forth on the cover of the prospectus supplement applicable to that series and members of the underwriting syndicate, if any, will be named in that prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of Certificates will be obligated to purchase all of those Certificates if any are purchased. The Depositor and, if specified in the applicable prospectus supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

The prospectus supplement for any series of Certificates offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates.

Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer or sale.

If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any affiliate thereof may purchase some or all of one or more classes of Certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement. That purchaser may then from time to time offer and sell, pursuant to this prospectus, some or all of the Certificates purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the manner specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a purchaser’s offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of Certificates will be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and any commissions and discounts received by that dealer and any profit on the resale of Certificates by that dealer will be underwriting discounts and commissions under the Securities Act of 1933, as amended.

USE OF PROCEEDS

The Depositor will apply the net proceeds from the sale of each series of Certificates for the purchase of the Mortgage Assets serving as security for those Certificates.

FINANCIAL INFORMATION

A new Trust will be formed by the Depositor for each series of Certificates. As a result, no Trust will engage in any business activity or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements for any Trust will be included in this prospectus or in the related prospectus supplement.

LEGAL MATTERS

The legality of, and certain federal income tax matters related to, the Certificates of a series will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., Cadwalader, Wickersham & Taft LLP, New York, New York or Hunton &Williams LLP, Charlotte, North Carolina, as specified in the related prospectus supplement.

RATING

The Certificates of any series offered pursuant to this prospectus and a prospectus supplement will be rated in one of the four highest categories by one or more nationally-recognized statistical rating agencies listed in the related prospectus supplement.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

REPORTS TO CERTIFICATEHOLDERS

The Trustee or the Master Servicer will prepare and make available to the certificateholders of each series statements containing information with respect to principal and interest payments and the related Trust Estate, as described under “Description of Certificates—Reports to Certificateholders.” Copies of these statements will be filed with the Commission through its EDGAR system located at http://www.sec.gov under the name of the Trust as an exhibit to the Trust’s monthly distribution reports on Form 10-D for each series of Certificates for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Monthly distribution reports on Form 10-D are generally due within 15 days after each Distribution Date, unless such due date falls on a weekend or holiday, in which case the due date extends to the first business day following. In addition, each party to the servicing function, for a series of Certificates (generally the Trustee and the Servicer (any Master Servicer)) will furnish to the Trustee or Master Servicer, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under “The Pooling and Servicing Agreement—Evidence as to Compliance.” Copies of these statements and reports will be filed with the SEC under the name of the Trust as an exhibit to the Trust’s annual statement on Form 10-K for each series of Certificates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (the “Commission”) allows the Depositor to “incorporate by reference” information it files with the Commission, which means that the Depositor can disclose important information to you by referring you to documents which contain that information. Information incorporated by reference is considered to be part of this prospectus. Certain information that the Depositor will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The Depositor incorporates by reference any future monthly distribution reports on Form 10-D and any current reports on Form 8-K filed by or on behalf of the issuing entity until the Depositor terminates the offering of the related Certificates.

At your request, the Depositor will send copies of these documents and reports to you at no charge. You may contact the Depositor by writing or calling it at the address and phone number listed under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

The Depositor has filed a registration statement relating to the Certificates with the Commission. This prospectus is part of the registration statement, but the registration statement contains additional information.

Copies of the registration statement and any other materials the Depositor files with the Commission, including distribution reports on Form 10-D, annual reports, on Form 10-K, current reports on Form 8-K and amendments to these reports (collectively, “Periodic Reports”), may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the Commission’s Public Reference Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains an Internet Web site at http://www.sec.gov at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0000934377. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus. The Depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore those materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Banc of America Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: Secretary, telephone number (704) 386-2400.

Copies of filed Periodic Reports relating to an issuing entity will also be available on the applicable Trustee’s website promptly after they are filed through the EDGAR system (which may not be the same day) as described in the related prospectus supplement.

At such time as may be required under relevant SEC rules and regulations, we may provide static pool information otherwise required to be set forth in this prospectus through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.

INDEX OF TERMS

	Page		Page

1986 Act	98	Fannie Mae Certificates	26
Accretion Directed Certificates	36	FHA	23
Accrual Certificates	39	FHA Loans	23
Advances	66	Financial Intermediary	30
Assessment of Compliance	71	Fitch	90
Asset Conservation Act	87	Fixed Retained Yield	70
Attestation Report	72	Fixed-Rate Certificates	39
Auction Administrator	41	Floating-Rate Certificates	40
Auction Certificates	41	Foreign Persons	121
Auction Distribution Date	41	Freddie Mac Act	24
Balloon Loans	20	Freddie Mac Certificates	25
Balloon Period	20	Garn Act	83
Bank of America	55	Ginnie Mae Certificates	23
Bankruptcy Code	80	Ginnie Mae I Certificates	24
Beneficial Owners	29	Ginnie Mae II Certificates	24
Benefit Plans	88	Graduated Pay Mortgage Loans	19
Book-Entry Certificates	29	Gross Margin	18
Buy Down Fund	20	Growing Equity Mortgage Loans	19
Buy Down Loans	20	HOPA	85
Cash Flow Agreement	51	Housing Act	23
CERCLA	86	HUD	23
CERCLA Secured-Creditor Exemption	86	Indirect Participants	29
Certificates	28	Interest Only Certificates	40
class balance	36	Interest Only Mortgage Loans	19
Code	95	Inverse Floating-Rate Certificates	40
Combination	41	IRA	88
Commission	125	Liquidation Proceeds	63
Companion Certificates	36	Lockout Certificates	37
Component Certificates	37	Mark-to Market Regulations	111
Cooperatives	22	Master Servicer	57
Cut-Off Date	60	Master Servicer Custodial Account	63
Deferred Interest	18	MERS	60
Definitive Certificates	29	Moody’s	90
Depositor	56	Mortgage Assets	17
Disproportionate Exchangeable Certificate	122	Mortgage Certificates	17
Disqualified Organization	108	Mortgage Loans	17
Distribution Account	28	Mortgaged Properties	22
Distribution Date	35	NCUA	94
DOL	88	Non-ERISA Plans	88
DOL Regulations	89	Non-Pro Rata Certificate	99
Due-on-Sale	83	Nonrecoverable Advance	66
Electing Large Partnership	108	Non-SMMEA Certificates	93
Eligible Custodial Account	63	Notional Amount Certificates	37
Eligible Investments	63	OCC	55
ERISA	88	OID Regulations	98
ERISA Plans	88	Option ARM Mortgage Loans	18
Escrow Account	67	Original Issue Discount	98
Euroclear Operator	31	PAC Certificates	38
European Depositaries	30	PAC I	38
Exchangeable Certificates	37	PAC II	38
Exchangeable Combination	41	Par Price	41
Exchangeable REMIC Certificates	37	Participants	29
Exempt Plans	88	Pass-Through Certificates	37

INDEX OF TERMS

	Page		Page

Pass-through Entity	108	Servicer	58
Paying Agent	65	Servicer Custodial Account	63
PC Agreement	26	Servicing Advances	66
PC Servicer	26	SMMEA	93
PC Sponsor	26	Sponsor	55
PC Trustee	26	Standard Hazard Insurance Policy	69
Periodic Advance	66	Startup Day	97
Periodic Reports	126	Step Coupon Certificates	40
Planned Amortization Certificates	38	Stripped Certificateholder	120
Pledged Asset Loans	20	Stripped Certificates	118
Pledged Assets	20	Subordinate Certificates	39
Prepayment Assumption	99	Subsidy Account	19
Principal Only Certificates	40	Subsidy Loans	19
Private Certificates	26	Subsidy Payments	19
PTCE	88	Super Senior Certificates	39
Ratio Strip Certificates	38	Super Senior Support Certificates	39
RCRA	86	Support Certificates	36
RCRA Secured-Creditor Exemption	86	TAC Certificates	39
Regular Certificateholder	98	Targeted Amortization Certificates	39
Regular Certificates	96	Temporary Regulations	114
Related	41	Texas Home Equity Laws	83
Relevant Depositary	30	Tiered Payment Mortgage Loans	19
Relief Act	85	Title V	84
REMIC	96	Trust	17
REMIC Certificates	96	Trust Estate	17
REMIC Combination	41	Trustee	17
REMC Pool	96	U.S. Person	110
REO Property	66	UCC	79
Residual Certificates	96	Underlying Loans	26
Residual Holders	104	Underlying Servicing Agreement	58
Restricted Group	91	Underwriter’s Exemption	90
Rules	30	VA	23
S&P	90	Variable Rate Certificates	40
Scheduled Amortization Certificates	38	Window Period	84
Senior Certificates	38	Window Period Loans	83
Sequential Pay Certificates	39	Window Period States	83

Banc of America Funding Corporation

Depositor

Bank of America, National Association

Sponsor

Banc of America Funding 2006-I Trust

Issuing Entity

Wells Fargo Bank, N.A.

Master Servicer

$1,512,236,100

(Approximate)

Mortgage Pass-Through

Certificates, Series 2006-I

_______________

PROSPECTUS SUPPLEMENT

_______________

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission. In addition, all dealers selling the Offered Certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

Banc of America Securities LLC

November 30, 2006